As submitted to the Securities and Exchange Commission on December 24, 2013

Registration No. 333-191797

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NRG Energy, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	41-1724239 (I.R.S. Employer Identification Number)

211 Carnegie Center, Princeton, NJ 08540
Telephone: (609) 524-4500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Brian Curci
Deputy General Counsel and Corporate Secretary
211 Carnegie Center
Princeton, NJ 08540
Telephone: (609) 524-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katayun I. Jaffari
Ballard Spahr LLP
1735 Market St., 51st Floor
Philadelphia, PA 19103
Telephone: (215) 864-8475

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $0.01 par value	$350,000,000	$45,080.00(3)

(1)
The number of the shares distributed under this prospectus will be determined based on a price per share of $27.62, which price was determined in accordance with the Plan Sponsor Agreement, by and among NRG Energy, Inc., Edison Mission Energy and certain of its debtor subsidiaries, the Official Committee of Unsecured Creditors of Edison Mission Energy and its debtor subsidiaries, the PoJo Parties (as defined therein) and the proponent noteholders thereto, based on the volume-weighted average trading price of such shares over the 20 trading days prior to October 18, 2013.

(2)
Solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)
This amount was previously paid in connection with the initial filing of this Registration Statement.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This prospectus relates to shares of NRG Energy, Inc. common stock to be distributed by Edison Mission Energy, or EME, in connection with a chapter 11 plan of reorganization, or the Plan, under chapter 11 of title 11 of the United States Code, or the Bankruptcy Code.

        On December 17, 2012, EME and certain of its direct and indirect subsidiaries filed voluntary petitions for relief under the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, or the Bankruptcy Court. EME was deconsolidated from its parent company, Edison International, or EIX, for financial statement purposes but not for tax purposes as of December 17, 2012. On May 2, 2013, certain other subsidiaries of EME filed voluntary petitions for relief under the Bankruptcy Code.

        On October 18, 2013, NRG and NRG Energy Holdings Inc., a wholly owned subsidiary of NRG, or NRG Holdings, entered into a Plan Sponsor Agreement with EME, certain of EME's debtor subsidiaries, the Official Committee of Unsecured Creditors of EME and its debtor subsidiaries, the PoJo Parties (as defined in the Plan Sponsor Agreement) and certain of EME's noteholders that are signatories to such agreement, or the Plan Sponsor Agreement, which provides for the parties to pursue confirmation by the Bankruptcy Court of the Plan that will implement a reorganization of EME and such debtor subsidiaries. Pursuant to the Plan Sponsor Agreement, on October 18, 2013, NRG entered into an Asset Purchase Agreement, or the Purchase Agreement, with EME and NRG Holdings, or the Purchaser, which provides for the acquisition of substantially all of EME's assets, including its equity interests in certain of its direct subsidiaries and thereby such subsidiaries' assets and liabilities, by the Purchaser upon confirmation of the Plan by the Bankruptcy Court. On October 25, 2013, the Bankruptcy Court approved the Plan Sponsor Agreement.

        On November 15, 2013, EME and each of its direct and indirect subsidiaries that filed for relief under the Bankruptcy Code filed the Plan and a related chapter 11 disclosure statement with the Bankruptcy Court in connection with the transactions contemplated by the Plan Sponsor Agreement. If the Plan receives the required approval from EME's creditors that are entitled to vote on the Plan, it is expected to be confirmed on February 19, 2014.

        Pursuant to the Purchase Agreement, NRG will pay a total purchase price of $2,635 million in exchange for the acquired assets of EME, of which $1,063 million consists of acquired cash. The purchase price is subject to certain adjustments provided in the Purchase Agreement. The Purchase Agreement provides that $350 million of the total purchase price payable by NRG in exchange for the acquired assets of EME will be paid in newly issued, registered shares of NRG's common stock and the remainder will be paid in cash. EME will distribute the shares acquired by EME pursuant to the Purchase Agreement to its unsecured creditors in accordance with the Plan. The price of the shares sold to EME under the Purchase Agreement will be $27.62 per share, which price was determined in accordance with the Plan Sponsor Agreement based on the volume-weighted average trading price of such shares over the 20 trading days prior to October 18, 2013. NRG will assume non-recourse debt of approximately $1,545 million, subject to adjustment, of which $273 million is associated with assets designated as Non-Core Assets (as defined in the Purchase Agreement) pursuant to the Purchase Agreement. This registration statement is being filed to be used by EME, the selling shareholder hereunder, to distribute the shares of common stock that will be issued under the Purchase Agreement and pursuant to the Plan. NRG will not receive any proceeds from the distribution of the shares by EME.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER 24, 2013

NRG Energy, Inc.

12,671,977 Shares of Common Stock

        This prospectus relates to the distribution of 12,671,977 shares of our common stock by Edison Mission Energy, or EME, the selling stockholder under this prospectus, pursuant to a chapter 11 plan of reorganization, or the Plan, under chapter 11 of title 11 of the United States Code, or the Bankruptcy Code. The 12,671,977 shares of common stock covered by this prospectus will be sold by us to EME pursuant to an Asset Purchase Agreement, or the Purchase Agreement, dated October 18, 2013, by and among EME, NRG Energy, Inc., or NRG, and NRG Energy Holdings Inc., a wholly owned subsidiary of NRG, or the Purchaser. Pursuant to the Purchase Agreement, the Purchaser will acquire substantially all of EME's assets, including its equity interests in certain of its direct subsidiaries and thereby such subsidiaries' assets and liabilities. As partial consideration for the acquisition of certain assets of EME by the Purchaser under the Purchase Agreement, we will issue shares of our common stock to EME. EME, as a selling stockholder under this prospectus and as a statutory underwriter, will distribute such shares to its unsecured creditors in accordance with the Plan. We provide more information about how EME will distribute the shares of common stock in the section titled "Plan of Distribution" on page 27 of this prospectus. The shares of common stock registered under this prospectus represent an aggregate amount of $350 million of the total consideration paid in the acquisition.

        We will not receive any cash proceeds from the sale of shares registered under this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "NRG." On December 23, 2013, the closing sale price of our common stock on the New York Stock Exchange was $28.37.

        Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page 10 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December     , 2013

        You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any shares of our common stock in any jurisdiction where such is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

        You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

        Unless the context provides otherwise, references herein to "we," "us," "our," "our company," or "NRG" refer to NRG Energy, Inc., together with its consolidated subsidiaries and references to "Issuer" or "Registrant" refer to NRG Energy, Inc., exclusive of its subsidiaries.

Industry and Market Data

        This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our market position and market estimates are based on independent industry publications, government publications, third-party forecasts, management's estimates and assumptions about our markets and our internal research. While we are not aware of any misstatements regarding the market, industry or similar data presented herein or incorporated herein by reference, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors" in this prospectus.

i

Trademarks and Trade Names

        We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties' trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated into this prospectus by reference, contains "forward-looking statements," which involve risks and uncertainties. All statements, other than statements of historical facts, that are included in or incorporated by reference into this prospectus, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our business and operations (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection," "target," "goal," "objective" and "outlook"), are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under "Risk Factors" contained elsewhere in this prospectus and in the section captioned "Risk Factors Related to NRG Energy, Inc." of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, or our 2012 Form 10-K, which is incorporated into this prospectus by reference, and the following important factors, among others, that could cause our actual results to differ materially from those projected in such forward-looking statements:

  •
  General economic conditions, changes in the wholesale power markets and fluctuations in the cost of fuel;

  •
  Volatile power supply costs and demand for power;

  •
  Hazards customary to the power production industry and power generation operations such as fuel and electricity price volatility, unusual weather conditions, catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

  •
  The effectiveness of our risk management policies and procedures, and the ability of our counterparties to satisfy their financial commitments;

  •
  Counterparties' collateral demands and other factors affecting our liquidity position and financial condition;

  •
  Our ability to operate our businesses efficiently, manage capital expenditures and costs tightly, and generate earnings and cash flows from our asset-based businesses in relation to our debt and other obligations;

  •
  Our ability to enter into contracts to sell power and procure fuel on acceptable terms and prices;

  •
  The liquidity and competitiveness of wholesale markets for energy commodities;

  •
  Government regulation, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws and increased regulation of carbon dioxide and other greenhouse gas emissions;

  •
  Price mitigation strategies and other market structures employed by independent system operators or regional transmission organizations that result in a failure to adequately compensate our generation units for all of their costs;

  •
  Our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

  •
  Our ability to receive federal loan guarantees or cash grants to support development projects;

  •
  Operating and financial restrictions placed on us and our subsidiaries that are contained in the indentures governing our outstanding notes, in our senior credit facility, and in debt and other agreements of certain of our subsidiaries and project affiliates generally;

  •
  Our ability to implement our strategy of developing and building new power generation facilities, including new solar projects;

  •
  Our ability to implement our econrg strategy of finding ways to address environmental challenges while taking advantage of business opportunities;

  •
  Our ability to implement our FORNRG strategy to increase cash from operations through operational and commercial initiatives, corporate efficiencies, asset strategy, and a range of other programs throughout our company to reduce costs or generate revenues;

  •
  Our ability to achieve our strategy of regularly returning capital to shareholders;

  •
  Our ability to maintain retail market share;

  •
  Our ability to successfully evaluate investments in new business and growth initiatives;

  •
  Our ability to successfully integrate and manage any acquired businesses; and

  •
  Our ability to develop and maintain successful partnership relationships.

        Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. You should not unduly rely on such forward-looking statements.

PROSPECTUS SUMMARY

        The following summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you need to consider in making your investment decision. Before making an investment decision, you should read this entire prospectus carefully, including the information set forth in the section entitled "Risk Factors" and all of the information that is incorporated by reference into this prospectus. See the section entitled "Incorporation by Reference."

        Unless the context provides otherwise, references herein to "we," "us," "our," "our company," "the Company," or "NRG" refer to NRG Energy, Inc., together with its consolidated subsidiaries and references to "Issuer" or "Registrant" refer to NRG Energy, Inc., exclusive of its subsidiaries.

Our Business

        We are a competitive power and energy company that aspires to be a leader in the way the industry and consumers think about, use, produce and deliver energy and energy services in major competitive power markets in the United States. First, at our core, we are a wholesale power generator engaged in the ownership and operation of power generation facilities; the trading of energy, capacity and related products; and the transacting in and trading of fuel and transportation services. Second, while leveraging our core wholesale power business, we are a retail energy company engaged in the supply of energy, services, and innovative, sustainable products to retail customers in competitive markets through multiple channels and brands like Reliant Energy, Green Mountain Energy, and NRG Residential Solutions. Finally, we are a clean energy leader and are focused on the deployment and commercialization of potentially disruptive technologies, like electric vehicles, solar power produced for customers on site, or distributed solar projects, and smart meter technology, which have the potential to change the nature of the power supply industry.

        The following table summarizes our global generation portfolio as of September 30, 2013, by operating segment, which includes 86 fossil fuel plants, nine solar power facilities connected to the grid to sell wholesale power, or utility scale solar, facilities, and four wind farms, as well as distributed solar facilities. Also included is one utility scale solar facility and additional distributed solar facilities currently under construction, and one utility scale facilities partially in-service. All utility scale and distributed solar facilities are described as in megawatts, or MW, on an alternating current basis. MW figures provided represent nominal summer net megawatt capacity of power generated as adjusted for our ownership position excluding capacity from inactive/mothballed units.

	Fossil Fuel, Nuclear and Renewable (in MW)
Generation Type	Texas	East	South Central	West	Alternative Energy	NRG Yield(a)	Total Domestic	Other (International)	Total Global
Natural Gas	5,927	7,651	3,817	6,779	—	843	25,017	—	25,017
Coal	4,193	7,272	1,496	—	—	—	12,961	605	13,566
Oil(b)	—	5,533	—	—	—	190	5,723	—	5,723
Nuclear	1,176	—	—	—	—	—	1,176	—	1,176
Wind	—	—	—	—	347	101	448	—	448
Utility scale solar	—	—	—	—	406	253	659	—	659
Distributed solar	—	—	—	—	37	10	47	—	47

Total generation capacity	11,296	20,456	5,313	6,779	790	1,397	46,031	605	46,636

Capacity attributable to noncontrolling interest	—	—	—	—	(142)	(482)	(624)	—	(624)
Total net generation capacity	11,296	20,456	5,313	6,779	648	915	45,407	605	46,012

Under Construction
Utility scale solar	—	—	—	—	444	50	494	—	494
Distributed solar	—	—	—	—	6	—	6	—	6

Total under construction	—	—	—	—	450	50	500	—	500

Capacity attributable to noncontrolling interest	—	—	—	—	(195)	(17)	(212)	—	(212)
Total net under construction	—	—	—	—	255	33	288	—	288

(a)
NRG sold 34.5% of its ownership in NRG Yield LLC, consisting of 499 MWs, in July 2013.

(b)
The NRG Yield operating segment consists of two dual-fuel (natural gas and oil) simple-cycle generation facilities.

        In addition, our thermal assets provide steam and chilled water capacity of approximately 1,098 MW thermal equivalents through our district energy business.

        Our generation facilities are primarily located in the United States and comprise generation facilities across the merit order. The sale of capacity and power from baseload and intermediate generation facilities accounts for a majority of our generation revenues. In addition, our generation portfolio provides us with opportunities to capture additional revenues by selling power during periods of peak demand, offering capacity or similar products, and providing ancillary services to support system reliability.

        Our retail business arranges for the transmission and delivery of energy-related products to customers, bills customers, collects payments for products sold, and maintains call centers to provide customer service. The retail business sells products that range from system power to bundled products, which combine system power with protection products, energy efficiency and renewable energy solutions, or other value added products and services, including customer rewards offered through exclusive loyalty and affinity program partnerships. Based on metered locations, as of September 30, 2013, our retail business served approximately 2.3 million residential, small business, and commercial and industrial customers.

        Our investment in, and development of, new technologies is focused on identifying significant commercial opportunities and creating a comparative advantage for us. Our development and investment initiatives are primarily focused in the areas of distributed solar projects, solar thermal and solar photovoltaic, and also include other low-or no-green-house gas emitting energy generating sources, such as the fueling infrastructure for electric vehicle ecosystems.

  GenOn Acquisition

        On December 14, 2012, we completed the previously announced merger, or the GenOn Merger, with GenOn Energy, Inc., or GenOn, in accordance with a merger agreement dated as of July 20, 2012, or the GenOn Merger Agreement, with GenOn continuing as a wholly owned subsidiary of NRG. Details of the merger and its accounting treatment are described in our 2012 Form 10-K.

  NRG Yield, Inc. Spin-Off

        In July 2013, NRG Yield, Inc., formerly a wholly owned subsidiary of NRG, completed its initial public offering of shares of its Class A common stock. We formed NRG Yield, Inc. to own and operate a portfolio of contracted generation assets and thermal infrastructure assets that have historically been owned and/or operated by us and our subsidiaries. On July 22, 2013, NRG Yield, Inc. closed its initial public offering of 22,511,250 shares of Class A common stock at a price of $22 per share.

  Acquisition of EME Assets and Distribution by EME of NRG Common Stock Pursuant to the Plan

        On December 17, 2012, EME and certain of its direct and indirect subsidiaries filed voluntary petitions for relief under the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, or the Bankruptcy Court. EME was deconsolidated from its parent company, EIX, for financial statement purposes but not for tax purposes as of December 17, 2012. On May 2, 2013, certain other subsidiaries of EME filed voluntary petitions for relief under the Bankruptcy Code.

        On October 18, 2013, NRG and the Purchaser entered into a Plan Sponsor Agreement with EME, certain of EME's debtor subsidiaries, the Official Committee of Unsecured Creditors of EME and its debtor subsidiaries, or the Committee, the PoJo Parties (as defined in the Plan Sponsor Agreement) and certain of EME's noteholders that are signatories to such agreement, which provides for the parties to pursue confirmation by the Bankruptcy Court of the Plan that will implement a reorganization of EME and its debtor subsidiaries. Pursuant to the Plan Sponsor Agreement, on October 18, 2013, NRG entered into a Purchase Agreement with EME and the Purchaser, a wholly owned subsidiary of NRG, which provides for the acquisition of substantially all of EME's assets, including its equity interests in certain of its direct subsidiaries and thereby such subsidiaries' assets and liabilities, by the Purchaser upon confirmation of the Plan by the Bankruptcy Court, referred to herein as the Acquisition. On October 25, 2013, the Bankruptcy Court approved the Plan Sponsor Agreement.

        On November 15, 2013, EME and each of its direct and indirect subsidiaries that filed for relief under the Bankruptcy Code filed the Plan and a related chapter 11 disclosure statement with the Bankruptcy Court in connection with the Acquisition contemplated by the Plan Sponsor Agreement. If the Plan receives the required approval from EME's creditors that are entitled to vote on the Plan, it is expected to be confirmed by the Bankruptcy Court on February 19, 2014.

        Pursuant to the Purchase Agreement, as described below, a portion of the purchase price to be paid by NRG in exchange for the acquired assets of EME will be paid in newly issued, registered shares of NRG's common stock. EME will distribute the newly issued shares of NRG common stock in accordance with the terms and conditions of the Plan, and will not occur until the transactions contemplated by the Plan are consummated and the Plan becomes effective. The Plan generally will provide for each of EME's unsecured creditors to receive a pro rata portion of (i) the total amount of the newly issued shares of NRG common stock and (ii) certain cash proceeds. After the sale under the Plan, creditors of EME that receive shares of NRG common stock pursuant to the Plan will be stockholders of NRG.

        The following is a summary of certain material terms of the Purchase Agreement and the Plan Sponsor Agreement. This summary does not include a description of all of the terms, conditions and provisions of the Purchase Agreement and the Plan Sponsor Agreement and is qualified by reference to the complete text of the Purchase Agreement and the Plan Sponsor Agreement, which are attached as exhibits to the registration statement of which this prospectus is a part and incorporated by reference herein.

  Purchase Agreement

        The Purchase Agreement provides for the acquisition by the Purchaser of substantially all of EME's and certain of EME's debtor subsidiaries' assets and the assumption of certain liabilities, other than the acquisition of certain excluded assets and the assumption of certain liabilities. The assets acquired include the outstanding equity interests in certain of EME's direct subsidiaries and thereby such subsidiaries' assets and liabilities, EME's cash and cash equivalents, and EME's interest in substantially all of the other assets used in the operation of EME's and its subsidiaries' businesses. The Purchaser will assume substantially all of the liabilities related to the acquired assets, including, among other things, (1) all liabilities of EME under those certain leveraged leases relating to the Powerton station and Units 7 and 8 of the Joliet station, which EME's indirect subsidiary, Midwest Generation, LLC, or MWG, leases from third-party lessors pursuant to a sale-leaseback transaction completed in August 2000, or the PoJo Leases, other than certain amounts owed by MWG relating to past due amounts owing under the PoJo Leases as set forth in the Purchase Agreement; (2) all trade and vendor accounts payable and accrued liabilities arising from the operation of EME's and certain of its debtor subsidiaries' businesses prior to the date of the closing of the Acquisition; and (3) all cure amounts and other liabilities of EME and certain of its debtor subsidiaries (other than Chestnut Ridge Energy Company, Edison Mission Energy Services, Inc., Edison Mission Finance Co., Edison Mission Holdings Co., EME Homer City Generation L.P., Homer City Property Holdings, Inc., and Mission Energy Westside, Inc. and certain agreed-upon excluded liabilities).

  Purchase Price

        Pursuant to the Purchase Agreement, NRG shall pay a total purchase price of $2,635 million to be paid by NRG in exchange for the acquired assets of EME, of which $1,063 million consists of acquired cash. The purchase price is subject to certain adjustments provided in the Purchase Agreement. The Purchase Agreement provides that $350 million of the total purchase price payable by NRG in exchange for the acquired assets of EME will be paid in newly issued, registered shares of NRG's common stock and the remainder will be paid in cash. EME, as the selling stockholder under this prospectus, will distribute the shares acquired by EME pursuant to the Purchase Agreement to its unsecured creditors in accordance with the Plan, which shares will be freely tradable by such creditors that are not affiliates of NRG. The price of the shares sold to EME under the Purchase Agreement will be $27.62 per share, which price was determined in accordance with the Plan Sponsor Agreement based on the volume-weighted average trading price of such shares over the 20 trading days prior to October 18, 2013. NRG will assume non-recourse debt of approximately $1,545 million, subject to adjustment, of which $273 million is associated with assets designated as Non-Core Assets (as defined in the Purchase Agreement) pursuant to the Purchase Agreement.

  Closing Conditions

        The Purchase Agreement contains customary conditions to closing, including confirmation of the Plan by the Bankruptcy Court, receipt of approval from the FERC, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, effectiveness of the registration statement of which this prospectus is a part, and approval for listing of the shares registered under this prospectus on the New York Stock Exchange. Pursuant to the PoJo Lease Modifications (as defined in the Purchase Agreement), at the closing of the Acquisition, NRG would (i) replace the existing EME guarantees with NRG guarantees, (ii) replace EME as a party to the tax indemnity agreements relating to the Powerton and Joliet facility leases, and (iii) covenant to make a capital investment in the Powerton and Joliet facilities, provided that NRG will not be obligated to make capital investments in excess of $350 million. In consideration of the foregoing, at the closing of the Acquisition, the estate of EME would retain all liabilities relating to the payment of the Agreed PoJo Cure Amount (as defined in the Purchase Agreement), the intercompany note issued by EME for the benefit of MWG, a debtor subsidiary of EME, would be extinguished, MWG would assume the Powerton and Joliet facility leases and the other operative documents related thereto, as modified by mutual agreement of the parties thereto and all monetary defaults under each lease will be cured at closing.

  Covenants

        EME was permitted solicit alternative transactions from third parties through December 6, 2013, after which EME may not solicit proposals from or negotiate with any third party. NRG will receive copies of all written bona fide offers received on or after October 18, 2013. If EME's board of directors determines, consistent with its fiduciary duties, that another proposal or proposals is better for EME and its stakeholders than the terms of the Acquisition, or a Superior Proposal, then NRG will have advance notice of EME's intention to terminate the Purchase Agreement. EME may terminate the Purchase Agreement in order to enter into a Superior Proposal at any time prior to entry of a confirmation order.

  Termination Rights

        The Purchase Agreement and the Plan Sponsor Agreement provide specific termination rights to each party, which include a right to terminate if certain milestone dates are not met, for material breaches of either agreement not cured within a specified period or if EME enters into or seeks approval of a Superior Proposal. Under specified circumstances, including if EME enters into or seeks approval of a Superior Proposal, NRG will be entitled to receive a cash fee of $65 million, or the Termination Fee, and expense reimbursement of all reasonable and documented out-of-pocket expenses, or the Expense Reimbursement, if the Purchase Agreement is terminated. The Termination Fee and the Expense Reimbursement are referred to collectively herein as the Plan Sponsor Protections.

  Plan Sponsor Agreement

        The Plan Sponsor Agreement contains representations and warranties, and covenants of the parties to pursue confirmation of the Plan. The Bankruptcy Court approved the Plan Sponsor Agreement and the Plan Sponsor Protections on October 24, 2013, and the Plan Sponsor Protections became effective on that date.

        Pursuant to the Plan Sponsor Agreement and the Purchase Agreement, NRG is required to use reasonable best efforts to cause the registration statement of which this prospectus is a part to become effective on or before closing. NRG's obligation to cause the registration statement of which this prospectus is a part to become effective is subject to customary covenants, representations, warranties and other conditions. NRG is required to use reasonable best efforts to have the registration statement of which this prospectus is a part declared effective as promptly as reasonably practicable after its filing with the SEC and to keep such registration statement effective until at least the thirtieth day after the Plan Effective Date (as defined in the Plan Sponsor Agreement).

Business Strategy

        Our business is focused on: (i) excellence in safety and operating performance of our existing assets; (ii) serving the energy needs of end-use residential, commercial and industrial customers in competitive markets through multiple brands and channels with a variety of retail energy products and services differentiated by innovative features, premium service, sustainability, and loyalty/affinity programs; (iii) optimal hedging of generation assets and retail load operations; (iv) repowering of power generation assets at premium sites; (v) investing in, and deploying, alternative energy technologies both in our wholesale and, particularly, in and around our retail business and our customers; (vi) pursuing selective acquisitions, joint ventures, divestitures and investments; and (vii) engaging in a proactive capital allocation plan focused on achieving the regular return of and on stockholder capital within the dictates of prudent balance sheet management.

        In addition, our company created NRG Yield, Inc. to enhance value for our stockholders by seeking to achieve the following objectives: (i) gain access to an alternative investor base with a more competitive source of equity capital that would accelerate NRG Yield, Inc.'s long-term growth and acquisition strategy and optimize the NRG Yield, Inc. capital structure; (ii) highlight the value inherent in the contracted conventional and renewable generation and thermal infrastructure assets by separating them from other NRG non-contracted assets; and (iii) create a pure-play public issue with operating, financial and tax characteristics that we believe will appeal to dividend growth-oriented investors seeking exposure to the contracted power sector.

        We believe that the U.S. energy industry is going to be increasingly impacted by the long-term societal trend towards sustainability which is both generational and irreversible. Moreover, the information technology-driven revolution, which has enabled greater and easier personal choice in other sectors of the consumer economy, will do the same in the U.S. energy sector over the years to come. As a result, energy consumers are expected to have increasing personal control over whom they buy their energy from, how that energy is generated and used and what environmental impact these individual choices will have. Our initiatives in this area of future growth are focused on: (i) renewables, with a concentration in solar development; (ii) electric vehicle ecosystems; (iii) customer-facing energy products and services, including smart energy services that give consumers individual energy insights, choices and convenience, a variety of renewable and energy efficiency products, and numerous loyalty and affinity options and tailored product and service bundles sold through unique retail sales channels; and (iv) construction of other forms of on-site clean power generation. Our advancements in each of these areas are driven by select acquisitions, joint ventures, and investments that are more fully described in our 2012 Form 10-K and our Form 10-Q for the quarter ended September 30, 2013.

        In summary, our business strategy is intended to maximize stockholder value through the production and sale of safe, reliable and affordable power to our customers in the markets served by us, while aggressively positioning us to meet the market's increasing demand for sustainable and low carbon energy solutions. This strategy is designed to enhance our core business of competitive power generation and mitigate the risk of declining power prices. We expect to become a leading provider of sustainable energy solutions that promotes national energy security, while utilizing our retail business to complement and advance both initiatives.

Summary of Risk Factors

        We are subject to a variety of risks related to our competitive position and business strategies. Some of the more significant challenges and risks include those associated with the operation of our power generation plants, volatility in power prices and fuel costs, our leveraged capital structure and extensive governmental regulation. See the section entitled "Risk Factors" beginning on page 10 of this prospectus and the section entitled "Risk Factors Related to NRG Energy, Inc." of our 2012 Form 10-K for a discussion of the factors you should consider before investing in our common stock.

Corporate Information

        We were incorporated as a Delaware corporation on May 29, 1992. Our common stock is listed on the New York Stock Exchange under the symbol "NRG." Our headquarters and principal executive offices are located at 211 Carnegie Center, Princeton, New Jersey 08540. Our telephone number is (609) 524-4500. Our website is located at www.nrgenergy.com. The information on, or linked to, our website is not a part of this prospectus and is not incorporated in this prospectus by reference.

        You can get more information regarding our business by reading our 2012 Form 10-K, and the other reports we file with the Securities and Exchange Commission, or SEC. For additional information, see the section entitled "Where You Can Find More Information" beginning on page 40 of this prospectus and the section entitled "Incorporation by Reference" beginning on page 39 of this prospectus.

THE OFFERING

        The following is a brief summary of the terms of this offering.

Issuer	NRG Energy, Inc.
Common stock offered by the selling stockholder	12,671,977 shares, valued at $27.62 per share. See the section entitled "Plan of Distribution" beginning on page 27.
Common stock outstanding prior to the offering	323,416,260 shares
Common stock to be outstanding after the offering	335,999,545 shares(1)
Use of proceeds	We will not receive any proceeds from the distribution of our common stock by EME.
Offering

The shares of common stock will be issued to EME under the Purchase Agreement, which will be distributed by EME to its unsecured creditors of EME pursuant to the Plan. See the section entitled "Plan of Distribution" beginning on page 27.

Transfer Agent	Computershare Limited
NYSE Ticker Symbol	"NRG"
Risk factors	See the section entitled "Risk Factors" beginning on page 10 and other information included in this prospectus for a discussion of factors that you should consider carefully.

(1)
The number of shares of common stock to be outstanding after this distribution is based on 323,416,260 shares of common stock outstanding as of October 31, 2013, excluding 77,347,528 shares held in treasury and all restricted stock units and options issued under NRG's Amended and Restated Long-Term Incentive Plan and 2010 Stock Plan for employees of GenOn regardless of whether such units or options have vested.

 SUMMARY FINANCIAL DATA

        The following tables set forth a summary of our consolidated historical financial data as of, and for the period ended on, the dates indicated. The annual historical information is derived from our audited consolidated financial statements as of and for the five-year period ended December 31, 2012. The consolidated interim historical information as of and for the nine months ended September 30, 2013 and 2012 has been derived from our unaudited consolidated financial statements and in the opinion of management, includes all normal and recurring adjustments that are considered necessary for the fair presentations of the results of the interim period. You should read this data together with our audited consolidated financial statements and related notes to our financial statements contained in our 2012 Form 10-K and our quarterly report on Form 10-Q for the quarter ended September 30, 2013, which have been incorporated by reference into this prospectus. Our historical results are not necessarily indicative of our future results, and results for the nine months ended September 30, 2013 are not necessarily indicative of results to be expected for the full year ending December 31, 2013.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012(a)	2011(b)	2010	2009	2008
	(unaudited)		(in millions, except per share data)
Statement of Income Data:
Total operating revenues	$8,500	$6,359	$8,422	$9,079	$8,849	$8,952	$6,885
Total operating costs and expenses, and other expenses	8,594	6,544	8,170	9,725	8,119	7,283	5,119
Income (loss) from continuing operations, net	(47)	61	579	197	476	941	1,053
Income from discontinued operations, net	—	—	—	—	—	—	172
Net income (loss) attributable to NRG Energy, Inc.	$(74)	$43	$559	$197	$477	$942	$1,225

Per Share Data:
Income (loss) attributable to NRG from continuing operations—basic	$(0.25)	$0.16	$2.37	$0.78	$1.86	$3.70	$4.25
Income attributable to NRG from continuing operations—diluted	(0.25)	0.16	2.35	0.78	1.84	3.44	3.80
Net income (loss) attributable to NRG—basic	(0.25)	0.16	2.37	0.78	1.86	3.70	4.98
Net income (loss) attributable to NRG—diluted	(0.25)	0.16	2.35	0.78	1.84	3.44	4.43
Cash dividends per common share	0.33	0.09	0.18	—	—	—	—
Balance Sheet Data:
Current assets	$7,249	$6,383	$7,956	$7,749	$7,137	$6,208	$8,492
Current liabilities	4,382	4,777	4,677	5,861	4,220	3,762	6,581
Property, plant and equipment, net	20,600	15,866	20,268	13,621	12,517	11,564	11,545
Total assets	34,863	27,220	35,128	26,900	26,896	23,378	24,808
Long-term debt, including current maturities, capital leases, and funded letter of credit	16,713	11,342	15,883	9,832	10,511	8,418	8,161
Total stockholders' equity	$10,881	$7,890	$10,533	$7,669	$8,072	$7,697	$7,123

(a)
Refer to Note 3, Business Acquisitions and Dispositions, to our 2012 Form 10-K, for a description of the acquisition of GenOn on December 14, 2012.

(b)
Refer to Note 2, Summary of Significant Accounting Policies, Asset Impairments, to our 2012 Form 10-K, for a description of impairment charges recorded in 2011.

RISK FACTORS

        You should carefully consider the risk factors set forth below and the risk factors incorporated into this prospectus by reference to our 2012 Form 10-K, as well as the other information contained in and incorporated by reference into this prospectus before deciding to participate in this distribution. The selected risks described below and the risks that are incorporated into this prospectus by reference to our 2012 Form 10-K are not our only risks. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. Any of the following risks or any of the risks described in our 2012 Form 10-K could materially and adversely affect our business, financial condition, operating results or cash flow. In such a case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Many of NRG's power generation facilities operate, wholly or partially, without long-term power sale agreements.

        Many of NRG's facilities operate as "merchant" facilities without long-term power sales agreements for some or all of their generating capacity and output, and therefore are exposed to market fluctuations. Without the benefit of long-term power sales agreements for these assets, NRG cannot be sure that it will be able to sell any or all of the power generated by these facilities at commercially attractive rates or that these facilities will be able to operate profitably. This could lead to future impairments of the Company's property, plant and equipment or to the closing of certain of its facilities, resulting in economic losses and liabilities, which could have a material adverse effect on the Company's results of operations, financial condition or cash flows.

NRG's financial performance may be impacted by changing natural gas prices, significant and unpredictable price fluctuations in the wholesale power markets and other market factors that are beyond the Company's control.

        A significant percentage of the Company's domestic revenues are derived from baseload power plants that are fueled by coal. In many of the competitive markets where NRG operates, the price of power typically is set by natural gas-fired power plants that generally have higher variable costs than NRG's coal-fired power plants. This allows the Company's coal generation assets to earn attractive operating margins compared to plants fueled by natural gas. A decrease in natural gas prices could result in a corresponding decrease in the market price of power that could significantly reduce the operating margins of the Company's baseload generation assets and materially and adversely impact its financial performance. At low enough natural gas prices, gas plants become more economical than coal generation. In such a price environment, the Company's coal units cycle more often or even shut down until prices or load increases enough to justify running them again.

        In addition, because changes in power prices in the markets where NRG operates are generally correlated with changes in natural gas prices, NRG's hedging portfolio includes natural gas derivative instruments to hedge power prices for its coal and nuclear generation. If this correlation between power prices and natural gas prices is not maintained and a change in gas prices is not proportionately offset by a change in power prices, the Company's natural gas hedges may not fully cover this differential. This could have a material adverse impact on the Company's cash flow and financial position.

        Market prices for power, capacity and ancillary services tend to fluctuate substantially. Unlike most other commodities, electric power can only be stored on a very limited basis and generally must be produced concurrently with its use. As a result, power prices are subject to significant volatility from supply and demand imbalances, especially in the day-ahead and spot markets. Long- and short-term power prices may also fluctuate substantially due to other factors outside of the Company's control, including:

  •
  changes in generation capacity in the Company's markets, including the addition of new supplies of power from existing competitors or new market entrants as a result of the development of new generation plants, expansion of existing plants or additional transmission capacity;

  •
  electric supply disruptions, including plant outages and transmission disruptions;

  •
  changes in power transmission infrastructure;

  •
  fuel transportation capacity constraints;

  •
  weather conditions;

  •
  changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools and practices;

  •
  development of new fuels and new technologies for the production of power;

  •
  development of new technologies for the production of natural gas;

  •
  regulations and actions of the independent system operators, or ISOs; and

  •
  federal and state power market and environmental regulation and legislation.

        These factors have caused the Company's operating results to fluctuate in the past and will continue to cause them to do so in the future.

NRG's costs, results of operations, financial condition and cash flows could be adversely impacted by disruption of its fuel supplies.

        NRG relies on coal, oil and natural gas to fuel a majority of its power generation facilities. Delivery of these fuels to the facilities is dependent upon the continuing financial viability of contractual counterparties as well as upon the infrastructure (including rail lines, rail cars, barge facilities, roadways, riverways and natural gas pipelines) available to serve each generation facility. As a result, the Company is subject to the risks of disruptions or curtailments in the production of power at its generation facilities if a counterparty fails to perform or if there is a disruption in the fuel delivery infrastructure.

        NRG has sold forward a substantial portion of its coal and nuclear power in order to lock in long-term prices that it deemed to be favorable at the time it entered into the forward sale contracts. In order to hedge its obligations under these forward power sales contracts, the Company has entered into long-term and short-term contracts for the purchase and delivery of fuel. Many of the forward power sales contracts do not allow the Company to pass through changes in fuel costs or discharge the power sale obligations in the case of a disruption in fuel supply due to force majeure events or the default of a fuel supplier or transporter. Disruptions in the Company's fuel supplies may therefore require it to find alternative fuel sources at higher costs, to find other sources of power to deliver to counterparties at a higher cost, or to pay damages to counterparties for failure to deliver power as contracted. Any such event could have a material adverse effect on the Company's financial performance.

        NRG also buys significant quantities of fuel on a short-term or spot market basis. Prices for all of the Company's fuels fluctuate, sometimes rising or falling significantly over a relatively short period of time. The price NRG can obtain for the sale of energy may not rise at the same rate, or may not rise at all, to match a rise in fuel or delivery costs. This may have a material adverse effect on the

Company's financial performance. Changes in market prices for natural gas, coal and oil may result from the following:

  •
  weather conditions;

  •
  seasonality;

  •
  demand for energy commodities and general economic conditions;

  •
  disruption or other constraints or inefficiencies of electricity, gas or coal transmission or transportation;

  •
  additional generating capacity;

  •
  availability and levels of storage and inventory for fuel stocks;

  •
  natural gas, crude oil, refined products and coal production levels;

  •
  changes in market liquidity;

  •
  federal, state and foreign governmental regulation and legislation; and

  •
  the creditworthiness and liquidity and willingness of fuel suppliers/transporters to do business with the Company.

        NRG's plant operating characteristics and equipment, particularly at its coal-fired plants, often dictate the specific fuel quality to be combusted. The availability and price of specific fuel qualities may vary due to supplier financial or operational disruptions, transportation disruptions and force majeure. At times, coal of specific quality may not be available at any price, or the Company may not be able to transport such coal to its facilities on a timely basis. In this case, the Company may not be able to run the coal facility even if it would be profitable. Operating a coal facility with different quality coal can lead to emission or operating problems. If the Company had sold forward the power from such a coal facility, it could be required to supply or purchase power from alternate sources, perhaps at a loss. This could have a material adverse impact on the financial results of specific plants and on the Company's results of operations.

There may be periods when NRG will not be able to meet its commitments under forward sale obligations at a reasonable cost or at all.

        A substantial portion of the output from NRG's coal and nuclear facilities has been sold forward under fixed price power sales contracts through 2014, and the Company also sells forward the output from its intermediate and peaking facilities when it deems it commercially advantageous to do so. Because the obligations under most of these agreements are not contingent on a unit being available to generate power, NRG is generally required to deliver power to the buyer, even in the event of a plant outage, fuel supply disruption or a reduction in the available capacity of the unit. To the extent that the Company does not have sufficient lower cost capacity to meet its commitments under its forward sale obligations, the Company would be required to supply replacement power either by running its other, higher cost power plants or by obtaining power from third-party sources at market prices that could substantially exceed the contract price. If NRG fails to deliver the contracted power, it would be required to pay the difference between the market price at the delivery point and the contract price, and the amount of such payments could be substantial.

        In the South Central region, NRG has long-term contracts with rural cooperatives that require it to serve all of the cooperatives' requirements at prices that generally reflect the costs of coal-fired generation. During limited peak demand periods, the load requirements of these contract customers exceed the capacity of NRG's coal-fired Big Cajun II plant. During such peak demand periods, NRG employs its intermediate and/or peaking facilities. Depending upon the then-current gas commodity pricing, NRG's financial returns from its South Central region could be negatively impacted for a limited period if the cost of its intermediate and/or peaking power is at higher prices than can be recovered under the Company's contracts.

NRG's trading operations and the use of hedging agreements could result in financial losses that negatively impact its results of operations.

        The Company typically enters into hedging agreements, including contracts to purchase or sell commodities at future dates and at fixed prices, in order to manage the commodity price risks inherent in its power generation operations. These activities, although intended to mitigate price volatility, expose the Company to other risks. When the Company sells power forward, it gives up the opportunity to sell power at higher prices in the future, which not only may result in lost opportunity costs but also may require the Company to post significant amounts of cash collateral or other credit support to its counterparties. The Company also relies on counterparty performance under its hedging agreements and is exposed to the credit quality of its counterparties under those agreements. Further, if the values of the financial contracts change in a manner that the Company does not anticipate, or if a counterparty fails to perform under a contract, it could harm the Company's business, operating results or financial position.

        NRG does not typically hedge the entire exposure of its operations against commodity price volatility. To the extent it does not hedge against commodity price volatility, the Company's results of operations and financial position may be improved or diminished based upon movement in commodity prices.

        NRG may engage in trading activities, including the trading of power, fuel and emissions allowances that are not directly related to the operation of the Company's generation facilities or the management of related risks. These trading activities take place in volatile markets and some of these trades could be characterized as speculative. The Company would expect to settle these trades financially rather than through the production of power or the delivery of fuel. This trading activity may expose the Company to the risk of significant financial losses which could have a material adverse effect on its business and financial condition.

NRG may not have sufficient liquidity to hedge market risks effectively.

        The Company is exposed to market risks through its power marketing business, which involves the sale of energy, capacity and related products and the purchase and sale of fuel, transmission services and emission allowances. These market risks include, among other risks, volatility arising from location and timing differences that may be associated with buying and transporting fuel, converting fuel into energy and delivering the energy to a buyer.

        NRG undertakes these marketing activities through agreements with various counterparties. Many of the Company's agreements with counterparties include provisions that require the Company to provide guarantees, offset of netting arrangements, letters of credit, a first lien on assets and/or cash collateral to protect the counterparties against the risk of the Company's default or insolvency. The amount of such credit support that must be provided typically is based on the difference between the price of the commodity in a given contract and the market price of the commodity. Significant movements in market prices can result in the Company being required to provide cash collateral and letters of credit in very large amounts. The effectiveness of the Company's strategy may be dependent on the amount of collateral available to enter into or maintain these contracts, and liquidity requirements may be greater than the Company anticipates or will be able to meet. Without a sufficient amount of working capital to post as collateral in support of performance guarantees or as a cash margin, the Company may not be able to manage price volatility effectively or to implement its strategy. An increase in the amount of letters of credit or cash collateral required to be provided to the Company's counterparties may negatively affect the Company's liquidity and financial condition.

        Further, if any of NRG's facilities experience unplanned outages, the Company may be required to procure replacement power at spot market prices in order to fulfill contractual commitments. Without adequate liquidity to meet margin and collateral requirements, the Company may be exposed to significant losses, may miss significant opportunities, and may have increased exposure to the volatility of spot markets.

The accounting for NRG's hedging activities may increase the volatility in the Company's quarterly and annual financial results.

        NRG engages in commodity-related marketing and price-risk management activities in order to financially hedge its exposure to market risk with respect to electricity sales from its generation assets, fuel utilized by those assets and emission allowances.

        NRG generally attempts to balance its fixed-price physical and financial purchases and sales commitments in terms of contract volumes and the timing of performance and delivery obligations through the use of financial and physical derivative contracts. These derivatives are accounted for in accordance with the Financial Accounting Standards Board, or FASB, ASC 815, Derivatives and Hedging, or ASC 815, which requires the Company to record all derivatives on the balance sheet at fair value with changes in the fair value resulting from fluctuations in the underlying commodity prices immediately recognized in earnings, unless the derivative qualifies for cash flow hedge accounting treatment. Whether a derivative qualifies for cash flow hedge accounting treatment depends upon it meeting specific criteria used to determine if the cash flow hedge is and will remain appropriate for the term of the derivative. All economic hedges may not necessarily qualify for cash flow hedge accounting treatment. As a result, the Company's quarterly and annual results are subject to significant fluctuations caused by changes in market prices.

Competition in wholesale power markets may have a material adverse effect on NRG's results of operations, cash flows and the market value of its assets.

        NRG has numerous competitors in all aspects of its business, and additional competitors may enter the industry. Because many of the Company's facilities are old, newer plants owned by the Company's competitors are often more efficient than NRG's aging plants, which may put some of these plants at a competitive disadvantage to the extent the Company's competitors are able to consume the same or less fuel as the Company's plants consume. Over time, the Company's plants may be squeezed out of their markets, or may be unable to compete with these more efficient plants.

        In NRG's power marketing and commercial operations, it competes on the basis of its relative skills, financial position and access to capital with other providers of electric energy in the procurement of fuel and transportation services, and the sale of capacity, energy and related products. In order to compete successfully, the Company seeks to aggregate fuel supplies at competitive prices from different sources and locations and to efficiently utilize transportation services from third-party pipelines, railways and other fuel transporters and transmission services from electric utilities.

        Other companies with which NRG competes with may have greater liquidity, greater access to credit and other financial resources, lower cost structures, more effective risk management policies and procedures, greater ability to incur losses, longer-standing relationships with customers, greater potential for profitability from ancillary services or greater flexibility in the timing of their sale of generation capacity and ancillary services than NRG does.

        NRG's competitors may be able to respond more quickly to new laws or regulations or emerging technologies, or to devote greater resources to the construction, expansion or refurbishment of their power generation facilities than NRG can. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. There can be no assurance that NRG will be able to compete successfully against current and future competitors, and any failure to do so would have a material adverse effect on the Company's business, financial condition, results of operations and cash flow.

Operation of power generation facilities involves significant risks and hazards customary to the power industry that could have a material adverse effect on NRG's revenues and results of operations. NRG may not have adequate insurance to cover these risks and hazards.

        The ongoing operation of NRG's facilities involves risks that include the breakdown or failure of equipment or processes, performance below expected levels of output or efficiency and the inability to transport the Company's product to its customers in an efficient manner due to a lack of transmission capacity. Unplanned outages of generating units, including extensions of scheduled outages due to mechanical failures or other problems occur from time to time and are an inherent risk of the Company's business. Unplanned outages typically increase the Company's operation and maintenance expenses and may reduce the Company's revenues as a result of selling fewer saleable MW hours or require NRG to incur significant costs as a result of running one of its higher cost units or obtaining replacement power from third parties in the open market to satisfy the Company's forward power sales obligations. NRG's inability to operate the Company's plants efficiently, manage capital expenditures and costs, and generate earnings and cash flow from the Company's asset-based businesses could have a material adverse effect on the Company's results of operations, financial condition or cash flows. While NRG maintains insurance, obtains warranties from vendors and obligates contractors to meet certain performance levels, the proceeds of such insurance, warranties or performance guarantees may not be adequate to cover the Company's lost revenues, increased expenses or liquidated damages payments should the Company experience equipment breakdown or non-performance by contractors or vendors.

        Power generation involves hazardous activities, including acquiring, transporting and unloading fuel, operating large pieces of rotating equipment and delivering electricity to transmission and distribution systems. In addition to natural risks such as earthquake, flood, lightning, hurricane and wind, other hazards, such as fire, explosion, structural collapse and machinery failure are inherent risks in the Company's operations. These and other hazards can cause significant personal injury or loss of life, severe damage to and destruction of property, plant and equipment, contamination of, or damage to, the environment and suspension of operations. The occurrence of any one of these events may result in NRG being named as a defendant in lawsuits asserting claims for substantial damages, including for environmental cleanup costs, personal injury and property damage and fines and/or penalties. NRG maintains an amount of insurance protection that it considers adequate, but the Company cannot provide any assurance that its insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which it may be subject. A successful claim for which the Company is not fully insured could hurt its financial results and materially harm NRG's financial condition. Further, due to rising insurance costs and changes in the insurance markets, NRG cannot provide any assurance that its insurance coverage will continue to be available at all or at rates or on terms similar to those presently available. Any losses not covered by insurance could have a material adverse effect on the Company's financial condition, results of operations or cash flows.

Maintenance, expansion and refurbishment of power generation facilities involve significant risks that could result in unplanned power outages or reduced output and could have a material adverse effect on NRG's results of operations, cash flow and financial condition.

        Many of NRG's facilities are old and require periodic upgrading and improvement. Any unexpected failure, including failure associated with breakdowns, forced outages or any unanticipated capital expenditures could result in reduced profitability.

        NRG cannot be certain of the level of capital expenditures that will be required due to changing environmental and safety laws and regulations (including changes in the interpretation or enforcement thereof), needed facility repairs and unexpected events (such as natural disasters or terrorist attacks). The unexpected requirement of large capital expenditures could have a material adverse effect on the Company's liquidity and financial condition.

        If NRG makes any major modifications to its power generation facilities, the Company may be required to install the best available control technology or to achieve the lowest achievable emission rates as such terms are defined under the new source review provisions of the federal Clean Air Act. Any such modifications would likely result in substantial additional capital expenditures.

The Company may incur additional costs or delays in the development, construction and operation of new plants, improvements to existing plants, or the implementation of environmental control equipment at existing plants and may not be able to recover their investment or complete the project.

        The Company is developing or constructing new generation facilities, improving its existing facilities; and adding environmental controls to its existing facilities. The development, construction, expansion, modification and refurbishment of power generation facilities involve many additional risks, including:

  •
  the inability to receive U.S. Department of Energy, or U.S. DOE, loan guarantees, funding or cash grants;

  •
  delays in obtaining necessary permits and licenses;

  •
  the inability to sell down interests in a project or develop successful partnering relationships;

  •
  environmental remediation of soil or groundwater at contaminated sites;

  •
  interruptions to dispatch at the Company's facilities;

  •
  supply interruptions;

  •
  work stoppages;

  •
  labor disputes;

  •
  weather interferences;

  •
  unforeseen engineering, environmental and geological problems;

  •
  unanticipated cost overruns;

  •
  exchange rate risks; and

  •
  failure of contracting parties to perform under contracts, including engineering, procurement and construction, or EPC, contractors.

        Any of these risks could cause NRG's financial returns on new investments to be lower than expected, or could cause the Company to operate below expected capacity or availability levels, which could result in lost revenues, increased expenses, higher maintenance costs and penalties. Insurance is maintained to protect against these risks, warranties are generally obtained for limited periods relating to the construction of each project and its equipment in varying degrees, and contractors and equipment suppliers are obligated to meet certain performance levels. The insurance, warranties or performance guarantees, however, may not be adequate to cover increased expenses. As a result, a project may cost more than projected and may be unable to fund principal and interest payments under its construction financing obligations, if any. A default under such a financing obligation could result in losing the Company's interest in a power generation facility.

        Furthermore, where the Company has partnering relationships with a third party, the Company is subject to the viability and performance of the third party. The Company's inability to find a replacement contracting party, particularly an EPC contractor, where the original contracting party has failed to perform, could result in the abandonment of the development and/or construction of such project, while the Company could remain obligated on other agreements associated with the project, including power purchase agreements, or PPAs.

        If the Company is unable to complete the development or construction of a facility or environmental control, or decides to delay, downsize, or cancel such project, it may not be able to recover its investment in that facility or environmental control. Furthermore, if construction projects are not completed according to specification, the Company may incur liabilities and suffer reduced plant efficiency, higher operating costs and reduced net income.

NRG and its subsidiaries have guaranteed the performance of third parties, which may result in substantial costs in the event of non-performance.

        NRG and its subsidiaries have issued certain guarantees of the performance of others, which obligate NRG and its subsidiaries to perform in the event that the third parties do not perform. In the event of non-performance by the third parties, NRG could incur substantial cost to fulfill their obligations under these guarantees. Such performance guarantees could have a material impact on the operating results, financial condition, or cash flows of the Company.

The Company's development programs are subject to financing and public policy risks that could adversely impact NRG's financial performance or result in the abandonment of such development projects.

        While NRG currently intends to develop and finance the more capital intensive projects on a non-recourse or limited recourse basis through separate project financed entities, and intends to seek additional investments in most of these projects from third parties, NRG anticipates that it will need to make significant equity investments in these projects. NRG may also decide to develop and finance some of the projects, such as smaller gas-fired and renewable projects, using corporate financial resources rather than non-recourse debt, which could subject NRG to significant capital expenditure requirements and to risks inherent in the development and construction of new generation facilities. In addition to providing some or all of the equity required to develop and build the proposed projects, NRG's ability to finance these projects on a non-recourse basis is contingent upon a number of factors, including the terms of the EPC contracts, construction costs, PPAs and fuel procurement contracts, capital markets conditions, the availability of tax credits and other government incentives for certain new technologies. To the extent NRG is not able to obtain non-recourse financing for any project or should the credit rating agencies attribute a material amount of the project finance debt to NRG's credit, the financing of the development projects could have a negative impact on the credit ratings of NRG.

        NRG may also choose to undertake the repowering, refurbishment or upgrade of current facilities based on the Company's assessment that such activity will provide adequate financial returns. Such projects often require several years of development and capital expenditures before commencement of commercial operations, and key assumptions underpinning a decision to make such an investment may prove incorrect, including assumptions regarding construction costs, timing, available financing and future fuel and power prices.

        Furthermore, the viability of the Company's renewable development projects are largely contingent on public policy mechanisms including production and investment tax credits, cash grants, loan guarantees, accelerated depreciation tax benefits, renewable portfolio standards, or RPS, and carbon trading plans. These mechanisms have been implemented at the state and federal levels to support the development of renewable generation, demand-side and smart grid, and other clean infrastructure technologies. The availability and continuation of public policy support mechanisms will drive a significant part of the economics and viability of the Company's development program and expansion into clean energy investments.

Supplier and/or customer concentration at certain of NRG's facilities may expose the Company to significant financial credit or performance risks.

        NRG often relies on a single contracted supplier or a small number of suppliers for the provision of fuel, transportation of fuel and other services required for the operation of certain of its facilities. If these suppliers cannot perform, the Company utilizes the marketplace to provide these services. There can be no assurance that the marketplace can provide these services as, when and where required.

        At times, NRG relies on a single customer or a few customers to purchase all or a significant portion of a facility's output, in some cases under long-term agreements that account for a substantial percentage of the anticipated revenue from a given facility. The Company has also hedged a portion of its exposure to power price fluctuations through forward fixed price power sales and natural gas price swap agreements. Counterparties to these agreements may breach or may be unable to perform their obligations. NRG may not be able to enter into replacement agreements on terms as favorable as its existing agreements, or at all. If the Company was unable to enter into replacement PPA's, the Company would sell its plants' power at market prices. If the Company is unable to enter into replacement fuel or fuel transportation purchase agreements, NRG would seek to purchase the Company's fuel requirements at market prices, exposing the Company to market price volatility and the risk that fuel and transportation may not be available during certain periods at any price.

        The failure of any supplier or customer to fulfill its contractual obligations to NRG could have a material adverse effect on the Company's financial results. Consequently, the financial performance of the Company's facilities is dependent on the credit quality of, and continued performance by, suppliers and customers.

NRG relies on power transmission facilities that it does not own or control and that are subject to transmission constraints within a number of the Company's core regions. If these facilities fail to provide NRG with adequate transmission capacity, the Company may be restricted in its ability to deliver wholesale electric power to its customers and the Company may either incur additional costs or forego revenues. Conversely, improvements to certain transmission systems could also reduce revenues.

        NRG depends on transmission facilities owned and operated by others to deliver the wholesale power it sells from the Company's power generation plants to its customers. If transmission is disrupted, or if the transmission capacity infrastructure is inadequate, NRG's ability to sell and deliver wholesale power may be adversely impacted. If a region's power transmission infrastructure is inadequate, the Company's recovery of wholesale costs and profits may be limited. If restrictive transmission price regulation is imposed, the transmission companies may not have sufficient incentive to invest in expansion of transmission infrastructure. The Company cannot also predict whether transmission facilities will be expanded in specific markets to accommodate competitive access to those markets.

        In addition, in certain of the markets in which NRG operates, energy transmission congestion may occur and the Company may be deemed responsible for congestion costs if it schedules delivery of power between congestion zones during times when congestion occurs between the zones. If NRG were liable for such congestion costs, the Company's financial results could be adversely affected.

        The Company has a significant amount of generation located in load pockets, making that generation valuable, particularly with respect to maintaining the reliability of the transmission grid. Expansion of transmission systems to reduce or eliminate these load pockets could negatively impact the value or profitability of the Company's existing facilities in these areas.

Because NRG owns less than a majority of some of its project investments, the Company cannot exercise complete control over their operations.

        NRG has limited control over the operation of some project investments and joint ventures because the Company's investments are in projects where it beneficially owns less than a majority of the ownership interests. NRG seeks to exert a degree of influence with respect to the management and operation of projects in which it owns less than a majority of the ownership interests by negotiating to obtain positions on management committees or to receive certain limited governance rights, such as rights to veto significant actions. However, the Company may not always succeed in such negotiations. NRG may be dependent on its co-venturers to operate such projects. The Company's co-venturers may not have the level of experience, technical expertise, human resources management and other attributes necessary to operate these projects optimally. The approval of co-venturers also may be required for NRG to receive distributions of funds from projects or to transfer the Company's interest in projects.

The GenOn Merger may not achieve its anticipated results, and NRG may be unable to integrate the operations of GenOn in the manner expected.

        NRG and GenOn entered into the GenOn Merger Agreement with the expectation that the GenOn Merger will result in various benefits, including, among other things, cost savings and operating efficiencies. Achieving the anticipated benefits of the GenOn Merger depends on whether the businesses of NRG and GenOn can be integrated in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of valuable employees, the disruption of NRG's businesses, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect the Company's ability to achieve the anticipated benefits of the GenOn Merger. NRG may have difficulty addressing possible differences in corporate cultures and management philosophies. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect NRG's future business, financial condition, operating results and prospects.

Future acquisition activities may have adverse effects.

        NRG may seek to acquire additional companies or assets in the Company's industry or which complement the Company's industry. The acquisition of companies and assets is subject to substantial risks, including the failure to identify material problems during due diligence, the risk of over-paying for assets, the ability to retain customers and the inability to arrange financing for an acquisition as may be required or desired. Further, the integration and consolidation of acquisitions requires substantial human, financial and other resources and, ultimately, the Company's acquisitions may not be successfully integrated. There can be no assurances that any future acquisitions will perform as expected or that the returns from such acquisitions will support the indebtedness incurred to acquire them or the capital expenditures needed to develop them.

NRG's business is subject to substantial governmental regulation and may be adversely affected by legislative or regulatory changes, as well as liability under, or any future inability to comply with, existing or future regulations or requirements.

        NRG's business is subject to extensive foreign, and U.S. federal, state and local laws. Compliance with the requirements under these various regulatory regimes may cause the Company to incur significant additional costs, and failure to comply with such requirements could result in the shutdown of the non-complying facility, the imposition of liens, fines, and/or civil or criminal liability.

        Public utilities under the Federal Power Act, or FPA, are required to obtain Federal Energy Regulatory Commission, or the FERC, acceptance of their rate schedules for wholesale sales of electricity. Except for the Electric Reliability Council of Texas, or ERCOT, generating facilities and power marketers, all of NRG's non-qualifying facility generating companies and power marketing affiliates in the U.S. make sales of electricity in interstate commerce and are public utilities for purposes of the FPA. The FERC has granted each of NRG's generating and power marketing companies that make sales of electricity outside of ERCOT the authority to sell electricity at market-based rates. The FERC's orders that grant NRG's generating and power marketing companies market-based rate authority reserve the right to revoke or revise that authority if the FERC subsequently determines that NRG can exercise market power in transmission or generation, create barriers to entry, or engage in abusive affiliate transactions. In addition, NRG's market-based sales are subject to certain market behavior rules, and if any of NRG's generating and power marketing companies were deemed to have violated one of those rules, they are subject to potential disgorgement of profits associated with the violation and/or suspension or revocation of their market-based rate authority. If NRG's generating and power marketing companies were to lose their market-based rate authority, such companies would be required to obtain the FERC's acceptance of a cost-of-service rate schedule and could become subject to the accounting, record-keeping, and reporting requirements that are imposed on utilities with cost-based rate schedules. This could have an adverse effect on the rates NRG charges for power from its facilities.

        NRG is also affected by legislative and regulatory changes, as well as changes to market design, market rules, tariffs, cost allocations, and bidding rules that occur in the existing ISOs. The ISOs that oversee most of the wholesale power markets impose, and in the future may continue to impose, mitigation, including price limitations, offer caps, and other mechanisms to address some of the volatility and the potential exercise of market power in these markets. These types of price limitations and other regulatory mechanisms may have an adverse effect on the profitability of NRG's generation facilities that sell energy and capacity into the wholesale power markets.

        The regulatory environment has undergone significant changes in the last several years due to state and federal policies affecting wholesale and retail competition and the creation of incentives for the addition of large amounts of new renewable generation and, in some cases, transmission. These changes are ongoing and the Company cannot predict the future design of the wholesale power markets or the ultimate effect that the changing regulatory environment will have on NRG's business. In addition, in some of these markets, interested parties have proposed material market design changes, including the elimination of a single clearing price mechanism, as well as proposals to re-regulate the markets or require divestiture by generating companies to reduce their market share. Other proposals to re-regulate may be made and legislative or other attention to the electric power market restructuring process may delay or reverse the deregulation process. If competitive restructuring of the electric power markets is reversed, discontinued, or delayed, the Company's business prospects and financial results could be negatively impacted.

        NRG cannot predict at this time the outcome of the ongoing efforts by the U.S. Commodity Futures Trading Commission, or CFTC, to implement the Dodd-Frank Act and to increase the regulation of over-the-counter derivatives including those related to energy commodities. The CFTC efforts are seeking, among other things, increased clearing of such derivatives through clearing organizations and the increased standardization of contracts, products, and collateral requirements. Such changes could negatively impact NRG's ability to hedge its portfolio in an efficient, cost-effective manner by, among other things, limiting NRG's ability to utilize liens as collateral and decreasing liquidity in the forward commodity markets. The Company expects that in 2013 the CFTC will clarify the scope of the Dodd-Frank Act and issue final rules concerning margin requirements for transactions and other issues that will affect the Company's over-the-counter derivatives trading.

NRG's ownership interest in a nuclear power facility subjects the Company to regulations, costs and liabilities uniquely associated with these types of facilities.

        Under the Atomic Energy Act of 1954, as amended, or AEA, operation of South Texas Project, or STP, nuclear generating facility, of which NRG indirectly owns a 44.0% interest, is subject to regulation by the NRC. Such regulation includes licensing, inspection, enforcement, testing, evaluation and modification of all aspects of nuclear reactor power plant design and operation, environmental and safety performance, technical and financial qualifications, decommissioning funding assurance and transfer and foreign ownership restrictions. NRG's 44% share of the output of STP represents approximately 1,175 MW of generation capacity.

        There are unique risks to owning and operating a nuclear power facility. These include liabilities related to the handling, treatment, storage, disposal, transport, release and use of radioactive materials, particularly with respect to spent nuclear fuel, and uncertainties regarding the ultimate, and potential exposure to, technical and financial risks associated with modifying or decommissioning a nuclear facility. The NRC could require the shutdown of the plant for safety reasons or refuse to permit restart of the unit after unplanned or planned outages. New or amended NRC safety and regulatory requirements may give rise to additional operation and maintenance costs and capital expenditures. STP may be obligated to continue storing spent nuclear fuel if the U.S. DOE continues to fail to meet its contractual obligations to STP made pursuant to the U.S. Nuclear Waste Policy Act of 1982 to accept and dispose of STP's spent nuclear fuel. See also Item 1—Environmental Matters—U.S. Federal Environmental Initiatives—Nuclear Waste for further discussion. Costs associated with these risks could be substantial and have a material adverse effect on NRG's results of operations, financial condition or cash flow. In addition, to the extent that all or a part of STP is required by the NRC to permanently or temporarily shut down or modify its operations, or is otherwise subject to a forced outage, NRG may incur additional costs to the extent it is obligated to provide power from more expensive alternative sources—either NRG's own plants, third party generators or the ERCOT—to cover the Company's then existing forward sale obligations. Such shutdown or modification could also lead to substantial costs related to the storage and disposal of radioactive materials and spent nuclear fuel.

        While STP maintains property and liability insurance for losses related to nuclear operations, there may be limitations on the amounts and types of insurance commercially available. An accident at STP or another nuclear facility could have a material adverse effect on NRG's financial condition, its operational results, or liquidity as losses may exceed the insurance coverage available and/or may result in the obligation to pay retrospective premium obligations.

NRG is subject to environmental laws that impose extensive and increasingly stringent requirements on the Company's ongoing operations, as well as potentially substantial liabilities arising out of environmental contamination. These environmental requirements and liabilities could adversely impact NRG's results of operations, financial condition and cash flows.

        NRG is subject to the environmental laws of foreign and U.S., federal, state and local authorities. The Company must comply with numerous environmental laws and obtain numerous governmental permits and approvals to build and operate the Company's plants. Should NRG fail to comply with any environmental requirements that apply to its operations, the Company could be subject to administrative, civil and/or criminal liability and fines, and regulatory agencies could take other actions seeking to curtail the Company's operations. In addition, when new requirements take effect or when existing environmental requirements are revised, reinterpreted or subject to changing enforcement policies, NRG's business, results of operations, financial condition and cash flows could be adversely affected.

        Environmental laws and regulations have generally become more stringent over time, and the Company expects this trend to continue. Regulations currently under revision by the United State Environmental Protection Agency, or EPA, including the 316(b) rule to mitigate impact by once-through cooling, could result in more stringent standards or reduced compliance flexibility. While the NRG fleet employs advanced controls, new regulations to address the ever more stringent National Ambient Air Quality Standards, limit greenhouse gas emissions, or GHGs, or restrict ash handling at coal-fired power plants could also further affect plant operations.

Policies at the national, regional and state levels to regulate GHG emissions, as well as climate change, could adversely impact NRG's results of operations, financial condition and cash flows.

        NRG's GHG emissions for 2012 can be found in Item 1, Business—Environmental Matters, of our 2012 Form 10-K. The impact of further legislation or regulation of GHGs on the Company's financial performance will depend on a number of factors, including the level of GHG standards, the extent to which mitigation is required, the applicability of offsets, and the extent to which NRG would be entitled to receive CO2 emissions credits without having to purchase them in an auction or on the open market.

        The Company operates generating units in Connecticut, Delaware, Maryland, Massachusetts, and New York that are subject to RGGI, which is a regional cap and trade system. In February 2013, RGGI, Inc. released a model rule that if adopted by the member states would reduce the number of allowances available and potentially increase the price of each allowance. Each of these states has proposed a rule that would reduce the number of allowances, which we believe would increase the price of each allowance. If adopted, the proposed rule could adversely impact NRG's results of operations, financial condition and cash flows.

        The California CO2 cap and trade program for electric generating units greater than 25 MW commenced in 2013. The impact on the Company depends on the cost of the allowances and the ability to pass these costs through to customers.

        GHG emissions from power plants are regulated under various section of the Clean Air Act. In 2012, EPA proposed stringent standards for GHG emissions from certain new fossil-fueled electric generating units (simple-cycle CTs are not covered). The proposed standard is in effect until the rule is finalized or re-proposed. EPA has released a pre-publication version of its re-proposed rule for new units, which we expect will be published in the fourth quarter of 2013. The re-proposal is expected to include simple cycle CTs that exceed a certain capacity factor and is expected to create a different but still stringent standard for coal-fired units. The Company expects EPA to issue another rule that will require states to develop CO2 standards that would apply to existing fossil-fueled generating facilities at some future date. This rule could adversely impact NRG's results of operations, financial condition and cash flows.

        Hazards customary to the power production industry include the potential for unusual weather conditions, which could affect fuel pricing and availability, the Company's route to market or access to customers, i.e., transmission and distribution lines, or critical plant assets. To the extent that climate change contributes to the frequency or intensity of weather related events, NRG's operations and planning process could be impacted.

NRG's business, financial condition and results of operations could be adversely impacted by strikes or work stoppages by its unionized employees or inability to replace employees as they retire.

        As of December 31, 2012, approximately 51% of NRG's employees at its U.S. generation plants were covered by collective bargaining agreements. In the event that the Company's union employees strike, participate in a work stoppage or slowdown or engage in other forms of labor strife or disruption, NRG would be responsible for procuring replacement labor or the Company could experience reduced power generation or outages. NRG's ability to procure such labor is uncertain. Strikes, work stoppages or the inability to negotiate future collective bargaining agreements on favorable terms could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. In addition, a number of the Company's employees at NRG's plants are close to retirement. The Company's inability to replace those workers could create potential knowledge and expertise gaps as those workers retire.

Changes in technology may impair the value of NRG's power plants.

        Research and development activities are ongoing to provide alternative and more efficient technologies to produce power, including "clean" coal and coal gasification, wind, photovoltaic (solar) cells, energy storage, and improvements in traditional technologies and equipment, such as more efficient gas turbines. Advances in these or other technologies could reduce the costs of power production to a level below what the Company has currently forecasted, which could adversely affect its cash flow, results of operations or competitive position.

Risks that are beyond NRG's control, including but not limited to acts of terrorism or related acts of war, natural disaster, hostile cyber intrusions or other catastrophic events could have a material adverse effect on NRG's financial condition, results of operations and cash flows.

        NRG's generation facilities and the facilities of third parties on which they rely may be targets of terrorist activities, as well as events occurring in response to or in connection with them, that could cause environmental repercussions and/or result in full or partial disruption of the facilities ability to generate, transmit, transport or distribute electricity or natural gas. Strategic targets, such as energy-related facilities, may be at greater risk of future terrorist activities than other domestic targets. Hostile cyber intrusions, including those targeting information systems as well as electronic control systems used at the generating plants and for the distribution systems, could severely disrupt business operations and result in loss of service to customers, as well as significant expense to repair security breaches or system damage. Any such environmental repercussions or disruption could result in a significant decrease in revenues or significant reconstruction or remediation costs, beyond what could be recovered through insurance policies which could have a material adverse effect on the Company's financial condition, results of operations and cash flow.

NRG's level of indebtedness could adversely affect its ability to raise additional capital to fund its operations, or return capital to stockholders. It could also expose it to the risk of increased interest rates and limit its ability to react to changes in the economy or its industry.

        NRG's substantial debt could have negative consequences, including:

  •
  increasing NRG's vulnerability to general economic and industry conditions;

  •
  requiring a substantial portion of NRG's cash flow from operations to be dedicated to the payment of principal and interest on its indebtedness, therefore reducing NRG's ability to pay dividends to holders of its preferred or common stock or to use its cash flow to fund its operations, capital expenditures and future business opportunities;

  •
  limiting NRG's ability to enter into long-term power sales or fuel purchases which require credit support;

  •
  exposing NRG to the risk of increased interest rates because certain of its borrowings, including borrowings under its senior secured credit facility, are at variable rates of interest;

  •
  limiting NRG's ability to obtain additional financing for working capital including collateral postings, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  limiting NRG's ability to adjust to changing market conditions and placing it at a competitive disadvantage compared to its competitors who have less debt.

        The indentures for NRG's notes and senior secured credit facility contain financial and other restrictive covenants that may limit the Company's ability to return capital to stockholders or otherwise engage in activities that may be in its long-term best interests. NRG's failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of the Company's indebtedness.

        In addition, NRG's ability to arrange financing, either at the corporate level or at a non-recourse project-level subsidiary, and the costs of such capital, are dependent on numerous factors, including:

  •
  general economic and capital market conditions;

  •
  credit availability from banks and other financial institutions;

  •
  investor confidence in NRG, its partners and the regional wholesale power markets;

  •
  NRG's financial performance and the financial performance of its subsidiaries;

  •
  NRG's level of indebtedness and compliance with covenants in debt agreements;

  •
  maintenance of acceptable credit ratings;

  •
  cash flow; and

  •
  provisions of tax and securities laws that may impact raising capital.

        NRG may not be successful in obtaining additional capital for these or other reasons. The failure to obtain additional capital from time to time may have a material adverse effect on its business and operations.

Goodwill and/or other intangible assets not subject to amortization that NRG has recorded in connection with its acquisitions are subject to mandatory annual impairment evaluations and as a result, the Company could be required to write off some or all of this goodwill and other intangible assets, which may adversely affect the Company's financial condition and results of operations.

        In accordance with ASC 350, Intangibles—Goodwill and Other, or ASC 350, goodwill is not amortized but is reviewed annually or more frequently for impairment and other intangibles are also reviewed at least annually or more frequently, if certain conditions exist, and may be amortized. Any reduction in or impairment of the value of goodwill or other intangible assets will result in a charge against earnings which could materially adversely affect NRG's reported results of operations and financial position in future periods.

A valuation allowance may be required for NRG's deferred tax assets.

        A valuation allowance may need to be recorded against deferred tax assets that the Company estimates are more likely than not to be unrealizable, based on available evidence at the time the estimate is made. A valuation allowance related to deferred tax assets can be affected by changes to tax laws, statutory tax rates and future taxable income levels. In the event that the Company determines that it would not be able to realize all or a portion of its net deferred tax assets in the future, the Company would reduce such amounts through a charge to income tax expense in the period in which that determination was made, which could have a material adverse impact on the Company's financial condition and results of operations.

Volatile power supply costs and demand for power could adversely affect the financial performance of NRG's retail energy businesses.

        Although NRG is the primary provider of the supply requirements for NRG's retail energy businesses, or the Retail Business, the Retail Business purchases a significant portion of its supply requirements from third parties. As a result, financial performance depends on its ability to obtain adequate supplies of electric generation from third parties at prices below the prices it charges its customers. Consequently, the Company's earnings and cash flows could be adversely affected in any period in which the Retail Business power supply costs rise at a greater rate than the rates it charges to customers. The price of power supply purchases associated with the Retail Business's energy commitments can be different than that reflected in the rates charged to customers due to, among other factors:

  •
  varying supply procurement contracts used and the timing of entering into related contracts;

  •
  subsequent changes in the overall price of natural gas;

  •
  daily, monthly or seasonal fluctuations in the price of natural gas relative to the 12-month forward prices;

  •
  transmission constraints and the Company's ability to move power to its customers; and

  •
  changes in market heat rate (i.e., the relationship between power and natural gas prices).

        The Company's earnings and cash flows could also be adversely affected in any period in which the demand for power significantly varies from the forecasted supply, which could occur due to, among other factors, weather events, competition and economic conditions.

Significant events beyond the Company's control, such as hurricanes and other weather-related problems or acts of terrorism, could cause a loss of load and customers and thus have a material adverse effect on the Company's Retail Business.

        The uncertainty associated with events beyond the Company's control, such as significant weather events and the risk of future terrorist activity, could cause a loss of load and customers and may affect the Company's results of operations and financial condition in unpredictable ways. In addition, significant weather events or terrorist actions could damage or shut down the power transmission and distribution facilities upon which the Retail Business is dependent. Power supply may be sold at a loss if these events cause a significant loss of retail customer load.

The Company's Retail Business may lose a significant number of retail customers due to competitive marketing activity by other retail electricity providers which could adversely affect the financial performance of NRG's Retail Business.

        The Retail Business faces competition for customers. Competitors may offer lower prices and other incentives, which may attract customers away from the Retail Business. In some retail electricity markets, the principal competitor may be the incumbent retail electricity provider. The incumbent retail electricity provider has the advantage of long-standing relationships with its customers, including well-known brand recognition. Furthermore, the Retail Business may face competition from a number of other energy service providers, other energy industry participants, or nationally branded providers of consumer products and services who may develop businesses that will compete with NRG and its Retail Business.

The Company's Retail Business is subject to the risk that sensitive customer data may be compromised, which could result in an adverse impact to its reputation and/or the results of operations of the Retail Business.

        The Retail Business requires access to sensitive customer data in the ordinary course of business. Examples of sensitive customer data are names, addresses, account information, historical electricity usage, expected patterns of use, payment history, credit bureau data, credit and debit card account numbers, drivers license numbers, social security numbers and bank account information. The Retail Business may need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services, such as call center operations, to the Retail Business. If a significant breach occurred, the reputation of NRG and the Retail Business may be adversely affected, customer confidence may be diminished, or NRG and the Retail Business may be subject to legal claims, any of which may contribute to the loss of customers and have a negative impact on the business and/or results of operations.

Risks Related to this Distribution and Our Common Stock

NRG cannot assure you that it will be able to continue paying dividends at the current rate.

        As noted elsewhere in this prospectus, NRG currently expects to continue to pay quarterly dividends. However, NRG may not continue to pay dividends at the current rate or at all, for reasons that may include any of the following factors:

  •
  NRG may not have enough cash to pay such dividends due to changes in NRG's cash requirements, capital spending plans, financing agreements, cash flow or financial position;

  •
  decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the NRG board of directors, or Board, which reserves the right to change NRG's dividend practices at any time and for any reason; and

  •
  NRG may not receive dividend payments from its subsidiaries in the same level that it has historically. The ability of NRG's subsidiaries to make dividend payments to it is subject to factors similar to those listed above.

NRG's stockholders should be aware that they have no contractual or other legal right to dividends that have not been declared.

Risks Related to the Acquisition

If completed, the acquisition may not achieve its intended results, and NRG may be unable to successfully integrate the assets and operations acquired from EME.

        NRG entered into the Purchase Agreement with EME and the Purchaser, on October 18, 2013. Pursuant to the Purchase Agreement, the Purchaser, a wholly owned subsidiary of NRG, agreed to purchase substantially all of the assets of EME with the expectation that the Acquisition will result in various benefits. Achieving the anticipated benefits of the Acquisition is subject to a number of uncertainties, including whether the assets of EME can be integrated in an efficient and effective manner.

        It is possible that the integration process could take longer than anticipated and could result in the loss of valuable employees, the disruption of each company's ongoing businesses, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect NRG's ability to achieve the anticipated benefits of the acquisition. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect the combined company's future business, financial condition, operating results and prospects.

The pro forma financial statements included in this prospectus are presented for illustrative purposes only and may not be an indication of NRG's financial condition or results of operations following the acquisition.

        The pro forma financial statements contained in this prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of NRG's financial condition or results of operations following the acquisition for several reasons. See "Unaudited Pro Forma Condensed Consolidated Combined Financial Statements" beginning on page 28 of this prospectus. The actual financial condition and results of operations of NRG following the acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect NRG's financial condition or results of operations following the acquisition. Any potential decline in NRG's financial condition or results of operations may cause significant variations in the stock price of NRG.

SELLING STOCKHOLDER

        Pursuant to the Purchase Agreement, NRG will issue the shares set forth in the table below to EME. EME, the selling stockholder, will distribute the shares of common stock to the unsecured creditors of EME pursuant to the Plan as described in the "Plan of Distribution."

	Shares owned before the offering			Shared owned after the offering
			Shares offered hereby
Name and address of Selling Stockholder	Number	Percentage		Number	Percentage
Edison Mission Energy	12,671,977	3.9%	12,671,977	0	0%
3 MacArthur Place, Suite 100 Santa Ana, California 92707

(1)
EME is an indirect, wholly owned subsidiary of Edison International. As such, Edison International has voting and investment power over the shares being offered under this prospectus.

PLAN OF DISTRIBUTION

        EME, as the selling stockholder and a statutory underwriter, will distribute the shares of our common stock covered by this prospectus to its unsecured creditors in accordance with the terms and conditions of the Plan. The distribution by EME will not occur until the transactions contemplated by the Plan are consummated and the Plan becomes effective. The Plan is expected to be confirmed by the Bankruptcy Court on February 19, 2014.

        The Plan generally will provide for each of EME's unsecured creditors to receive a pro rata portion of (i) the total amount of the newly issued shares of NRG common stock, which shares will be freely tradable by such creditors that are not affiliates of NRG, and (ii) certain cash proceeds. After the distribution of our common stock by EME under the Plan, creditors of EME that receive shares of our common stock pursuant to the Plan will be stockholders of NRG.

        NRG has agreed to indemnify EME and certain of its affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that EME and certain of its affiliates may be required to make for these liabilities.

USE OF PROCEEDS

        We will not receive any proceeds from the distribution by EME, the selling stockholder, of shares of our common stock offered under this prospectus.

DIVIDEND POLICY

        On February 28, 2012, NRG announced its intention to initiate an annual common stock dividend of $0.36 per share, and paid its first quarterly dividend on NRG's common stock of $0.09 per share on August 15, 2012. On each of November 15, 2012 and February 15, 2013, NRG paid a quarterly dividend on the Company's common stock of $0.09 per share. On February 27, 2013, NRG announced its intention to increase the annual common stock dividend to $0.48 per share, and on each of May 15, 2013, August 15, 2013 and November 15, 2013, NRG paid a quarterly dividend on the Company's common stock of $0.12 per share.

PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

        The Unaudited Pro Forma Condensed Consolidated Combined Financial Statements, or the pro forma financial statements, combine the historical consolidated financial statements of NRG Energy, Inc., or NRG, and Edison Mission Energy, or EME, to illustrate the potential effect of the Acquisition. The pro forma financial statements are based on, and should be read in conjunction with, the:

  •
  accompanying notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements;

  •
  consolidated financial statements of NRG for the year ended December 31, 2012 and for the nine months ended September 30, 2013 and the notes relating thereto, incorporated herein by reference; and

  •
  consolidated financial statements of EME for the year ended December 31, 2012 and for the nine months ended September 30, 2013 and the notes relating thereto, incorporated herein by reference.

        The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Condensed Consolidated Combined Statements of Operations, or the pro forma statement of operations, for the year ended December 31, 2012 and for the nine months ended September 30, 2013, give effect to the Acquisition as if it occurred on January 1, 2012. The Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet, or the pro forma balance sheet, as of September 30, 2013, gives effect to the Acquisition as if it occurred on September 30, 2013.

        As described in the accompanying notes, the pro forma financial statements have been prepared using the acquisition method of accounting under existing United States generally accepted accounting principles, or GAAP, and the regulations of the Securities and Exchange Commission. The expected purchase price will be allocated to EME's assets and liabilities based upon their estimated fair values as of the date of the Acquisition. Valuations necessary to determine the fair value of the assets and liabilities have not been completed and cannot be made prior to the completion of the transaction.

        Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments, and have been made solely for the purpose of providing the unaudited pro forma combined financial information presented herewith. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company's future results of operations and financial position. The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company's results of operations and financial position would have been had the Acquisition been completed on the dates indicated. NRG could incur significant costs to integrate NRG's and EME's businesses. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

 Unaudited Pro Forma Condensed Consolidated Combined Income Statement
Nine months ended September 30, 2013

	NRG Energy, Inc. Historical	Edison Mission Energy Historical	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except share and per share data)
Operating revenues
Total operating revenues	$8,500	$1,007	$(20)	(a)	$9,487
Operating Costs and Expenses
Cost of operations	6,179	785	—		6,964
Depreciation and amortization	921	209	(66)	(b)	1,064
Selling, general and administrative	671	92	—		763
Asset impairment and other charges	—	462	—		462
Acquisition-related transaction and integration costs	95	—	—		95
Development activity expense	63	—	—		63

Total operating costs and expenses	7,929	1,548	(66)		9,411

Operating Income/(Loss)	571	(541)	46		76
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	6	43	—		49
Other income, net	9	9	—		18
Loss on debt extinguishment	(50)	(3)	—		(53)
Interest expense	(630)	(64)	(34)	(c)	(728)

Total other income / (expense)	(665)	(15)	(34)		(714)

Loss From Continuing Operations Before Income Taxes	(94)	(556)	12		(638)
Reorganization items, net	—	99	—		99
Income tax benefit	(47)	(25)	(5)	(d)	(77)

Loss From Continuing Operations	$(47)	$(630)	$17		$(660)

Income (Loss) Per Share From Continuing Operations
Weighted average number of common shares outstanding—basic	323				336
Income (Loss) from Continuing Operations per share—basic	$(0.15)				$(1.96)

Weighted average number of common shares outstanding—diluted	323				336
Income (Loss) from Continuing Operations per share—diluted	$(0.15)				$(1.96)

 Unaudited Pro Forma Condensed Combined Consolidated Income Statement
Year ended December 31, 2012

	NRG Energy, Inc. Historical	Edison Mission Energy Historical	Pro Forma Adjustments		Pro Forma Combined
		(in millions, except share and per share data)
Operating revenues
Total operating revenues	$8,422	$1,287	$(44)	(a)	$9,665
Operating Costs and Expenses
Cost of operations	6,087	1,172	—		7,259
Depreciation and amortization	950	268	(88)	(b)	1,130
Selling, general and administrative	892	147	—		1,039
Asset impairments and other charges	—	28	—		28
Acquisition-related transaction and integration costs	107	—	—		107
Development activity expense	36	—	—		36

Total operating costs and expenses	8,072	1,615	(88)		9,599

Operating Income	350	(328)	44		66
Other Income / (Expense)
Equity in earnings of unconsolidated affiliates	37	46	—		83
Gain on bargain purchase (GenOn)	560	—	—		560
Impairment charge on investment	(2)	—	—		(2)
Other income, net	19	14	—		33
Loss on debt extinguishment	(51)	—	—		(51)
Interest expense	(661)	(326)	226	(c)	(761)

Total other income / (expense)	(98)	(266)	226		(138)

Income (Loss) From Continuing Operations Before Income Taxes	252	(594)	270		(72)
Reorganization items, net	—	43	—		43
Income tax expense (benefit)	(327)	160	(101)	(d)	(268)

Income (Loss) From Continuing Operations	$579	$(797)	$371		$153

Income (Loss) Per Share From Continuing Operations
Weighted average number of common shares outstanding—basic	232				245
Income (Loss) from Continuing Operations per share—basic	$2.50				$0.62

Weighted average number of common shares outstanding—diluted	234				247
Income (Loss) from Continuing Operations per share—diluted	$2.47				$0.62

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of September 30, 2013

	NRG Energy, Inc. Historical	Edison Mission Energy Historical(e)	Pro Forma Adjustments		Pro Forma Combined
		(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$2,129	$1,138	$(1,585)	(f)	$1,682
Funds deposited by counterparties	122	—			122
Restricted cash	307	15			322
Accounts receivable—trade, net	1,366	81			1,447
Inventory	861	121			982
Derivative instruments valuation	1,389	35			1,424
Deferred income taxes	—	—			—
Cash Collateral paid in support of energy risk mgmt activities	288	85			373
Renewable energy grant receivable	345	—			345
Prepayments and Other Current Assets	442	50			492

Total current assets	7,249	1,525	(1,585)		7,189
Property, Plant and Equipment
Property, plant and equipment, net of accumulated depreciation	20,600	3,934	(1,445)	(g)	23,089
Other Assets
Equity investments in affiliates	626	543			1,169
Notes receivable, less current portion	76	—			76
Goodwill	1,953	—			1,953
Intangible assets, net of accumulated amortization	1,141	—			1,141
Nuclear decommissioning trust	524	—			524
Derivative instruments	506	21			527
Deferred income taxes	1,499	—			1,499
Other non-current assets	689	1,031			1,720

Total other assets	7,014	1,595	—		8,609

Total Assets	$34,863	$7,054	$(3,030)		$38,887

 Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (Continued)
As of September 30, 2013

	NRG Energy, Inc. Historical	Edison Mission Energy Historical(e)	Pro Forma Adjustments		Pro Forma Combined
		(in millions)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$911	$90			$1,001
Accounts payable	1,140	78			1,218
Payable to affiliates	—	32			32
Derivative instruments valuation	1,064	—			1,064
Deferred income tax	112	—			112
Cash collateral received in support of energy risk mgmt activities	122	—			122
Accrued expenses and other current liabilities	1,033	317			1,350

Total current liabilities	4,382	517	—		4,899
Other Liabilities
Long-term debt and capital leases	15,802	5,133	(3,000)	(h)	17,935
Nuclear decommissioning reserve	290	—			290
Nuclear decommissioning trust liability	303	—			303
Deferred revenues	—	513	(513)	(i)	—
Deferred income taxes	50	53			103
Derivative instruments	372	69			441
Out of market commodity contracts	1,157	—			1,157
Other non current liabilities	1,377	510			1,887

Total non-current liabilities	19,351	6,278	(3,513)		22,116
Total Liabilities	23,733	6,795	(3,513)		27,015
Preferred Stock Mezzanine	249	—			249
Stockholders' Equity
Common stock	4	64	(64)	(j)	4
Additional paid-in capital	7,843	1,137	(787)	(j)(k)	8,193
Retained earnings	4,272	(1,225)	1,225	(j)	4,272
Less treasury stock, at cost	(1,942)	—			(1,942)
Accumulated other comprehensive income	(129)	(109)	109	(j)	(129)
Noncontrolling Interest	833	392			1,225

Total Stockholders' Equity	10,881	259	483		11,623

Total Liabilities and Stockholders' Equity	$34,863	$7,054	$(3,030)		$38,887

  Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(a)
Represents an adjustment to conform EME's policy for recording the receipt of cash grants as deferred revenue to NRG's policy of reducing the value of the related property, plant and equipment. EME had recorded revenue related to these cash grants of $44 million for the year ended December 31, 2012 and $20 million for the nine months ended September 30, 2013.

(b)
Represents the estimated decrease in net depreciation expense resulting from potential fair value adjustments to EME's property, plant and equipment. The estimate is preliminary, subject to change and could vary materially from the actual adjustment on the date of the Acquisition. For each $100 million change in the fair value adjustment to property, plant and equipment, combined depreciation expense would be expected to change by approximately $6 million. The estimated useful lives of the property, plant and equipment range from 3 to 30 years.

(c)
Reflects the estimated decrease in interest expense as NRG will not assume the EME notes in connection with the Acquisition, offset by the estimated increase in interest expense for borrowings necessary to fund the purchase price of the Acquisition. For the year ended December 31, 2012, the estimated decrease in interest expense was $271 million. EME did not record interest expense for the EME notes for the nine months ended September 30, 2013. To fund the purchase price of the Acquisition, NRG estimates that it will issue $700 million of additional senior notes at an estimated interest rate of 6.50%. This would result in approximately $46 million of additional interest expense for the year ended December 31, 2012 and approximately $34 million of additional interest expense for the nine months ended September 30, 2013.

(d)
Represents the adjustment to record the tax effect of the reduction in revenue, depreciation expense and interest expense, calculated utilizing NRG's estimated combined statutory federal and state tax rate of 37.0%.

(e)
Based on the amounts reported in the consolidated balance sheet as of September 30, 2013, certain financial statement line items included in EME's historical presentation have been reclassified to the corresponding line items included in NRG's historical presentation. These reclassifications have no effect on the total assets, total liabilities or stockholders' equity reported by NRG or EME.

(f)
Represents cash utilized to fund the purchase price of the Acquisition.

(g)
Represents the adjustment to reflect EME's property, plant and equipment at its estimated fair value on the date of the Acquisition. The estimate is preliminary, subject to change and could vary materially from the actual adjustment at the date of the Acquisition. For each $100 million change in the fair value adjustment to property, plant and equipment, combined depreciation expense would be expected to change by approximately $6 million. The estimated useful lives of the property, plant and equipment range from 3 to 30 years.

(h)
Represents the estimated decrease in long-term debt as NRG will not assume the $3.7 billion of EME notes in connection with the Acquisition, offset by the estimated increase in long-term debt for borrowings necessary to fund the purchase price of the Acquisition. NRG estimates that it will issue $700 million of additional senior notes at an estimated interest rate of 6.50%. For each 0.25% change in the interest rate, annual interest expense would be expected to change by approximately $2 million.

(i)
Represents an adjustment to conform EME's policy for recording the receipt of cash grants as deferred revenue to NRG's policy of reducing the value of the related property, plant and equipment.

(j)
Represents the issuance of NRG common stock in connection with this offering and adjustments to equity to reflect the impact of the Acquisition.

(k)
The estimated purchase price for the Acquisition is $2,635 million, which is expected to be funded by the following components:

(in millions)
Cash and cash equivalents	$1,585
Senior notes to be issued	700
Common stock issued in this offering	350

$2,635

        The allocation of the preliminary purchase price to the fair values of the assets acquired and liabilities assumed is as follows:

(in millions)
Current assets	$1,525
Property, plant and equipment	2,489
Other non-current assets	1,595

Total assets	5,609
Current liabilities, including current maturities of long-term debt	517
Long-term debt	1,433
Non-current liabilities	632

Total liabilities	2,582
Noncontrolling interest	392

Estimated fair value of net assets acquired	$2,635

        The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of EME's assets and liabilities at the time of the completion of the Acquisition. The final allocation of the purchase price could differ materially from the preliminary allocation used for the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet primarily because power market prices, interest rates and other valuation variables will fluctuate over time and be different at the time of completion of the Acquisition compared to the amounts assumed in the pro forma adjustments.

DESCRIPTION OF OUR CAPITAL STOCK

        The following is a summary of the material terms of NRG's capital stock that will be issued in the acquisition of EME's assets. Because the following is only a summary, it does not contain all of the information that may be important to you. You are encouraged to read NRG's amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as Exhibit 3.1 and Exhibit 3.2, respectively, to the registration statement of which this prospectus forms a part, and is incorporated herein by reference. All references within this section to common stock mean the common stock of NRG unless otherwise noted.

Authorized Capital Stock of NRG

        NRG's amended and restated certificate of incorporation provides that the total number of shares of capital stock which may be issued by NRG is 510,000,000, consisting of 500,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value 0.01 per share.

  NRG Common Stock

        As of October 31, 2013, there were 323,416,260 shares of NRG common stock outstanding. All outstanding shares of NRG common stock are fully paid and nonassessable. The number of outstanding shares of NRG common stock will be increased upon consummation of the transactions contemplated by the Plan, including the issuance of shares of NRG common stock to EME, which will distribute such shares to the unsecured creditors of EME pursuant to the Plan

  NRG Preferred Stock

        As of October 31, 2013, there were 250,000 shares of NRG's 3.625% Convertible Perpetual Preferred Stock issued and outstanding, or the NRG Preferred Stock. All of the outstanding shares of NRG Preferred Stock are held by affiliates of Credit Suisse, and such shares may not be transferred to an entity that is not an affiliate of Credit Suisse without the consent of NRG, such consent not to be unreasonably withheld.

        The NRG Preferred Stock has a liquidation preference of $1,000 per share. Holders of NRG Preferred Stock are entitled to receive, out of funds legally available therefor, cash dividends at the rate of 3.625% per annum, payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. Each share of NRG Preferred Stock is convertible into cash and shares of NRG Common Stock during the 90-day period beginning August 11, 2015 at the option of NRG or the holder, subject to the terms and conditions of the NRG Preferred Stock. The NRG Preferred Stock will be, with respect to dividend rights and rights upon liquidation, winding up or dissolution, senior to NRG Common Stock.

        If a "Fundamental Change" occurs (as defined in the certificate of designations for the NRG Preferred Stock), the holders of the NRG Preferred Stock will have the right to require NRG to repurchase all or a portion of the NRG Preferred Stock for a period of time after the fundamental change at a purchase price equal to 100% of the liquidation preference, plus accumulated and unpaid dividends.

Description of NRG Common Stock

  Voting Rights

        The holders of NRG's common stock are entitled to one vote on each matter submitted for their vote at any meeting of NRG stockholders for each share of common stock held as of the record date for the meeting.

        Generally, the vote of the holders of a majority of the total number of votes of NRG capital stock represented at a meeting and entitled to vote on a matter is required in order to approve such matter. Certain extraordinary transactions and other actions require supermajority votes, including but not limited to the supermajority voting provisions described below in "—Anti-takeover Provisions—Amendments."

  Liquidation Rights

        In the event that NRG is liquidated, dissolved or wound up, the holders of NRG common stock will be entitled to a pro rata share in any distribution to stockholders, but only after satisfaction of all of NRG's liabilities and of the prior rights of any outstanding series of NRG Preferred Stock.

  Dividends

        Subject to preferences that may be applicable to any outstanding preferred stock, the holders of NRG common stock are entitled to dividends when, as and if declared by the NRG Board out of funds legally available for that purpose.

  No Preemptive Rights

        The common stock has no preemptive rights or other subscription rights.

  No Redemption Rights, Conversion Rights or Sinking Fund

        There are no redemption, conversion or sinking fund provisions applicable to the common stock.

  Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Computershare Limited.

  Stock Market Listing

        The common stock is listed on the New York Stock Exchange under the symbol "NRG."

Anti-takeover Provisions

        Some provisions of Delaware law and NRG's amended and restated certificate of incorporation and bylaws could discourage or make more difficult a change in control of NRG without the support of the NRG Board. A summary of these provisions follows.

  Meetings and Elections of Directors

        Special Meetings of Stockholders.    NRG's amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by the NRG Board by a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or the chief executive officer of NRG (or, if there is no chief executive officer, by the most senior executive officer of NRG).

        Elimination of Stockholder Action by Written Consent.    NRG's amended and restated certificate of incorporation and its bylaws provide that holders of NRG common stock cannot act by written consent in lieu of a meeting.

        Classification of Directors.    Directors of NRG are currently divided into three classes of directors with each director serving a three-year term. However, at the 2012 annual meeting of NRG stockholders held on April 25, 2012, NRG stockholders approved an amendment to the amended and restated certificate of incorporation of NRG to declassify the NRG Board. The classified structure will be eliminated over a three-year period through the election of directors whose terms are expiring for one-year terms. Beginning with the 2015 annual meeting of NRG stockholders, the entire NRG Board will be elected annually.

        Removal of Directors.    Until the 2015 annual meeting of NRG stockholders, directors may only be removed for cause. From and after the 2015 annual meeting of NRG stockholders, directors may be removed without or without cause.

        Vacancies.    Any vacancy occurring on the NRG Board and any newly created directorship may be filled only by a majority of the directors remaining in office (even if less than a quorum), subject to the rights of holders of any series of preferred stock.

  Amendments

        Amendment of Certificate of Incorporation.    The provisions described above under "—Special Meetings of Stockholders", "—Elimination of Stockholder Action by Written Consent" and "—Classification of Directors" may be amended only by the affirmative vote of holders of at least two-thirds (2/3) of the combined voting power of outstanding shares of NRG capital stock entitled to vote in the election of directors, voting together as a single class.

        Amendment of Bylaws.    The NRG Board has the power to make, alter, amend, change or repeal NRG's bylaws or adopt new bylaws by the affirmative vote of a majority of the total number of directors then in office. This right is subject to repeal or change by the affirmative vote of a majority of the combined voting power of the then outstanding capital stock of NRG entitled to vote on any amendment or repeal of the bylaws.

  Notice Provisions Relating to Stockholder Proposals and Nominees

        NRG's bylaws also impose some procedural requirements on stockholders who wish to make nominations in the election of directors or propose any other business to be brought before an annual or special meeting of stockholders.

        Specifically, a stockholder may (i) bring a proposal before an annual meeting of stockholders, (ii) nominate a candidate for election to the NRG Board at an annual meeting of stockholders, or (iii) nominate a candidate for election to the NRG Board at a special meeting of stockholders that has been called for the purpose of electing directors, only if such stockholder delivers timely notice to NRG's corporate secretary. The notice must be in writing and must include certain information and comply with the delivery requirements as set forth in the bylaws.

        To be timely, a stockholder's notice must be received at the principal executive offices of NRG:

  •
  in the case of a nomination or other business in connection with an annual meeting of stockholders, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed more than 70 days after the first anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by NRG; or

  •
  in the case of a nomination in connection with a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by NRG.

        With respect to special meetings of stockholders, NRG's bylaws provide that only such business shall be conducted as shall have been stated in the notice of the meeting.

  Delaware Anti-takeover Law

        NRG is subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:

  •
  prior to such time, the NRG Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by the NRG Board and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years did own, 15% or more of NRG's voting stock.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring NRG to negotiate in advance with the NRG Board because the stockholder approval requirement would be avoided if the NRG Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

LEGAL MATTERS

        Certain legal matters relating to the validity of the shares of common stock distributed under this prospectus will be passed upon for us by David R. Hill, Executive Vice President and General Counsel of the Company.

EXPERTS

        The consolidated financial statements and schedule of NRG Energy, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Edison Mission Energy as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Edison Mission Energy's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Midwest Generation, LLC as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Midwest Generation LLC's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. We incorporate by reference the documents listed below that we file with the SEC under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than portions of these documents deemed to be "furnished" or not deemed to be "filed," including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

  •
  our annual report on Form 10-K for the year ended December 31, 2012 filed on February 27, 2013;

  •
  the information specifically incorporated by reference into our Form 10-K from our proxy statement for our 2013 Annual Meeting of Stockholders filed on Schedule 14A on March 13, 2013;

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2013 (filed May 7, 2013), June 30, 2013 (filed August 9, 2013 and September 30, 2013 (filed November 12, 2013)); and

  •
  our current reports on Form 8-K filed on January 9, 2013, March 1, 2013, March 13, 2013, April 29, 2013, May 3, 2013, June 7, 2013, June 10, 2013, September 6, 2013, October 8, 2013, October 18, 2013, October 21, 2013, November 13, 2013 (on which date two reports were filed) and December 2, 2013.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:

NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540
(609) 524-4500
Attention: General Counsel

        You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any securities in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to NRG Energy, Inc. and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings will also be available to you on the SEC's website. The address of this site is http://www.sec.gov.

EDISON MISSION ENERGY AND SUBSIDIARIES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Edison Mission Energy:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income (loss), total equity and cash flows present fairly, in all material respects, the financial position of Edison Mission Energy and its subsidiaries at December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 1 to the consolidated financial statements, on December 17, 2012, the Company and several of its subsidiaries filed voluntary petitions for relief under the provisions of Chapter 11 of the United States Bankruptcy Code. Uncertainties inherent in the bankruptcy process raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 16. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        As discussed in the consolidated statements of total equity, the Company changed the manner in which it accounts for variable interest entities as of January 1, 2010.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 15, 2013

 MIDWEST GENERATION, LLC AND SUBSIDIARIES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and Member of Midwest Generation, LLC:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income (loss), member's equity and cash flows present fairly, in all material respects, the financial position of Midwest Generation, LLC and its subsidiaries at December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 1 to the consolidated financial statements, on December 17, 2012, the Company filed voluntary petitions for relief under the provisions of Chapter 11 of the United States Bankruptcy Code. Uncertainties inherent in the bankruptcy process raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 16. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 15, 2013

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

	Years Ended December 31,
	2012	2011	2010
Operating Revenues	$1,287	$1,653	$1,788
Operating Expenses
Fuel	602	530	531
Plant operations	495	571	538
Plant operating leases	75	75	75
Depreciation and amortization	268	289	229
Asset impairments and other charges	28	714	44
Administrative and general	147	172	177

Total operating expenses	1,615	2,351	1,594

Operating income (loss)	(328)	(698)	194

Other Income (Expense)
Equity in income from unconsolidated affiliates	46	86	104
Dividend income	12	30	19
Interest income	2	1	2
Interest expense	(326)	(322)	(262)
Other income, net	—	15	8

Total other expense	(266)	(190)	(129)

Income (loss) from continuing operations before reorganization items and income taxes	(594)	(888)	65
Reorganization items	43	—	—
Provision (benefit) for income taxes	160	(441)	(16)

Income (Loss) From Continuing Operations	(797)	(447)	81
Income (Loss) from Operations of Discontinued Subsidiaries, net of tax (Note 14)	(112)	(632)	82

Net Income (Loss)	(909)	(1,079)	163

Net (Income) Loss Attributable to Noncontrolling Interests (Note 3)	(16)	1	1

Net Income (Loss) Attributable to Edison Mission Energy Common Shareholder	$(925)	$(1,078)	$164

Amounts Attributable to Edison Mission Energy Common Shareholder
Income (loss) from continuing operations, net of tax	$(813)	$(446)	$82
Income (loss) from discontinued operations, net of tax	(112)	(632)	82

Net Income (Loss) Attributable to Edison Mission Energy Common Shareholder	$(925)	$(1,078)	$164

The accompanying notes are an integral part of these consolidated financial statements.

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in millions)

	Years Ended December 31,
	2012	2011	2010
Net Income (Loss)	$(909)	$(1,079)	$163
Other comprehensive income (loss), net of tax
Valuation allowance on deferred tax asset	(6)	—	—
Pension and postretirement benefits other than pensions:
Prior service adjustment, net of tax	—	—	(7)
Net gain (loss) adjustment, net of tax expense (benefit) of $4, $(10) and $(10) for 2012, 2011 and 2010, respectively	—	(15)	(14)
Amortization of net loss and prior service adjustment included in expense, net of tax	4	2	1
Unrealized gains (losses) on derivatives qualified as cash flow hedges
Unrealized holding gains (losses) arising during the periods, net of income tax expense (benefit) of $(6), $(7), and $37 for 2012, 2011 and 2010, respectively	(17)	(12)	55
Reclassification adjustments included in net income (loss), net of income tax benefit of $16, $25 and $96 for 2012, 2011 and 2010, respectively	(25)	(38)	(144)

Other comprehensive loss, net of tax	(44)	(63)	(109)

Comprehensive Income (Loss)	(953)	(1,142)	54

Comprehensive (Income) Loss Attributable to Noncontrolling Interests	(16)	1	1

Comprehensive Income (Loss) Attributable to Edison Mission Energy Common Shareholder	$(969)	$(1,141)	$55

The accompanying notes are an integral part of these consolidated financial statements.

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2012	December 31, 2011
Assets
Current Assets
Cash and cash equivalents	$888	$1,221
Accounts receivable—trade	73	107
Receivables from affiliates	8	4
Inventory	175	169
Derivative assets	53	40
Restricted cash and cash equivalents	11	103
Margin and collateral deposits	61	41
Prepaid expenses and other	54	49
Assets of discontinued operations	—	207

Total current assets	1,323	1,941

Investments in Unconsolidated Affiliates	534	523

Property, Plant and Equipment, less accumulated depreciation of $1,431 and $1,295 at respective dates	4,516	4,472

Other Assets
Deferred financing costs	44	71
Long-term derivative assets	37	62
Restricted deposits	102	22
Rent payments in excess of levelized rent expense under plant operating leases	836	760
Deferred taxes	—	205
Other long-term assets	128	222

Total other assets	1,147	1,342

Assets of Discontinued Operations	—	45

Total Assets	$7,520	$8,323

The accompanying notes are an integral part of these consolidated financial statements.

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	December 31, 2012	December 31, 2011
Liabilities and Shareholder's Equity
Current Liabilities
Accounts payable	$29	$78
Payables to affiliates	34	187
Accrued liabilities and other	67	163
Derivative liabilities	—	1
Interest payable	1	33
Deferred taxes	—	2
Current portion of long-term debt	307	57
Short-term debt	382	—
Liabilities of discontinued operations	—	27

Total current liabilities	820	548

Liabilities subject to compromise	3,959	—
Long-term debt net of current portion	749	4,855
Deferred taxes and tax credits	81	—
Deferred revenues	533	530
Long-term derivative liabilities	118	90
Other long-term liabilities	528	627
Liabilities of discontinued operations	—	9

Total Liabilities	6,788	6,659

Commitments and Contingencies (Notes 5, 6, 9 and 10)
Equity
Common stock, par value $0.01 per share (10,000 shares authorized; 100 shares issued and outstanding at each date)	64	64
Additional paid-in capital	1,095	1,327
Retained earnings (deficit)	(577)	365
Accumulated other comprehensive loss	(138)	(94)

Total Edison Mission Energy common shareholder's equity	444	1,662

Noncontrolling Interests	288	2

Total Equity	732	1,664

Total Liabilities and Equity	$7,520	$8,323

The accompanying notes are an integral part of these consolidated financial statements.

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF TOTAL EQUITY

(in millions)

	Edison Mission Energy Shareholder's Equity
	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Non- controlling Interests	Total Equity
Balance at December 31, 2009	$64	$1,339	$1,280	$78	$76	$2,837
Impact of consolidation and deconsolidation of variable interest entities(1)	—	—	10	—	(71)	(61)
Net income (loss)	—	—	164	—	(1)	163
Other comprehensive loss, net of tax	—	—	—	(109)	—	(109)
Payments to Edison International (EIX) for stock purchases related to stock-based compensation	—	—	(6)	—	—	(6)
Excess tax benefits related to stock option exercises	—	1	—	—	—	1
Other stock transactions, net	—	6	—	—	—	6
Purchase of noncontrolling interests	—	(10)	—	—	—	(10)

Balance at December 31, 2010	64	1,336	1,448	(31)	4	2,821
Net income (loss)	—	—	(1,078)	—	(1)	(1,079)
Other comprehensive loss, net of tax	—	—	—	(63)	—	(63)
Payments to EIX for stock purchases related to stock-based compensation	—	—	(5)	—	—	(5)
Excess tax benefits related to stock option exercises	—	2	—	—	—	2
Other stock transactions, net	—	4	—	—	—	4
Purchase of noncontrolling interests	—	(15)	—	—	(1)	(16)

Balance at December 31, 2011	64	1,327	365	(94)	2	1,664

Net income (loss)	—	—	(925)	—	16	(909)
Other comprehensive loss, net of tax	—	—	—	(44)	—	(44)
Payments to EIX for stock purchases related to stock-based compensation	—	—	(17)	—	—	(17)
Non-cash distribution to EIX(4)	—	(222)	—	—	—	(222)
Excess tax benefits related to stock option exercises	—	5	—	—	—	5
Other stock transactions, net	—	6	—	—	—	6
Contributions from noncontrolling interests(2)	—	—	—	—	288	288
Distributions to noncontrolling interests	—	—	—	—	(18)	(18)
Transfers of assets to Capistrano Wind Partners(3)	—	(21)	—	—	—	(21)

Balance at December 31, 2012	$64	$1,095	$(577)	$(138)	$288	$732

(1)
Effective January 1, 2010, EME adopted new accounting guidance issued by the FASB related to the consolidation of VIEs. As a result of this guidance, EME prospectively consolidated a 50% interest in American Bituminous Power Partners, L.P. (Ambit) and deconsolidated the Elkhorn Ridge and San Juan Mesa wind projects. The impact of adopting this guidance resulted in a cumulative effect adjustment that increased retained earnings by $10 million.

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF TOTAL EQUITY (Continued)

(in millions)

(2)
Funds contribution by third-party investors related to the Capistrano Wind equity capital raise are reported in noncontrolling interest. For further information, see Note 3—Variable Interest Entities—Projects or Entities that are Consolidated—Capistrano Wind Equity Capital.

(3)
Additional paid in capital was reduced by $21 million due to a new tax basis in the assets transferred to Capistrano Wind Partners. For further information, see Note 3—Variable Interest Entities—Projects or Entities that are Consolidated—Capistrano Wind Equity Capital.

(4)
During the fourth quarter of 2012, EME recorded a non-cash distribution to EIX related to the tax-allocation agreement. See Note 7—Income Taxes—EME—Current and Deferred Taxes.

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

(in millions)

	Years Ended December 31,
	2012	2011	2010
Cash Flows From Operating Activities
Net (loss) income	$(909)	$(1,079)	$163
Adjustments to reconcile (loss) income to net cash provided by operating activities:
Non-cash reorganization items	23	—	—
Equity in income from unconsolidated affiliates	(46)	(85)	(104)
Distributions from unconsolidated affiliates	24	82	91
Depreciation and amortization	292	330	260
Deferred taxes and tax credits	162	(903)	162
Loss on disposal and asset impairments	117	1,738	45
Proceeds from US Treasury Grants	44	388	92
Changes in operating assets and liabilities:
(Increase) decrease in margin and collateral deposits	(20)	14	60
Decrease (increase) in receivables	30	251	(65)
Increase in inventory	(6)	(42)	(17)
(Increase) decrease in prepaid expenses and other	(9)	(9)	7
Decrease (increase) in restricted cash and cash equivalents	(2)	(4)	68
Increase in rent payments in excess of levelized rent expense	(76)	(76)	(95)
Increase (decrease) in payables and other current liabilities	5	172	(141)
Increase in derivative assets and liabilities	(26)	—	(34)
Increase in other operating—assets	(2)	(73)	(12)
(Decrease) increase in other operating—liabilities	(68)	(44)	97

Operating cash flows from continuing operations	(467)	660	577
Operating cash flows from discontinued operations, net	(46)	(34)	29

Net cash (used in) provided by operating activities	(513)	626	606

Cash Flows From Financing Activities
Borrowings under long-term debt	79	481	211
Payments on debt	(56)	(107)	(48)
Borrowings under short-term debt	195	32	96
Borrowing held in escrow pending completion of project construction	97	(97)	—
Cash contributions from noncontrolling interests	288	—	—
Cash dividends to noncontrolling interests	(18)	—	—
Payments to affiliates related to stock-based awards	(17)	(8)	(6)
Excess tax benefits related to stock-based exercises	5	2	1
Financing costs	(9)	(26)	(19)

Net cash provided by financing activities from continuing operations	564	277	235

Cash Flows From Investing Activities
Capital expenditures	(355)	(672)	(556)
Proceeds from return of capital and loan repayments and sale of assets	14	55	34
Proceeds from settlement of insurance claims	2	—	—
Purchase of interest of acquired companies	—	(3)	(4)
Investments in and loans to unconsolidated affiliates	—	(10)	(7)
Maturities of short-term investments	—	—	1
Increase in restricted deposits and restricted cash and cash equivalents	(83)	(4)	(5)
Investments in other assets	(8)	(30)	(7)

Investing cash flows from continuing operations	(430)	(664)	(544)
Investing cash flows from discontinued operations, net	(31)	(14)	(18)

Net cash used in investing activities	(461)	(678)	(562)

Net (decrease) increase in cash and cash equivalents from continuing operations	(333)	273	268
Cash and cash equivalents at beginning of period from continuing operations	1,221	948	680

Cash and cash equivalents at end of period from continuing operations	888	1,221	948

Net (decrease) increase in cash and cash equivalents from discontinued operations	(77)	(48)	11
Cash and cash equivalents at beginning of period from discontinued operations	79	127	116

Cash and cash equivalents at end of period from discontinued operations	$2	$79	$127

The accompanying notes are an integral part of these consolidated financial statements.

MIDWEST GENERATION, LLC AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

	Years Ended December 31,
	2012	2011	2010
Operating Revenues from Marketing Affiliate	$892	$1,286	$1,479
Operating Expenses
Fuel	582	512	519
Plant operations	369	457	447
Depreciation and amortization	128	158	155
Asset impairments and other charges	14	653	48
Administrative and general	18	22	22
Impairment of loan to affiliate (Note 15)	1,378	—	—

Total operating expenses	2,489	1,802	1,191

Operating income (loss)	(1,597)	(516)	288

Other Income (Expense)
Interest and other income	110	114	117
Interest expense	(33)	(40)	(48)

Total other income	77	74	69

Income (loss) before reorganization items and income taxes	(1,520)	(442)	357
Reorganization items	6	—	—
Provision (benefit) for income taxes	(62)	(172)	142

Net Income (Loss)	$(1,464)	$(270)	$215

The accompanying notes are an integral part of these consolidated financial statements.

MIDWEST GENERATION, LLC AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in millions)

	Years Ended December 31,
	2012	2011	2010
Net Income (Loss)	$(1,464)	$(270)	$215
Other comprehensive income (loss), net of tax
Valuation allowance on deferred tax asset	(12)	—	—
Pension and postretirement benefits other than pensions:
Prior service adjustment, net of tax	—	—	(6)
Net gain (loss) adjustment, net of tax expense (benefit) of $0, $(8) and $(4) for 2012, 2011 and 2010, respectively	(1)	(13)	(6)
Amortization of net loss and prior service adjustment included in expense, net of tax	2	1	—
Unrealized gains (losses) on derivatives qualified as cash flow hedges:
Unrealized holding gains arising during period, net of income tax expense of $3, $15 and $29 for 2012, 2011 and 2010, respectively	4	23	45
Reclassification adjustments included in net income, net of income tax benefit of $17, $16 and $58 for 2012, 2011 and 2010, respectively	(26)	(25)	(90)

Other comprehensive loss, net of tax	(33)	(14)	(57)

Comprehensive Income (Loss)	$(1,497)	$(284)	$158

The accompanying notes are an integral part of these consolidated financial statements.

MIDWEST GENERATION, LLC AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED BALANCE SHEETS

(in millions, except unit amounts)

	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$95	$213
Due from affiliates, net (Note 15)	40	109
Inventory	165	159
Interest receivable from affiliate, net (Note 15)	—	55
Derivative assets	2	43
Deferred taxes	—	14
Other current assets	20	17

Total current assets	322	610

Property, Plant and Equipment, less accumulated depreciation of $1,260 and $1,152 at respective dates	2,078	2,185
Notes receivable from affiliate, net (Note 15)	—	1,323
Long-term derivative assets	—	1
Deferred taxes	—	42
Other long-term assets	28	29

Total Assets	$2,428	$4,190

Liabilities and Member's Equity
Current Liabilities
Accounts payable	$10	$35
Accrued liabilities	18	49
Due to affiliates	3	18
Interest payable	1	19
Derivative liabilities	3	2
Current portion of lease financings	6	116

Total current liabilities	41	239

Liabilities subject to compromise	529	—
Lease financings, net of current portion	2	439
Benefit plans and other long-term liabilities	190	243

Total Liabilities	762	921

Commitments and Contingencies (Notes 6, 9 and 10)
Member's Equity
Membership interests, no par value (100 units authorized, issued and outstanding at each date)	—	—
Additional paid-in capital	3,405	3,511
Accumulated deficit	(1,689)	(225)
Accumulated other comprehensive loss	(50)	(17)

Total Member's Equity	1,666	3,269

Total Liabilities and Member's Equity	$2,428	$4,190

The accompanying notes are an integral part of these consolidated financial statements.

MIDWEST GENERATION, LLC AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF MEMBER'S EQUITY

(in millions)

	Membership Interests	Additional Paid-in Capital	Accumulated Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Member's Equity
Balance at December 31, 2009	$—	$3,511	$180	$54	$3,745
Net income	—	—	215	—	215
Other comprehensive loss	—	—	—	(57)	(57)
Cash distribution to parent	—	—	(125)	—	(125)

Balance at December 31, 2010	—	3,511	270	(3)	3,778
Net loss	—	—	(270)	—	(270)
Other comprehensive loss	—	—	—	(14)	(14)
Cash distribution to parent	—	—	(225)	—	(225)

Balance at December 31, 2011	—	3,511	(225)	(17)	3,269
Net loss	—	—	(1,464)	—	(1,464)
Other comprehensive loss	—	—	—	(33)	(33)
Non-cash distribution to parent(1)	—	(106)	—	—	(106)

Balance at December 31, 2012	$—	$3,405	$(1,689)	$(50)	$1,666

(1)
During 2012, Midwest Generation recorded a non-cash distribution to its parent related to the tax-allocation agreement. See Note 7—Income Taxes—Midwest Generation—Current and Deferred Taxes.

The accompanying notes are an integral part of these consolidated financial statements.

MIDWEST GENERATION, LLC AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Years Ended December 31,
	2012	2011	2010
Cash Flows From Operating Activities
Net (loss) income	$(1,464)	$(270)	$215
Adjustments to reconcile (loss) income to net cash provided by operating activities:
Non-cash reorganization items	6	—	—
Depreciation and amortization	129	160	156
Deferred taxes and tax credits	54	(145)	(33)
Loss on disposal and asset impairments	14	653	48
Impairment of loan to affiliate	1,378	—	—
Other items	—	—	(3)
Changes in operating assets and liabilities:
Decrease in due to/from affiliates	(64)	28	9
Increase in inventory	(6)	(36)	(15)
Increase in other current assets	(3)	(25)	(2)
Decrease in emission allowances	—	2	9
Decrease in accounts payable and other current liabilities	(34)	(7)	(3)
Decrease in interest payable	(5)	(4)	(4)
Decrease (increase) in derivative assets and liabilities	6	1	(20)
Increase in other operating—liabilities	2	7	44

Net cash provided by operating activities	13	364	401

Cash Flows From Financing Activities
Cash distributions to parent	—	(225)	(125)
Repayments of lease financing	(116)	(109)	(120)

Net cash used in financing activities	(116)	(334)	(245)

Cash Flows From Investing Activities
Capital expenditures	(30)	(103)	(107)
Proceeds from sale of assets	3	—	—
Proceeds from sale of emission allowances	—	—	3
Proceeds from settlement of insurance claims	2	—	1
Increase in restricted deposits and restricted cash and cash equivalents	(2)	—	—
Investments in other assets	—	(18)	—
Repayment of loan from affiliate	12	9	5

Net cash used in investing activities	(15)	(112)	(98)

Net (decrease) increase in cash and cash equivalents	(118)	(82)	58
Cash and cash equivalents at beginning of period	213	295	237

Cash and cash equivalents at end of period	$95	$213	$295

The accompanying notes are an integral part of these consolidated financial statements.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted)

        This is a combined annual report of Edison Mission Energy (EME) and its indirect subsidiary Midwest Generation, LLC (Midwest Generation). EME is a holding company whose subsidiaries and affiliates are engaged in the business of developing, acquiring, owning or leasing, operating and selling energy and capacity from independent power production facilities. EME also sells energy and capacity under contracts to specific purchasers, or on a merchant basis in the marketplace and into wholesale markets. It also engages in hedging and energy trading activities in power markets, and provides scheduling and other services through its Edison Mission Marketing & Trading, Inc. (EMMT) subsidiary.

        EME's coal-fired facilities are primarily owned or leased and operated by Midwest Generation. As of December 31, 2012, Midwest Generation operated 4,619 megawatts (MW) of power plants in Illinois (the Midwest Generation plants) based on installed capacity acknowledged by PJM Interconnection, LLC (PJM):

  •
  the Powerton, Joliet, Will County, and Waukegan coal-fired generating plants consisting of 4,314 MW; and

  •
  the Fisk and Waukegan on-site, oil-fired generating peakers consisting of 305 MW.

        Midwest Generation leases the Powerton Station and Units 7 and 8 of the Joliet Station from third-party lessors pursuant to a sale-leaseback transaction completed in August 2000 (the Powerton and Joliet Sale Leaseback). Midwest Generation's obligations under these leases are guaranteed by EME. In connection with the Powerton and Joliet Sale Leaseback, Midwest Generation facilitated the issuance of lessor debt of $1.147 billion in the form of pass-through certificates (the Senior Lease Obligation Bonds).

        In December 2012, EME completed a transaction that transferred substantially all of the remaining assets and certain specified liabilities of its coal-fired generating facility in Indiana County, Pennsylvania (Homer City) as well as its leasehold interest in the Homer City generating station to an affiliate of General Electric Capital Corporation (GECC).

        EME is incorporated under the state laws of Delaware and is an indirect subsidiary of Edison International (EIX). Midwest Generation, a Delaware limited liability company, is a wholly owned subsidiary of Edison Mission Midwest Holdings Co. Edison Mission Midwest Holdings is a wholly owned subsidiary of Midwest Generation EME, LLC, which is in turn a wholly owned subsidiary of EME.

Chapter 11 Cases

        During 2012, EME and Midwest Generation experienced operating losses due to low realized energy and capacity prices, high fuel costs and low generation at the Midwest Generation plants. These operating losses are a continuation of trends initially experienced in the fourth quarter of 2011. A continuation of these adverse trends coupled with pending debt maturities and the need to retrofit the Midwest Generation plants to comply with governmental regulations were expected to exhaust EME's and Midwest Generation's liquidity. Consequently, on December 17, 2012, EME and 16 of its wholly owned subsidiaries, Camino Energy Company, Chestnut Ridge Energy Company, Edison Mission Energy Fuel Services, LLC, Edison Mission Fuel Resources, Inc., Edison Mission Fuel

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

Transportation, Inc., Edison Mission Holdings Co., Edison Mission Midwest Holdings Co., Midwest Finance Corp., Midwest Generation EME, LLC, Midwest Generation, Midwest Generation Procurement Services, LLC, Midwest Peaker Holdings, Inc., Mission Energy Westside, Inc., San Joaquin Energy Company, Southern Sierra Energy Company and Western Sierra Energy Company (collectively, the Debtor Entities) filed voluntary petitions for relief under Chapter 11 (the Chapter 11 Cases) of the United States Bankruptcy Code (the Bankruptcy Code) in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the Bankruptcy Court).

        The Debtor Entities remain in possession of their property and continue their business operations uninterrupted as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Other than the Debtor Entities, none of EME's other direct or indirect subsidiaries is a debtor in the Chapter 11 Cases.

        Under Section 362 of the Bankruptcy Code, the filing of the Chapter 11 Cases automatically stayed most actions against the Debtor Entities, including actions to enforce the payment of EME's $3.7 billion of unsecured senior notes and Midwest Generation's obligations related to the Powerton and Joliet Sale Leaseback. Absent an order from the Bankruptcy Court, substantially all of the Debtor Entities' pre-petition liabilities are subject to settlement under a reorganization plan.

        The filing of the Chapter 11 Cases constitutes events of default of Midwest Generation's obligations under the Powerton and Joliet Sale Leaseback, and under instruments governing the Senior Lease Obligation Bonds issued to finance these leases. On December 16, 2012, EME and Midwest Generation entered into a forbearance agreement with the Powerton and Joliet leases' owner-lessors, the owner-lessors' equity owners, and approximately 72 percent of the holders of the Senior Lease Obligation Bonds. Under the terms of the agreement, the parties agreed to forbear from exercising certain rights and remedies for 60 days. Under the terms of the agreement, Midwest Generation did not make the scheduled payments of $76 million on January 2, 2013 but on February 15, 2013, did pay the ratable portion of the rent due under the leases attributable to the period between December 17, 2012 and January 2, 2013 of $7 million. On February 28, 2013, the parties agreed to extend the forbearance agreement until the earlier of April 5, 2013 or notice of withdrawal from the agreement by approximately 60 percent of the holders of the Senior Lease Obligation Bonds. The Chapter 11 Cases may also constitute events of default under the $191 million nonrecourse financing of the Wildorado, San Juan Mesa and Elkhorn Ridge wind projects (the Viento II Financing) and the $69 million nonrecourse financing of the High Lonesome wind project. Short-term forbearance agreements have been executed with the lenders and the EME subsidiary borrowers to these financing agreements and, as a result, the EME subsidiaries that have obligations pursuant to these financings are currently not included in the Chapter 11 Cases. The Chapter 11 Cases could also potentially give rise to counterparty rights and remedies under other documents. For further discussion, see Note 5—Debt and Credit Agreements and Note 9—Commitments and Contingencies—Powerton and Joliet Sale Leaseback.

        Midwest Generation is not expected to generate sufficient cash flows from operating activities, and will likely need to borrow funds, receive additional contributions from EME or find other sources of capital to fund the retrofits of its coal-fired plants. EME's ability to provide capital to Midwest Generation is subject to its own liquidity constraints and oversight by EME's creditors. Accordingly, to

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

conserve cash, Midwest Generation has applied for a variance which could delay certain capital expenditures for environmental retrofits at the Midwest Generation plants. There is no assurance that Midwest Generation will be able to obtain such a variance.

        Following extensive discussions with certain of its unsecured noteholders (the Noteholders) and EIX regarding EME's financial condition, in December 2012, EME entered into a Transaction Support Agreement (the Support Agreement) with these parties. The Support Agreement contemplates agreements between the parties, subject to the execution of definitive documentation and the approval of the Bankruptcy Court, that are intended to maximize the value of the Debtor Entities' estates and ultimately result in a substantial deleveraging of EME's balance sheet. The Support Agreement provides that the parties will negotiate a Master Restructuring Agreement that will provide for amendment and assumption of tax-allocation agreements to provide for tax payments through December 31, 2014, and provides for the cancellation of EIX's 100 percent equity interest in EME on the effective date of a confirmed plan of reorganization. If EME is unable to implement the restructuring contemplated by the Support Agreement, it is unclear whether EME, Midwest Generation and the other Debtor Entities will be able to reorganize their businesses. There can be no assurance as to the timing of receipt of required approvals or when a restructuring plan might become effective. For further discussion, see Note 5—Debt and Credit Agreements and Note 16—Restructuring Activities.

        At December 31, 2012, EME, and its subsidiaries without contractual dividend restrictions, had cash and cash equivalents of $815 million, which includes Midwest Generation cash and cash equivalents of $95 million. EME's and Midwest Generation's previous revolving credit agreements have been terminated or expired and no longer are sources of liquidity.

        The accompanying consolidated financial statements have been prepared assuming that EME and Midwest Generation will continue as going concerns. Financial statements prepared on this basis assume the realization of assets and the satisfaction of liabilities in the normal course of business for the 12-month period following the date of the financial statements. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary if EME and Midwest Generation were unable to continue as going concerns. EME and Midwest Generation are currently developing a plan for their restructuring, but there is no assurance such a plan will be successfully implemented. EME's and Midwest Generation's ability to continue as going concerns is dependent on many factors, including the successful development of a confirmed plan of reorganization and an emergence from bankruptcy. Uncertainty as to the outcome of these factors raises substantial doubt about EME's and Midwest Generation's ability to continue as going concerns.

Basis of Presentation

        The consolidated financial statements of EME reflect the accounts of EME and its subsidiary, Midwest Generation. The consolidated financial statements of EME also include the accounts of partnerships in which EME has a controlling interest and variable interest entities (VIEs) in which EME is deemed the primary beneficiary. EME's investments in unconsolidated affiliates and VIEs, in which EME is not deemed to be the primary beneficiary, are mainly accounted for by the equity method. For a discussion of EME's VIEs, see Note 3—Variable Interest Entities. Midwest Generation's

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

consolidated financial statements include the accounts of Midwest Generation and its subsidiaries. All significant intercompany balances and transactions have been eliminated for each reporting entity. The notes to the consolidated financial statements apply to EME and Midwest Generation as indicated parenthetically next to each corresponding disclosure.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires EME and Midwest Generation to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash Equivalents

        Cash equivalents included money market funds totaling $615 million and $1.2 billion for EME and $75 million and $195 million for Midwest Generation at December 31, 2012 and December 31, 2011, respectively. The carrying value of cash equivalents equals the fair value as all investments have original maturities of less than three months.

Restricted Cash and Cash Equivalents, and Restricted Deposits

        Restricted deposits consisted of cash balances that are restricted to pay amounts required for lease payments, debt service or to provide collateral. At December 31, 2012, EME' restricted cash and deposits included $49 million to support outstanding letters of credit issued under EME's letter of credit facilities. At December 31, 2011, EME's restricted deposits included $97 million received from a wind project financing that had been held in escrow.

        Restricted deposits of $4 million and $3 million as of December 31, 2012 and 2011, respectively, were included in other long-term assets on Midwest Generation's consolidated balance sheet. These cash balances are restricted to provide collateral or other deposits required by contract.

Inventory

        Inventory is stated at the lower of weighted-average cost or market. Inventory is recorded at actual cost when purchased and then expensed at weighted-average cost as used. Inventory consisted of the following:

	EME		Midwest Generation
	December 31,		December 31,
(in millions)	2012	2011	2012	2011
Coal, fuel oil and other raw materials	$123	$120	$119	$117
Spare parts, materials and supplies	52	49	46	42

Total inventory	$175	$169	$165	$159

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

VIEs (EME only)

        A VIE is a legal entity whose equity owners do not have sufficient equity at risk, or as a group, the holders of the equity investment at risk lack any of the following three characteristics: decision making rights, the obligation to absorb losses, or the right to receive the residual returns of the entity. The primary beneficiary is identified as the variable interest holder that has both the power to direct the activities of the VIE that most significantly impact the entity's economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE. The primary beneficiary is required to consolidate the VIE unless specific exceptions or exclusions are met. Commercial and operating activities are generally the factors that most significantly impact the economic performance of VIEs in which EME has a variable interest. Commercial and operating activities include construction, operation and maintenance, fuel procurement, dispatch and compliance with regulatory and contractual requirements.

Allocation of Net Income or Losses to Investors in Certain VIEs (EME only)

        During 2012, EME raised third-party capital to support the development of a portion of EME's wind portfolio by selling indirect equity interests in certain wind projects through a new venture, Capistrano Wind Partners. Capistrano Wind Partners' partnership agreements contain complex allocation provisions for taxable income and losses, tax credits and cash distributions. EME allocates net income for this consolidated investment to third-party investors based on the Hypothetical Liquidation Book Value (HLBV) method. HLBV is a balance sheet oriented approach that calculates the change in the claims of each partner on the net assets of the investment at the beginning and end of each period. Each partner's claim is equal to the amount each party would receive or pay if the net assets of the investment were to liquidate at book value and the resulting cash was then distributed to investors in accordance with their respective liquidation preferences. EME reports the net income (loss) attributable to the third-party investors as income (loss) attributable to noncontrolling interests in the consolidated statements of operations. For further information, see Note 3—Variable Interest Entities—Categories of VIEs—Capistrano Wind Equity Capital.

Purchased Emission Allowances, Exemptions and Offsets (EME only)

        Purchased emission allowances are stated at the lower of weighted-average cost or market. Purchased emission allowances are recorded at cost when purchased and then expensed at weighted-average cost as used. Cost is reduced to market value if the market value of emission allowances has declined and it is probable that revenues earned from the generation of power will not cover the amounts recorded in the ordinary course of business. Purchased emission allowances are classified as current or long-term assets based on the time the allowances are expected to be used. At December 31, 2012 and 2011, EME had $16 million and $76 million, respectively, of purchased emission allowances, exemptions and offsets, primarily related to the Walnut Creek facility, reflected in other long-term assets in the accompanying consolidated balance sheets.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

Property, Plant and Equipment

        Property, plant and equipment, including leasehold improvements and construction in progress, are capitalized at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful life of the property, plant and equipment and over the shorter of the lease term or estimated useful life for leasehold improvements. The costs of repairs and maintenance, including periodic major maintenance, are expensed as incurred.

        As part of the acquisition of the Midwest Generation plants, EME acquired emission allowances under the United States Environmental Protection Agency's (US EPA) Acid Rain Program. EME uses these emission allowances in the normal course of its business to generate electricity and has classified them as part of property, plant and equipment. Acquired emission allowances are amortized on a straight-line basis.

        Estimated useful lives for property, plant and equipment are as follows:

	EME	Midwest Generation
Power plant facilities	2.75 to 35 years	2.75 to 30 years
Leasehold improvements	Shorter of life of lease or estimated useful life	Shorter of life of lease or estimated useful life
Emission allowances	25 to 33.75 years	25 to 33.75 years
Equipment, furniture and fixtures	3 to 10 years	3 to 7 years
Plant and equipment under lease financing	not applicable	30 to 33.75 years

        The remaining estimated useful life or lease term at December 31, 2012 for the Midwest Generation plants is as follows. Estimated useful lives of individual facilities could be impacted by decisions related to the installation of environmental remediation equipment. If environmental compliance equipment is not installed, the useful life may be shortened.

Joliet Unit 6	6 years
Joliet Units 7 and 8(1)	18 years
Powerton Station(1)	21 years
Will County Station	17 years

(1)
Represents leased facilities. The leases may be renewed based on criteria outlined in their respective agreements.

        Interest incurred on funds borrowed by EME is capitalized during the construction period. Such capitalized interest is included in property, plant and equipment. Capitalized interest is amortized over the depreciation period of the major plant and facilities for the respective project. Capitalized interest was $31 million, $27 million and $54 million in 2012, 2011 and 2010, respectively. Midwest Generation did not record capitalized interest during the period.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

Asset Retirement Obligations

        Authoritative guidance on asset retirement obligations (AROs) requires entities to record the fair value of a liability for an ARO in the period in which it is incurred, including a liability for the fair value of a conditional ARO, if the fair value can be reasonably estimated even though uncertainty exists about the timing and/or method of settlement. When an ARO liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is increased for accretion expense to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Settlement of an ARO liability for an amount other than its recorded amount results in an increase or decrease in expense.

        EME and Midwest Generation have recorded a liability representing expected future costs associated with site reclamations, facilities dismantlement and removal of environmental hazards, which is included in other long-term liabilities on EME's consolidated balance sheets and benefit plans and other long-term liabilities on Midwest Generation's consolidated balance sheets.

Impairment of Long-Lived Assets

        EME and Midwest Generation evaluate the impairment of long-lived assets based on a review of estimated future cash flows expected to be generated whenever events or changes in circumstances indicate that the carrying amount of such investments or assets may not be recoverable. EME's and Midwest Generation's unit of account is at the plant level and, accordingly, the closure of a unit at a multi-unit site would not result in an impairment of property, plant and equipment unless such condition were to affect an impairment assessment on the entire plant. If the carrying amount of a long-lived asset exceeds the expected future cash flows, undiscounted and without interest charges, an impairment loss is recognized for the excess of the carrying amount over fair value. Fair value is determined via market, cost and income based valuation techniques, as appropriate. For further discussion, see Note 13—Asset Impairments and Other Charges.

        EME also evaluates investments in unconsolidated affiliates for potential impairment. If the carrying value of an unconsolidated affiliate exceeds its fair value, an impairment loss is recorded if the decline is other than temporary.

Sale Leaseback

        Midwest Generation has entered into the Powerton and Joliet Sale Leaseback and EME has provided guarantees related to this transaction. Under the terms of the leases (33.75 years for Powerton and 30 years for Joliet), Midwest Generation makes semi-annual lease payments on each January 2 and July 2, which began January 2, 2001. If a lessor intends to sell its interest in the Powerton or Joliet Stations, Midwest Generation has a right of first refusal to acquire the interest at fair market value. Under the terms of each lease, Midwest Generation may request a lessor, at its option, to refinance the lessor debt, which, if completed, would affect the base lease rent. The gain on the sale of the power stations has been deferred and is being amortized over the term of the leases. For additional information on the Powerton and Joliet Sale Leaseback, see Note 9—Commitments and Contingencies—Lease Commitments.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

EME

        EME accounts for long-term leases associated with the Powerton and Joliet Sale Leaseback as operating leases on its separate consolidated financial statements. Minimum lease payments under operating leases are levelized (total minimum lease payments divided by the number of years of the lease) and recorded as rent expense over the terms of the leases. Lease payments in excess of the minimum are recorded as rent expense in the year incurred.

Midwest Generation

        Midwest Generation accounts for the Powerton and Joliet Sale Leaseback as a lease financing in its separate consolidated financial statements. Accordingly, Midwest Generation records the power plants as assets in a similar manner to a capital lease and records depreciation expense from the power plants and interest expense from the lease financing.

Allowance for Losses on Notes Receivable (Midwest Generation only)

        Notes receivable are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. A valuation allowance will be recorded when it is probable that Midwest Generation will be unable to collect amounts due, including principal and interest, according to the contractual terms and schedule of the loan agreement. For additional information on Midwest Generation's impaired intercompany loan, see Note 15—Related Party Transactions.

Accounting for Reorganization

        As a result of the EME and Midwest Generation Chapter 11 Cases, realization of assets and satisfaction of liabilities are subject to a significant number of uncertainties. The consolidated financial statements prepared under Accounting Standards Codification (ASC) 852 Reorganizations require the following accounting policies for debtors-in-possession.

Liabilities Subject to Compromise (LSTC)

        Unsecured prepetition liabilities that have at least a possibility of not being fully repaid have been reclassified into LSTC, a separate line item on the consolidated balance sheet. LSTC, including claims that have become known after the bankruptcy filing, are reported on the basis of the probably allowed claim. For additional information, see Note 16—Restructuring Activities.

Reorganization Items

        Adjustments to amounts classified as LSTC are presented as Reorganization Items, a separate line item on the consolidated statement of operations. Reorganization items include the write off of deferred financing costs of $15 million related to the classification of EME's senior notes as part of LSTC. Reorganization items also include direct and incremental costs of bankruptcy, such as professional fees. For additional information, see Note 16—Restructuring Activities.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

Interest Expense

        EME and Midwest Generation will not pay interest expense during bankruptcy and it is not expected to be an allowable claim. Therefore, the filing entities will not accrue interest expense for financial reporting purposes; however, unpaid contractual interest is calculated for disclosure purposes.

Deferred Financing Costs (EME only)

        Bank, legal and other direct costs incurred in connection with obtaining financing are deferred and amortized as interest expense on a basis that approximates the effective interest rate method over the term of the related debt. Amortization of deferred financing costs charged to interest expense was $19 million, $15 million and $5 million in 2012, 2011 and 2010, respectively. For additional information, see "Reorganization Items" above.

Revenue Recognition

        Generally, revenues and related costs are recognized when electricity is generated, or services are provided, unless the transaction is accounted for as a derivative and does not qualify for the normal purchases and sales exception. EME's subsidiaries enter into power and fuel hedging, optimization transactions and energy trading contracts, all subject to market conditions. One of EME's subsidiaries executes these transactions primarily through the use of physical forward commodity purchases and sales and financial commodity swaps and options. With respect to its physical forward contracts, EME's subsidiaries generally act as the principal, take title to the commodities, and assume the risks and rewards of ownership. EME's subsidiaries record the settlement of non-trading physical forward contracts on a gross basis. EME nets the cost of purchased power against related third-party sales in markets that use locational marginal pricing, currently PJM. Financial swap and option transactions are settled net and, accordingly, EME's subsidiaries do not take title to the underlying commodity. Therefore, gains and losses from settlement of financial swaps and options are recorded net in operating revenues in the accompanying consolidated statements of operations.

        Revenues under certain long-term power sales contracts are recognized based on the output delivered at the lower of the amount billable or the average rate over the contract term. The excess of the amounts billed over the portion recorded as revenues is reflected in deferred revenues on the consolidated balance sheets.

        EME accounts for grant income on the deferred method and, accordingly, will recognize operating revenues related to such income over the estimated useful life of the projects. EME received US Treasury Grants of $44 million in 2012 and a total of $388 million in 2011.

Power Purchase Agreements (EME only)

        EME enters into long-term power purchase agreements in the normal course of business. A power purchase agreement may be considered a variable interest in a VIE. Under this classification, the power purchase agreement is evaluated to determine if EME is the primary beneficiary in the VIE, in which case, such entity would be consolidated. EME does not have any power purchase agreements in which it is the primary beneficiary.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

        A power purchase agreement may also contain a lease for accounting purposes. This generally occurs when a power purchase agreement (signed or modified after June 30, 2003) designates a specific power plant in which the buyer purchases substantially all of the output and does not otherwise meet a fixed price per unit of output exception. EME has a number of power purchase agreements that contain leases in which EME is considered the lessor. These agreements are classified as operating leases. EME records rental income under these contracts as electricity is delivered at rates defined in power sales agreements. Revenues from these power sales agreements were $124 million, $109 million and $81 million in 2012, 2011 and 2010, respectively.

        A power purchase agreement that does not contain a lease may be classified as a derivative subject to a normal purchases and sales exception, in which case the power purchase agreement is classified as an executory contract. The contracts that are not eligible for the normal purchases and sales exception are defined as a derivative and are recorded on the consolidated balance sheets at fair value. For further information on derivatives and hedging activities, see Note 6—Derivative Instruments and Hedging Activities.

        Power purchase agreements that do not meet the preceding classification are accounted for on the accrual basis.

Derivative Instruments and Hedging Activities

        Authoritative guidance on derivatives and hedging establishes accounting and reporting standards for derivative instruments (including certain derivative instruments embedded in other contracts). EME and Midwest Generation are required to record derivatives on their balance sheets as either assets or liabilities measured at fair value unless otherwise exempted from derivative treatment as normal purchases and sales. All changes in the fair value of derivative instruments are recognized currently in earnings, unless specific hedge criteria are met, which requires that EME and Midwest Generation formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

        EME and Midwest Generation use derivative instruments to reduce their exposure to market risks that arise from price fluctuations of electricity, capacity, fuel, emission allowances, transmission rights and interest rates. The derivative financial instruments vary in duration, ranging from a few days to several years, depending upon the instrument. To the extent that EME and Midwest Generation do not use derivative instruments to hedge these market risks, the unhedged portions will be subject to the risks and benefits of spot market price movements.

        Risk management positions may be designated as cash flow hedges or economic hedges, which are derivatives that are not designated as cash flow hedges. Economic hedges are accounted for at fair value on EME's and Midwest Generation's consolidated balance sheets as derivative assets or liabilities with offsetting changes recorded on the consolidated statements of operations. For derivative instruments that qualify for hedge accounting treatment, the fair value is recognized on EME's and Midwest Generation's consolidated balance sheets as derivative assets or liabilities with offsetting changes in fair value, to the extent effective, recognized in accumulated other comprehensive loss until reclassified into earnings when the related forecasted transaction occurs. The portion of a cash flow

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

hedge that does not offset the change in the fair value of the transaction being hedged, which is commonly referred to as the ineffective portion, is immediately recognized in earnings.

        Derivative instruments that are utilized for EME's trading purposes are measured at fair value and included on the consolidated balance sheets as derivative assets or liabilities, with offsetting changes recognized in operating revenues on the consolidated statements of operations.

        The accounting guidance for cash flow hedges provides that the effective portion of gains or losses on derivative instruments designated and qualifying as cash flow hedges be reported as a component of other comprehensive loss and be reclassified into earnings in the same period during which the hedged forecasted transaction affects earnings. The remaining gains or losses on the derivative instruments, if any, must be recognized currently in earnings.

        Where EME's and Midwest Generation's derivative instruments are subject to a master netting agreement and the criteria of authoritative guidance are met, EME and Midwest Generation present their derivative assets and liabilities on a net basis on their consolidated balance sheets. In addition, derivative positions are offset against margin and cash collateral deposits. The results of derivative activities are recorded in cash flows from operating activities on the consolidated statements of cash flows.

Stock-Based Compensation (EME only)

        EIX's stock options, performance shares, deferred stock units and restricted stock units have been granted to EME employees under EIX's long-term incentive compensation programs. Generally, EIX does not issue new common stock for settlement of equity awards. Rather, a third party is used to purchase shares from the market and deliver for settlement of option exercises, performance shares, and restricted stock units. EIX has discretion to settle certain performance shares awards in common stock; however, awards are generally settled half in cash and half in common stock. Deferred stock units granted to management are settled in cash and represent a liability. Restricted stock units are settled in common stock; however, EIX will substitute cash awards to the extent necessary to pay tax withholding or any government levies.

        EME recognizes stock-based compensation expense on a straight-line basis over the requisite service period. EME recognizes stock-based compensation expense for awards granted to retirement-eligible participants on a prorated basis over the initial year or over the period between the date of grant and the date the participant first becomes eligible for retirement. At approximately the same time as the commencement of the Chapter 11 Cases, EME ceased participating in EIX's long-term incentive compensation programs, and does not expect that any new EIX stock-based compensation will be awarded to EME employees.

Income Taxes and Tax-Allocation Agreements

EME

        EME is included in the consolidated federal and combined state income tax returns of EIX and participates in tax-allocation agreements with other subsidiaries of EIX. EME's tax provision is

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

determined using the "benefits for losses" method. This method is similar to a separate company return, except that EME recognizes, without regard to separate company limitations, additional tax liabilities or benefits based on the impact to the combined group including EME's taxable income or losses and state apportionment factors. Realization of any tax benefits generated by EME is dependent on EME's continued inclusion in the consolidated EIX tax returns, and the generation of sufficient consolidated taxable income by the EIX consolidated tax group prior to the expiration of the loss and credit carryforwards. Differences between amounts recorded in tax provision under the benefits for losses method and the amount of cash expected to be paid or received through the intercompany tax allocation agreements are recorded to equity.

        EME accounts for deferred income taxes using the asset-and-liability method, wherein deferred tax assets and liabilities are recognized for future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities using enacted income tax rates. In evaluating the realization of tax sharing assets, EME must determine the likelihood of receiving future tax-sharing payments under the tax-allocation agreements. In evaluating the realization of its deferred income tax assets, EME must determine whether it is more likely than not the EIX consolidated tax group will generate sufficient taxable income to utilize EME's deferred income tax assets during the period in which EME will likely remain part of the EIX consolidated income tax returns, or if it is more likely than not EME would utilize the deferred income tax assets on its own, after its expected separation from the group at its emergence from bankruptcy. During 2012, EME recorded a valuation allowance against its net deferred tax assets. For further information regarding the valuation allowance, see Note 7—Income Taxes.

        Investment and energy tax credits are deferred and amortized over the term of the power purchase agreement of the respective project while production tax credits are recognized when earned. EME's investments in wind-powered electric generation projects qualify for federal production tax credits, unless a US Treasury Grant has been elected. Certain of EME's wind projects also qualify for state tax credits, which are accounted for similarly to federal production tax credits.

        Interest income, interest expense and penalties associated with income taxes are reflected in provision (benefit) for income taxes on EME's consolidated statements of operations.

Midwest Generation

        Midwest Generation is included in the consolidated federal and state income tax returns of EIX and is party to a tax-allocation agreement with its parent Edison Mission Midwest Holdings (the Midwest Generation Tax Allocation Agreement). Midwest Generation's tax allocation method is to allocate current tax liabilities or benefits on a separate return basis, except for the use of state tax apportionment factors of the EIX group for purposes of determining state income taxes. The Midwest Generation Tax Allocation Agreement only permits the use of net operating losses to offset future taxable income and does not include the right to receive payments. Accordingly, if Midwest Generation offsets net operating loss carryforwards against taxable income in the future, such tax benefits are accounted for as non-cash equity contributions from its parent at the time of use. Tax benefits recognized associated with net operating losses carrybacks that are not paid under the Midwest

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

Generation Tax Allocation Agreement are accounted for as non-cash distributions to the parent company.

        Midwest Generation accounts for deferred income taxes using the asset-and-liability method, wherein deferred tax assets and liabilities are recognized for future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities using enacted income tax rates. In evaluating the realization of deferred income tax assets, Midwest Generation must determine whether it is more likely than not it would utilize its own deferred income tax assets in a hypothetical tax return prepared on a separate company basis. During 2012, Midwest Generation recorded a valuation allowance against its net deferred tax assets. For further information regarding the valuation allowance, see Note 7—Income Taxes.

        Also, while Midwest Generation is generally subject to separate return limitations for net losses, under the Midwest Generation Tax Allocation Agreement it is permitted to transfer to Edison Mission Midwest Holdings, or its subsidiaries, net operating loss benefits or other current or deferred tax attributions, which would not yet be realized in a separate return in exchange for a reduction in Midwest Generation's intercompany account balances (including subordinated loans). Differences between amounts recorded in tax provision based on a hypothetical tax return prepared on a separate company basis and the amount of cash expected to be paid or received through the Midwest Generation Tax Allocation Agreement are recorded to equity.

        Interest income, interest expense and penalties associated with income taxes are reflected in provision (benefit) for income taxes on Midwest Generation's consolidated statements of operations.

New Accounting Guidance

Accounting Guidance Adopted in 2012

Fair Value Measurement

        In May 2011, the Financial Accounting Standards Board (FASB) issued an accounting standards update modifying the fair value measurement and disclosure guidance. This guidance prohibits grouping of financial instruments for purposes of fair value measurement and requires the value be based on the individual security. This amendment also results in new disclosures primarily related to Level 3 measurements including quantitative disclosure about unobservable inputs and assumptions, a description of the valuation processes and a narrative description of the sensitivity of the fair value to changes in unobservable inputs. EME and Midwest Generation adopted this guidance effective January 1, 2012. For further information, see Note 4—Fair Value Measurements.

Presentation of Comprehensive Income

        In June 2011 and December 2011, the FASB issued accounting standards updates on the presentation of comprehensive income. An entity can elect to present items of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate but consecutive statements. EME and Midwest Generation adopted this guidance January 1, 2012 and elected to present two separate but consecutive statements. The adoption

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

of these accounting standards updates did not change the items that constitute net income and other comprehensive income.

Accounting Guidance Not Yet Adopted

Offsetting Assets and Liabilities

        In December 2011 and December 2012, the FASB issued accounting standards updates modifying the disclosure requirements about the nature of an entity's rights of offsetting assets and liabilities in the statement of financial position under master netting agreements and related arrangements associated with financial and derivative instruments. The guidance requires increased disclosure of the gross and net recognized assets and liabilities, collateral positions and narrative descriptions of setoff rights. EME and Midwest Generation adopted this guidance effective January 1, 2013.

Presentation of Items Reclassified out of Accumulated Other Comprehensive Income

        In February 2013, the FASB issued an accounting standards update which requires disclosure related to items reclassified out of accumulated other comprehensive income. The guidance requires companies to present separately, for each component of other comprehensive income, current period reclassifications and the remainder of the current-period other comprehensive income. In addition, for certain current period reclassifications, an entity is required to disclose the effect of the item reclassified out of accumulated other comprehensive income on the respective line item(s) of net income. EME adopted this guidance effective January 1, 2013.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. Property, Plant and Equipment (EME, Midwest Generation)

        Property, plant and equipment consisted of the following:

	EME		Midwest Generation
	December 31,		December 31,
(in millions)	2012	2011	2012	2011
Land	$36	$36	$32	$32
Power plant facilities	4,612	4,560	$1,293	$1,309
Leasehold improvements	4	4	—	—
Emission allowances	672	672	639	639
Construction in progress(1)	495	366	28	8
Equipment, furniture and fixtures	128	129	13	15
Plant and equipment under lease financing	—	—	1,333	1,334

	5,947	5,767	3,338	3,337
Less accumulated depreciation and amortization	1,431	1,295	1,260	1,152

Net property, plant and equipment	$4,516	$4,472	$2,078	$2,185

(1)
Included $466 million and $357 million at December 31, 2012 and 2011, respectively, for EME's new gas and wind projects under construction.

        The power sales agreements of certain EME wind projects qualify as operating leases pursuant to authoritative guidance on leases. The carrying amount and related accumulated depreciation of the property of these wind projects totaled $1.7 billion and $277 million, respectively, at December 31, 2012.

        Property, plant and equipment for Midwest Generation includes leased properties pursuant to the Powerton and Joliet Sale Leaseback. Midwest Generation recorded amortization expense related to the leased facilities of $42 million for the three years ended December 31, 2012, 2011 and 2010, respectively. Accumulated amortization related to the leased facilities was $514 million and $472 million at December 31, 2012 and 2011, respectively.

        For information on impairment charges relating to property, plant and equipment, see Note 13—Asset Impairments and Other Charges.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. Property, Plant and Equipment (EME, Midwest Generation) (Continued)

Asset Retirement Obligations

EME

        A reconciliation of the changes in EME's ARO liability is as follows:

	Years Ended December 31,
(in millions)	2012	2011	2010
Beginning balance	$70	$47	$38
Accretion expense	5	5	2
Revisions	—	(1)	—
Liabilities added	5	19	8
Transfers out(1)	—	—	(1)

Ending balance	$80	$70	$47

(1)
Transfers out represents the deconsolidation of two wind projects and consolidation of one coal project effective January 1, 2010.

        EME has recorded AROs related to its wind facilities due to site lease obligations to return the land to grade at the end of the respective leases. Wind-related AROs cover site reclamation and turbine and related facility dismantlement. The earliest settlement of any of these obligations is anticipated to be in 2019. However, the operation of an individual facility may impact the timing of the ARO for that facility. Decisions made in conjunction with each facility's operation could extend or shorten the anticipated life depending on improvements and other factors.

Midwest Generation

        A reconciliation of the changes in Midwest Generation's ARO liability is as follows:

	Years Ended December 31,
(in millions)	2012	2011	2010
Beginning balance	$2	$2	$2
Accretion expense	—	1	—
Revisions	—	(1)	—

Ending balance	$2	$2	$2

        Midwest Generation has conditional AROs related to asbestos removal and disposal costs for owned buildings and power plant facilities. Midwest Generation has not recorded a liability related to these structures because they cannot reasonably estimate the obligation's fair value at this time. The range of time over which Midwest Generation may settle these obligations in the future (demolition or other method) is sufficiently large to not allow for the use of expected present value techniques. At December 31, 2012, Midwest Generation had assets with a fair value of $4 million that were legally restricted for purposes of settling AROs.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. Variable Interest Entities (EME only)

Description of Use of VIEs

        EME and its subsidiaries and affiliates have used VIEs as part of joint development agreements and constructing or acquiring full or partial interests in power generation facilities and ancillary facilities, referred to by EME as a project. EME's subsidiaries and affiliates have financed the development and construction or acquisition of its projects by capital contributions from EME and the incurrence of debt or lease obligations by its subsidiaries and affiliates owning the operating facilities. These project level debt or lease obligations are generally secured by project specific assets and structured as nonrecourse to EME, with several exceptions, including EME's guarantee provided as part of the Powerton and Joliet Sale Leaseback.

Categories of VIEs

Projects or Entities that are Consolidated

        At December 31, 2012 and December 31, 2011, EME consolidated 15 and 13 projects, respectively, with a total generating capacity of 878 MW and 570 MW, respectively, that have noncontrolling interests held by others. Projects consolidated at December 31, 2012 increased from December 31, 2011 primarily due to the Capistrano Wind equity capital transaction as discussed below. This increase was partially offset by the December 2012 sale of EME's 75% ownership interest in two Minnesota wind projects. In determining that EME was the primary beneficiary of the projects that are consolidated, key factors considered were EME's ability to direct commercial and operating activities and EME's obligation to absorb losses of the variable interest entities.

        The following table presents summarized financial information of the projects that were consolidated by EME:

(in millions)	December 31, 2012	December 31, 2011
Current assets	$74	$36
Net property, plant and equipment	1,117	675
Other long-term assets	90	5

Total assets	$1,281	$716

Current liabilities	$50	$28
Long-term debt net of current portion	186	57
Deferred revenues	156	69
Long-term derivative liabilities	23	—
Other long-term liabilities	40	22

Total liabilities	$455	$176

Noncontrolling interests	$288	$2

        Assets serving as collateral for the debt obligations had a carrying value of $497 million and $136 million at December 31, 2012 and December 31, 2011, respectively, and primarily consist of property, plant and equipment. The consolidated statements of operations and cash flows for the years

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. Variable Interest Entities (EME only) (Continued)

ended December 31, 2012 and 2011 includes $29 million and $22 million of pre-tax losses, respectively, and $75 million and $40 million of operating cash flows, respectively, related to VIEs that are consolidated.

Capistrano Wind Equity Capital

        On February 13, 2012, Edison Mission Wind Inc. (Edison Mission Wind) sold its indirect equity interests in the Cedro Hill wind project (150 MW in Texas), the Mountain Wind Power I wind project (61 MW in Wyoming) and the Mountain Wind Power II wind project (80 MW in Wyoming) to a new venture, Capistrano Wind Partners. Outside investors provided $238 million of the funding. Capistrano Wind Partners also agreed to acquire the Broken Bow I wind project (80 MW in Nebraska) and the Crofton Bluffs wind project (40 MW in Nebraska). Edison Mission Wind sold the Crofton Bluffs wind project for $58 million and the Broken Bow I wind project for $112 million in December 2012 and January 2013, respectively, to Capistrano Wind Partners. Outside investors provided $46 million and $94 million of the funding for the Crofton Bluffs and the Broken Bow I wind projects, respectively.

        Through their ownership of Capistrano Wind Holdings, an indirect subsidiary of EME, Edison Mission Wind, and EME's parent company, Mission Energy Holding Company (MEHC), own 100% of the Class A equity interests in Capistrano Wind Partners, and the Class B preferred equity interests are held by outside investors. Under the terms of the formation documents, preferred equity interests receive 100% of the cash available for distribution, up to a scheduled amount to target a certain return and thereafter cash distributions are shared. Cash available for distribution includes 90% of the tax benefits realized by MEHC and contributed to Capistrano Wind Partners.

        Edison Mission Wind retains indirect beneficial ownership of the common equity in the projects, net of a $4 million preferred investment made by MEHC, and retains responsibilities for managing the operations of Capistrano Wind Holdings and its projects, and accordingly, EME will continue to consolidate these projects. The $284 million contributed by the third-party interests and the $4 million preferred investment made by MEHC are reflected in noncontrolling interests on EME's consolidated balance sheet at December 31, 2012. This transaction was accounted for as a transfer among entities under common control and, therefore, resulted in no change in the book basis of the transferred assets. However, the transaction did trigger a taxable gain and new tax basis in the assets with a corresponding adjustment to deferred taxes and a reduction to equity of $21 million.

Projects that are not Consolidated

        EME accounts for the majority of its investments in domestic gas and wind energy projects in which it has less than a 100% ownership interest, and does not have both the right to direct the commercial and operating activities and the obligation to absorb losses or receive benefits from the VIEs, under the equity method. As of December 31, 2012 and 2011, EME had significant variable interests in 5 natural gas projects that are not consolidated, consisting of the Big 4 Projects (Kern River, Midway-Sunset, Sycamore and Watson) and Sunrise. A subsidiary of EME operates 3 of the Big 4 Projects and Sunrise and EME's partner provides the fuel management services for the Big 4 Projects. In addition, the executive director of these gas projects is provided by EME's partner. Commercial and operating activities of these gas projects are jointly controlled by a management committee of each VIE. Accordingly, EME accounts for its variable interests in these projects under

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. Variable Interest Entities (EME only) (Continued)

the equity method. In December 2012, EME's partner in Kern River and Sycamore filed a complaint alleging the filing of the Chapter 11 Cases was an event of default under the partnership agreements. For additional information see Note 9—Commitments and Contingencies-Chevron Adversary Proceedings.

        The following table presents the carrying amount of EME's investments in unconsolidated VIEs and the maximum exposure to loss for each investment:

	December 31, 2012
(in millions)	Investment	Maximum Exposure
Natural gas-fired projects	$331	$331
Wind projects	203	203

        EME's exposure to loss in its VIEs accounted for under the equity method is generally limited to its investment in these entities. At December 31, 2012 and 2011, outstanding debt for projects that are not consolidated consisted of long-term debt that was secured by a pledge of project entity assets, but does not provide for recourse to EME. At December 31, 2012, such outstanding indebtedness was $32 million, of which $8 million was proportionate to EME's ownership in the project. At December 31, 2011, such outstanding indebtedness was $62 million, of which $16 million was proportionate to EME's ownership interest in the projects.

        The following table presents summarized financial information of the investments in unconsolidated affiliates accounted for by the equity method:

	Years Ended December 31,
(in millions)	2012	2011	2010
Revenues	$607	$769	$828
Expenses	519	601	653

Net income	$88	$168	$175

	December 31,
(in millions)	2012	2011
Current assets	$337	$289
Noncurrent assets	711	758

Total assets	$1,048	$1,047

Current liabilities	$78	$103
Noncurrent liabilities	82	88
Equity	888	856

Total liabilities and equity	$1,048	$1,047

        The difference between the carrying value of these equity investments and the underlying equity in the net assets was $10 million at December 31, 2012. The difference is being amortized over the life of

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. Variable Interest Entities (EME only) (Continued)

the projects. The majority of noncurrent liabilities are composed of project financing arrangements that are nonrecourse to EME. The undistributed earnings of equity method investments were $19 million at December 31, 2012 and 2011.

        The following table presents, as of December 31, 2012, the investments in unconsolidated affiliates accounted for by the equity method that represent at least 5% of EME's loss before tax, excluding asset impairment charges, or in which EME has an investment balance greater than $40 million:

Unconsolidated Affiliates	Location	Investment at December 31, 2012 (in millions)	Ownership Interest at December 31, 2012	Operating Status
San Juan Mesa	Elida, NM	$80	75%	Operating wind-powered facility
Elkhorn Ridge	Bloomfield, NE	81	67%	Operating wind-powered facility
Sunrise	Fellows, CA	181	50%	Operating gas-fired facility
Sycamore	Bakersfield, CA	40	50%	Operating cogeneration facility
Watson	Carson, CA	40	49%	Operating cogeneration facility

        The following table presents summarized financial information of EME's investments in unconsolidated affiliates:

	December 31,
(in millions)	2012	2011
Investments in Unconsolidated Affiliates
Equity investments	$527	$515
Cost investments	7	8

Total	$534	$523

        At December 31, 2012 and 2011, EME had a 38% ownership interest in Covanta Huntington L.P., a small biomass project, that it accounted for under the cost method of accounting as it does not have a significant influence over the project's operating and financial activities. In October 2012, a non-debtor subsidiary of EME exercised an option to sell all of its interest in the project. In January 2013, EME received $7.5 million in exchange for its indirect interest in the project.

        At December 31, 2012 and 2011, EME accounted for its 80% interest in Doga Enerji (Doga) on the cost method as accumulated distributions exceeded accumulated earnings. EME has not estimated the fair value of cost method investments as quoted market prices are not available and the determination of fair value is highly subjective and cannot be readily ascertained.

Note 4. Fair Value Measurements (EME and Midwest Generation, except as noted)

Recurring Fair Value Measurements

        Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (referred to as an "exit price"). Fair value of an asset or liability considers assumptions that market participants would

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME and Midwest Generation, except as noted) (Continued)

use in pricing the asset or liability, including assumptions about nonperformance risk, which was not material as of December 31, 2012 and December 31, 2011 for both EME and Midwest Generation.

        Assets and liabilities are categorized into a three-level fair value hierarchy based on valuation inputs used to determine fair value. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

EME

        The following table sets forth EME's consolidated assets and liabilities that were accounted for at fair value by level within the fair value hierarchy:

	December 31, 2012
(in millions)	Level 1	Level 2	Level 3	Netting and Collateral(1)	Total
Assets at Fair Value
Money market funds(2)	$615	$—	$—	$—	$615

Derivative contracts
Electricity	$—	$41	$52	$(3)	$90

Total assets	$615	$41	$52	$(3)	$705

Liabilities at Fair Value
Derivative contracts
Electricity	$—	$6	$1	$(7)	$—
Natural gas	3	—	—	(3)	—
Interest rate contracts	—	118	—	—	118

Total liabilities	$3	$124	$1	$(10)	$118

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME and Midwest Generation, except as noted) (Continued)

	December 31, 2011
(in millions)	Level 1	Level 2	Level 3	Netting and Collateral(1)	Total
Assets at Fair Value
Money market funds(2)	$1,179	$—	$—	$—	$1,179

Derivative contracts
Electricity	$—	$65	$95	$(58)	$102
Natural gas	4	—	—	(4)	—
Fuel oil	4	—	—	(4)	—

Total assets	$1,187	$65	$95	$(66)	$1,281

Liabilities at Fair Value
Derivative contracts
Electricity	$—	$5	$12	$(16)	$1
Interest rate contracts	—	90	—	—	90

Total liabilities	$—	$95	$12	$(16)	$91

(1)
Represents cash collateral and the impact of netting across the levels of the fair value hierarchy. Netting among positions classified within the same level is included in that level.

(2)
Money market funds are included in cash and cash equivalents and in restricted cash and cash equivalents on EME's consolidated balance sheets.

        The following table sets forth a summary of changes in the fair value of EME's consolidated Level 3 net derivative assets and liabilities:

(in millions)	2012	2011
Fair value of net assets at beginning of period	$83	$91
Total realized/unrealized gains (losses)
Included in earnings(1)	9	(17)
Included in accumulated other comprehensive loss(2)	1	1
Purchases	58	34
Settlements	(46)	(24)
Transfers out of Level 3	(54)	(2)

Fair value of net assets at end of period	$51	$83

Change during the period in unrealized gains (losses) related to assets and liabilities held at end of period(1)	$22	$17

(1)
Reported in operating revenues on EME's consolidated statements of operations.

(2)
Included in reclassification adjustments in EME's consolidated statement of other comprehensive loss.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME and Midwest Generation, except as noted) (Continued)

        The fair value of transfers in and out of each level is determined at the end of each reporting period. In 2012, significant transfers out of Level 3 into Level 2 occurred due to significant observable inputs becoming available as the transactions neared maturity. There were no significant transfers between levels during 2011.

Midwest Generation

        The following table sets forth Midwest Generation's assets and liabilities that were accounted for at fair value by level within the fair value hierarchy:

	December 31, 2012
(in millions)	Level 1	Level 2	Level 3	Netting(1)	Total
Assets at Fair Value
Money market funds(2)	$75	$—	$—	$—	$75

Derivative contracts
Electricity	$—	$2	$—	$—	$2

Total assets	$75	$2	$—	$—	$77

Liabilities at Fair Value
Derivative contracts
Electricity	$—	$3	$—	$—	$3

Total liabilities	$—	$3	$—	$—	$3

	December 31, 2011
(in millions)	Level 1	Level 2	Level 3	Netting(1)	Total
Assets at Fair Value
Money market funds(2)	$195	$—	$—	$—	$195

Derivative contracts
Electricity	$—	$40	$—	$4	$44
Fuel oil	4	—	—	(4)	—

Total assets	$199	$40	$—	$—	$239

Liabilities at Fair Value
Derivative contracts
Electricity	$—	$2	$—	$—	$2

Total liabilities	$—	$2	$—	$—	$2

(1)
Represents the impact of netting across the levels of the fair value hierarchy. Netting among positions classified within the same level is included in that level.

(2)
Money market funds are included in cash and cash equivalents on Midwest Generation's consolidated balance sheets.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME and Midwest Generation, except as noted) (Continued)

        The fair value of transfers in and out of each level is determined at the end of each reporting period. There were no significant transfers between levels during 2012, 2011 and 2010. Midwest Generation does not have any Level 3 assets and liabilities.

Valuation Techniques Used to Determine Fair Value

Level 1

        The fair value of Level 1 assets and liabilities is determined using unadjusted quoted prices in active markets that are available at the measurement date for identical assets and liabilities. This level includes exchange-traded derivatives and money market funds.

Level 2

        The fair value of Level 2 assets and liabilities is determined using the income approach by obtaining quoted prices for similar assets and liabilities in active markets and inputs that are observable, either directly or indirectly, for substantially the full term of the instrument. This level includes over-the-counter derivatives and interest rate swaps.

        Over-the-counter derivative contracts are valued using standard pricing models to determine the net present value of estimated future cash flows. Inputs to the pricing models include forward published or posted clearing prices from exchanges (New York Mercantile Exchange and Intercontinental Exchange) for similar instruments and discount rates. A primary price source that best represents trade activity for each market is used to develop observable forward market prices in determining the fair value of these positions. Broker quotes, prices from exchanges or comparison to executed trades are used to validate and corroborate the primary price source. These price quotations reflect mid-market prices (average of bid and ask) and are obtained from sources believed to provide the most liquid market for the commodity.

Level 3

        The fair value of Level 3 assets and liabilities is determined using the income approach through various models and techniques that require significant unobservable inputs. This level includes over-the-counter options and derivative contracts that trade infrequently, such as congestion revenue rights and long-term power agreements.

        Assumptions are made in order to value derivative contracts in which observable inputs are not available. Changes in fair value are based on changes to forward market prices, including extrapolation of short-term observable inputs into forecasted prices for illiquid forward periods. In circumstances where fair value cannot be verified with observable market transactions, it is possible that a different valuation model could produce a materially different estimate of fair value. Modeling methodologies, inputs and techniques are reviewed and assessed as markets continue to develop and more pricing information becomes available and the fair value is adjusted when it is concluded that a change in inputs or techniques would result in a new valuation that better reflects the fair value of those derivative contracts.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME and Midwest Generation, except as noted) (Continued)

Level 3 Valuation Process

EME

        The process of determining fair value is the responsibility of the risk department, which reports to the chief financial officer. This department obtains observable and unobservable inputs through broker quotes, exchanges and internal valuation techniques and uses both standard and proprietary models to determine fair value. Each reporting period, the risk and key finance departments collaborate to determine the appropriate fair value methodologies and classifications for each derivative. Inputs are validated for reasonableness by comparison against prior prices, other broker quotes and volatility fluctuation thresholds. Inputs used and valuations are reviewed period-over-period and compared with market conditions to determine reasonableness. The following table sets forth the valuation techniques and significant unobservable inputs used to determine fair value for EME's consolidated Level 3 assets and liabilities at December 31, 2012:

	Fair Value (in millions)
			Valuation Techniques	Significant Unobservable Input		Weighted Average
	Assets	Liabilities			Range
Electricity
Congestion contracts	$71	$20	Latest auction pricing	Congestion prices	$(8.93) - $18.03	$0.19
Power contracts	2	2	Discounted cash flows	Power prices	$22.54 - $48.85	$39.62
Netting	(21)	(21)

Total	$52	$1

Level 3 Fair Value Sensitivity

        For congestion contracts, generally, an increase (decrease) in congestion prices in the last auction relative to the contract price will increase (decrease) fair value. For power contracts, generally, an increase (decrease) in long-term forward power prices at illiquid locations relative to the contract price will increase (decrease) fair value.

Non-Recurring Fair Value Measurements

        For a discussion of non-recurring fair value measurements, see Note 13—Asset Impairments and Other Charges.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME and Midwest Generation, except as noted) (Continued)

Fair Value of Long-term Debt (EME only)

        The carrying amounts and fair values of EME's long-term debt were as follows:

	December 31, 2012		December 31, 2011
(in millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Long-term debt, including current portion	$1,056	$1,057	$4,912	$3,716

        In assessing the fair value of EME's long-term debt, EME primarily uses quoted market prices, except for floating-rate debt for which the carrying amounts were considered a reasonable estimate of fair value. The fair value of EME's long-term debt is classified as Level 2. The difference between the carrying amount at December 31, 2012 and December 31, 2011 was primarily attributable to the reclassification of EME's $3.7 billion of unsecured senior notes from long-term debt to LSTC. For additional information, see Note 16—Restructuring Activities.

        The carrying amount of short-term debt approximates fair value.

Note 5. Debt and Credit Agreements (EME only)

Debt

        Debt includes both corporate debt and nonrecourse project debt, whereby lenders rely on specific project assets to repay such obligations. At December 31, 2012, recourse debt to EME classified as part

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only) (Continued)

of LSTC was $3.7 billion and nonrecourse project debt was $1.4 billion. The following table summarizes long-term debt (rates and terms as of December 31, 2012), excluding LSTC:

				December 31,
		Effective Interest Rate(2)
(in millions)	Current Rate(1)		Maturity Date	2012	2011
Recourse
EME (parent only)
Senior Notes, net(3)
	7.50%
Series A Notes	Fixed	7.50%	June 2013	$—	$500
	7.75%
Series B Notes	Fixed	7.75%	June 2016	—	500
	7.00%
Tranche A Notes	Fixed	7.00%	May 2017	—	1,200
	7.20%
Tranche B Notes	Fixed	7.20%	May 2019	—	800
	7.63%
Tranche C Notes	Fixed	7.63%	May 2027	—	700
Nonrecourse(4)
Walnut Creek Energy(5)	2.46%	2.79%	June 2013	330	138
Construction Loan	LIBOR+2.25%
WCEP Holdings, LLC(5)	4.21%	4.50%	June 2013	52	49
Construction Loan	LIBOR+4.0%
Big Sky Wind, LLC	4.14%	4.14%	October 2014	222	211
Vendor financing loan	LIBOR+3.5%
High Lonesome Mesa, LLC(6)	6.85%	6.85%	November 2017	69	72
Bonds	Fixed
American Bituminous Power Partners, L.P.(7)	0.14%	0.14%	October 2017	46	55
Bonds	Fixed
Viento Funding II, Inc.(6)	3.27%	5.79%	December 2020	191	207
Term Loan	LIBOR+2.75%
Tapestry Wind, LLC	2.82%	4.52%	December 2021	210	214
Term Loan	LIBOR+2.5%
Cedro Hill Wind, LLC	3.32%	6.89%	December 2025	125	131
Term Loan	LIBOR+3.0%
Laredo Ridge	3.06%	5.90%	March 2026	71	74
Term Loan	LIBOR+2.75%
Crofton Bluffs Wind, LLC	3.19%	3.61%	December 2027	27	—
Term Loan	LIBOR+2.88%
Broken Bow Wind, LLC	3.19%	3.65%	December 2027	52	—
Term Loan	LIBOR+2.88%
Others	Various	Various	Various	43	61

Total debt				$1,438	$4,912
Less: Short-term debt				382	—

Total long-term debt				1,056	4,912
Less: Current maturities of long-term debt				307	57

Long-term debt, net of current portion				$749	$4,855

(1)
London Interbank Offered Rate (LIBOR)

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only) (Continued)

(2)
The effective rate at which interest expense is reflected in the financial statements after the consideration of the current rate of debt and any amounts subject to interest rate swaps. For further discussion, see Note 6—Derivative Instruments and Hedging Activities—Interest Rate Risk Management.

(3)
With the commencement of the Chapter 11 Cases, the senior notes were reclassified to LSTC. See Note 16—Restructuring Activities.

(4)
Payment obligations are generally secured by pledges of the borrower's direct and indirect ownership interests in the projects, project agreements and reserve accounts, if applicable.

(5)
Reclassified to short-term debt as the construction loans are expected to convert to 10-year amortizing term loans no later than 2013. For further discussion, see "Walnut Creek" below.

(6)
Included as part of current maturities of long-term debt as of December 31, 2012 due to potential defaults arising from the Chapter 11 Cases and the associated execution of short-term forbearance agreement with the lenders. For further discussion, see below "Chapter 11 Cases—Viento II Financing" and "Chapter 11 Cases—High Lonesome."

(7)
Principal payments are due annually through October 1, 2017. Interest rates are reset weekly based on current bond yields for similar securities. At December 31, 2012, the outstanding balance is supported by a letter of credit.

        Long-term debt maturities at December 31, 2012, for the next five years are summarized as follows: $70 million in 2013, $297 million in 2014, $75 million in 2015, $69 million in 2016, and $112 million in 2017.

Chapter 11 Cases

        The filing of the Chapter 11 Cases constitutes an event of default under various financing documents. In addition to the instruments discussed below, the Chapter 11 Cases could also potentially give rise to counterparty rights and remedies under other documents.

Senior Notes

        The senior notes are EME's senior unsecured obligations, ranking equal in right of payment to all of EME's existing and future senior unsecured indebtedness, and will be senior to all of EME's future subordinated indebtedness. EME's nonrecourse secured project debt and its other secured obligations are effectively senior to the senior notes to the extent of the value of the assets securing such debt or other obligations. None of EME's subsidiaries have guaranteed the senior notes and, as a result, all the existing and future liabilities of EME's subsidiaries are effectively senior to the senior notes.

        The filing of the Chapter 11 Cases may constitute an event of default under EME's senior notes and, as a result, the principal and interest due under these debt instruments are immediately due and payable. The creditors are stayed from taking any action as a result of the default under Section 362 of the Bankruptcy Code and the obligations related to the senior notes are recorded as part of LSTC. For additional information, see Note 16—Restructuring Activities.

Viento II Financing

        In February 2011, EME completed, through its subsidiary, Viento Funding II, Inc., an amendment of its Viento II Financing, a 2009 nonrecourse financing of its interests in the Wildorado, San Juan Mesa and Elkhorn Ridge wind projects. The amendment increased the financing amount to $255 million, which included a $227 million 10-year term loan, a $23 million 7-year letter of credit

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only) (Continued)

facility and a $5 million 7-year working capital facility. Interest under the term loan accrues at LIBOR plus 2.75% initially with the rate increasing 0.25% on every fourth anniversary.

        The filing of the Chapter 11 Cases may constitute an event of default under the Viento II Financing. A short-term forbearance agreement has been executed with the lenders and the EME subsidiary borrowers to these financing agreements and, as a result, the EME subsidiaries that have obligations pursuant to the Viento II Financing are currently not Debtor Entities in the Chapter 11 Cases. In March 2013, EME paid an approximately $1 million consent fee to extend the expiration date of the forbearance agreement to July 2013. Due to the short-term nature of the agreement, this financing has been classified as short-term at December 31, 2012. At December 31, 2012, there was $191 million outstanding under this loan and $23 million of outstanding letters of credit.

High Lonesome

        In November 2010, EME completed through its subsidiary, High Lonesome Mesa, LLC, a nonrecourse financing of its interests in the High Lonesome wind project. The $81 million financing included: $50 million Series 2010A bonds issued by the New Mexico Renewable Energy Transmission Authority, as a conduit issuer for High Lonesome Mesa, LLC, with proceeds loaned to the High Lonesome wind project, $25 million Series 2010B bonds issued directly by the project, and a $6 million debt service reserve letter of credit facility. The Series 2010A bonds are scheduled to partially amortize over the term, while no principal payments of the Series 2010B bonds are due until maturity. In June 2011, High Lonesome Mesa, LLC entered into a $7 million letter of credit reimbursement agreement to provide credit support for a power purchase and sale agreement.

        The filing of the Chapter 11 Cases may constitute an event of default under the documents governing the issuance of the Series 2010A and 2010B Bonds. A short-term forbearance agreement has been executed with the lenders and the EME subsidiary borrower to these financing agreements and, as a result, the EME subsidiaries that have obligations pursuant to the High Lonesome financing are currently not Debtor Entities in the Chapter 11 Cases. The forbearance agreement expires on July 31, 2013 and, due to the short-term nature of the agreement, these amounts have been classified as short-term at December 31, 2012. As of December 31, 2012, there were $44 million and $25 million outstanding under the Series 2010A bonds and Series 2010B bonds, respectively, and $11 million of outstanding letters of credit.

Credit Facilities and Letters of Credit

        In February 2012, EME terminated its $564 million revolving credit facility. Midwest Generation's $500 million credit facility expired in June 2012 in accordance with its terms. In the first quarter of 2012, EME completed a $100 million letter of credit facility for EME's general corporate needs and for its projects, which expires on June 30, 2014. Letters of credit issued under this facility are secured by cash collateral at least equal to the issued amount.

        At December 31, 2012, letters of credit under EME's and its subsidiaries' credit facilities aggregated $163 million and were scheduled to expire as follows: $91 million in 2013, $2 million in 2014, $21 million in 2017, $18 million in 2018, $18 million in 2021, and $13 million in 2022. Standby letters of credit include $30 million issued in connection with the power purchase agreement with SCE,

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only) (Continued)

an affiliate of EME, under the Walnut Creek credit facility. At December 31, 2012, EME had $49 million of cash collateral supporting its standby letters of credit. Certain letters of credit are subject to automatic annual renewal provisions. EME does not currently have the ability to replace the expiring standby letters of credit and will need to negotiate a letter of credit facility prior to the expiration of its existing standby letters of credit.

        On February 20, 2013, the Bankruptcy Court approved an agreement between EME and DNB Bank, the lender pursuant to EME's secured letter of credit facility. Pursuant to this agreement, DNB Bank has agreed to forbear from sending notices of non-renewal to beneficiaries of outstanding letters of credit, and to allow existing letters of credit to renew automatically in accordance with their terms. In exchange, EME consented to lift the automatic stay to permit DNB Bank to setoff any obligations due and owing under the applicable documents against EME's cash collateral.

        EME may seek a debtor-in-possession credit facility (DIP Financing) which would be used to enhance liquidity and working capital and/or provide for the issuance of letters of credit, and which would be subject to Bankruptcy Court approval and other conditions. The agreement with DNB Bank contemplates that EME will have sought court approval of a DIP Financing package that includes a letter of credit facility by March 31, 2013. Failure to replace the letters of credit by its their applicable maturity date dates could result in draws under the letters of credit that could cause defaults under project agreements unless the beneficiaries of the letter of credit agree to accept cash collateral in lieu of a letter of credit. There is no assurance that EME will complete a DIP Financing.

2012 Financings

Broken Bow I and Crofton Bluffs

        Effective March 30, 2012, EME, through its subsidiaries, Broken Bow Wind, LLC (Broken Bow I) and Crofton Bluffs Wind, LLC (Crofton Bluffs), completed two nonrecourse financings of its interests in the Broken Bow I and Crofton Bluffs wind projects. The financings included construction loans totaling $79 million that were converted to 15-year amortizing term loans on December 21, 2012 and December 14, 2012 for Broken Bow I and Crofton Bluffs, respectively, $13 million of letter of credit facilities and $6 million of working capital facilities.

        Interest under the term loans will accrue at LIBOR plus 2.88%, with the term loan rate increasing 0.13% after the third, sixth, ninth, and twelfth years. As of December 31, 2012, Broken Bow I and Crofton Bluffs have $52 million and $27 million outstanding under the term loans, respectively, and $10 million and $3 million of outstanding letters of credit, respectively.

2011 Financings

Tapestry Wind

        In December 2011, EME, through its subsidiary, Tapestry Wind, LLC, completed a nonrecourse financing of its interests in the Taloga, Buffalo Bear and Pinnacle wind projects. The financing included a $214 million 10-year partially amortizing term loan, a $12 million 10-year debt service reserve letter of credit facility, an $8 million 10-year project letter of credit facility and an $8 million 10-year working

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only) (Continued)

capital facility. Interest under the term loans accrues at LIBOR plus 2.5% initially, with the rate increasing 0.13% on the fourth and eighth anniversary of the closing date.

        A total of $97 million of cash proceeds received from the 10-year term loan was deposited into an escrow account as of December 31, 2011 pending completion of the Pinnacle wind project. During 2012, certain neighbors of the Pinnacle wind project filed civil complaints alleging, among other things, that the noise emissions and shadow flicker from the Pinnacle wind farm constituted a nuisance and seeking compensatory damages, punitive damages and other equitable relief. During the fourth quarter of 2012, all of the civil complaints were settled and the escrowed loan proceeds were released to Tapestry Wind, LLC. At December 31, 2012, there was $210 million outstanding under the loan and $20 million of outstanding letters of credit.

Walnut Creek

        In July 2011, EME completed, through wholly owned subsidiaries, nonrecourse financings to fund construction of the Walnut Creek gas-fired project. The financings included floating rate construction loans totaling $495 million that will convert to 10-year amortizing term loans by June 30, 2013, subject to meeting specified conditions, and also included $122 million of letter of credit and working capital facilities.

        There are two tranches of nonrecourse financing. The first was a construction plus term loan financing of $442 million that initially accrues interest at LIBOR plus 2.25% and increases by 0.25% after the third, sixth and ninth anniversaries of the term conversion date that was obtained by Walnut Creek Energy. A second construction plus term loan financing of $53 million was obtained by WCEP Holdings, LLC that accrues interest at LIBOR plus 4.00% over the term of the loan. At December 31, 2012, there were $330 million and $52 million outstanding under the first and second construction loans, respectively, and $30 million of outstanding letters of credit.

2010 Financings

Laredo Ridge

        In July 2010, EME completed through its subsidiary, Laredo Ridge Wind, LLC (Laredo Ridge), a nonrecourse financing of its interests in the Laredo Ridge wind project. The financing included a $75 million construction loan that was converted to a 15-year amortizing term loan on March 18, 2011, a $9 million letter of credit facility and a $3 million working capital facility.

        Interest under the term loan will accrue at LIBOR plus 2.75% initially, with the rate increasing 0.13% after the third, sixth, ninth and twelfth years. As of December 31, 2012, there was $71 million outstanding under the term loan and $9 million of outstanding letters of credit.

Cedro Hill

        In March 2010, EME completed through its subsidiary, Cedro Hill Wind, LLC (Cedro Hill), a nonrecourse financing of its interests in the Cedro Hill wind project. The financing included a $135 million construction loan that was converted to a 15-year amortizing term loan on December 22, 2010, a $10 million letter of credit facility and a $4 million working capital facility.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only) (Continued)

        Interest under the term loan will accrue at LIBOR plus 3% initially, with the rate increasing 0.13% after the third, sixth, ninth and eleventh years and 0.25% after the thirteenth year. As of December 31, 2012, there was $125 million outstanding under the term loan and $10 million of outstanding letters of credit.

Big Sky Turbine Financing

        In October 2009, EME, through its subsidiary, Big Sky Wind, LLC (Big Sky), entered into turbine financing arrangements with the turbine manufacturer Suzlon Wind Energy Corporation (Suzlon) for wind turbine purchase obligations related to the 240 MW Big Sky wind project. The loan has a five-year final maturity, however, the satisfaction of certain criteria, including project performance, may trigger earlier repayment. In September 2012, Suzlon sued Big Sky in New York federal court seeking declaratory judgment that the early repayment triggers had been satisfied such that Big Sky would be obligated to make full repayment of its loan in February 2013. Big Sky answered Suzlon's complaint and denied the allegations, based upon Big Sky's belief and assertion that certain defects existing in the turbine equipment supplied by Suzlon as the turbine supplier would preclude the early repayment provisions. The litigation is still pending in New York federal court. The Big Sky loan is secured by a leasehold mortgage on the project's real property assets, a pledge of all other collateral of the Big Sky wind project, as well as a cash reserve account into which one-third of distributable cash flow, if any, of the Big Sky wind project is to be deposited on a monthly basis. The loan is also secured by pledges of Big Sky's direct and indirect ownership interests in the project, but is nonrecourse to EME. For further details regarding consolidated assets pledged as security for debt obligations, see Note 3—Variable Interest Entities.

        As of December 31, 2012, there was $222 million outstanding under the vendor financing loan at an effective interest rate of 4.14%. Big Sky will need to arrange alternative financing, if available, to repay the loan at maturity or reach agreement with the lender to extend the maturity date of the loan as EME does not plan to make an investment in the project and is under no obligation to do so. If these efforts are unsuccessful, the lender may foreclose on the project resulting in a write off of the entire investment in the project. At December 31, 2012, EME's investment in the Big Sky wind project consisted of assets of $467 million and liabilities of $367 million.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only) (Continued)

Debt Covenants

        Certain project financings contain covenants and restriction requirements to meet certain financial ratios and reporting requirements. Distributions from projects are typically restricted if covenant requirements are not meet. Key existing covenants of EME's non-debtor subsidiaries include:

Debt Service Coverage Ratio(1)	Covenant Level	Actual Performance as of December 31, 2012
High Lonesome(2)	1.20 to 1.00	1.37	(3)
Viento II(2)	1.20 to 1.00	2.49
Tapestry Wind	1.20 to 1.00	1.34
Laredo Ridge	1.20 to 1.00	1.73
Cedro Hill	1.20 to 1.00	1.53
Broken Bow(4)	1.20 to 1.00	N/A
Crofton Bluffs(4)	1.20 to 1.00	N/A
Required reserve account balance(5)
Ambit	Twenty million	Four million

(1)
The Debt Service Coverage Ratio is typically calculated over a 12-month historical period and is individually defined for each borrowing in the applicable financing agreement, credit agreement, trust indenture, or other document governing the financing requirements.

(2)
Subject to forbearance agreement as discussed in Chapter 11 Cases above.

(3)
Calculated at October 31, 2012, the last payment date.

(4)
Commercial operations started in the fourth quarter of 2012.

(5)
Ambit is required to maintain funded reserve accounts primarily for debt servicing and maintenance costs. The underfunded reserve does not create an event of default under the loan but does restrict distributions from Ambit.

        EME's non-debtor subsidiaries were in compliance with all of their debt covenants at December 31, 2012 except for the required reserve amount at Ambit. Accordingly, the net assets of Ambit are considered restricted. Restricted net assets are those that cannot be transferred to EME in the form of loans, advances, or cash dividends without the consent of third parties, typically lenders or partners. In addition to Ambit, EME also has partnership agreements which require partners' approval for distributions and financing agreements which require the minimum reserve or operating account funding levels. Net assets are considered restricted if distributions are dependent upon approval by EME's unaffiliated partners. At December 31, 2012, restricted net assets of EME's subsidiaries was $1.8 billion.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME and Midwest Generation, except as noted)

Notional Volumes of Derivative Instruments

        The following table summarizes EME's and Midwest Generation's consolidated notional volumes of derivatives used for hedging and trading activities:

December 31, 2012
				Cash Flow Hedges			Economic Hedges				Trading Activities
Commodity	Instrument	Classification	Unit of Measure	Midwest Generation	Other EME Subsidiaries	EME	Midwest Generation	Other EME Subsidiaries	EME		Other EME Subsidiaries
Electricity	Forwards/Futures	Sales, net	GWh(1)	3,615	—	3,615	1	47	48	(2)	—
Electricity	Forwards/Futures	Purchases, net	GWh	—	—	—	—	—	—		492
Electricity	Capacity	Purchases, net	GW-Day(1)	—	—	—	—	—	—		60	(3)
Electricity	Congestion	Purchases, net	GWh	—	—	—	—	263	263	(4)	268,529	(4)
Natural gas	Forwards/Futures	Purchases, net	bcf(1)	—	—	—	—	—	—		9.9

December 31, 2011
				Cash Flow Hedges				Economic Hedges				Trading Activities
Commodity	Instrument	Classification	Unit of Measure	Midwest Generation	Other EME Subsidiaries	EME		Midwest Generation	Other EME Subsidiaries	EME		Other EME Subsidiaries
Electricity	Forwards/Futures	Sales, net	GWh	7,978	342	8,320		227	108	335	(2)	—
Electricity	Forwards/Futures	Purchases, net	GWh	—	—	—		—	—	—		2,926
Electricity	Capacity	Sales, net	GW-Day	61	—	61	(3)	—	—	—		—
Electricity	Capacity	Purchases, net	GW-Day	—	—	—		—	—	—		184	(3)
Electricity	Congestion	Purchases, net	GWh	—	—	—		608	653	1,261	(4)	230,798	(4)
Natural gas	Forwards/Futures	Sales, net	bcf	—	—	—		—	—	—		0.2
Fuel oil	Forwards/Futures	Purchases, net	barrels	—	—	—		240,000	240,000	—		—

(1)
gigawatt-hours (GWh); gigawatts-day (GW-Day); billion cubic feet (bcf).

(2)
These positions adjust financial and physical positions, or day-ahead and real-time positions, to reduce costs or increase gross margin. The net sales positions of these categories are primarily related to hedge transactions that are not designated as cash flow hedges.

(3)
Hedge transactions for capacity result from bilateral trades. Capacity sold in the PJM Interconnection, LLC Reliability Pricing Model (PJM RPM) auction is not accounted for as a derivative.

(4)
Congestion contracts include financial transmission rights, transmission congestion contracts or congestion revenue rights. These positions are similar to a swap, where the buyer is entitled to receive a stream of revenues (or charges) based on the hourly day-ahead price differences between two locations.

Interest Rate Risk Management (EME only)

        Interest rate changes affect the cost of capital needed to operate EME's projects. EME mitigates the risk of interest rate fluctuations by arranging for fixed rate financing or variable rate financing with

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME and Midwest Generation, except as noted) (Continued)

interest rate swaps, interest rate options or other hedging mechanisms for a number of EME's project financings. At December 31, 2012 and 2011, EME had the following interest rate swaps:

December 31, 2012
Project Financing	Effective Date	Expiration Date	Fixed Swap Rate Paid	Notional Value (in millions)
Viento Funding II	June 2009	June 2016	3.18%	$65
Viento Funding II	March 2011	December 2020	3.42%	108
Cedro Hill	December 2010	December 2025	4.29%	112
Laredo Ridge	March 2011	March 2026	3.46%	64
WCEP Holdings	July 2011	May 2013	0.79%	26
Walnut Creek Energy	November 2011	May 2013	0.81%	181
Tapestry	December 2011	December 2021	2.21%	189
Broken Bow(1)	December 2012	December 2013	0.83%	47
Crofton Bluffs(1)	December 2012	December 2013	0.78%	24

				$816

Forward Starting Swaps
Walnut Creek Energy	June 2013	May 2023	3.54%	$398
WCEP Holdings	June 2013	May 2023	4.00%	48
Broken Bow	December 2013	December 2027	2.96%	45
Crofton Bluffs	December 2013	December 2027	2.75%	23
Tapestry	December 2021	December 2029	3.57%	60

				$574

(1)
The construction loan converted to a term loan in December 2012 and the swap became effective on December 31, 2012. For additional information, see Note 5—Debt and Credit Agreements.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME and Midwest Generation, except as noted) (Continued)

December 31, 2011
Project Financing	Effective Date	Expiration Date	Fixed Swap Rate Paid	Notional Value (in millions)
Viento Funding II	June 2009	June 2016	3.18%	$79
Viento Funding II	March 2011	December 2020	3.42%	109
Cedro Hill	December 2010	December 2025	4.29%	118
Laredo Ridge	March 2011	March 2026	3.46%	67
WCEP Holdings	July 2011	May 2013	0.79%	25
Walnut Creek Energy	November 2011	May 2013	0.81%	53
Tapestry	December 2011	December 2021	2.21%	193

				$644

Forward Starting Swaps
Walnut Creek Energy	June 2013	May 2023	3.54%	$398
WCEP Holdings	June 2013	May 2023	4.00%	48
Tapestry	December 2021	December 2029	3.57%	60

				$506

Fair Value of Derivative Instruments

EME

        The following table summarizes the fair value of derivative instruments reflected on EME's consolidated balance sheets:

December 31, 2012
	Derivative Assets			Derivative Liabilities
(in millions)	Short- term	Long- term	Subtotal	Short- term	Long- term	Subtotal	Net Assets (Liabilities)
Non-trading activities
Cash flow hedges
Commodity contracts	$3	$—	$3	$5	$—	$5	$(2)
Interest rate contracts	—	—	—	—	118	118	(118)
Economic hedges	9	—	9	8	—	8	1
Trading activities	192	69	261	145	32	177	84

	204	69	273	158	150	308	(35)
Netting and collateral received(1)	(151)	(32)	(183)	(158)	(32)	(190)	7

Total	$53	$37	$90	$—	$118	$118	$(28)

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME and Midwest Generation, except as noted) (Continued)

December 31, 2011
	Derivative Assets			Derivative Liabilities
(in millions)	Short- term	Long- term	Subtotal	Short- term	Long- term	Subtotal	Net Assets (Liabilities)
Non-trading activities
Cash flow hedges
Commodity contracts	$40	$1	$41	$2	$—	$2	$39
Interest rate contracts	—	—	—	—	90	90	(90)
Economic hedges	24	—	24	20	—	20	4
Trading activities	276	142	418	232	79	311	107

	340	143	483	254	169	423	60
Netting and collateral received(1)	(300)	(81)	(381)	(253)	(79)	(332)	(49)

Total	$40	$62	$102	$1	$90	$91	$11

(1)
Netting of derivative receivables and derivative payables and the related cash collateral received and paid is permitted when a legally enforceable master netting agreement exists with a derivative counterparty.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME and Midwest Generation, except as noted) (Continued)

Midwest Generation

        The following table summarizes the fair value of commodity derivative instruments for non-trading purposes reflected on Midwest Generation's consolidated balance sheets:

December 31, 2012
	Derivative Assets			Derivative Liabilities
(in millions)	Short- term	Long- term	Subtotal	Short- term	Long- term	Subtotal	Net Assets
Cash flow hedges	$3	$—	$3	$5	$—	$5	$(2)
Economic hedges	9	—	9	8	—	8	1

	12	—	12	13	—	13	(1)
Netting(1)	(10)	—	(10)	(10)	—	(10)	—

Total	$2	$—	$2	$3	$—	$3	$(1)

December 31, 2011
Cash flow hedges	$39	$1	$40	$2	$—	$2	$38
Economic hedges	24	—	24	20	—	20	4

	63	1	64	22	—	22	42
Netting(1)	(20)	—	(20)	(20)	—	(20)	—

Total	$43	$1	$44	$2	$—	$2	$42

(1)
Netting of derivative receivables and derivative payables is permitted when a legally enforceable master netting agreement exists with a derivative counterparty.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME and Midwest Generation, except as noted) (Continued)

Income Statement Impact of Derivative Instruments

EME

        The following table provides the cash flow hedge activity as part of EME's consolidated accumulated other comprehensive loss:

	Cash Flow Hedge Activity(1) Years Ended December 31,
	2012		2011
(in millions)	Commodity Contracts	Interest Rate Contracts	Commodity Contracts	Interest Rate Contracts	Income Statement Location
Beginning of period derivative gains (losses)	$35	$(90)	$43	$(16)
Effective portion of changes in fair value	5	(28)	55	(74)
Reclassification to earnings	(41)	—	(63)	—	Operating revenues

End of period derivative gains (losses)	$(1)	$(118)	$35	$(90)

(1)
Unrealized derivative gains (losses) are before income taxes. Amounts recorded in accumulated other comprehensive loss include commodity and interest rate contracts. For additional information, see Note 11—Accumulated Other Comprehensive Loss.

        EME recorded losses of none, $4 million and $6 million in 2012, 2011 and 2010, respectively, in operating revenues on the consolidated statements of operations representing the amount of cash flow hedge ineffectiveness.

        The effect of realized and unrealized gains from derivative instruments used for economic hedging and trading purposes on the consolidated statements of operations is presented below:

		Years Ended December 31,
	Income Statement Location
(in millions)		2012	2011
Economic hedges	Operating revenues	$31	$5
	Fuel	2	3

Trading activities	Operating revenues	68	76

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME and Midwest Generation, except as noted) (Continued)

Midwest Generation

        The following table provides the cash flow hedge activity as part of Midwest Generation's accumulated other comprehensive loss:

	Cash Flow Hedge Activity(1)
			Income Statement Location
(in millions)	2012	2011
Beginning of period derivative gains	$34	$37
Effective portion of changes in fair value	7	38
Reclassification to earnings	(43)	(41)	Operating revenues

End of period derivative gains (losses)	$(2)	$34

(1)
Unrealized derivative gains (losses) are before income taxes. Amounts recorded in accumulated other comprehensive loss include commodity contracts. For additional information, see Note 11—Accumulated Other Comprehensive Loss.

        Midwest Generation recorded net gains of none, $4 million and $7 million in 2012, 2011 and 2010, respectively, in operating revenues on the consolidated statements of operations representing the amount of cash flow hedge ineffectiveness.

        The effect of realized and unrealized gains from derivative instruments used for non-trading purposes on the consolidated statements of operations is presented below:

		Years Ended December 31,
	Income Statement Location
(in millions)		2012	2011
Economic hedges	Operating revenues	$31	$2
	Fuel	2	3

Energy Trading Derivative Instruments (EME only)

        The change in the fair value of energy trading derivative instruments was as follows:

(in millions)	2012	2011
Fair value of trading contracts at beginning of period	$107	$110
Net gains from energy trading activities	68	76
Amount realized from energy trading activities	(93)	(84)
Other changes in fair value	2	5

Fair value of trading contracts at end of period	$84	$107

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME and Midwest Generation, except as noted) (Continued)

Margin and Collateral Deposits

        Certain derivative instruments contain margin and collateral deposit requirements. Since EME's and Midwest Generation's credit ratings are below investment grade, EME and its subsidiaries have provided collateral in the form of cash and letters of credit for the benefit of derivative counterparties and brokers. The amount of margin and collateral deposits generally varies based on changes in fair value of the related positions.

        EME's approach to trading and risk management depends, in part, on the ability to use clearing brokers to enter into market transactions. As a result of its financial position, EME has limited access to enter into such transactions and has been subject to increased initial collateral and margin requirements. There is no assurance that EME will continue to be able to utilize clearing brokers. If EME becomes unable to utilize clearing brokers, it may seek to execute bilateral transactions with third parties which could be unavailable on commercially reasonable terms or at all.

        EME nets counterparty receivables and payables where balances exist under master netting arrangements. EME presents the portion of its margin and collateral deposits netted with its derivative positions on its consolidated balance sheets. Future increases in power prices could expose EME to additional collateral postings. The following table summarizes EME's margin and collateral deposits provided to and received from counterparties:

	December 31,
(in millions)	2012	2011
Collateral provided to counterparties
Offset against derivative liabilities	$9	$2
Reflected in margin and collateral deposits	61	41
Collateral received from counterparties
Offset against derivative assets	—	53

Commodity Price Risk Management

        EME's and Midwest Generation's merchant operations are exposed to commodity price risk, which reflects the potential impact of a change in the market value of a particular commodity. Commodity price risks are actively monitored, with oversight provided by a risk management committee, to ensure compliance with EME's risk management policies. EME uses estimates of the variability in gross margin to help identify, measure, monitor and control its overall market risk exposure and earnings volatility with respect to hedge positions at the coal plants and the merchant wind projects, and uses "value at risk" metrics to help identify, measure, monitor and control its overall risk exposure in respect to its trading positions. These measures allow management to aggregate overall commodity risk, compare risk on a consistent basis and identify changes in risk factors. Value at risk measures the possible loss, and variability in gross margin measures the potential change in value, of an asset or position, in each case over a given time interval, under normal market conditions, at a given confidence level. Given the inherent limitations of these measures and reliance on a single type of risk measurement tool, EME supplements these approaches with the use of stress testing and worst-case scenario analysis for key risk factors, as well as stop-loss triggers and volumetric exposure limits. When

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME and Midwest Generation, except as noted) (Continued)

appropriate, EME manages the spread between the electric prices and fuel prices, and uses forward contracts, swaps, futures, or options contracts to achieve those objectives.

Credit Risk

        In conducting EME's hedging and trading activities and Midwest Generation's marketing activities, EMMT enters into transactions with utilities, energy companies, financial institutions, and other companies, collectively referred to as counterparties. In the event a counterparty were to default on its trade obligation, EME and Midwest Generation would be exposed to the risk of possible loss associated with market price changes occurring since the original contract was executed if the nonperforming counterparty were unable to pay the resulting damages owed to EME or Midwest Generation. Midwest Generation's agreement with EMMT transfers the risk of non-payment of accounts receivable from counterparties to EMMT; therefore, EMMT would be exposed to the risk of non-payment of accounts receivable accrued for products delivered prior to the time a counterparty defaulted.

        Credit risk is measured as the loss that EME would expect to incur if a counterparty failed to perform pursuant to the terms of its contractual obligations. To manage credit risk, EME evaluates the risk of potential defaults by counterparties. To mitigate credit risk from counterparties, master netting agreements are used whenever possible and counterparties may be required to pledge collateral when deemed necessary.

        The majority of EME's consolidated wind projects and unconsolidated affiliates that own power plants sell power under power purchase agreements. Generally, each project or plant sells its output to one counterparty. A default by the counterparty, including a default as a result of a bankruptcy, would likely have a material adverse effect on the operations of the project or plant.

        The majority of the coal for the Midwest Generation plants is purchased from suppliers under contracts which may be for multiple years. None of the coal suppliers to the coal plants have investment grade credit ratings and, accordingly, Midwest Generation may have limited recourse to collect damages in the event of default by a supplier.

        The Midwest Generation plants sell electric power generally into the PJM market by participating in PJM's capacity and energy markets or transacting in capacity and energy on a bilateral basis. Sales into PJM accounted for 92%, 81% and 79% of Midwest Generation's consolidated operating revenues for the years ended December 31, 2012, 2011 and 2010, respectively. Sales into PJM accounted for approximately 64%, 63% and 65% of EME's consolidated operating revenues for the years ended December 31, 2012, 2011 and 2010, respectively. Moody's Investors Service, Inc. (Moody's) rates PJM's debt Aa3. PJM, a regional transmission organization (RTO) with over 300 member companies, maintains its own credit risk policies and does not extend unsecured credit to non-investment grade companies. Losses resulting from a PJM member default are shared by all other members using a predetermined formula. At December 31, 2012 and 2011, EME's account receivable due from PJM was $40 million and $62 million, respectively.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation)

EME

Current and Deferred Taxes

        The provision (benefit) for income taxes is composed of the following:

	Years Ended December 31,
(in millions)	2012	2011	2010
Continuing Operations
Current
Federal	$—	$48	$(321)
State	—	(44)	9

Total current	—	4	(312)

Deferred
Federal	$26	$(389)	$281
State	134	(56)	15

Total deferred	160	(445)	296

Provision (benefit) for income taxes from continuing operations	160	(441)	(16)

Discontinued operations	(73)	(411)	44

Total	$87	$(852)	$28

        EME recorded a tax benefit of $16 million in 2010 resulting from acceptance by the California Franchise Tax Board of the tax positions finalized with the Internal Revenue Service in 2009 for the tax years 1986 through 2002.

        The components of income (loss) before income taxes applicable to continuing operations and discontinued operations are as follows:

	Years Ended December 31,
(in millions)	2012	2011	2010
Continuing operations	$(637)	$(888)	$65
Discontinued operations	(185)	(1,043)	126

Total	$(822)	$(1,931)	$191

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation) (Continued)

        The components of net accumulated deferred income tax asset (liability) were:

	December 31,
(in millions)	2012	2011
Deferred tax assets
Accrued charges and liabilities	$234	$303
Net operating loss carryforwards	841	326
Production tax and other credit carryforwards	254	194
Derivative instruments	49	49
Other	6	—

Total	1,384	872
Valuation allowance	(444)	—

Net deferred tax assets	940	872
Deferred tax liabilities
Property, plant and equipment—basis differences	$989	$638
Deferred investment tax credit	4	5
State taxes	28	20
Other	—	6

Total	1,021	669

Deferred tax assets (liabilities), net	$(81)	$203

Classification of net accumulated deferred income taxes
Included in other assets	$—	$205
Included in current liabilities	$—	$2
Included in deferred taxes and tax credits	$81	$—

        EME's right to receive payments under the tax-allocation agreements and the timing and amount of those payments are dependent on the inclusion of EME in the consolidated income tax returns of EIX and other factors, including the amount of consolidated taxable income and net operating loss carryforwards of EIX, and other tax items of EME and other subsidiaries of EIX. Without objectively verifiable evidence supporting the taxable income forecast of the EIX consolidated tax group during 2013 and 2014, EME is not currently able to determine whether it is more likely than not that future tax-sharing payments will occur. As a result, as of December 31, 2012, EME recorded a valuation allowance against its net deferred tax assets of $444 million, of which $6 million was reflected in accumulated other comprehensive loss and $438 million in net loss for the year ended December 31, 2012. In addition, EME recorded a non-cash distribution to its parent of $222 million related to tax benefits generated by EME which have been utilized in the EIX consolidated tax return on a statutory basis for which, under the tax-allocation agreements as applied, EME is not yet, and may never be, entitled to be paid.

        At December 31, 2012 amounts included in other long-term assets, payables to affiliates and other long-term liabilities associated with the tax-allocation agreements were $18 million, $33 million and $21 million, respectively. At December 31, 2011, amounts included in other long-term assets and

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation) (Continued)

payables to affiliates associated with the tax-allocation agreements were $86 million and $174 million, respectively.

        At December 31, 2012, EME had $2,334 million of federal net operating loss carryforwards which expire in 2031 and 2032, $2,158 million of state net operating loss carryforwards which expire between 2022 and 2032, if unused. Additionally, there were $254 million of federal tax credit carryforwards of which $239 million expire between 2029 and 2032, if unused, and the remainder have no expiration date. Upon EME's exit from the EIX consolidated tax group, or if the tax-allocation agreements terminate or expire, tax benefits that had previously been generated by EME and not utilized in the EIX consolidated tax return on a statutory basis will generally be available for use by EME in its own consolidated tax return, but may be reduced as a result of cancellation of indebtedness income (COD income) or as a result of the application of the consolidated return rules. Use of such tax benefits may also further be limited upon emergence from bankruptcy as a result of the application of limitations in sections 382 or 383 of the Internal Revenue Code if there is a change of ownership of EME.

        At December 31, 2012, under the tax-allocation agreements as applied, EME is not yet, and may never be, entitled to be paid for either the approximately $102 million of tax benefits generated by EME which have been utilized in the EIX consolidated tax return on a statutory basis or the $120 million of payments EME has made without a corresponding statutory tax requirement. In addition, EME is not yet, and may never be, entitled to be paid for the approximately $1,071 million of tax benefits generated by EME which have not yet been utilized in the EIX consolidated tax return. Capistrano Wind Holdings and Capistrano Wind, LLC have generated $40 million of tax benefits, $16 million of which has been used by the EIX consolidated tax group, and all of which either payment has been received or payment is expected to be received under the tax-allocation agreements. Further, upon EME's exit from the EIX consolidated tax group or if the tax-allocation agreements terminate or expire, tax benefits that had been previously generated by EME and utilized in the EIX consolidated tax return on a statutory basis but are unpaid under the application of the tax-allocation agreements will not be available for use by EME in its own consolidated tax return and will not be payable under the tax-allocation agreements.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation) (Continued)

Effective Tax Rate

        The table below provides a reconciliation of income tax expense (benefit) computed at the federal statutory income tax rate to the income tax provision (benefit):

	Years Ended December 31,
(in millions)	2012	2011	2010
Income (loss) from continuing operations before income taxes	$(637)	$(888)	$65

Expense (benefit) for income taxes at federal statutory rate of 35%	$(223)	$(311)	$23
Increase (decrease) in income tax from
State tax—net of federal benefit(1)	11	(56)	16
Change in valuation allowance	438	—	—
Production tax credits, net	(68)	(66)	(61)
Qualified production deduction	—	(6)	15
Deferred tax adjustments	—	(8)	10
Resolution of 1986-2002 state tax issues	—	—	(16)
Taxes on income allocated to noncontrolling interests	(4)	—	1
Other	6	6	(4)

Total provision (benefit) for income taxes from continuing operations	$160	$(441)	$(16)

Effective tax rate	*	50%	*

*
Not meaningful.

(1)
Excludes state tax settlement in 2010.

        Estimated state income tax benefits allocated from EIX of $3 million, $6 million and $7 million were recognized for the years ended December 31, 2012, 2011 and 2010, respectively. In the fourth quarter of 2012, EME's state tax benefit was reduced by a change in future state apportionment factors resulting from EME's exit from the EIX consolidated tax group.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation) (Continued)

Accounting for Uncertainty in Income Taxes

Unrecognized Tax Benefits

        The following table provides a reconciliation of unrecognized tax benefits:

(in millions)	2012	2011	2010
Balance at January 1	$171	$153	$115
Tax positions taken during the current year
Increases	—	9	—
Decreases	—	—	—
Tax positions taken during a prior year
Increases	—	9	126
Decreases	(12)	—	(80)
Decreases for settlements during the period	—	—	(8)
Decreases resulting from a lapse in statute of limitations	—	—	—

Balance at December 31	$159	$171	$153

        As of December 31, 2012 and 2011, $154 million and $166 million, respectively, of the unrecognized tax benefits, if recognized, would impact the effective tax rate. EME believes that it is reasonably possible that unrecognized tax benefits could be reduced by an amount up to $1 million within the next 12 months.

        EIX's federal income tax returns and California combined franchise tax returns are currently open for years subsequent to 2002. In addition, specific California refund claims made by EIX for years 1991 through 2002 remain subject to audit.

Accrued Interest and Penalties

        The total amount of accrued interest and penalties related to EME's income tax liabilities was $65 million and $51 million as of December 31, 2012 and 2011, respectively.

        The net after-tax interest and penalties recognized in income tax expense was $8 million, $10 million and $19 million for 2012, 2011 and 2010, respectively.

Tax Dispute

        The Internal Revenue Service examination phase of tax years 2003 through 2006 was completed in the fourth quarter of 2010, which included a proposed adjustment related to EME. The proposed adjustment increases the taxable gain on the 2004 sale of EME's international assets, which if sustained, would result in a federal tax payment of approximately $200 million, including interest and penalties through December 31, 2012 (the Internal Revenue Service has asserted a 40% penalty for understatement of tax liability related to this matter). EME disagrees with the proposed adjustment and filed a protest with the Internal Revenue Service in the first quarter of 2011. The appeals process to date has not resulted in a change in the proposed adjustment by the Internal Revenue Service. EME continues to seek resolution through the appeals process, and has requested technical advice from the

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation) (Continued)

Internal Revenue Service National Office. If a deficiency notice is issued on this item, EME has 90 days to pay the tax, interest and any penalties or file a petition in United States Tax Court.

Tax Election at Homer City

        On March 15, 2012, Homer City made an election to be treated as a partnership for federal and state income tax purposes. As a result of this election, Homer City is treated for tax purposes as distributing its assets and liabilities to its partners, both of which are wholly owned subsidiaries of EME, and triggering tax deductions of approximately $1 billion. Such tax deductions were included in EIX's 2011 consolidated tax returns.

Intercompany Tax-Allocation Agreement

        In 2012, EME made tax-allocation payments to EIX of approximately $185 million related to the displacement, under the tax-allocation agreements, of tax benefits previously received for 2009 federal income taxes.

Midwest Generation

Current and Deferred Taxes

        The provision (benefit) for income taxes is composed of the following:

	Years Ended December 31,
(in millions)	2012	2011	2010
Current
Federal	$—	$2	$112
State	—	12	24

Total current	—	14	136

Deferred
Federal	$(76)	$(145)	$7
State	14	(41)	(1)

Total deferred	(62)	(186)	6

Provision (benefit) for income taxes	$(62)	$(172)	$142

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation) (Continued)

        The components of net accumulated deferred income tax asset (liability) were:

	December 31,
(in millions)	2012	2011
Deferred tax assets
State taxes	$—	$3
Deferred income	2	1
Derivative instruments	24	9
Impairment of loan to affiliate—tax	539	—
Property, plant and equipment—basis differences	—	15
Net operating loss carryforwards	—	19
Accrued charges and liabilities	16	9

Total	581	56
Valuation allowance	(533)	—

Net deferred tax assets	48	56
Deferred tax liabilities
State taxes	3	—
Property, plant and equipment—basis differences	45	—

Total	48	—

Deferred tax assets, net	$—	$56

Classification of net accumulated deferred income taxes
Included in current assets	$—	$14
Included in deferred taxes	$—	$42

        As a result of the recently recognized losses and the indications of expected future losses, Midwest Generation recorded a valuation allowance of $533 million, of which $12 million was reflected in accumulated other comprehensive loss and $521 million in net loss for the year ended December 31, 2012. In addition, Midwest Generation recognized a non-cash distribution of $106 million to reflect tax benefits that would have been collected by Midwest Generation in a hypothetical tax return prepared on a separate return basis but is not collectible under Midwest Generation's Tax Allocation Agreement. For further discussion related to non-cash distribution, see "—Intercompany Tax-Allocation Agreement."

        As of December 31, 2012, on a separate return basis, Midwest Generation had $291 million of federal net operating loss carryforwards which expire in 2031 and 2032, $199 million of state net operating loss carryforwards which expire between 2025 and 2032, if unused.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation) (Continued)

Effective Tax Rate

        The table below provides a reconciliation of income tax expense (benefit) computed at the federal statutory income tax rate to the income tax provision (benefit):

	Years Ended December 31,
(in millions)	2012	2011	2010
Income (loss) before income taxes	$(1,526)	$(442)	$357

Provision (benefit) for income taxes at federal statutory rate of 35%	$(534)	$(155)	$125
State tax, net of federal benefit	(52)	(19)	14
Change in valuation allowance	521	—	—
Qualified production deduction	—	—	(7)
Deferred tax adjustments	—	—	9
Other	3	2	1

Total provision (benefit) for income taxes	$(62)	$(172)	$142

Effective tax rate	4%	39%	40%

Accounting for Uncertainty in Income Taxes

Unrecognized Tax Benefits

        The following table provides a reconciliation of unrecognized tax benefits:

(in millions)	2012	2011	2010
Balance at January 1	$44	$44	$—
Tax positions taken during the current year
Increases	—	—	—
Decreases	—	—	—
Tax positions taken during a prior year
Increases(1)	—	—	44
Decreases	—	—	—
Decreases for settlements during the period	—	—	—
Decreases resulting from a lapse in statute of limitations	—	—	—

Balance at December 31	$44	$44	$44

(1)
Unrecognized tax benefits relate to tax positions taken in prior years and result from a review of Midwest Generation's deferred tax assets and liabilities.

        As of December 31, 2012 and 2011, $41 million of the unrecognized tax benefits, if recognized, would impact the effective tax rate.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation) (Continued)

        EIX's federal income tax returns and California combined franchise tax returns are currently open for years subsequent to 2002. In addition, specific California refund claims made by EIX for years 1991 through 2002 remain subject to audit.

Accrued Interest and Penalties

        The total amount of accrued interest expense and penalties was $23 million and $20 million as of December 31, 2012 and 2011, respectively. The net after-tax interest expense and penalties recognized in income tax expense was $2 million, $3 million and $10 million for 2012, 2011 and 2010, respectively.

Intercompany Tax-Allocation Agreement

        Midwest Generation generated taxable losses for the year ended December 31, 2012. In a hypothetical tax return prepared on a separate company basis, Midwest Generation would be able to carryback net operating losses to prior periods and receive tax benefits. During 2012, Midwest Generation recognized $106 million of tax benefits associated with net operating losses carrybacks calculated on a hypothetical tax return under the separate return method. However, the Midwest Generation Tax Allocation Agreement only permits the use of net operating losses to offset future taxable income. Under generally accepted accounting principles applicable to the separate return method, benefits recognized on a hypothetical separate company tax return that are not paid under an intercompany tax-allocation agreement are treated as a non-cash distribution to the parent company. If Midwest Generation offsets net operating loss carryforwards against taxable income in the future, such tax benefit will be accounted for as non-cash contributions at the time of use. The liability on Midwest Generation's consolidated balance sheet associated with this tax-allocation agreement totaled $13 million at December 31, 2011 and was included in due to affiliates.

Bonus Depreciation Impact (EME, Midwest Generation)

        The Small Business Jobs Act of 2010 and the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010 (2010 Tax Relief Act) extended 50% bonus depreciation for qualifying property through 2012 and created a new 100% bonus depreciation for qualifying property placed in service between September 9, 2010 and December 31, 2011. Subject to updated Internal Revenue Service regulations clarifying the definitions of capital expenditures that qualify for 100% bonus depreciation, EME's and Midwest Generation's capital expenditures are expected to qualify, accelerating federal tax deductions in 2012 and 2013. The 50% bonus depreciation provisions continue for qualifying property placed in service through 2013 as a result of the American Taxpayer Relief Act signed into law on January 2, 2013.

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted)

Employee Savings Plan

        A 401(k) plan is maintained to supplement eligible employees' retirement income. The EME 401(k) plan received contributions from EME of $17 million, $15 million and $14 million in 2012, 2011 and 2010, respectively. The Midwest Generation 401(k) plan received contributions from Midwest Generation of $7 million, $6 million and $5 million in 2012, 2011 and 2010, respectively.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

Pension Plans and Postretirement Benefits Other than Pensions

        EME and Midwest Generation employees are currently eligible for various EIX sponsored benefits plans. If the Support Agreement is consummated pursuant to a confirmed plan of reorganization, EIX will assume approximately $200 million of EME's employee retirement related liabilities and will cease to own EME when EME emerges from bankruptcy. If EIX ceases to own EME, EME and Midwest Generation employees will terminate in the EIX sponsored plans. However, GAAP requires that the change in ownership of EME must occur prior to changes in certain pension plan assumptions. For further discussion, see Note 16—Restructuring Activities.

Pension Plans

        EME noncontributory defined benefit pension plans (the non-union plan has a cash balance feature) cover most employees meeting minimum service requirements. The expected contributions (all by the employer) are approximately $20 million, including Midwest Generation, for the year ended December 31, 2013.

        Midwest Generation maintains a pension plan specifically for the benefit of its union employees. A portion of Midwest Generation's non-union employees participate in the EIX pension plan. Eligibility depends on a number of factors, including the employee's hire date. Both plans are noncontributory, defined benefit pension plans and cover employees who fulfill minimum service requirements. The EIX plan has a cash balance feature. The expected contributions (all by employer) for the plans are approximately $16.5 million for the year ended December 31, 2013.

        The funded position of the company's pension is very sensitive to changes in market conditions. Changes in overall interest rate levels significantly affect the company's liabilities, while assets held in the various trusts established to fund the company's long-term pension are affected by movements in the equity and bond markets. The market value of the investments (reflecting investment returns, contributions and benefit payments) within the plan trusts declined 35% during 2008. This reduction in value of plan assets combined with increased liabilities has resulted in a change in the pension plan funding status from a surplus to a material deficit, which will result in increased future expense and cash contributions. The company pension remains underfunded as liabilities have increased significantly as a result of steady declines in interest rates.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

        Information on plan assets and benefit obligations is shown below:

	Years Ended December 31,
	2012			2011
(in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Change in projected benefit obligation
Projected benefit obligation at beginning of year	$195	$121	$316	$164	$123	$287
Service cost	14	2	16	13	3	16
Interest cost	8	6	14	8	6	14
Actuarial (gain) loss	13	14	27	13	(1)	12
Curtailment gain	—	(9)	(9)	—	—	—
Transfers out(2)	—	(23)	(23)	—	—	—
Benefits paid	(5)	(6)	(11)	(3)	(10)	(13)

Projected benefit obligation at end of year	$225	$105	$330	$195	$121	$316

Change in plan assets
Fair value of plan assets at beginning of year	$121	$56	$177	$109	$55	$164
Actual return on plan assets	19	7	26	2	—	2
Employer contributions	14	9	23	13	11	24
Benefits paid	(5)	(6)	(11)	(3)	(10)	(13)

Fair value of plan assets at end of year	$149	$66	$215	$121	$56	$177

Funded status at end of year	$(76)	$(39)	$(115)	$(74)	$(65)	$(139)

Amounts recognized on consolidated balance sheets:
Long-term liabilities	$(76)	$(39)	$(115)	$(74)	$(65)	$(139)
Amounts recognized in accumulated other comprehensive income:
Prior service cost	$1	$—	$1	$1	$—	$1
Net loss	40	27	67	38	31	69
Accumulated benefit obligation at end of year	$195	$105	$300	$168	$110	$278
Pension plans with an accumulated benefit obligation in excess of plan assets:
Projected benefit obligation	$225	$105	$330	$195	$121	$316
Accumulated benefit obligation	195	105	300	168	110	278
Fair value of plan assets	148	68	216	121	56	177
Weighted-average assumptions used to determine obligations at end of year:
Discount rate	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%
Rate of compensation increase	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%

(1)
Includes Homer City.

(2)
Represents amount of EME's executive post retirement benefits liability assumed by EIX.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

Expense components and other amounts recognized in other comprehensive (income) loss

        Expense components:

	Years Ended December 31,
	2012			2011			2010
(in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Service cost	$14	$—	$14	$13	$2	$15	$12	$3	$15
Interest cost	8	4	12	8	4	12	8	4	12
Expected return on plan assets	(9)	(3)	(12)	(9)	(1)	(10)	(7)	(1)	(8)
Net amortization	2	4	6	1	2	3	—	2	2
Special termination charges	—	2	2	—	—	—	—	—	—

Total expense	$15	$7	$22	$13	$7	$20	$13	$8	$21

(1)
Excludes Homer City.

        Other changes in plan assets and benefit obligations recognized in other comprehensive (income) loss:

	Years Ended December 31,
	2012			2011			2010
(in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Net loss	$4	$2	$6	$20	$5	$25	$4	$8	$12
Amortization of net loss	(2)	(4)	(6)	(1)	(2)	(3)	—	(2)	(2)

Total in other comprehensive (income) loss	$2	$(2)	$—	$19	$3	$22	$4	$6	$10

Total in expense and other comprehensive (income) loss	$17	$5	$22	$32	$10	$42	$17	$14	$31

(1)
Includes Homer City.

        The estimated amortization amounts expected to be reclassified from other comprehensive (income) loss for 2013 are $0.4 million and $0.2 million for prior service costs and $5 million and $2 million for net loss for EME and Midwest Generation, respectively.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

        The following are weighted-average assumptions used to determine expenses:

	Years Ended December 31,
	2012			2011			2010
	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Discount rate	4.50%	4.50%	4.50%	5.25%	5.25%	5.25%	6.00%	6.00%	6.00%
Rate of compensation increase	4.50%	4.50%	4.50%	5.00%	4.5% - 6.0%	4.5% - 6.0%	5.00%	4.5% - 6.0%	4.5% - 6.0%
Expected long-term return on plan assets	7.50%	7.50%	7.50%	7.50%	7.50%	7.50%	7.50%	7.50%	7.50%

(1)
Includes Homer City.

        The following are benefit payments, which reflect expected future service, expected to be paid:

Years Ending December 31, (in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME
2013	$8	$4	$12
2014	9	5	14
2015	10	5	15
2016	12	4	16
2017	13	4	17
2018-2022	68	21	89

(1)
Excludes Homer City.

        In connection with EME's transfer of substantially all the remaining assets and certain specified liabilities of Homer City to an affiliate of GECC, the employees of Homer City transferred with the plan and, a curtailment adjustment of $9 million was made to the projected pension benefit obligation to reflect the departure of the Homer City employees. For further discussion see Note 14—Discontinued Operations.

        In March 2012, EIX agreed to assume the liabilities for active employees of EME and its subsidiaries under specified plans related to executive deferred compensation and executive post retirement benefits. In consideration for such assumption, EME and its subsidiaries paid EIX $25 million, the after-tax amount of such liabilities as of March 1, 2012.

Postretirement Benefits Other Than Pensions

        EME and Midwest Generation non-union employees retiring at or after age 55 with at least 10 years of service may be eligible for postretirement medical, dental, vision, and life insurance coverage. Eligibility for a company contribution toward the cost of these benefits in retirement depends on a number of factors, including the employee's hire date. Midwest Generation union-represented employees who retire at age 55 with at least 10 years of service may be eligible for access to postretirement medical, dental, vision and hearing coverage by paying the full cost for these benefits.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

The expected contributions (all by the employer) for the postretirement benefits other than pensions are $2 million and $1 million for EME and Midwest Generation, respectively for the year ended December 31, 2013.

        On December 14, 2012, the divestiture by Homer City of substantially all of its remaining assets and certain specified liabilities closed. An affiliate of General Electric Capital Corporation (GECC) assumed control of Homer City and as part of the closing, Homer City's obligation to establish and fund voluntary employee beneficiary association trusts was waived. As of December 31, 2012, EME had $31 million of postretirement benefits other than pensions (PBOP) related obligations on its consolidated balance sheet related to Homer City employees, of which $11 million was funded through an EIX sponsored retirement plan for non-bargaining unit employees, and $20 million was funded by Homer City through a separate retirement plan for bargaining unit employees.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

        Information on plan assets and benefit obligations is shown below:

	Years Ended December 31,
	2012			2011
(in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Change in benefit obligation
Benefit obligation at beginning of year	$59	$71	$130	$54	$68	$122
Service cost	1	2	3	2	1	3
Interest cost	3	3	6	2	4	6
Actuarial (gain) loss	(3)	(5)	(8)	2	(1)	1
Benefits paid	(1)	(2)	(3)	(1)	(1)	(2)

Benefit obligation at end of year	$59	$69	$128	$59	$71	$130

Change in plan assets
Fair value of plan assets at beginning of year	$—	$—	$—	$—	$—	$—
Employer contributions	1	2	3	1	1	2
Benefits paid	(1)	(2)	(3)	(1)	(1)	(2)

Fair value of plan assets at end of year	$—	$—	$—	$—	$—	$—

Funded status at end of year	$(59)	$(69)	$(128)	$(59)	$(71)	$(130)

Amounts recognized on consolidated balance sheets:
Long-term liabilities	$(59)	$(69)	$(128)	$(59)	$(71)	$(130)
Amounts recognized in accumulated other comprehensive income:
Prior service cost (credit)	$10	$(2)	$8	$11	$(3)	$8
Net loss	9	5	14	12	11	23
Weighted-average assumptions used to determine obligations at end of year:
Discount rate	4.25%	4.25%	4.25%	4.75%	4.75%	4.75%
Assumed health care cost trend rates:
Rate assumed for following year	8.50%	8.50%	8.50%	9.50%	9.50%	9.50%
Ultimate rate	5.00%	5.00%	5.00%	5.25%	5.25%	5.25%
Year ultimate rate reached	2020	2020	2020	2019	2019	2019

(1)
Includes Homer City.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

Expense components and other amounts recognized in other comprehensive (income) loss

        Expense components:

	Years Ended December 31,
	2012			2011			2010
(in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Service cost	$1	$1	$2	$2	$—	$2	$1	$—	$1
Interest cost	3	1	4	2	2	4	2	3	5
Net amortization	1	—	1	1	(1)	—	—	(1)	(1)

Total expense	$5	$2	$7	$5	$1	$6	$3	$2	$5

(1)
Excludes Homer City.

        Other changes in plan assets and benefit obligations recognized in other comprehensive (income) loss:

	Years Ended December 31,
	2012			2011			2010
(in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Net (gain) loss	$(3)	$(4)	$(7)	$1	$(1)	$—	$5	$7	$12
Prior service cost	—	—	—	—	—	—	11	—	11
Net amortization	(1)	—	(1)	(1)	1	—	—	—	—

Total in other comprehensive (income) loss	$(4)	$(4)	$(8)	$—	$—	$—	$16	$7	$23

Total in expense and other comprehensive (income) loss	$1	$(2)	$(1)	$5	$1	$6	$19	$9	$28

(1)
Includes Homer City.

        The estimated amortization amounts expected to be reclassified from other comprehensive (income) loss for 2013 are $0.5 million and $1 million for prior service cost and $0.5 million and $0.4 million for net loss for EME and Midwest Generation, respectively.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

        The following are weighted-average assumptions used to determine expense:

	Years Ended December 31,
	2012			2011			2010
	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Discount rate	4.75%	4.75%	4.75%	5.50%	5.50%	5.50%	6.00%	6.00%	6.00%
Assumed health care cost trend rates:
Current year	9.50%	9.50%	9.50%	9.75%	9.75%	9.75%	8.25%	8.25%	8.25%
Ultimate rate	5.25%	5.3%	5.3%	5.5%	5.5%	5.5%	5.5%	5.5%	5.5%
Year ultimate rate reached	2019	2019	2019	2019	2019	2019	2016	2016	2016

(1)
Includes Homer City.

        Increasing the health care cost trend rate by one percentage point would increase the accumulated benefit obligation as of December 31, 2012, by $18 million and $9 million and annual aggregate service and interest costs by $1 million and $1 million for EME and Midwest Generation, respectively. Decreasing the health care cost trend rate by one percentage point would decrease the accumulated benefit obligation as of December 31, 2012, by $16 million and $8 million and annual aggregate service and interest costs by $1 million and $1 million for EME and Midwest Generation, respectively.

        The following benefit payments are expected to be paid:

Years Ending December 31, (in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME
2013	$1	$1	$2
2014	1	1	2
2015	2	1	3
2016	2	1	3
2017	2	2	4
2018-2022	16	11	27

(1)
Excludes Homer City.

Discount Rate

        The discount rate enables EME and Midwest Generation to state expected future cash flows at a present value on the measurement date. EME and Midwest Generation select its discount rate by performing a yield curve analysis. This analysis determines the equivalent discount rate on projected cash flows, matching the timing and amount of expected benefit payments. Two corporate yield curves were considered, Citigroup and AON-Hewitt.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

Plan Assets

Description of Pension Investment Strategies

        The investment of plan assets is overseen by a fiduciary investment committee. Plan assets are invested using a combination of asset classes, and may have active and passive investment strategies within asset classes. Target allocations for 2012 and 2011 pension plan assets are 30% for US equities, 16% for non-US equities, 35% for fixed income, 15% for opportunistic and/or alternative investments and 4% for other investments. EIX employs multiple investment management firms. Investment managers within each asset class cover a range of investment styles and approaches. Risk is managed through diversification among multiple asset classes, managers, styles and securities. Plan, asset class and individual manager performance is measured against targets. EIX also monitors the stability of its investment managers' organizations.

        Allowable investment types include:

  •
  United States Equities: Common and preferred stocks of large, medium, and small companies which are predominantly United States-based.

  •
  Non-United States Equities: Equity securities issued by companies domiciled outside the United States and in depository receipts which represent ownership of securities of non-United States companies.

  •
  Fixed Income: Fixed income securities issued or guaranteed by the United States government, non-United States governments, government agencies and instrumentalities including municipal bonds, mortgage backed securities and corporate debt obligations. A portion of the fixed income positions may be held in debt securities that are below investment grade.

        Opportunistic, Alternative and Other Investments:

  •
  Opportunistic: Investments in short to intermediate term market opportunities. Investments may have fixed income and/or equity characteristics and may be either liquid or illiquid.

  •
  Alternative: Limited partnerships that invest in non-publicly traded entities.

  •
  Other: Investments diversified among multiple asset classes such as global equity, fixed income currency and commodities markets. Investments are made in liquid instruments within and across markets. The investment returns are expected to approximate the plans' expected investment returns.

        Asset class portfolio weights are permitted to range within plus or minus 3%. Where approved by the fiduciary investment committee, futures contracts are used for portfolio rebalancing and to reallocate portfolio cash positions. Where authorized, a few of the plans' investment managers employ limited use of derivatives, including futures contracts, options, options on futures and interest rate swaps in place of direct investment in securities to gain efficient exposure to markets. Derivatives are not used to leverage the plans or any portfolios.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

Determination of the Expected Long-Term Rate of Return on Assets

        The overall expected long-term rate of return on assets assumption is based on the long-term target asset allocation for plan assets and capital markets return forecasts for asset classes employed.

Capital Markets Return Forecasts

        The capital markets return forecast methodologies primarily use a combination of historical market data, current market conditions, proprietary forecasting expertise, and complex models to develop asset class return forecasts and a building block approach. The forecasts are developed using variables such as real risk-free interest, inflation, and asset class specific risk premiums. For equities, the risk premium is based on an assumed average equity risk premium of 5% over cash. The forecasted return on private equity and opportunistic investments are estimated at a 2% premium above public equity, reflecting a premium for higher volatility and liquidity. For fixed income, the risk premium is based off of a comprehensive modeling of credit spreads.

Fair Value of Plan Assets

        The plan assets for EME and Midwest Generation pension are included in the SCE Company Retirement Plan Trust (Master Trust) assets which include investments in equity securities, US treasury securities, other fixed-income securities, common/collective funds, mutual funds, other investment entities, foreign exchange and interest rate contracts, and partnership/joint ventures. Equity securities, US treasury securities, mutual and money market funds are classified as Level 1 as fair value is determined by observable, unadjusted quoted market prices in active or highly liquid and transparent markets. Common/collective funds are valued at the net asset value (NAV) of shares held. Although common/collective funds are determined by observable prices, they are classified as Level 2 because they trade in markets that are less active and transparent. The fair value of the underlying investments in equity mutual funds and equity common/collective funds are based upon stock-exchange prices. The fair value of the underlying investments in fixed-income common/collective funds, fixed-income mutual funds and other fixed income securities including municipal bonds are based on evaluated prices that reflect significant observable market information such as reported trades, actual trade information of similar securities, benchmark yields, broker/dealer quotes, issuer spreads, bids, offers and relevant credit information. Foreign exchange and interest rate contracts are classified as Level 2 because the values are based on observable prices but are not traded on an exchange. Futures contracts trade on an exchange and therefore are classified as Level 1. Two of the partnerships are classified as Level 2 since this investment can be readily redeemed at NAV and the underlying investments are liquid publicly traded fixed-income securities which have observable prices. The remaining partnerships/joint ventures are classified as Level 3 because fair value is determined primarily based upon management estimates of future cash flows. Other investment entities are valued similarly to common collective funds and are therefore classified as Level 2. The Level 1 registered investment companies are either mutual or money market funds. The remaining funds in this category are readily redeemable at NAV and classified as Level 2 and are discussed further at footnote 7 to the pension plan master trust investments table below.

        EIX reviews the process/procedures of both the pricing services and the trustee to gain an understanding of the inputs/assumptions and valuation techniques used to price each asset type/class.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

For further discussion on the valuation techniques used by EME to determine fair value, see Note 4—Fair Value Measurements. The values of Level 1 mutual and money market funds are publicly quoted. The trustees obtain the values of common/collective and other investment funds from the fund managers. The values of partnerships are based on partnership valuation statements updated for cash flows.

Pension Plan

        The following table sets forth the Master Trust investments that were accounted for at fair value as of December 31, 2012 by asset class and level within the fair value hierarchy:

(in millions)	Level 1	Level 2	Level 3	Total
Corporate stocks(1)	$743	$—	$—	$743
Common/collective funds(2)	—	635	—	635
U.S. government and agency securities(3)	242	350	—	592
Partnerships/joint ventures(4)	—	166	414	580
Corporate bonds(5)	—	508	—	508
Other investment entities(6)	—	271	—	271
Registered investment companies(7)	98	28	—	126
Interest-bearing cash	24	—	—	24
Other	1	100	—	101

Total	$1,108	$2,058	$414	$3,580

Receivables and payables, net				(38)

Net plan assets available for benefits				3,542

EME's share of net plan assets				$215
Midwest Generation's share of net plan assets				$149

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

        The following table sets forth the Master Trust investments that were accounted for at fair value as of December 31, 2011 by asset class and level within the fair value hierarchy:

(in millions)	Level 1	Level 2	Level 3	Total
Corporate stocks(1)	$642	$—	$—	$642
Common/collective funds(2)	—	582	—	582
U.S. government and agency securities(3)	104	351	—	455
Partnerships/joint ventures(4)	—	140	448	588
Corporate bonds(5)	—	497	—	497
Other investment entities(6)	—	247	—	247
Registered investment companies(7)	79	29	—	108
Interest-bearing cash	5	—	—	5
Other	(1)	69	—	68

Total	$829	$1,915	$448	$3,192

Receivables and payables, net				$(39)

Net plan assets available for benefits				3,153

EME's share of net plan assets				$177
Midwest Generation's share of net plan assets				$121

(1)
Corporate stocks are diversified. For both 2012 and 2011, performance is primarily benchmarked against the Russell Indexes (60%) and Morgan Stanley Capital International (MSCI) index (40%).

(2)
At December 31, 2012 and 2011, respectively, the common/collective assets were invested in equity index funds that seek to track performance of the Standard and Poor's (S&P 500) Index (29% and 29%), Russell 200 and Russell 1000 indexes (28% and 27%) and the MSCI Europe, Australasia and Far East (EAFE) Index (11% and 10%). A non-index U.S. equity fund representing 25% and 23% of this category for 2012 and 2011, respectively, is actively managed. Another fund representing 6% and 8% of this category for 2012 and 2011, respectively, is a global asset allocation fund.

(3)
Level 1 U.S. government and agency securities are U.S. treasury bonds and notes. Level 2 primarily relates to the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

(4)
Partnerships/joint venture Level 2 investments consist primarily of a partnership which invests in publicly traded fixed income securities, primarily from the banking and finance industry and U.S. government agencies. At December 31, 2012 and 2011, respectively, approximately 56% and 55% of the Level 3 partnerships are invested in (1) asset backed securities, including distressed mortgages and (2) commercial and residential loans and debt and equity of banks. The remaining Level 3 partnerships are invested in small private equity and venture capital funds. Investment strategies for these funds include branded consumer products, early stage technology, California geographic focus, and diversified US and non-US fund-of-funds.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

(5)
Corporate bonds are diversified. At December 31, 2012 and 2011, respectively, this category includes $65 million and $53 million for collateralized mortgage obligations and other asset backed securities of which $7 million and $10 million are below investment grade.

(6)
Other investment entities were primarily invested in (1) emerging market equity securities, (2) a hedge fund that invests through liquid instruments in a global diversified portfolio of equity, fixed income, interest rate, foreign currency and commodities markets, and (3) domestic mortgage backed securities.

(7)
Level 1 of registered investment companies consisted of a global equity mutual fund which seeks to outperform the MSCI World Total Return Index. Level 2 primarily consisted of short-term, emerging market, high yield bond funds and government inflation-indexed bonds and short-term bond fund.

        At December 31, 2012 and 2011, approximately 66% and 69%, respectively, of the publicly traded equity investments, including equities in the common/collective funds, were located in the United States.

        The following table sets forth a summary of changes in the fair value of Level 3 investments for 2012 and 2011:

(in millions)	2012	2011
Fair value, net at beginning of period	$448	$345
Actual return on plan assets:
Relating to assets still held at end of period	88	6
Relating to assets sold during the period	13	22
Purchases	98	130
Dispositions	(233)	(55)
Transfers in and /or out of Level 3	—	—

Fair value, net at end of period	$414	$448

Stock-Based Compensation (EME only)

        EME participated in an EIX shareholder-approved incentive plan (the 2007 Performance Incentive Plan) that includes stock-based compensation. In conjunction with the commencement of the Chapter 11 Cases, EME ceased participating in EIX's long-term incentive compensation programs, and does not expect that any new EIX stock-based compensation will be awarded to EME employees.

Stock Options

        Under various plans, EIX had granted stock options to EME employees at exercise prices equal to the average of the high and low price, and beginning in 2007, at the closing price at the grant date, EIX may grant stock options and other awards related to or with a value derived from its common stock to directors and certain employees. Options generally expire 10 years after the grant date and vest over a period of four years of continuous service, with expense recognized evenly over the requisite service period, except for awards granted to retirement-eligible participants, as discussed in "Stock-

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

Based Compensation" in Note 1. Stock options granted in 2003 through 2006 accrue dividend equivalents for the first five years of the option term. Stock options granted in 2007 and later have no dividend equivalent rights except for options granted to EIX's Board of Directors in 2007. Unless transferred to nonqualified deferral plan accounts, dividend equivalents accumulate without interest. Dividend equivalents are paid in cash after the vesting date. EIX has discretion to pay certain dividend equivalents in shares of EIX common stock. Additionally, EIX will substitute cash awards to the extent necessary to pay tax withholding or any government levies.

        The fair value for each option granted was determined as of the grant date using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires various assumptions noted in the following table:

	Years Ended December 31,
	2012	2011	2010
Expected terms (in years)	6.9	7.0	7.3
Risk-free interest rate	1.1% - 1.7%	1.4% - 3.1%	2.0% - 3.2%
Expected dividend yield	2.8% - 3.1%	3.1% - 3.5%	3.3% - 4.0%
Weighted-average expected dividend yield	3.0%	3.4%	3.8%
Expected volatility	17% - 18%	18% - 19%	19% - 20%
Weighted-average volatility	18.3%	18.9%	19.8%

        The expected term represents the period of time for which the options are expected to be outstanding and is primarily based on historical exercise and post-vesting cancellation experience and stock price history. The risk-free interest rate for periods within the contractual life of the option is based on a zero coupon U.S. Treasury issued STRIPS (separate trading of registered interest and principal of securities) whose maturity equals the option's expected term on the measurement date. Expected volatility is based on the historical volatility of EIX's common stock for the length of the options expected term for 2012. The volatility period used was 83 months, 84 months and 87 months at December 31, 2012, 2011 and 2010, respectively.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

        A summary of the status of EIX's stock options granted to EME employees is as follows:

		Weighted-Average
	Stock Options	Exercise Price	Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in millions)
Outstanding, December 31, 2011	3,344,611	$34.05
Granted	660,222	43.16
Expired	(112,129)	47.39
Transferred to affiliates	(270,312)	33.13
Forfeited	(41,094)	39.88
Exercised	(881,064)	26.39

Outstanding, December 31, 2012	2,700,234	38.23	6.24

Vested and expected to vest at December 31, 2012	2,586,910	38.23	6.16	$20

Exercisable at December 31, 2012	1,286,055	38.30	4.22	10

        At December 31, 2012, there was $4 million of total unrecognized compensation cost related to stock options, net of expected forfeitures. That cost is expected to be recognized over a weighted-average period of approximately 2 years.

Performance Shares

        A target number of contingent performance shares were awarded to EME executives in March 2010, March 2011 and March 2012, and vest at the end of December 2012, 2013 and 2014, respectively. Performance shares awarded contain dividend equivalent reinvestment rights. An additional number of target contingent performance shares will be credited based on dividends on EIX common stock for which the ex-dividend date falls within the performance period. The vesting of EIX's performance shares is dependent upon a market condition and three years of continuous service subject to a prorated adjustment for employees who are terminated under certain circumstances or retire, but payment cannot be accelerated. The market condition is based on EIX's total shareholder return relative to the total shareholder return of a specified group of peer companies at the end of a three-calendar-year period. The number of performance shares earned is determined based on EIX's ranking among these companies. Performance shares earned are settled half in cash and half in common stock; however, EIX has discretion under certain of the awards to pay the half subject to cash settlement in common stock. EIX also has discretion to pay certain dividend equivalents in EIX common stock. Additionally, cash awards are substituted to the extent necessary to pay tax withholding or any government levies. The portion of performance shares that can be settled in cash is classified as a share-based liability award. The fair value of these shares is remeasured at each reporting period and the related compensation expense is adjusted. The portion of performance shares payable in common stock is classified as a share-based equity award. Compensation expense related to these shares is based on the grant-date fair value. Performance shares expense is recognized ratably over the requisite service period based on the fair values determined, except for awards granted to retirement-eligible participants.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

        The fair value of performance shares is determined using a Monte Carlo simulation valuation model. The Monte Carlo simulation valuation model requires various assumptions noted in the following table:

	Years Ended December 31,
	2012	2011	2010
Equity awards
Grant date risk-free interest rate	0.4%	1.2%	1.3%
Grant date expected volatility	13.2%	20.4%	21.6%
Liability awards(1)
Expected volatility	12.1%	15.9%	20.6%
Risk-free interest rate
2012 awards	0.4%	*	*
2011 awards	0.2%	0.3%	*
2010 awards	*	0.2%	0.6%

(1)
The portion of performance shares classified as share-based liability awards are revalued at each reporting period.

*
Not applicable.

        The risk-free interest rate is based on the daily spot rate on the grant or valuation date on U.S. Treasury zero coupon issue or STRIPS with terms nearest to the remaining term of the performance shares and is used as proxy for the expected return for the specified group of peer companies. Expected volatility is based on the historical volatility of EIX's (and the specified group of peer companies') common stock for the most recent 36 months. Historical volatility for each company in the specified group is obtained from a financial data services provider.

        A summary of the status of EIX nonvested performance shares granted to EME employees is as follows:

	Equity Awards		Liability Awards
	Shares	Weighted-Average Grant-Date Fair Value	Shares	Weighted-Average Fair Value
Nonvested at December 31, 2011	84,313	$27.50	84,313	$29.48
Granted	16,797	51.41	16,750
Forfeited	(1,514)	37.56	(1,508)
Vested(1)	(52,650)	25.71	(52,678)
Transferred to affiliates	(5,717)	27.62	(5,716)

Nonvested at December 31, 2012	41,229	39.14	41,161	46.48

(1)
Includes performance shares that were paid as performance targets were met.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

        The current portion of nonvested performance shares classified as liability awards is reflected in accrued liabilities and the long-term portion is reflected in other long-term liabilities on the consolidated balance sheets.

        At December 31, 2012, there was $4.0 million (based on the December 31, 2012 fair value of performance shares classified as equity awards) of total unrecognized compensation cost related to performance shares. That cost is expected to be recognized over a weighted-average period of approximately two years.

Restricted Stock Units

        Restricted stock units were awarded to EME executives in March 2010, March 2011 and March 2012 and vest and become payable in January 2013, 2014 and 2015, respectively. Each restricted stock unit awarded is a contractual right to receive one share of EIX common stock, if vesting requirements are satisfied. Restricted stock units awarded contain dividend equivalent reinvestment rights. An additional number of restricted stock units will be credited based on dividends on EIX common stock for which the ex-dividend date falls within the performance period. The vesting of EIX's restricted stock units is dependent upon continuous service through the end of the three-calendar-year-plus-two-days vesting period. Vesting is subject to a pro- rated adjustment for employees who are terminated under certain circumstances or retire. Cash awards are substituted to the extent necessary to pay tax withholding or any government levies.

        The following is a summary of the status of EIX nonvested restricted stock units granted to EME employees:

	Restricted Stock Units	Weighted-Average Grant-Date Fair Value
Nonvested at December 31, 2011	129,750	$32.11
Granted	39,918	43.16
Forfeited	(2,911)	38.85
Paid Out	(45,488)	26.24
Affiliate transfers—net	(10,049)	31.42

Nonvested at December 31, 2012	111,220	38.36

        The fair value for each restricted stock unit awarded is determined as the closing price of EIX common stock on the grant date.

        Compensation expense related to these shares, which is based on the grant-date fair value, is recognized ratably over the requisite service period, except for awards whose holders become eligible for retirement vesting during the service period, in which case recognition is accelerated into the year the holders become eligible for retirement vesting. At December 31, 2012, there was $1.6 million of total unrecognized compensation cost related to restricted stock units, net of expected forfeitures, which is expected to be recognized as follows: $1 million in 2013 and $0.5 million in 2014.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

Supplemental Data on Stock-Based Compensation

	Years Ended December 31,
(in millions, except per award amounts)	2012	2011	2010
Stock-based compensation expense(1)
Stock options	$3	$2	$4
Performance shares	1	1	2
Restricted stock units	1	2	1
Other	2	2	2

Total stock-based compensation expense	$7	$7	$9

Income tax benefits related to stock compensation expense	$3	$3	$4
Excess tax benefits(2)	5	2	1
Stock options
Weighted average grant date fair value per option granted	$5.22	$5.61	$4.92
Fair value of options vested	3	3	3
Cash used to purchase shares to settle options	44	18	11
Cash from participants to exercise stock options	26	12	6
Value of options exercised	18	6	4
Tax benefits from options exercised	6	2	2
Performance shares(3) classified as equity awards
Weighted average grant date fair value per share granted	$51.41	$31.14	$32.50
Fair value of shares vested	1.4	0.8	0.9
Restricted stock units
Weighted average grant date fair value per unit granted	$43.16	$38.03	$33.30
Value of shares settled	$1	$2	$—
Tax benefits realized from settlement of awards	$—	$1	$—

(1)
Reflected in administration and general on the consolidated statements of operations.

(2)
Reflected in excess tax benefits related to stock-based awards in cash flows from financing activities on the consolidated statements of cash flows.

(3)
There were no settlements of awards for performance shares in 2012, 2011 and 2010 as performance targets were not met.

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted)

Lease Commitments

EME

        EME leases office space, property and equipment under lease agreements that expire in various years through 2039. Amounts classified as LSTC, related to Midwest Generation's rejected railcars and river barge contracts, are discussed below.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

        Future minimum payments for operating leases at December 31, 2012 for EME are:

Years Ending December 31, (in millions)	Powerton and Joliet Stations(1)	Other Operating Leases	LSTC
2013	$151	$19	$10
2014	151	17	—
2015	67	17	—
2016	26	13	—
2017	1	15	—
Thereafter	240	130	—

Total future commitments	$636	$211	$10

(1)
Reflects principal and interest payments related to the Powerton and Joliet Sale Leaseback.

        The minimum commitments do not include contingent rentals with respect to the wind projects which may be paid under certain leases on the basis of a percentage of sales calculation if this is in excess of the stipulated minimum amount.

        Operating lease expense amounted to $108 million, $110 million and $112 million in 2012, 2011 and 2010, respectively.

Midwest Generation

        Midwest Generation has operating leases in place primarily for railcars with termination dates in various years through 2019. As of December 31, 2012, Midwest Generation leased approximately 3,200 railcars. Pursuant to an order entered in the Chapter 11 Cases, Midwest Generation rejected a lease related to 1,275 of these railcars. Midwest Generation has also rejected a contract related to 11 river barges. Both rejected contracts are expected to be allowable claims and are recorded as LSTC. In addition, the principal payments associated with the Powerton and Joliet Sale Leaseback are also recorded in LSTC. For further discussion of LSTC, see Note 16—Restructuring Activities.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

        Future minimum operating lease payments and lease financing commitments at December 31, 2012 for Midwest Generation are:

Years Ending December 31, (in millions)	Lease Financings	Operating Leases	LSTC
2013	$7	$8	$129
2014	2	7	133
2015	—	7	58
2016	—	5	23
2017	—	5	—
Thereafter	—	6	101

Total future commitments	$9	$38	$444

Amount representing interest	1

Net commitments	$8

        Operating lease expense amounted to $14 million, $16 million and $17 million in 2012, 2011 and 2010, respectively.

Powerton and Joliet Sale Leaseback

        Covenants in the Powerton and Joliet Sale Leaseback documents include restrictions on the ability of EME and Midwest Generation to, among other things, incur debt, create liens on its property, merge or consolidate, sell assets, make investments, engage in transactions with affiliates, make distributions, make capital expenditures, enter into agreements restricting its ability to make distributions, engage in other lines of business, enter into swap agreements, or engage in transactions for any speculative purpose.

        The filing of the Chapter 11 Cases constitutes events of default under the Powerton and Joliet Sale Leaseback. However, EME and Midwest Generation have entered into forbearance agreements which expire the earlier of April 5, 2013 or upon notice of withdrawal from the agreement by approximately 60 percent of the holders of the Senior Lease Obligation Bonds.

        In the event the forbearance expires or is otherwise cancelled, each owner-lessor and the certificate holders can exercise certain rights under the applicable lease. Each lease sets forth a termination value payable upon certain circumstances, which generally declines over time. A default under the terms of the Powerton and Joliet leases could result in foreclosure and a loss by Midwest Generation of its lease interest in the plant. In addition, under certain circumstances, a default would trigger obligations under EME's guarantee of such leases. These events could have an adverse effect on EME's and Midwest Generation's results of operations and financial position. The remaining lessor debt held by pass-through trustees of the Senior Lease Obligation Bonds was $345 million at December 31, 2012 with a fixed interest rate of 8.56%. For further discussion of lease payments associated with the Powerton and Joliet Sale Leaseback, see Note 1—Summary of Significant Accounting Policies—Chapter 11 Cases.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

Capital Lease Commitments

        At December 31, 2012, EME and Midwest Generation had capital leased assets reflected in property, plant and equipment on their consolidated balance sheets of $4 million and accumulated amortization of $1 million. At December 31, 2012, EME had $1 million and $2 million included in accrued liabilities and other and other long-term liabilities, respectively, and Midwest Generation had $1 million and $2 million included in current portion of lease financings and lease financings, net of current portion, respectively, on their consolidated balance sheets representing the present value of the minimum lease payments due under these leases through December 31, 2014.

Other Commitments

        Certain other minimum commitments are estimated as follows:

(in millions)	2013	2014	2015	2016	2017
Midwest Generation
Fuel supply contracts	$170	$150	$—	$—	$—
Coal transportation agreements(1)	283	276	260	260	215
Capital expenditures	25	19	17	—	—
Other contractual obligations	19	1	—	—	—
Other EME subsidiaries
Gas transportation agreements	7	7	7	8	7
Capital expenditures	24	—	—	—	—
Other contractual obligations	32	23	18	13	7

	$560	$476	$302	$281	$229

(1)
Years 2013 through 2017 reflect a reduction in minimum volumes for the voluntarily cessation of coal-fired operations at the Fisk and Crawford Stations.

Fuel Supply Contracts and Coal Transportation Agreements

        At December 31, 2012, Midwest Generation had commitments to purchase coal from third-party suppliers at fixed prices, subject to adjustment clauses and had contractual agreements for the transportation of coal. The commitments under these contracts are based on either actual coal purchases derived from committed coal volumes set forth in fuel supply contracts or minimum quantities as set forth in the transportation agreements as adjusted for provisions that mitigate the financial exposure of Midwest Generation related to a plant closure under certain circumstances as specified in the agreements. The commitment for the transportation of coal at December 31, 2012 was estimated to aggregate $2.2 billion.

Capital Commitments

        At December 31, 2012, Midwest Generation had firm commitments for capital expenditures related to both environmental and non-environmental improvements and EME's other subsidiaries had firm commitments for capital expenditures primarily related to the Walnut Creek project. As described in

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

the Support Agreement, EME agreed to seek the reasonable consent of the Noteholders to make material capital expenditures or payments with respect to the facilities that are subject to the Powerton and Joliet Sale Leaseback. For further discussion on funding Midwest Generation's capital expenditures, see Note 10—Environmental Developments.

Other Contractual Obligations

        At December 31, 2012, Midwest Generation had contractual commitments for the purchase of materials used in the operation of environmental controls equipment and EME's other subsidiaries were party to turbine operations and maintenance agreements.

Gas Transportation Agreements (EME only)

        At December 31, 2012, EME had contractual commitments to purchase and re-sell natural gas transportation. Under the terms of these agreements, which expire in April 2018, EME will purchase the gas transportation for $39 million and re-sell it for $48 million. Earnings under these agreements will be earned ratably over the course of the agreements.

Interconnection Agreement (Midwest Generation only)

        Midwest Generation has entered into interconnection agreements with Commonwealth Edison to provide interconnection services necessary to connect the Midwest Generation plants with its transmission systems. Unless terminated earlier in accordance with their terms, the interconnection agreements will terminate on a date mutually agreed to by both parties. Midwest Generation is required to compensate Commonwealth Edison for all reasonable costs associated with any modifications, additions or replacements made to the interconnection facilities or transmission systems in connection with any modification, addition or upgrade to the Midwest Generation plants.

Guarantees and Indemnities

        EME and certain of its subsidiaries have various financial and performance guarantees and indemnity agreements which are issued in the normal course of business. The contracts discussed below included performance guarantees.

Environmental Indemnities Related to the Midwest Generation Plants

        In connection with the acquisition of the Midwest Generation plants, EME and Midwest Generation agreed to indemnify Commonwealth Edison with respect to specified environmental liabilities before and after December 15, 1999, the date of sale. The indemnification obligations are reduced by any insurance proceeds and tax benefits related to such indemnified claims and are subject to a requirement that Commonwealth Edison takes all reasonable steps to mitigate losses related to any such indemnification claim. Also, in connection with the Powerton and Joliet Sale Leaseback, EME agreed to indemnify the owner-lessors for specified environmental liabilities. These indemnities are not limited in term or amount. Due to the nature of the obligations under these indemnities, a maximum potential liability cannot be determined. Commonwealth Edison has advised EME that Commonwealth Edison believes it is entitled to indemnification for all liabilities, costs, and expenses that it may be

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

required to bear as a result of the litigation discussed below under "—Contingencies—Midwest Generation New Source Review and Other Litigation," and one of the Powerton-Joliet owner-lessors has made a similar request for indemnification. Commonwealth Edison has also advised EME and Midwest Generation that it believes it is entitled to indemnification for costs and expenses incurred in connection with the information requests discussed below under "—Contingencies—Environmental Remediation." Except as discussed below, EME and Midwest Generation have not recorded a liability related to these environmental indemnities.

        Midwest Generation entered into a supplemental agreement with Commonwealth Edison and Exelon Generation Company LLC on February 20, 2003 to resolve a dispute regarding interpretation of Midwest Generation's reimbursement obligation for asbestos claims under the environmental indemnities set forth in the Asset Sale Agreement. Under this supplemental agreement, Midwest Generation agreed to reimburse Commonwealth Edison and Exelon Generation for 50% of specific asbestos claims pending as of February 2003 and related expenses less recovery of insurance costs, and agreed to a sharing arrangement for liabilities and expenses associated with future asbestos-related claims as specified in the agreement. The obligations under this agreement are not subject to a maximum liability. The supplemental agreement had an initial five-year term with an automatic renewal provision for subsequent one-year terms (subject to the right of either party to terminate); pursuant to the automatic renewal provision, the supplemental agreement has been extended until February 2014. There were approximately 235 cases for which Midwest Generation was potentially liable that had not been settled and dismissed at December 31, 2012. Midwest Generation had $53 million recorded in LSTC and $54 million recorded as a liability at December 31, 2012 and 2011, respectively, related to this contractual indemnity. For discussion of LSTC, see Note 16—Restructuring Activities.

Indemnities Related to the Homer City Plant (EME only)

        In connection with the 1999 acquisition of the Homer City plant from NYSEG and Penelec (sellers), Homer City agreed to indemnify the sellers with respect to specified environmental liabilities before and after the date of sale. EME guaranteed this indemnity obligation of Homer City. In connection with Homer City's divestiture of assets to an affiliate of GECC on December 14, 2012, EME re-affirmed its guaranty to NYSEG and Penelec. Also in connection with the recent asset transfer to the GECC affiliate, all operative documents with respect to Homer City's sale leaseback (including all EME indemnities in favor of the former owner-lessors) were terminated. In connection with the transfer, the GECC affiliate did not assume (and Homer City retained) liabilities for monetary fines and penalties for violations of environmental laws or environmental permits prior to the closing date. EME has not recorded a liability related to this indemnity. For discussion of the New Source Review lawsuit filed against Homer City, see "—Contingencies—Homer City New Source Review and Other Litigation."

Indemnities Provided under Asset Sale and Sale Leaseback Agreements

        The asset sale agreements for the sale of EME's international assets contain indemnities from EME to the purchasers, including indemnification for taxes imposed with respect to operations of the assets prior to the sale and for pre-closing environmental liabilities. Not all indemnities under the asset sale agreements have specific expiration dates. At December 31, 2012 and 2011, EME had $20 million

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

recorded in LSTC and $36 million recorded as a liability, respectively, related to these matters. For discussion of LSTC, see Note 16—Restructuring Activities.

        In connection with the Powerton and Joliet Sale Leaseback and, previously, a sale leaseback transaction related to the Collins Station in Illinois, EME, Midwest Generation and another wholly owned subsidiary of EME entered into tax indemnity agreements. Under certain of these tax indemnity agreements, Midwest Generation, as the lessee in the Powerton and Joliet Sale Leaseback agreed to indemnify the respective owner-lessors for specified adverse tax consequences that could result from certain situations set forth in each tax indemnity agreement, including specified defaults under the respective leases. Although the Collins Station lease terminated in April 2004, Midwest Generation's indemnities in favor of its former lease equity investors are still in effect. EME provided similar indemnities in the Powerton and Joliet Sale Leaseback. The potential indemnity obligations under these tax indemnity agreements could be significant. Due to the nature of these potential obligations, EME and Midwest Generation cannot determine a range of estimated obligations which would be triggered by a valid claim from the owner-lessors. EME and Midwest Generation have not recorded a liability for these matters.

Other Indemnities

        EME and Midwest Generation provide other indemnifications through contracts entered into in the normal course of business. These include, among other things, indemnities for specified environmental liabilities and for income taxes with respect to assets sold. EME's and Midwest Generation's obligations under these agreements may or may not be limited in terms of time and/or amount, and in some instances EME and Midwest Generation may have recourse against third parties. EME and Midwest Generation cannot determine a range of estimates and have not recorded a liability related to these indemnities.

Contingencies

        In addition to the matters disclosed in these notes, EME and Midwest Generation are involved in other legal, tax and regulatory proceedings before various courts and governmental agencies regarding matters arising in the ordinary course of business. EME and Midwest Generation believe the outcome of these other proceedings, individually and in the aggregate, will not materially affect their results of operations or liquidity.

Midwest Generation New Source Review and Other Litigation

        In August 2009, the US EPA and the State of Illinois filed a complaint in the United States District Court for the Northern District of Illinois alleging that Midwest Generation or Commonwealth Edison performed repair or replacement projects at six Illinois coal-fired electric generating stations in violation of the Prevention of Significant Deterioration (PSD) requirements and of the New Source Performance Standards of the Clean Air Act (CAA), including alleged requirements to obtain a construction permit and to install controls sufficient to meet best available control technology (BACT) emission rates. The US EPA also alleged that Midwest Generation and Commonwealth Edison violated certain operating permit requirements under Title V of the CAA. Finally, the US EPA alleged violations of certain opacity and particulate matter standards at the Midwest Generation plants. In

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

addition to seeking penalties ranging from $25,000 to $37,500 per violation, per day, the complaint called for an injunction ordering Midwest Generation to install controls sufficient to meet BACT emission rates at all units subject to the complaint and other remedies. The remedies sought by the plaintiffs in the lawsuit could go well beyond the requirements of the Combined Pollutant Standard (CPS). Several Chicago-based environmental action groups intervened in the case.

        Nine of the ten PSD claims raised in the complaint have been dismissed, along with claims related to alleged violations of Title V of the CAA, to the extent based on the dismissed PSD claims, and all claims asserted against Commonwealth Edison and EME. The court denied a motion to dismiss a claim by the Chicago-based environmental action groups for civil penalties in the remaining PSD claim, but noted that the plaintiffs will be required to convince the court that the statute of limitations should be equitably tolled. The court did not address other counts in the complaint that allege violations of opacity and particulate matter limitations under the Illinois State Implementation Plan and Title V of the CAA. The dismissals have been certified as "partial final judgments" capable of appeal, and an appeal is pending before the Seventh Circuit Court of Appeals. The remaining claims have been stayed pending the appeal. In February 2012, certain of the environmental action groups that had intervened in the case entered into an agreement with Midwest Generation to dismiss without prejudice all of their opacity claims as to all defendants. The agreed upon motion to dismiss was approved by the court on March 26, 2012.

        In January 2012, two complaints were filed against Midwest Generation in Illinois state court by residents living near the Crawford and Fisk Stations on behalf of themselves and all others similarly situated, each asserting claims of nuisance, negligence, trespass, and strict liability. The plaintiffs seek to have their suits certified as a class action and request injunctive relief, as well as compensatory and punitive damages. The complaints are similar to two complaints previously filed in the United States District Court for the Northern District of Illinois, which were dismissed in October 2011 for lack of federal jurisdiction. Midwest Generation's motions to dismiss the cases were denied in August 2012, following which the plaintiffs filed amended complaints alleging substantially similar claims and requesting similar relief. Midwest Generation has filed motions to dismiss the amended complaints, and these complaints are stayed as a result of the Chapter 11 Cases.

        In October 2012, Midwest Generation and the Illinois Environmental Protection Agency entered into Compliance Commitment Agreements outlining specified environmental remediation measures and groundwater monitoring activities to be undertaken at its Powerton, Joliet, Crawford, Will County and Waukegan generating stations. Also in October 2012, several environmental groups filed a complaint before the Illinois Pollution Control Board against Midwest Generation, alleging violations of the Illinois groundwater standards through the operation of coal ash disposal ponds at its Powerton, Joliet, Waukegan and Will County generating stations. The complaint requests the imposition of civil penalties, injunctive relief and remediation. Midwest Generation filed a motion to dismiss the complaint, which is now stayed as a result of the Chapter 11 Cases.

        In December 2012, the Sierra Club filed a complaint before the Illinois Pollution Control Board against Midwest Generation, alleging violations of sulfur dioxide (SO2) emissions standards at its Powerton, Joliet, Waukegan and Will County generating stations. The complaint is based on alleged violations of the US EPA National Ambient Air Quality Standards (NAAQS) regulations for 1-hour SO2, which have not yet been incorporated into any specific state implementation plan in Illinois. The

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

complaint requests the imposition of civil penalties, injunctive relief, and the imposition of further reductions on SO2 emissions to offset past emissions. The complaint is now stayed as a result of the Chapter 11 Cases.

        Adverse decisions in these cases could involve penalties, remedial actions and damages that could have a material impact on the financial condition and results of operations of Midwest Generation and EME. EME cannot predict the outcome of these matters or estimate the impact on the Midwest Generation plants, or its and Midwest Generation's results of operations, financial position or cash flows. EME and Midwest Generation have not recorded a liability for these matters.

Homer City New Source Review and Other Litigation (EME only)

        In January 2011, the US EPA filed a complaint in the United States District Court for the Western District of Pennsylvania against Homer City, the sale leaseback owner participants of the Homer City plant, and two prior owners of the Homer City plant. The complaint alleged violations of the PSD and Title V provisions of the CAA, as a result of projects in the 1990s performed by prior owners without PSD permits and the subsequent failure to incorporate emissions limitations that meet BACT into the station's Title V operating permit. In addition to seeking penalties ranging from $32,500 to $37,500 per violation, per day, the complaint called for an injunction ordering Homer City to install controls sufficient to meet BACT emission rates at all units subject to the complaint and for other remedies. The PADEP, the State of New York and the State of New Jersey intervened in the lawsuit. In October 2011, all of the claims in the US EPA's lawsuit were dismissed with prejudice. An appeal of the dismissal is pending before the United States Court of Appeals for the Third Circuit.

        Also in January 2011, two residents filed a complaint in the United States District Court for the Western District of Pennsylvania, on behalf of themselves and all others similarly situated, against Homer City, the sale leaseback owner participants of the Homer City plant, two prior owners of the Homer City plant, EME, and EIX, claiming that emissions from the Homer City plant had adversely affected their health and property values. The plaintiffs sought to have their suit certified as a class action and requested injunctive relief, the funding of a health assessment study and medical monitoring, as well as compensatory and punitive damages. In October 2011, the claims in the purported class action lawsuit that were based on the federal CAA were dismissed with prejudice, while state law statutory and common law claims were dismissed without prejudice to re-file in state court should the plaintiffs choose to do so. EME does not know whether the plaintiffs will file a complaint in state court.

        In February 2012, Homer City received a 60-day Notice of Intent to Sue indicating the Sierra Club's intent to file a citizen lawsuit alleging violations of emissions standards and limitations under the CAA and the Pennsylvania Air Pollution Control Act. On December 13, 2012, Homer City and the Sierra Club entered into a settlement agreement in the Sierra Club's appeal of the permit issued to Homer City for certain environmental improvements. Part of the settlement included a conditional commitment by the Sierra Club not to pursue the allegations contained in the Notice of Intent to Sue letter.

        Adverse decisions in these cases could involve penalties, remedial actions and damages that could have a material impact on the financial condition and results of operations of EME. EME cannot

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

predict the outcome of these matters or estimate the impact on its results of operations, financial position or cash flows. EME has not recorded a liability for these matters.

Environmental Remediation

        Legislative and regulatory activities by federal, state, and local authorities in the United States relating to energy and the environment impose numerous restrictions and requirements with respect to the operation of EME's existing facilities, including the Midwest Generation plants, and affect the timing, cost, location, design, construction, and operation of new facilities by EME's subsidiaries, as well as the cost of mitigating the environmental impacts of past operations.

        With respect to potential liabilities arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) or similar laws for the investigation and remediation of contaminated property, EME and Midwest Generation accrue a liability to the extent the costs are probable and can be reasonably estimated. Midwest Generation had accrued a probable amount of approximately $9 million at December 31, 2012 for estimated environmental investigation and remediation costs for four stations at the Midwest Generation plants. This estimate is based upon the number of sites, the scope of work and the estimated costs for investigation and/or remediation where such expenditures could be reasonably estimated. EME and Midwest Generation also have identified sites for which a reasonable estimate cannot be made. Future estimated costs may vary based on changes in regulations or requirements of federal, state or local governmental agencies, changes in technology, and actual costs of disposal. In addition, future remediation costs will be affected by the nature and extent of contamination discovered at the sites that require remediation. Given the prior history of the operations at its facilities, EME and Midwest Generation cannot be certain that the existence or extent of all contamination at its sites has been fully identified.

        In September 2012, Midwest Generation received a request for information under Section 104(e) of CERCLA regarding environmental sampling and investigation performed at its Fisk and Crawford sites. In October 2012, Midwest Generation responded to the request.

Chevron Adversary Proceeding (EME only)

        In December 2012, Chevron Kern River Company and Chevron Sycamore Cogeneration Company filed a complaint against Southern Sierra Energy Company and Western Sierra Energy in the Chapter 11 Cases. The plaintiffs and defendants are partners in the Kern River and Sycamore projects. The complaint alleged that the filing of the Chapter 11 Cases constituted a default under the partnership agreements related to those projects, entitling the defendants to expel the plaintiffs from the partnerships and pay for their interests at a price based on the net book value of the partnerships, and sought a declaratory judgment, injunctive relief, and relief from the automatic stay in support of those alleged remedies. In January 2013, the Bankruptcy Court denied the plaintiffs' request for relief from the automatic stay and a preliminary injunction. The plaintiffs have filed a notice of appeal.

Insurance

        At December 31, 2012 and 2011, EME had receivables of $3 million. Midwest Generation had receivables of $3 million at December 31, 2011 primarily related to insurance claims from unplanned

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

outages at the Midwest Generation plants. During 2011 and 2010, $5 million and $2 million, respectively, related to business interruption insurance coverage was recorded and has been reflected in other income, net on EME's consolidated statements of operations, of which $2 million during 2011 has been reflected in interest and other income on Midwest Generation's consolidated statements of operations. EME received $2 million and $16 million, of which $2 million and $11 million was received by Midwest Generation, in cash payments related to insurance claims during 2012 and 2011, respectively.

Note 10. Environmental Developments (EME, Midwest Generation)

Midwest Generation Environmental Compliance Plans and Costs

        In 2012, Midwest Generation continued to develop and implement a compliance program that includes the operation of activated carbon injection systems, Selective Non-Catalytic Reduction (SNCR) systems, upgrades to particulate removal systems and the use of dry sorbent injection, combined with the use of low sulfur Powder River Basin (PRB) coal, to meet emissions limits for criteria pollutants, such as nitrogen dioxide (NOx) and SO2 as well as for hazardous air pollutants, such as mercury, acid gas and non-mercury metals.

        Decisions whether or not to proceed with retrofitting of any particular units to comply with CPS requirements for SO2 emissions, including those that have received permits, are subject to a number of factors such as market conditions, regulatory and legislative developments, liquidity and forecasted commodity prices and capital and operating costs applicable at the time decisions are required or made. Midwest Generation may also elect to shut down units or curtail generation, instead of installing controls, to be in compliance with the CPS. During the third quarter of 2012, the Illinois Pollution Control Board granted Midwest Generation's request to extend Waukegan Unit 7's unit specific retrofit requirements from December 31, 2013 to December 31, 2014. Midwest Generation has also requested from the Illinois Pollution Control Board a variance from the system-wide annual SO2 emission rate in 2015 and 2016 and an extension of Waukegan Unit 8's unit specific retrofit requirements from December 31, 2014 until May 31, 2015. There is no assurance that these requests will be granted. For additional discussion of environmental regulatory developments, see "Item 1. Business—Environmental Matters and Regulations."

        Midwest Generation voluntarily ceased coal-fired operations at the Crawford and Fisk Stations in August 2012, however, other units that are not retrofitted may continue to operate for as long as regulations and law allow. Final decisions to retrofit or shut down units will be made in light of the timing requirements under the CPS and other applicable environmental regulations, and the economic

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10. Environmental Developments (EME, Midwest Generation) (Continued)

projections of those retrofits, on a unit-by-unit basis, at the time the decision is made. Based on work to date, the estimated costs of retrofitting the Midwest Generation plants are as follows:

Unit	Remaining Cost (in millions)	Unit	Remaining Cost (in millions)
Joliet 6	$75	Waukegan 7	$59
Joliet 7	111	Waukegan 8	64
Joliet 8	124	Will County 3	104
Powerton 5	127	Will County 4	90
Powerton 6	69

        Waukegan Unit 7 and Will County Unit 3 are subject to unique CPS requirement to convert hot-side electrostatic precipitator (ESP) equipment to cold-side ESP or fabric filtration equipment. For further discussion related to impairment policies on EME and Midwest Generation's unit of account, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates and Policies—Impairment of Long-Lived Assets."

        Midwest Generation is not expected to generate sufficient cash flows from operating activities, and will likely need to borrow funds, receive additional contributions from EME or find other sources of capital to fund the retrofits of its coal-fired plants. EME's ability to provide capital to Midwest Generation is subject to its own liquidity constraints and oversight by EME's creditors.

Greenhouse Gas Regulation

        There have been a number of federal and state legislative and regulatory initiatives to reduce greenhouse gas (GHG) emissions. Any climate change regulation or other legal obligation that would require substantial reductions in GHG emissions or that would impose additional costs or charges for the GHG emissions could significantly increase the cost of generating electricity from fossil fuels, and especially from coal-fired plants, which could adversely affect EME's and Midwest Generation's businesses.

        Significant developments include the following:

  •
  In March 2012, the US EPA announced proposed carbon dioxide (CO2) emissions limits for new power plants. No greenhouse gas emissions guidelines for existing plants have been announced.

  •
  In June 2012, the United States Court of Appeals for the District of Columbia Circuit dismissed the challenge by industry groups and some states to the Prevention of Significant Deterioration and Title V Greenhouse Gas Tailoring Rule (GHG Tailoring Rule). In December 2012, petitions for rehearing by the full District of Columbia Circuit filed by states and industry groups were denied. In July 2012, the US EPA published a final rule maintaining the CO2 equivalent emissions thresholds (for purposes of PSD and Title V permitting) originally established in the GHG Tailoring Rule. The current program, which applies to only new or newly modified sources, is not expected to have an immediate effect on EME's existing generating plants, including Midwest Generation. However, regulation of GHG emissions pursuant to this program could affect efforts to modify EME's and Midwest Generation's facilities in the future, and could

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10. Environmental Developments (EME, Midwest Generation) (Continued)

    subject new capital projects to additional permitting and emissions control requirements that could delay such projects.

Greenhouse Gas Litigation

        In March 2012, the federal district court in Mississippi dismissed, in its entirety, the purported class action complaint filed by private citizens in May 2011, naming a large number of defendants, including EME and three of its wholly owned subsidiaries, for damages allegedly arising from Hurricane Katrina. Plaintiffs alleged that the defendants' activities resulted in emissions of substantial quantities of greenhouse gases that have contributed to climate change and sea level rise, which in turn are alleged to have increased the destructive force of Hurricane Katrina. The lawsuit alleged causes of action for negligence, public and private nuisance, and trespass, and seeks unspecified compensatory and punitive damages. The claims in this lawsuit were nearly identical to a subset of the claims that were raised against many of the same defendants in a previous lawsuit that was filed in, and dismissed by, the same federal district court where the current case has been filed. In March 2012, the court ruled that the claims in the second lawsuit were barred because they involved the same parties and the same claims as the original lawsuit. In April 2012, the plaintiffs filed an appeal with the United States Court of Appeals for the Fifth Circuit.

        In September 2012, a three-judge panel of the United States Court of Appeals for the Ninth Circuit affirmed the dismissal of a case brought against EME's parent company, EIX, and other defendants, by the Alaskan Native Village of Kivalina. In November 2012, the plaintiffs' request for a rehearing by a larger panel of Ninth Circuit judges was denied.

Cross-State Air Pollution Rule

        In August 2012, the United States Court of Appeals for the District of Columbia Circuit vacated the US EPA's Cross-State Air Pollution Rule (CSAPR) and directed the US EPA to continue administering the Clean Air Interstate Rule (CAIR) pending the promulgation of a valid replacement. A petition seeking to have this decision reviewed by the full District of Columbia Circuit was denied in January 2013.

Hazardous Air Pollutant Regulations

        In December 2011, the US EPA announced the Mercury and Air Toxics Standards (MATS) rule, limiting emissions of hazardous air pollutants (HAPs) from coal- and oil-fired electrical generating units. The rule became effective on April 16, 2012 with a compliance deadline of April 16, 2015 for existing units. In November 2012, the US EPA issued proposed revisions to aspects of the regulation relating to new units. A number of parties have filed notices of appeal challenging the rule, although the only appeals that are currently moving forward relate to the standards applicable to existing units. EME and Midwest Generation do not expect that these standards will require material changes to the approach for compliance with state and federal environmental regulations already contemplated for CPS compliance.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10. Environmental Developments (EME, Midwest Generation) (Continued)

Water Quality

        Regulations under the federal Clean Water Act govern critical operating parameters at generating facilities, such as the temperature of effluent discharges and the location, design, and construction of cooling water intake structures at generating facilities. In March 2011, the US EPA proposed standards under the federal Clean Water Act that would affect cooling water intake structures at generating facilities. The standards are intended to protect aquatic organisms by reducing capture in screens attached to cooling water intake structures (impingement) and in the water volume brought into the facilities (entrainment). The regulations are expected to be finalized by June 2013. The required measures to comply with the proposed standards regarding entrainment are subject to the discretion of the permitting authority, and EME is unable at this time to assess potential costs of compliance, which could be significant for the Midwest Generation plants.

Coal Combustion Wastes

        US EPA regulations currently classify coal ash and other coal combustion residuals as solid wastes that are exempt from hazardous waste requirements. This classification enables beneficial uses of coal combustion residuals, such as for cement production and fill materials. Midwest Generation currently provides a portion of its coal combustion residuals for beneficial uses. In June 2010, the US EPA published proposed regulations relating to coal combustion residuals that could result in more stringent requirements for the management and disposal of such materials. Two different proposed approaches are under consideration.

        The first approach, under which the US EPA would list these residuals as special wastes subject to regulation as hazardous wastes, could require EME and Midwest Generation to incur additional capital and operating costs. The second approach, under which the US EPA would regulate these residuals as nonhazardous wastes, would establish minimum technical standards for units that are used for the disposal of coal combustion residuals, but would allow procedural and enforcement mechanisms (such as permit requirements) to be exclusively a matter of state law. Many of the proposed technical standards are similar under both proposed options (for example, surface impoundments may need to be retrofitted, depending on which standard is finally adopted), but the second approach is not expected to require the retrofitting of landfills used for the disposal of coal combustion residuals.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11. Accumulated Other Comprehensive Loss (EME, Midwest Generation)

EME

        EME consolidated accumulated other comprehensive loss, including discontinued operations, consisted of the following:

(in millions)	Unrealized Gain (Losses) on Cash Flow Hedges	Unrecognized Losses and Prior Service Adjustments, Net(1)	Valuation Allowance on Deferred Tax Asset	Accumulated Other Comprehensive Loss
Balance at December 31, 2010	$16	$(47)	$—	$(31)
Change for 2011	(50)	(13)	—	(63)

Balance at December 31, 2011	(34)	(60)	—	(94)
Change for 2012	(42)	4	(6)	(44)

Balance at December 31, 2012(2)	$(76)	$(56)	$(6)	$(138)

(1)
For further detail, see Note 8—Compensation and Benefit Plans.

(2)
EME and Midwest Generation both expect to reclassify unrealized losses on cash flow hedges into earnings in the next 12 months. For further explanation, please see discussion under Midwest Generation.

        The after-tax amounts recorded in accumulated other comprehensive loss at December 31, 2012 and 2011 for commodity contracts was a loss of $1 million and a gain of $21 million, respectively, and for interest rate contracts was losses of $75 million and $55 million, respectively. The maximum period over which a commodity cash flow hedge is designated is through December 31, 2013.

Midwest Generation

        Midwest Generation's accumulated other comprehensive loss consisted of the following:

(in millions)	Unrealized Gains (Losses) on Cash Flow Hedges, Net	Unrecognized Losses and Prior Service Adjustments, Net(1)	Valuation Allowance on Deferred Tax Asset	Accumulated Other Comprehensive Loss
Balance at December 31, 2010	$23	$(26)	$—	$(3)
Change for 2011	(2)	(12)	—	(14)

Balance at December 31, 2011	21	(38)	—	(17)
Change for 2012	(22)	1	(12)	(33)

Balance at December 31, 2012	$(1)	$(37)	$(12)	$(50)

(1)
For further detail, see Note 8—Compensation and Benefit Plans.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11. Accumulated Other Comprehensive Loss (EME, Midwest Generation) (Continued)

        The after-tax amounts recorded in accumulated other comprehensive loss at December 31, 2012 and 2011 was a loss of $1 million and a gain of $21 million, respectively. The maximum period over which a commodity cash flow hedge is designated is December 31, 2013.

Unrealized Losses on Cash Flow Hedges

        Unrealized losses on cash flow hedges, net of tax, at December 31, 2012, consisted of futures and forward electricity contracts that qualify for hedge accounting. These losses arise because current forecasts of future electricity prices are higher than the contract prices. Approximately $1 million of unrealized losses on cash flow hedges, net of tax, are expected to be reclassified into earnings during the next 12 months. Management expects that reclassification of net unrealized losses will decrease energy revenues recognized at market prices. Actual amounts ultimately reclassified into earnings over the next 12 months could vary materially from this estimated amount as a result of changes in market conditions. The maximum period over which a commodity cash flow hedge is designated is December 31, 2013.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12. Supplemental Cash Flows Information (EME, Midwest Generation)

EME

        Supplemental cash flows information for EME, including discontinued operations, consisted of the following:

	Years Ended December 31,
(in millions)	2012	2011	2010
Cash paid (received)
Interest (net of amount capitalized)(1)	$168	$290	$239
Income taxes	59	(216)	(96)
Cash payments under plant operating leases	199	311	325
Details of assets acquired
Fair value of assets acquired	$—	$1	$1
Liabilities assumed	—	—	—

Net assets acquired	$—	$1	$1
Non-cash activities from consolidation of VIEs
Assets	$—	$—	$94
Liabilities	—	—	99
Non-cash activities from deconsolidation of VIEs
Assets	$—	$—	$249
Liabilities	—	—	253
Non-cash distribution to EIX	222	—	—
Non-cash activities from vendor financing	11	21	190

(1)
Interest paid by EME for December 31, 2012, 2011 and 2010 was $199 million, $317 million and $293 million, respectively. Interest capitalized by EME for December 31, 2012, 2011 and 2010 was $31 million, $27 million and $54 million, respectively.

        EME's accrued capital expenditures at December 31, 2012, 2011 and 2010 were $31 million, $29 million and $58 million, respectively. Accrued capital expenditures will be included as an investing activity in the consolidated statements of cash flows in the period paid.

        In connection with certain EME wind projects acquired during the past five years, the purchase price included payments that were due upon the completion of specific construction activities or the achievement of operational milestones. Accordingly, EME accrues for estimated payments when the obligation is probable. These incremental purchase price payments are capitalized.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12. Supplemental Cash Flows Information (EME, Midwest Generation) (Continued)

Midwest Generation

        Supplemental cash flows information for Midwest Generation consisted of the following:

	Years Ended December 31,
(in millions)	2012	2011	2010
Cash paid
Interest	$36	$43	$51
Income taxes	—	8	136
Non-cash distribution to parent	106	—	—

        Midwest Generation's accrued capital expenditures at December 31, 2012, 2011 and 2010 were $9 million, $4 million and $16 million, respectively. Accrued capital expenditures will be included as an investing activity in the consolidated statements of cash flows in the period paid.

Note 13. Asset Impairments and Other Charges (EME, Midwest Generation)

EME

        Asset impairments and other charges for EME consisted of the following:

	Years Ended December 31,
(in millions)	2012	2011	2010
Midwest Generation plants impairment(1)	$—	$640	$40
Wind projects impairment and other charges	—	64	—
Ambit impairment	15	—	—
Other charges	13	10	4

EME asset impairments and other charges(2)	$28	$714	$44

(1)
EME and Midwest Generation each recorded impairment charges on the Midwest Generation plants in 2011 and 2010. For an explanation of these charges, see the discussion below under Midwest Generation.

(2)
The fair value of long-lived assets as determined using the discounted cash flow models discussed below qualify as Level 3 in the fair value hierarchy.

Ambit

        The Ambit project has operated under constrained liquidity conditions for a number of years. In 2012, the avoided energy costs, which form the basis for the project's energy revenues under its power purchase agreement, declined significantly. As a result, Ambit did not make its scheduled land lease payments in 2013 due to the non-EME general partner of the project. In February 2013, the EME operations and maintenance subsidiary that currently operates the plant provided a 180-day notice of its intent to terminate its operations and maintenance contract. Ambit is working to implement a

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13. Asset Impairments and Other Charges (EME, Midwest Generation) (Continued)

transition plan through which plant employees would become employees of Ambit or a third party operator.

        These factors were considered indicators of potential impairment and in connection with the preparation of its year-end financial statements in the fourth quarter of 2012, EME reviewed the Ambit project for impairment. The results of the impairment analysis indicated that the probability weighted future undiscounted cash flows are not expected to be sufficient to recover the respective carrying value of the long-lived assets of $49 million. The asset group at the project consisted of property, plant and equipment and deferred revenue. The fair value of the asset group was determined to be $34 million, resulting in an impairment charge of $15 million. For additional information on the impairment policy of long-lived assets, see Note 1—Summary of Significant Accounting Policies—Impairment of Long-Lived Assets.

Wind Projects

        In connection with the preparation of its year-end financial statements in the fourth quarter of 2011, EME reviewed the Storm Lake wind project and four small wind projects in Minnesota for impairment, based on an expected future increase in operating costs and declines in long-term power prices that the projects could potentially realize following the term of the power purchase agreements. The probability weighted future undiscounted cash flows of each project were not expected to be sufficient to recover the respective carrying value of each of these long-lived assets ($53 million in aggregate). The income approach was utilized to determine fair value for these asset groups. The most significant assumptions used in determining fair value were discount rates, future wind generation, the future availability of the project to generate energy and future plant operations expense. The asset groups at each project consisted of property, plant and equipment and, where appropriate, deferred revenue. In aggregate, the fair value of these five asset groups was determined to be $23 million, resulting in an impairment charge of $30 million. For additional information on the impairment policy of long-lived assets, see Note 1—Summary of Significant Accounting Policies—Impairment of Long-Lived Assets.

        During the fourth quarter of 2011, EME significantly reduced development of renewable energy projects to conserve cash and in light of more limited market opportunities. As a result, EME reduced staffing and undertook efforts to reduce funding joint development projects, thereby reducing the development pipeline of potential wind projects to a projected installed capacity of approximately 1,300 megawatts at the end of 2011. These changes triggered charges of $34 million.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13. Asset Impairments and Other Charges (EME, Midwest Generation) (Continued)

Midwest Generation

        Asset impairments and other charges for Midwest Generation consisted of the following:

	Years Ended December 31,
(in millions)	2012	2011	2010
Midwest Generation plants impairment	$—	$640	$40
Other charges	14	13	8

Midwest Generation asset impairments and other charges(1)	$14	$653	$48

(1)
The fair value of long-lived assets as determined using the discounted cash flow models discussed below qualify as Level 3 in the fair value hierarchy.

        In connection with the preparation of its year-end financial statements in the fourth quarter of 2011, Midwest Generation concluded, based on the current energy price environment, it was less likely that Midwest Generation would install environmental controls required by the CPS at its Fisk, Crawford and Waukegan Stations; and such assessment was an indicator that these stations were impaired. The long-lived asset groups that were subject to the impairment evaluation were determined to include the property, plant and equipment of each station. Management updated the probability weighted future undiscounted cash flows expected to be received at these stations and concluded that such amounts did not recover the respective station's carrying amounts. As part of these alternative cash flow scenarios, management considered a shortened estimated useful life of each station if environmental improvements were not made and a forecasted reduction in generation from lower forward power prices.

        To measure the amount of the impairment loss, the income approach was considered the most relevant, but market data obtained prior to the significant decline in power prices was used to corroborate the income approach. The discounted cash flow analysis assumptions that have the most significant impact on fair value are forecasted energy and capacity prices. The discounted cash flow analysis indicated a fair value of zero. Midwest Generation also concluded it was unlikely that a third party would consummate the purchase of the Fisk, Crawford or Waukegan Stations in the current economic and regulatory environment resulting in a determination that the fair value of each of these stations was zero. This resulted in impairment charges of $115 million, $186 million and $339 million for the Fisk, Crawford and Waukegan Stations, respectively. Environmental and other remediation or ongoing maintenance costs are expected to be offset by the salvage value of the asset groups. Midwest Generation voluntarily ceased coal-fired operations at the Fisk and Crawford Stations in August 2012. For additional information on the impairment policy of long-lived assets, see Note 1—Summary of Significant Accounting Policies—Impairment of Long-Lived Assets.

        In 2010, Midwest Generation recorded a $40 million write-off of capitalized engineering and other costs related to a change in air emissions control technology selection at the Powerton Station.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14. Discontinued Operations (EME only)

        On September 21, 2012, Homer City and Homer City Generation, L.P., an affiliate of GECC, entered into the Homer City Master Transaction Agreement (MTA) for the divestiture by Homer City of substantially all of its remaining assets and certain specified liabilities. On October 3, 2012, GECC entered into a Plan Support Agreement (the PSA) with the holders of approximately 76% of the outstanding principal amount of the secured lease obligation bonds issued by Homer City Funding, LLC as part of the original sale leaseback transaction. Under the PSA, the parties committed to support and implement a reorganization plan of Homer City Funding, LLC and to solicit votes on a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code. On October 5, 2012, GECC commenced the solicitation. In addition, Homer City received a forbearance of the $47 million senior rent payment that had been due October 1, 2012 and was granted a waiver of the $65 million equity rent payment that had been due April 1, 2012.

        On December 14, 2012, the transaction closed and Homer City Generation, L.P. assumed control of Homer City. As part of the closing, Homer City Generation, L.P. agreed to waive Homer City's contractual obligation to Homer City Generation L.P. to establish and fund voluntary employee beneficiary association trusts as originally required under the MTA.

        EME recorded an impairment charge of $1,032 million ($623 million after tax) related to Homer City's long-lived assets during the fourth quarter of 2011. Beginning in the third quarter of 2012, Homer City met the definition of a discontinued operation and was classified separately in EME's consolidated financial statements. EME recorded a $113 million charge ($68 million after tax) to write down assets held for sale to net realizable value during the third quarter of 2012. The charge was reduced to $89 million ($53 million after tax) when the transaction closed to reflect the ultimate carrying value of assets and liabilities transferred to Homer City Generation, L.P.

        Summarized results of discontinued operations for EME are:

	Year Ended December 31,
(in millions)	2012	2011	2010
Total operating revenues	$395	$527	$636
Total operating expenses	(496)	(538)	(522)
Asset impairment and other charges	(89)	(1,032)	(1)
Other income (expense)	5	—	13

Income (loss) before income taxes	(185)	(1,043)	126
Provision (benefit) for income taxes	(73)	(411)	44

Income (loss) from operations of discontinued operations	$(112)	$(632)	$82

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14. Discontinued Operations (EME only) (Continued)

        The assets and liabilities associated with the discontinued operations are segregated on the consolidated balance sheets as follows:

	December 31,
(in millions)	2012	2011
Cash and cash equivalents	$2	$79
Other current assets	7	128
Carrying value adjustment	(9)	—

Total current assets	—	207
Other long-term assets	—	45

Assets of discontinued operations	—	252

Total current liabilities	—	27
Other long-term liabilities	—	9

Liabilities of discontinued operations	$—	$36

Note 15. Related Party Transactions (EME, Midwest Generation)

        EME and Midwest Generation participate in the insurance program of EIX, including property, general liability, workers compensation and various other specialty policies. EME's and Midwest Generation's insurance premiums are generally based on EME's and Midwest Generation's share of risk related to each policy. In connection with the property insurance program, a portion of the risk is reinsured by a captive insurance subsidiary of EIX.

EME

        Specified administrative services such as payroll, employee benefit programs, insurance, and information technology are shared among all affiliates of EIX, and the costs of these corporate support services are allocated to all affiliates, including EME. Costs are allocated based on one of the following formulas: percentage of time worked, equity in investment and advances, number of employees, or multi-factor (operating revenues, operating expenses, total assets and number of employees). In addition, EME is billed for any services directly requested for its benefit. Labor and expenses of these directly requested services are specifically identified and billed at cost, subject to a reasonable markup. EME believes the allocation methodologies utilized are reasonable. EME made reimbursements for the cost of these programs and other services totaling $60 million, $60 million and $52 million in 2012, 2011 and 2010, respectively. The amount due to (from) EIX was $(1) million and $13 million at December 31, 2012 and 2011, respectively. On February 5, 2013, the Bankruptcy Court entered an order approving the Debtor Entities' continued performance under various agreements and arrangements that govern these shared services.

        Edison Mission Operation & Maintenance, Inc., a direct, wholly owned affiliate of EME, has entered into operation and maintenance agreements with partnerships in which EME has a 50% or less ownership interest. Pursuant to the negotiated agreements, Edison Mission Operation & Maintenance is to perform all operation and maintenance activities necessary for the production of power by these

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15. Related Party Transactions (EME, Midwest Generation) (Continued)

partnerships' facilities. The agreements continue until terminated by either party. Edison Mission Operation & Maintenance is paid for all costs incurred with operating and maintaining such facilities and may also earn incentive compensation as set forth in the agreements. EME also has investments in wind projects that are accounted for under the equity method for which Edison Mission Operation & Maintenance has entered into operation and maintenance agreements with these wind projects. EME recorded revenues under the operation and maintenance agreements of $24 million for 2012, $23 million for 2011 and $23 million for 2010, reflected in operating revenues on EME's consolidated statements of operations. Receivables from affiliates for Edison Mission Operation & Maintenance totaled $4 million and $3 million at December 31, 2012 and 2011, respectively.

        EME owns interests in partnerships that sell electricity generated by their project facilities to Southern California Edison Company (SCE) and others under the terms of power purchase agreements. Sales by these partnerships to SCE under these agreements amounted to $233 million, $277 million and $367 million in 2012, 2011 and 2010, respectively. In addition, through a competitive bidding process, EME's Walnut Creek project was awarded a 10-year power sales contract by SCE, starting in 2013 for the output of its 479 MW gas-fired peaking facility. For further information on Walnut Creek related party transactions, see Note 5—Debt and Credit Agreements—Credit Facilities and Letters of Credit.

Midwest Generation

EMMT Agreement

        Midwest Generation has entered into a master purchase, sale and services agreement with EMMT, pursuant to which EMMT arranges for purchases and sales of the following products, including related services: (i) energy and capacity; (ii) natural gas; (iii) fuel oil; and (iv) emission allowances. Midwest Generation compensates EMMT with respect to these transactions, and reimburses EMMT for brokers' fees, taxes, and other reasonably incurred direct out-of-pocket expenses. Payment for these services is due within 30 days of billing. The net fees earned by EMMT were $1 million, $1 million and $1 million for the years ended December 31, 2012, 2011 and 2010, respectively. The amount due from EMMT was $39 million and $98 million at December 31, 2012 and 2011, respectively.

Notes Receivable from EME

        Proceeds of $1.367 billion were received by Midwest Generation from the Powerton and Joliet Sale Leaseback and were loaned to EME through four intercompany notes. EME is obligated to repay the principal on the notes in a series of installments on the dates and in the amounts set forth on a schedule to each note. EME is required to pay interest on the notes on each January 2 and July 2 at an 8.30% fixed interest rate. The notes are due to be repaid in full by January 2, 2016. As a result of the Chapter 11 Cases, EME did not make the scheduled principal and interest payment of $61 million due on January 2, 2013. Midwest Generation determined that it was probable a loss would be realized in connection with this intercompany loan. Midwest Generation is unable to determine whether any future payments will be made under this intercompany loan agreement. As a result, Midwest Generation recorded a $1.4 billion charge, equal to the full carrying amount of the loan and accrued

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15. Related Party Transactions (EME, Midwest Generation) (Continued)

interest, during the fourth quarter of 2012. The impact to Midwest Generation's balance sheet was as follows:

	December 31, 2012			December 31, 2011
(in millions)	Carrying Value	Valuation Allowance	Net	Carrying Value
Due from affiliates	$12	$(12)	$—	$11
Interest receivable from affiliate	55	(55)	—	55
Notes receivable from affiliate	1,311	(1,311)	—	1,323

Total	$1,378	$(1,378)	$—	$1,389

        Future payments, if any, made by EME under the loan will be dependent upon the overall resolution of the Chapter 11 Cases, and will be recorded by Midwest Generation as an adjustment to the valuation allowance. Midwest Generation earned interest income of $110 million, $111 million and $112 million for the years ended December 31, 2012, 2011 and 2010, respectively. Midwest Generation has ceased accruing interest income beginning in 2013.

Fair Value

        The fair value of the note receivable from EME was zero at December 31, 2012. At December 31, 2011, it is not practicable to estimate the fair value of this financial instrument due to the indemnities and guarantees provided by EME pursuant to the Powerton and Joliet Sale Leaseback.

Services Agreements with EME and EIX

        Specified administrative services such as payroll, employee benefit programs, insurance, and information technology are shared among all affiliates of EIX, and the costs of these corporate support services are allocated to all affiliates, including Midwest Generation. Costs are allocated based on one of the following formulas: percentage of the time worked, equity in investment and advances, number of employees, or multi-factor (operating revenues, operating expenses, total assets and number of employees). In addition, Midwest Generation is billed for services directly requested for its benefit. Labor and expenses of these directly requested services are specifically identified and billed at cost, subject to a reasonable markup. Midwest Generation believes the allocation methodologies utilized are reasonable. Midwest Generation made reimbursements for the cost of these programs and other services totaling $27 million, $30 million and $18 million for the years ended December 31, 2012, 2011 and 2010, respectively. The amount due to EIX and EME was $1 million and $4 million at December 31, 2012 and 2011, respectively, related to these agreements. On February 5, 2013, the Bankruptcy Court entered an order approving the Debtor Entities' continued performance under various agreements and arrangements that govern these shared services.

Management and Support Agreements with Midwest Generation EME, LLC

        Midwest Generation has entered into agreements with Midwest Generation EME for management and administrative services and support services, including construction and construction management,

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15. Related Party Transactions (EME, Midwest Generation) (Continued)

operations and maintenance management, technical services and training, environmental, health and safety services, administrative and IT support, and other managerial and technical services needed to operate and maintain electric power facilities. Under the terms of the agreements, Midwest Generation reimburses Midwest Generation EME for actual costs incurred by functional area in providing support services, or in the case of specific tasks requested by Midwest Generation, the amount negotiated for the task. Actual costs billable under these agreements for the years ended December 31, 2012, 2011 and 2010 were $23 million, $24 million and $26 million, respectively. The amount due to Midwest Generation EME was $2 million and $1 million at December 31, 2012 and 2011, respectively, related to these agreements.

Note 16. Restructuring Activities (EME, Midwest Generation)

        As described in the Support Agreement, EME may seek authority to enter into a settlement transaction with EIX within 150 days of the commencement of the Chapter 11 Cases. Under the Settlement Transaction, among other things:

  •
  Certain claims between EME, EIX, and the Noteholders who have signed the Support Agreement would be released prior to the effective date of a plan of reorganization, subject to the parties continuing performance of their obligations under the Support Agreement;

  •
  The application of the Edison Mission Group and Mission Energy Holding Company tax-allocation agreements to EME would be extended through the earlier of the effective date of a plan of reorganization with respect to EME or December 31, 2014;

  •
  EIX would cease to own EME when EME emerges from bankruptcy pursuant to a plan of reorganization; and

  •
  Upon effectiveness of a plan of reorganization with respect to EME, EIX would assume approximately $200 million of EME's employee retirement related liabilities.

        Under the Support Agreement, among other things:

  •
  EME will pay the reasonable and documented fees and expenses of the professional advisors to the Noteholders in connection with the Settlement Transaction;

  •
  EME will consult with the professional advisors to the Noteholders regarding material decisions during the pendency of its Chapter 11 Cases; and

  •
  EME agrees to seek the reasonable consent of the Noteholders to make material capital expenditures or payments with respect to the Powerton Station and Units 7 and 8 of Joliet Station, which are facilities subject to the Powerton and Joliet Sale Leaseback.

        Prior to the consummation of the Settlement Transaction and the releases contained therein, EME may terminate the Support Agreement and consider any alternative transaction. If the Settlement Transaction and release described above is not approved by July 15, 2013, the Support Agreement is subject to termination.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16. Restructuring Activities (EME, Midwest Generation) (Continued)

LSTC

        EME's LSTC are summarized below:

(in millions)	December 31, 2012
Senior notes, net	$3,700
Accounts payable	32
Interest payable	154
Other	73

Total liabilities subject to compromise	$3,959

        Midwest Generation's LSTC are summarized below:

(in millions)	December 31, 2012
Accounts payable	$29
Interest payable	13
Lease financing	434
Other	53

Total liabilities subject to compromise	$529

        As of the date of this filing, EME and Midwest Generation have received 28 and 13 proofs of claim, respectively. New and amended claims may be filed in the future, including claims amended to assign value to claims originally filed with no value. EME and Midwest Generation are in the process of reconciling such claims to the amounts listed in LSTC. Differences in liability amounts estimated and claims filed by credits will be investigated and resolved, including through the filing of objections with the Bankruptcy Court as appropriate. Through this process, EME and Midwest Generation may identify additional liabilities that need to be recorded as LSTC and the Bankruptcy Court may determine liabilities currently estimated as part of LSTC are without merit. The claims resolution process may take considerable time to complete. The resolution of such claims could result in material adjustments to EME or Midwest Generation's financial statements. Determination of how liabilities will ultimately be treated cannot be made until the Bankruptcy Court approves a plan of reorganization. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

Reorganization Items

        Reorganization items represent the direct and incremental costs of bankruptcy, such as professional fees, LSTC claim adjustments and losses related to terminated contracts that are probable and can be estimated. Write off of unamortized deferred financing costs and debt discounts relate to EME's unsecured pre-petition debt, which has been reclassified to LSTC on the consolidated balance sheet following the Chapter 11 filing on December 17, 2012. Professional fees primarily relate to legal and consultants working directly on the bankruptcy filing.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16. Restructuring Activities (EME, Midwest Generation) (Continued)

        EME's significant items in reorganization charges for December 17 through December 31, 2012 are summarized below:

(in millions)	December 31, 2012
Provision for allowable claims	$6
Write off of unamortized deferred financing costs and debt discounts	15
Professional fees	22

Total reorganization items	$43

        Midwest Generation's $6 million of reorganization charges for December 17 through December 31, 2012 relate to a provision for allowable claims.

Interest expense

        Subsequent to the filing of the Chapter 11 Cases, EME classified both its $3.7 billion unsecured senior notes and $154 million of accrued interest related to the unsecured senior notes as LSTC and ceased accruing interest expense. The accrued interest reclassified to LSTC primarily relates to $97 million and $38 million of interest payments that were due on November 15 and December 17, 2012, respectively, that EME did not make. Unpaid contractual interest for the period subsequent to the filing of the Chapter 11 Cases was $11 million.

        Subsequent to the filing of the Chapter 11 Cases, Midwest Generation classified $13 million of accrued interest due on the Powerton and Joliet Sale Leaseback as LSTC but did not cease accruing interest expense. For further discussion of lease payments associated with the Powerton and Joliet Sale Leaseback, see Note 1—Summary of Significant Accounting Policies—Chapter 11 Cases.

Shutdown of Fisk and Crawford

        Midwest Generation voluntarily ceased coal-fired operations at the Fisk and Crawford Stations in August 2012. Midwest Generation decommissioned and retired the units during the fourth quarter of 2012. During the second quarter of 2012, EME recorded a charge of $9 million (pre-tax) related to severance and other employee benefits due to the approximately 200 employees affected by the planned shutdowns; and Midwest Generation recorded a charge of $6 million (pre-tax) related to severance and other employee benefits due to the approximately 175 employees affected by the planned shutdowns. These charges were included in administrative and general expense on each of EME's and Midwest Generation's consolidated statements of operations.

        In connection with the shutdown of these stations, EME expects a tax deduction equal to its tax basis in the facilities, although realization of these tax benefits may not occur for several years. At December 31, 2012, EME's tax basis of Midwest Generation's Fisk and Crawford Stations was $53 million and $73 million, respectively.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17. Condensed Combined Debtors' Financial Information (EME only)

        The financial statements below represent the condensed combined financial statement of the Debtor Entities. Non-debtor EME subsidiaries are accounted for as non-consolidated subsidiaries in these financial statements, as such, their net loss is included as "Equity in loss of non-debtor entities, net of tax" in the Debtors' Statement of Operations and its net assets are included as "Investment in non-debtor entities" in the Debtors' Statement of Financial Position.

        Intercompany transactions among the Debtor Entities have been eliminated in the condensed combined financial statements of the Debtor Entities contained here.

Debtors' Condensed Combined Statement of Operations
For the year ended December 31, 2012

(in millions)
Operating revenues	$901
Operating expenses	(1,262)
Other expense	(226)
Reorganization items	(43)
Provision for income taxes	(153)

Net loss attributable to debtor entities	(783)
Equity in loss of non-debtor entities, net of tax	(142)

Net loss attributable to Debtors	$(925)

Debtors' Condensed Combined Statement of Comprehensive Loss
For the year ended December 31, 2012

(in millions)
Net Loss	$(925)
Other comprehensive loss, net of tax	(44)

Comprehensive Loss	$(969)

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17. Condensed Combined Debtors' Financial Information (EME only) (Continued)

Debtors' Condensed Combined Statement of Financial Position
As of December 31, 2012

(in millions)
Total current assets	$633
Investments in unconsolidated affiliates	152
Property, plant and equipment, less accumulated depreciation of $845	1,428
Investment in non-debtor entities	1,983
Total other assets	976

Total assets	$5,172

Total current liabilities	$93
Liabilities subject to compromise	3,959
Deferred taxes	131
Other long-term liabilities	257

Total liabilities	$4,440
Total equity	732

Total liabilities and equity	$5,172

Debtors' Condensed Combined Statement of Cash Flows
For the Year Ended December 31, 2012

(in millions)
Net cash (used in) provided by
Operating activities	$(596)
Financing activities	173
Investing activities	(109)

Net decrease in cash and cash equivalents	(532)
Cash and cash equivalents at beginning of period	955

Cash and cash equivalents at end of period	$423
Cash paid for reorganization items	$20

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 18. Quarterly Financial Data (unaudited) (EME, Midwest Generation)

        The following table summarizes the unaudited quarterly statements of operations for EME. Amounts have been restated to reflect discontinued operations in all periods presented.

(in millions)	First	Second	Third	Fourth
2012
Operating revenues	$343	$324	$340	$280
Operating loss	(48)	(100)	(78)	(102)
Loss from continuing operations	(58)	(75)	(86)	(578)
Income (loss) from operations of discontinued subsidiaries, net of tax	(24)	(29)	(76)	17
Net loss	(82)	(104)	(162)	(561)
2011
Operating revenues	$435	$400	$437	$381
Operating income (loss)	33	(44)	30	(717)
Income (loss) from continuing operations	(8)	(26)	18	(431)
Income (loss) from operations of discontinued subsidiaries, net of tax	(12)	(6)	15	(629)
Net income (loss)	(20)	(32)	33	(1,060	)(1)

(1)
Reflects $704 million pre-tax ($424 million after tax) of asset impairment charges. For more information, see Note 13—Asset Impairments and Other Charges. In addition, the amount reflects a $1,032 million pre-tax ($623 million after tax) impairment charge related to Homer City. For more information, see Note 14—Discontinued Operations.

        The following table summarizes the unaudited quarterly statements of operations for Midwest Generation.

(in millions)	First	Second	Third	Fourth
2012
Operating revenues	$233	$213	$253	$193
Operating loss	(33)	(88)	(39)	(1,437	)(1)
Benefit for income taxes	(5)	(27)	(7)	(23)
Net loss	(9)	(42)	(12)	(1,401)
2011
Operating revenues	$351	$280	$366	$289
Operating income (loss)	62	(47)	76	(607)
Provision (benefit) for income taxes	32	(11)	38	(231)
Net income (loss)	48	(18)	57	(357	)(2)

(1)
Reflects a $1.4 billion pre-tax charge for a valuation allowance recorded by Midwest Generation on its note receivable from EME. For more information, see Note 15—Related Party Transactions.

(2)
Reflects a $640 million pre-tax ($386 million, after tax) impairment charge. For more information, see Note 13—Asset Impairments and Other Charges.

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating Revenues	$385	$340	$1,007	$1,007
Operating Expenses
Fuel	151	187	433	458
Plant operations	89	105	296	389
Plant operating leases	19	19	56	56
Depreciation and amortization	71	66	209	202
Asset impairments and other charges	462	1	462	5
Administrative and general	24	33	92	114

Total operating expenses	816	411	1,548	1,224

Operating loss	(431)	(71)	(541)	(217)

Other Income (Expense)
Equity in income from unconsolidated affiliates	31	25	43	42
Dividend income	6	1	6	12
Interest expense, net	(26)	(82)	(64)	(252)
Loss on early extinguishment of debt	(3)	—	(3)	—
Other income, net	3	1	3	1

Total other income (expense)	11	(55)	(15)	(197)

Loss from continuing operations before reorganization items and income taxes	(420)	(126)	(556)	(414)
Reorganization items, net	24	7	99	9
Provision (benefit) for income taxes	3	(47)	(25)	(204)

Loss From Continuing Operations	(447)	(86)	(630)	(219)
Income (Loss) from Operations of Discontinued Subsidiaries, net of tax (Note 14)	(1)	(76)	16	(129)

Net Loss	(448)	(162)	(614)	(348)

Net Income Attributable to Noncontrolling Interests (Note 3)	(7)	(5)	(21)	(12)

Net Loss Attributable to Edison Mission Energy Common Shareholder	$(455)	$(167)	$(635)	$(360)

Amounts Attributable to Edison Mission Energy Common Shareholder
Loss from continuing operations, net of tax	$(454)	$(91)	$(651)	$(231)
Income (loss) from discontinued operations, net of tax	(1)	(76)	16	(129)

Net Loss Attributable to Edison Mission Energy Common Shareholder	$(455)	$(167)	$(635)	$(360)

The accompanying notes are an integral part of these consolidated financial statements.

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Loss	$(448)	$(162)	$(614)	$(348)
Other comprehensive income (loss), net of tax
Pension and postretirement benefits other than pensions:
Unamortized prior service cost on terminated plan, net of tax	—	—	(2)	—
Net gain adjustment, net of tax	—	—	—	1
Amortization of net loss and prior service adjustment included in expense, net of tax	1	2	3	3
Unrealized gains (losses) on derivatives qualified as cash flow hedges
Unrealized holding gains (losses) arising during the period, net of income tax expense (benefit) of $(1) and $(11) for the three months and $13 and $(13) for the nine months ended September 30, 2013 and 2012, respectively	(4)	(16)	23	(19)
Reclassification adjustments included in net loss, net of income tax expense (benefit) of $(1) and $(1) for the three months and $(2) and $12 for the nine months ended September 30, 2013 and 2012, respectively	3	1	5	(19)

Other comprehensive income (loss), net of tax	—	(13)	29	(34)

Comprehensive Loss	(448)	(175)	(585)	(382)

Comprehensive Income Attributable to Noncontrolling Interests	(7)	(5)	(21)	(12)

Comprehensive Loss Attributable to Edison Mission Energy Common Shareholder	$(455)	$(180)	$(606)	$(394)

The accompanying notes are an integral part of these consolidated financial statements.

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	September 30, 2013	December 31, 2012
Assets
Current Assets
Cash and cash equivalents	$1,138	$888
Accounts receivable—trade	81	73
Receivables from affiliates	6	8
Inventory	121	175
Derivative assets	35	53
Restricted cash and cash equivalents	15	11
Margin and collateral deposits	85	61
Prepaid expenses and other	44	54

Total current assets	1,525	1,323

Investments in Unconsolidated Affiliates	543	534

Property, Plant and Equipment, less accumulated depreciation of $1,275 and $1,431 at respective dates	3,934	4,516

Other Assets
Deferred financing costs	35	44
Long-term derivative assets	21	37
Restricted deposits	103	102
Rent payments in excess of levelized rent expense under plant operating leases	799	836
Other long-term assets	94	128

Total other assets	1,052	1,147

Total Assets	$7,054	$7,520

The accompanying notes are an integral part of these consolidated financial statements.

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts, unaudited)

	September 30, 2013	December 31, 2012
Liabilities and Shareholder's Equity
Current Liabilities
Accounts payable	$26	$29
Payables to affiliates	32	34
Accrued liabilities and other	83	67
Interest payable	7	1
Current portion of long-term debt	90	307
Short-term debt	—	382

Total current liabilities	238	820

Liabilities subject to compromise	3,979	3,959
Long-term debt net of current portion	1,433	749
Deferred taxes and tax credits, net (Note 7)	53	81
Deferred revenues	513	533
Long-term derivative liabilities	69	118
Other long-term liabilities	510	528

Total Liabilities	6,795	6,788

Commitments and Contingencies (Notes 5, 6, 9 and 10)
Equity
Common stock, par value $0.01 per share (10,000 shares authorized; 100 shares issued and outstanding at each date)	64	64
Additional paid-in capital	1,137	1,095
Retained deficit	(1,225)	(577)
Accumulated other comprehensive loss	(109)	(138)

Total Edison Mission Energy common shareholder's equity	(133)	444

Noncontrolling Interests	392	288

Total Equity	259	732

Total Liabilities and Equity	$7,054	$7,520

The accompanying notes are an integral part of these consolidated financial statements.

EDISON MISSION ENERGY AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash Flows From Operating Activities
Net loss	$(614)	$(348)
Adjustments to reconcile loss to net cash provided by (used in) operating activities:
Non-cash reorganization items, net	45	—
Equity in income from unconsolidated affiliates	(43)	(42)
Distributions from unconsolidated affiliates	26	15
Mark to market on interest rate swaps	(6)	—
Depreciation and amortization	225	219
Deferred taxes and tax credits	(13)	(215)
Asset impairments and other charges	462	5
Loss on early extinguishment of debt	3	—
Proceeds from US Treasury Grants	—	44
Changes in operating assets and liabilities:
Increase in margin and collateral deposits	(24)	(38)
Increase in receivables	(6)	(38)
Decrease (increase) in inventory	54	(2)
Decrease (increase) in prepaid expenses and other	5	(16)
Increase in restricted cash and cash equivalents	(5)	(2)
Decrease (increase) in rent payments in excess of levelized rent expense	37	(95)
Increase in payables, other current liabilities and liabilities subject to compromise	30	35
Decrease (increase) in derivative assets and liabilities, net	35	(9)
Decrease (increase) in other operating—assets	2	(3)
Decrease in other operating—liabilities	(42)	(45)

Operating cash flows from continuing operations	171	(535)
Operating cash flows from discontinued operations, net	(2)	(5)

Net cash provided by (used in) operating activities	169	(540)

Cash Flows From Financing Activities
Cash contributions from noncontrolling interests	94	242
Borrowings under short-term debt	—	21
Borrowings under long-term debt	171	154
Payments on debt	(92)	(31)
Cash contribution from EIX related to the tax-allocation agreements	6	—
Cash dividends to noncontrolling interests	(11)	(14)
Payments to affiliates related to stock-based awards	(13)	(14)
Excess tax benefits related to stock-based exercises	2	3
Financing costs	(6)	(7)

Net cash provided by financing activities from continuing operations	151	354

Cash Flows From Investing Activities
Capital expenditures	(91)	(266)
Proceeds from sale of assets	4	1
Proceeds from return of capital and loan repayments from unconsolidated affiliates	11	7
Proceeds from settlement of insurance claims	2	1
Cash settlement with turbine manufacturer	5	—
Investments in and loans to unconsolidated affiliates	(3)	—
Increase in restricted deposits and restricted cash and cash equivalents	—	(76)
Investments in other assets	—	(9)

Investing cash flows from continuing operations	(72)	(342)
Investing cash flows from discontinued operations, net	—	(19)

Net cash used in investing activities	(72)	(361)

Net increase (decrease) in cash and cash equivalents from continuing operations	250	(523)
Cash and cash equivalents at beginning of period from continuing operations	888	1,221

Cash and cash equivalents at end of period from continuing operations	1,138	698

Net decrease in cash and cash equivalents from discontinued operations	(2)	(24)
Cash and cash equivalents at beginning of period from discontinued operations	2	79

Cash and cash equivalents at end of period from discontinued operations	$—	$55

The accompanying notes are an integral part of these consolidated financial statements.

MIDWEST GENERATION, LLC AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating Revenues from Marketing Affiliate	$232	$253	$614	$699
Operating Expenses
Fuel	146	183	413	443
Plant operations	49	73	190	302
Depreciation and amortization	32	32	95	96
Asset impairments and other charges	465	1	465	5
Administrative and general	3	3	14	13

Total operating expenses	695	292	1,177	859

Operating loss	(463)	(39)	(563)	(160)

Other Income (Expense)
Interest and other income	—	28	—	83
Interest expense	(4)	(8)	(17)	(25)

Total other income (expense)	(4)	20	(17)	58

Loss before reorganization items and income taxes	(467)	(19)	(580)	(102)
Reorganization items, net	5	—	39	—
Benefit for income taxes	(1)	(7)	—	(39)

Net Loss	$(471)	$(12)	$(619)	$(63)

The accompanying notes are an integral part of these consolidated financial statements.

MIDWEST GENERATION, LLC AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Loss	$(471)	$(12)	$(619)	$(63)
Other comprehensive income (loss), net of tax
Valuation allowance on deferred tax asset	—	(11)	—	(11)
Pension and postretirement benefits other than pensions
Amortization of net loss and prior service adjustment included in expense, net of tax	1	1	2	2
Unrealized gains (losses) on derivatives qualified as cash flow hedges
Unrealized holding gains (losses) arising during the period, net of income tax expense (benefit) of $0 and $(5) for the three months and $(1) and $3 for the nine months ended September 30, 2013 and 2012, respectively	1	(10)	(1)	2
Reclassification adjustments included in net loss, net of income tax expense (benefit) of $(2) and $1 for the three months and $(2) and $13 for the nine months ended September 30, 2013 and 2012, respectively	1	—	2	(19)

Other comprehensive income (loss), net of tax	3	(20)	3	(26)

Comprehensive Loss	$(468)	$(32)	$(616)	$(89)

The accompanying notes are an integral part of these consolidated financial statements.

MIDWEST GENERATION, LLC AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED BALANCE SHEETS

(in millions, except unit amounts, unaudited)

	September 30, 2013	December 31, 2012
Assets
Current Assets
Cash and cash equivalents	$120	$95
Due from affiliates, net (Note 1)	38	40
Inventory	102	165
Interest receivable from affiliate, net (Note 1)	—	—
Derivative assets	1	2
Other current assets	20	20

Total current assets	281	322

Property, Plant and Equipment, less accumulated depreciation of $992 and $1,260 at respective dates	1,542	2,078
Notes receivable from affiliate, net (Note 1)	—	—
Other long-term assets	10	28

Total Assets	$1,833	$2,428

Liabilities and Member's Equity
Current Liabilities
Accounts payable	$6	$10
Accrued liabilities	29	18
Due to affiliates	4	3
Interest payable	6	1
Derivative liabilities	2	3
Current portion of lease financings	—	6

Total current liabilities	47	41

Liabilities subject to compromise	542	529
Deferred taxes, net (Note 7)	—	—
Benefit plans and other long-term liabilities	194	192

Total Liabilities	783	762

Commitments and Contingencies (Notes 6, 9 and 10)
Member's Equity
Membership interests, no par value (100 units authorized, issued and outstanding at each date)	—	—
Additional paid-in capital	3,405	3,405
Retained deficit	(2,308)	(1,689)
Accumulated other comprehensive loss	(47)	(50)

Total Member's Equity	1,050	1,666

Total Liabilities and Member's Equity	$1,833	$2,428

The accompanying notes are an integral part of these consolidated financial statements.

MIDWEST GENERATION, LLC AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash Flows From Operating Activities
Net loss	$(619)	$(63)
Adjustments to reconcile loss to net cash provided by operating activities:
Non-cash reorganization items, net	27	—
Depreciation and amortization	95	96
Deferred taxes and tax credits	(2)	(29)
Asset impairments and other charges	465	5
Changes in operating assets and liabilities:
Decrease in due to/from affiliates, net	3	70
Decrease (increase) in inventory	63	(2)
Increase in other current assets	(3)	(5)
Increase (decrease) in accounts payable, other current liabilities and liabilities subject to compromise	3	(9)
Increase (decrease) in interest payable	5	(12)
Decrease in derivative assets and liabilities, net	2	5
Increase in other operating—liabilities	7	1

Net cash provided by operating activities	46	57

Cash Flows From Financing Activities
Repayments of lease financing	(6)	(116)

Net cash used in financing activities	(6)	(116)

Cash Flows From Investing Activities
Capital expenditures	(17)	(24)
Proceeds from sale of assets	1	—
Proceeds from settlement of insurance claims	—	1
Decrease (increase) in restricted deposits and restricted cash and cash equivalents	1	(1)
Repayment of loan from affiliate	—	12

Net cash used in investing activities	(15)	(12)

Net increase (decrease) in cash and cash equivalents	25	(71)
Cash and cash equivalents at beginning of period	95	213

Cash and cash equivalents at end of period	$120	$142

The accompanying notes are an integral part of these consolidated financial statements.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted)

Chapter 11 Cases

        In order to preserve liquidity, on December 17, 2012, EME and 16 of its wholly owned subsidiaries, Camino Energy Company, Chestnut Ridge Energy Company, Edison Mission Energy Fuel Services, LLC, Edison Mission Fuel Resources, Inc., Edison Mission Fuel Transportation, Inc., Edison Mission Holdings Co., Edison Mission Midwest Holdings Co., Midwest Finance Corp., Midwest Generation EME, LLC, Midwest Generation, Midwest Generation Procurement Services, LLC, Midwest Peaker Holdings, Inc., Mission Energy Westside, Inc., San Joaquin Energy Company, Southern Sierra Energy Company, and Western Sierra Energy Company (the Initial Debtors) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. On May 2, 2013, 3 additional EME subsidiaries, EME Homer City Generation L.P. (Homer City), Homer City Property Holdings Inc., and Edison Mission Finance Company (collectively, the Homer City Debtors) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The Initial Debtors' chapter 11 cases and the Homer City Debtors' chapter 11 cases (collectively, the Chapter 11 Cases) are being jointly administered under case No. 12-49219 (JPC). The Initial Debtors and the Homer City Debtors are collectively referred to as the Debtor Entities.

        The Debtor Entities remain in possession of their property and continue their business operations uninterrupted as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Other than the Debtor Entities, none of EME's other direct or indirect subsidiaries is a debtor in the Chapter 11 Cases. The filing of the Chapter 11 Cases automatically stayed most actions against the Debtor Entities, including actions to enforce the payment of EME's $3.7 billion of unsecured senior notes and Midwest Generation's obligations related to leases of the Powerton Station and Units 7 and 8 of the Joliet Station (the Powerton and Joliet Sale Leaseback). Absent an order from the Bankruptcy Court, substantially all of the Debtor Entities' pre-petition liabilities are subject to settlement under a reorganization plan.

        The factors that caused EME and Midwest Generation to seek relief under Chapter 11, including low realized energy and capacity prices, high fuel costs and low generation, combined with capital requirements associated with retrofitting the Midwest Generation plants to comply with governmental regulations continue to exist. As a result of these factors and based on further analysis of its capital allocation strategy, EME and Midwest Generation recorded an impairment charge of $464 million related to its Will County Station. However, this impairment does not constitute a decision on further operations of this station, including capital investments necessary to comply with state and federal environmental regulations. For additional information, see Note 13—Impairment of Long-Lived Assets.

        The Bankruptcy Court established June 17, 2013 and October 29, 2013 as the bar date for filing proofs of claim against the Initial Debtors and Homer City Debtors estates, respectively. The differences between amounts recorded by the Debtor Entities and the proofs of claims filed by creditors are investigated and resolved through the claims resolution process. This process may take considerable time to complete. The resolution of such claims could result in material adjustments to EME or Midwest Generation's financial statements. For additional discussion, see Note 15—Restructuring Activities—Claims.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

        On December 16, 2012, EME, Edison International (EIX), and certain of EME's senior unsecured noteholders entered into a Transaction Support Agreement (the Support Agreement) pursuant to which EME, EIX and the signing noteholders (the Noteholders) agreed to support approval of certain transactions by the Bankruptcy Court. On July 25, 2013, 98.02% of the Noteholders terminated the Support Agreement, stating that, among other things, certain Required Consenting Noteholder Termination Events under Section 8 of the Support Agreement had occurred.

        The filing of the Chapter 11 Cases constitutes an event of default under the Powerton and Joliet Sale Leaseback and under instruments governing the Senior Lease Obligation Bonds issued to finance these leases. EME, Midwest Generation, the owner-lessors, and certain of the holders of the pass-through certificates of Midwest Generation's lessor debt (the Certificate Holders) have been engaged in ongoing discussions regarding the ultimate disposition of the leases. In June 2013, EME and Midwest Generation agreed, among other things, to make monthly rental payments of $3.75 million beginning in July 2013 and to pay certain professional fees for the owner-lessors and Certificate Holders in exchange for an extension of the deadline to assume or reject the Powerton and Joliet leases and the agreement of the Certificate Holders to forbear and to direct the lease indenture trustee and pass-through trustee to forbear from seeking payment of any administrative claim for rent under the Powerton and Joliet leases (except the monthly partial rental payments of $3.75 million under the agreement) before the earlier of the effective date of a chapter 11 plan for Midwest Generation or a sale of substantially all of the assets of Midwest Generation. The parties filed a motion detailing the terms of this agreement and the Bankruptcy Court approved the extension of the statutory deadline by which the Debtor Entities must assume or reject the Powerton and Joliet leases until December 31, 2013.

        The Chapter 11 Cases could also potentially give rise to counterparty rights and remedies under other documents. For additional information, see Note 5—Debt and Credit Agreements and Note 9—Commitments and Contingencies—Lease Commitments—Powerton and Joliet Sale Leaseback.

        On October 18, 2013, EME and its debtor subsidiaries, including Midwest Generation, entered into various agreements that, upon completion, would ultimately implement a reorganization of the Debtor Entities through a sale of substantially all of EME's assets, including its equity interests in substantially all of its debtor and non-debtor subsidiaries, to a wholly owned subsidiary of NRG Energy Inc., upon Bankruptcy Court confirmation and consummation of a plan of reorganization (the NRG Sale). Midwest Generation is included in the equity interests to be sold. For additional information, see Note 15—Restructuring Activities—NRG Sale.

        The accompanying consolidated financial statements have been prepared assuming that EME and Midwest Generation will continue as going concerns. Financial statements prepared on this basis assume the realization of assets and the satisfaction of liabilities in the normal course of business for the 12-month period following the date of the financial statements. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary if EME and Midwest Generation were unable to continue as going concerns.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

Basis of Presentation

        There are no material updates to EME's and Midwest Generation's significant accounting policies since the filing of EME's and Midwest Generation's combined annual report on Form 10-K for the year ended December 31, 2012, with the exception of new accounting principles adopted as discussed below in "—New Accounting Guidance." This quarterly report should be read in conjunction with the financial statements and notes included in EME's and Midwest Generation's combined annual report on Form 10-K for the year ended December 31, 2012.

        In the opinion of management, all adjustments, consisting of recurring accruals, have been made that are necessary to fairly state the consolidated financial position and results of operations and cash flows in accordance with accounting principles generally accepted in the United States of America (GAAP) for the periods covered by this quarterly report on Form 10-Q. The results of operations for the three-and nine-month periods ended September 30, 2013 are not necessarily indicative of the operating results for the full year. Except as indicated, amounts reflected in the notes to the consolidated financial statements relate to continuing operations of EME and Midwest Generation. Certain prior period amounts have been reclassified to conform to the current year financial statement presentation pertaining to discontinued operations. In December 2012, EME reclassified costs previously presented as professional fees related to potential reorganization to reorganization items, net to reflect the proper classification of costs that were directly associated with the Chapter 11 Cases but were incurred prior to the December 17, 2012 petition date. Accordingly, EME's consolidated statements of operations for the three and nine months ended September 30, 2012 were revised to reflect $7 million and $9 million, respectively, of professional fees related to potential reorganization as reorganization items, net. Management believes the reclassification does not have a material impact on the prior year financial statements as it has no impact on loss from continuing operations or net loss.

Cash Equivalents

        Cash equivalents included money market funds totaling $948 million and $615 million for EME and $103 million and $75 million for Midwest Generation at September 30, 2013 and December 31, 2012, respectively. The carrying value of cash equivalents equals the fair value as all investments have original maturities of less than three months.

Inventory

        Inventory consisted of the following:

	EME		Midwest Generation
(in millions)	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Coal, fuel oil and other raw materials	$60	$123	$57	$119
Spare parts, materials and supplies	61	52	45	46

Total inventory	$121	$175	$102	$165

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

Notes Receivable from EME (Midwest Generation only)

        Notes receivable from EME on Midwest Generation's consolidated balance sheets consisted of the following:

	September 30, 2013			December 31, 2012
(in millions)	Carrying Value	Valuation Allowance	Net	Carrying Value	Valuation Allowance	Net
Current portion of notes receivable from affiliate	$19	$(19)	$—	$12	$(12)	$—
Interest receivable from affiliate	55	(55)	—	55	(55)	—
Notes receivable from affiliate	1,304	(1,304)	—	1,311	(1,311)	—

Total	$1,378	$(1,378)	$—	$1,378	$(1,378)	$—

        At December 31, 2012, Midwest Generation recorded a $1.4 billion charge, equal to the full carrying amount of the loan and accrued interest, and ceased accruing interest income associated with the intercompany loan. EME did not make the scheduled principal and interest payment of $61 million due on both January 2, 2013 and July 2, 2013. As a result, interest income from affiliate, included in interest and other income on Midwest Generation's consolidated statements of operations, was none and $28 million during the three months ended September 30, 2013 and 2012, respectively, and none and $83 million during the nine months ended September 30, 2013 and 2012, respectively. Upon completion of the NRG Sale, this loan and accrued interest would be canceled. For additional information, see Note 15—Restructuring Activities—NRG Sale.

New Accounting Guidance

Accounting Guidance Adopted in 2013

Offsetting Assets and Liabilities

        In December 2011 and December 2012, the Financial Accounting Standards Board (FASB) issued accounting standards updates modifying the disclosure requirements about the nature of an entity's rights of offsetting assets and liabilities in the consolidated balance sheet under master netting agreements and related arrangements associated with financial and derivative instruments. The guidance requires increased disclosure of the gross and net recognized assets and liabilities, collateral positions, and narrative descriptions of setoff rights. EME and Midwest Generation adopted this guidance effective January 1, 2013.

Presentation of Items Reclassified out of Accumulated Other Comprehensive Income

        In February 2013, the FASB issued an accounting standards update which requires disclosure related to items reclassified out of accumulated other comprehensive income (AOCI). The guidance requires entities to present separately, for each component of other comprehensive income (OCI), current period reclassifications and the remainder of the current-period OCI. In addition, for certain current period reclassifications, an entity is required to disclose the effect of the item reclassified out of AOCI on the respective line item of net income. EME adopted this guidance effective January 1, 2013.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 1. Summary of Significant Accounting Policies (EME and Midwest Generation, except as noted) (Continued)

Accounting Guidance Not Yet Adopted

Joint and Several Liabilities

        In February 2013, the FASB issued an accounting standard update which modifies the requirements for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date. The guidance requires companies to measure these obligations as the sum of the amount the company has agreed with co-obligors to pay and any additional amount it expects to pay on behalf of one or more co-obligors. This guidance is effective for fiscal years beginning after December 31, 2013. EME and Midwest Generation do not expect this guidance to have a material impact on results of operations.

Presentation of Unrecognized Tax Benefits

        In July 2013, the FASB issued an accounting standard update which clarifies that a liability for an unrecognized tax benefit should be presented as a reduction of a deferred tax asset when settlement of the liability with the taxing authority results in the reduction of a net operating loss or tax credit carryforward. The requirement to record a non-cash settlement in a net manner does not affect EME and Midwest Generation's analysis of the realization of deferred tax assets. This guidance is effective for fiscal years beginning after December 31, 2013. EME and Midwest Generation do not expect this guidance to have a material impact on results of operations.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. Consolidated Statements of Changes in Equity (EME only)

        EME's changes in equity for the nine months ended September 30, 2013 consisted of the following:

	Edison Mission Energy Shareholder's Equity
(in millions)	Common Stock	Additional Paid-in Capital	Retained Deficit	AOCI	Non- controlling Interests	Total Equity
Balance at December 31, 2012	$64	$1,095	$(577)	$(138)	$288	$732
Net income (loss)	—	—	(635)	—	21	(614)
OCI, net of tax	—	—	—	29	—	29
Payments to EIX for stock purchases related to stock-based compensation	—	—	(13)	—	—	(13)
Cash contribution from EIX(1)	—	6	—	—	—	6
Non-cash contribution from EIX(1)	—	32	—	—	—	32
Excess tax benefits related to stock option exercises	—	2	—	—	—	2
Other stock transactions, net	—	2	—	—	—	2
Contributions from noncontrolling interests(2)	—	—	—	—	94	94
Distributions to noncontrolling interests	—	—	—	—	(11)	(11)

Balance at September 30, 2013	$64	$1,137	$(1,225)	$(109)	$392	$259

(1)
During 2013, EME received contributions from EIX related to the tax-allocation agreements. For further information, see Note 7—Income Taxes—EME—Effective Tax Rate.

(2)
Funds contributed by third-party investors to Capistrano Wind Partners. For further information, see Note 3—Variable Interest Entities—Projects or Entities that are Consolidated—Capistrano Wind Partners.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2. Consolidated Statements of Changes in Equity (EME only) (Continued)

        EME's changes in equity for the nine months ended September 30, 2012 consisted of the following:

	Edison Mission Energy Shareholder's Equity
(in millions)	Common Stock	Additional Paid-in Capital	Retained Earnings	AOCI	Non- controlling Interests	Total Equity
Balance at December 31, 2011	$64	$1,327	$365	$(94)	$2	$1,664
Net income (loss)	—	—	(360)	—	12	(348)
OCI, net of tax	—	—	—	(34)	—	(34)
Payments to EIX for stock purchases related to stock-based compensation	—	—	(14)	—	—	(14)
Excess tax benefits related to stock option exercises	—	3	—	—	—	3
Other stock transactions, net	—	4	—	—	—	4
Contributions from noncontrolling interests(1)	—	—	—	—	242	242
Distributions to noncontrolling interests	—	—	—	—	(14)	(14)
Transfers of assets to Capistrano Wind Partners(2)	—	(21)	—	—	—	(21)

Balance at September 30, 2012	$64	$1,313	$(9)	$(128)	$242	$1,482

(1)
Funds contributed by third-party investors to Capistrano Wind Partners. For further information, see Note 3—Variable Interest Entities—Projects or Entities that are Consolidated—Capistrano Wind Partners.

(2)
Additional paid in capital was reduced by $21 million due to a new tax basis in the assets transferred to Capistrano Wind Partners.

Note 3. Variable Interest Entities (EME only)

Projects or Entities that are Consolidated

        At September 30, 2013 and December 31, 2012, EME consolidated 16 and 15 projects, respectively, that have noncontrolling interests held by others. These projects have a total generating capacity of 958 megawatts (MW) and 878 MW, respectively. The increase in the number of projects consolidated is due to the sale of Edison Mission Wind Inc.'s (Edison Mission Wind) indirect equity interest in the Broken Bow I wind project (80 MW in Nebraska) to Capistrano Wind Partners for $112 million. Edison Mission Wind is a wholly owned subsidiary of EME. Outside investors provided $94 million of the funding. In determining that EME was the primary beneficiary of the projects that are consolidated, key factors considered were EME's ability to direct commercial and operating activities and EME's obligation to absorb losses of the variable interest entities.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. Variable Interest Entities (EME only) (Continued)

        EME's summarized financial information for consolidated projects consisted of the following:

(in millions)	September 30, 2013	December 31, 2012
Current assets	$84	$74
Net property, plant and equipment	1,205	1,117
Other long-term assets	108	90

Total assets	$1,397	$1,281

Current liabilities	$39	$50
Long-term debt net of current portion	227	186
Deferred revenues	153	156
Long-term derivative liabilities	14	23
Other long-term liabilities	47	40

Total liabilities	$480	$455

Noncontrolling interests	$392	$288

        Assets serving as collateral for the debt obligations had a carrying value of $623 million and $497 million at September 30, 2013 and December 31, 2012, respectively, and primarily consist of property, plant and equipment. The debt obligations are nonrecourse to EME. For further discussion, see Note 5—Debt and Credit Agreements.

Capistrano Wind Partners

        In addition to the Broken Bow I transaction discussed above, in February 2012, Edison Mission Wind sold its indirect equity interests in the Cedro Hill wind project (150 MW in Texas), the Mountain Wind Power I wind project (61 MW in Wyoming), and the Mountain Wind Power II wind project (80 MW in Wyoming) to Capistrano Wind Partners for $346 million. Outside investors provided $238 million of the funding and Mission Energy Holding Company (MEHC) made a $4 million preferred investment. In December 2012, Edison Mission Wind sold its indirect equity interest in the Crofton Bluffs wind project (40 MW in Nebraska) to Capistrano Wind Partners for $58 million. Outside investors provided $46 million of the funding.

        Through their ownership of Capistrano Wind Holdings, an indirect subsidiary of EME, Edison Mission Wind and EME's parent company, MEHC, own 100% of the Class A equity interests in Capistrano Wind Partners, and the Class B preferred equity interests are held by outside investors. In the event that Edison Mission Wind is no longer included in the consolidated income tax returns of EIX, MEHC's equity interest converts to common stock such that Capistrano Wind Holdings would remain included in the EIX consolidated tax group. The closing of the NRG Sale would trigger the provisions to increase MEHC's holding of Capistrano Wind Holdings' common stock. For additional information, see Note 7—Income Taxes and Note 15—Restructuring Activities—NRG Sale.

        Under the terms of the formation documents, preferred equity interests receive 100% of the cash available for distribution up to a scheduled amount to target a certain return and thereafter cash

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3. Variable Interest Entities (EME only) (Continued)

distributions are shared. Cash available for distribution includes 90% of the tax benefits realized by MEHC and contributed to Capistrano Wind Partners.

        Edison Mission Wind retains indirect beneficial ownership of the common equity in the projects, net of MEHC's preferred investment, and retains responsibilities for managing the operations of Capistrano Wind Holdings and its projects. Accordingly, EME will continue to consolidate these projects. The $378 million contributed by the third-party investors and the $4 million preferred investment made by MEHC are reflected in noncontrolling interests on EME's consolidated balance sheet at September 30, 2013. The transactions between Edison Mission Wind and Capistrano Wind Partners were accounted for as a transfer among entities under common control and, therefore, resulted in no change in the book basis of the transferred assets. However, the transaction did trigger a taxable gain and new tax basis in the assets with a corresponding adjustment to deferred taxes and a reduction to equity.

Note 4. Fair Value Measurements (EME, Midwest Generation)

Recurring Fair Value Measurements

        Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (referred to as an "exit price"). Fair value of an asset or liability considers assumptions that market participants would use in pricing the asset or liability, including assumptions about nonperformance risk, which was not material as of September 30, 2013 and December 31, 2012 for both EME and Midwest Generation.

Valuation Techniques Used to Determine Fair Value

        Assets and liabilities are categorized into a three-level fair value hierarchy based on valuation inputs used to determine fair value. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The fair value of transfers in and out of each level is determined at the end of each reporting period.

Level 1

        The fair value of Level 1 assets and liabilities is determined using unadjusted quoted prices in active markets that are available at the measurement date for identical assets and liabilities. This level includes exchange-traded derivatives and money market funds.

Level 2

        The fair value of Level 2 assets and liabilities is determined using the income approach by obtaining quoted prices for similar assets and liabilities in active markets and inputs that are observable, either directly or indirectly, for substantially the full term of the instrument. This level includes over-the-counter derivatives and interest rate swaps.

        Over-the-counter derivative contracts are valued using standard pricing models to determine the net present value of estimated future cash flows. Inputs to the pricing models include forward

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME, Midwest Generation) (Continued)

published or posted clearing prices from exchanges (New York Mercantile Exchange and Intercontinental Exchange) for similar instruments and discount rates. A primary price source that best represents trade activity for each market is used to develop observable forward market prices in determining the fair value of these positions. Broker quotes, prices from exchanges, or comparison to executed trades are used to validate and corroborate the primary price source. These price quotations reflect mid-market prices (average of bid and ask) and are obtained from sources believed to provide the most liquid market for the commodity.

Level 3

        The fair value of Level 3 assets and liabilities is determined using the income approach through various models and techniques that require significant unobservable inputs. This level includes over-the-counter options and derivative contracts that trade infrequently, such as congestion revenue rights and long-term power agreements.

        Assumptions are made in order to value derivative contracts in which observable inputs are not available. Changes in fair value are based on changes to forward market prices, including extrapolation of short-term observable inputs into forecasted prices for illiquid forward periods. In circumstances where fair value cannot be verified with observable market transactions, it is possible that a different valuation model could produce a materially different estimate of fair value. Modeling methodologies, inputs, and techniques are reviewed and assessed as markets continue to develop and more pricing information becomes available. The fair value is adjusted when it is concluded that a change in inputs or techniques would result in a new valuation that better reflects the fair value of those derivative contracts.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME, Midwest Generation) (Continued)

EME

        The following table sets forth EME's assets and liabilities that were accounted for at fair value by level within the fair value hierarchy:

	September 30, 2013
(in millions)	Level 1	Level 2	Level 3	Netting and Collateral(1)	Total
Assets at Fair Value
Money market funds(2)	$948	$—	$—	$—	$948
Derivative contracts
Electricity	—	35	26	(7)	54
Natural gas	3	—	—	(3)	—
Interest rate	—	2	—	—	2

Total assets	$951	$37	$26	$(10)	$1,004

Liabilities at Fair Value
Derivative contracts
Electricity	$—	$1	$5	$(6)	$—
Interest rate	—	69	—	—	69

Total liabilities	$—	$70	$5	$(6)	$69

	December 31, 2012
(in millions)	Level 1	Level 2	Level 3	Netting and Collateral(1)	Total
Assets at Fair Value
Money market funds(2)	$615	$—	$—	$—	$615
Derivative contracts
Electricity	—	41	52	(3)	90

Total assets	$615	$41	$52	$(3)	$705

Liabilities at Fair Value
Derivative contracts
Electricity	$—	$6	$1	$(7)	$—
Natural gas	3	—	—	(3)	—
Interest rate	—	118	—	—	118

Total liabilities	$3	$124	$1	$(10)	$118

(1)
Represents cash collateral and the impact of netting across the levels of the fair value hierarchy. Netting among positions classified within the same level is included in that level.

(2)
Money market funds are included in cash and cash equivalents on EME's consolidated balance sheets.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME, Midwest Generation) (Continued)

Level 3 Valuation Process

        The process of determining fair value of commodity derivative contracts is the responsibility of the risk department, which reports to the chief financial officer. This department obtains observable and unobservable inputs through broker quotes, exchanges, and internal valuation techniques and uses both standard and proprietary models to determine fair value. Each reporting period, the risk and key finance departments collaborate to determine the appropriate fair value methodologies and classifications for each derivative. Inputs are validated for reasonableness by comparison against prior prices, other broker quotes, and volatility fluctuation thresholds. Inputs used and valuations are reviewed period-over-period and compared with market conditions to determine reasonableness.

        The following table sets forth the valuation techniques and significant unobservable inputs used to determine fair value for EME's Level 3 assets and liabilities:

	September 30, 2013
	Fair Value (in millions)
				Significant Unobservable Input		Weighted Average
	Assets	Liabilities	Valuation Techniques		Range
Electricity
Congestion contracts	$42	$17	Latest auction pricing	Congestion prices	$(34.77) - $18.70	$0.10
Power contracts	3	7	Discounted cash flows	Power prices	$30.43 - $58.65	$37.41
Netting	(19)	(19)

Total	$26	$5

	December 31, 2012
	Fair Value (in millions)
				Significant Unobservable Input		Weighted Average
	Assets	Liabilities	Valuation Techniques		Range
Electricity
Congestion contracts	$71	$20	Latest auction pricing	Congestion prices	$(8.93) - $18.03	$0.19
Power contracts	2	2	Discounted cash flows	Power prices	$22.54 - $48.85	$39.62
Netting	(21)	(21)

Total	$52	$1

Level 3 Fair Value Sensitivity

        For congestion contracts, generally, an increase (decrease) in congestion prices in the last auction relative to the contract price will increase (decrease) fair value. For power contracts, generally, an increase (decrease) in long-term forward power prices at illiquid locations relative to the contract price will increase (decrease) fair value.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME, Midwest Generation) (Continued)

        The following table sets forth a summary of changes in the fair value of EME's Level 3 net derivative assets and liabilities:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2013	2012	2013	2012
Fair value of net assets at beginning of period	$26	$41	$51	$83
Total realized/unrealized gains (losses)
Included in earnings(1)	5	12	(14)	20
Included in AOCI(2)	—	(1)	—	1
Purchases	8	8	27	27
Settlements	(18)	(29)	(43)	(49)
Transfers out of Level 3	—	—	—	(51)

Fair value of net assets at end of period	$21	$31	$21	$31

Change during the period in unrealized gains (losses) related to assets and liabilities held at end of period(1)	$(1)	$(7)	$(18)	$—

(1)
Reported in operating revenues on EME's consolidated statements of operations.

(2)
Included in reclassification adjustments in EME's consolidated statement of OCI.

        There were no transfers between levels during the nine months ended September 30, 2013 and no transfers between Level 1 and Level 2 during the nine months ended September 30, 2012. Significant transfers out of Level 3 into Level 2 occurred in the first quarter of 2012 due to significant observable inputs becoming available as the transactions neared maturity.

Fair Value of Long-term Debt

        The carrying amounts and fair values of EME's long-term debt were as follows:

	September 30, 2013		December 31, 2012
(in millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Long-term debt, including current portion	$1,523	$1,520	$1,056	$1,057

        In assessing the fair value of EME's long-term debt, EME primarily uses quoted market prices, except for floating-rate debt for which the carrying amounts were considered a reasonable estimate of fair value. The fair value of EME's long-term debt is classified as Level 2.

        The carrying amount of short-term debt at December 31, 2012 approximates fair value.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 4. Fair Value Measurements (EME, Midwest Generation) (Continued)

Midwest Generation

        The following table sets forth Midwest Generation's assets and liabilities that were accounted for at fair value by level within the fair value hierarchy:

	September 30, 2013
(in millions)	Level 1	Level 2	Netting(1)	Total
Assets at Fair Value
Money market funds(2)	$103	$—	$—	$103
Derivative contracts
Electricity	—	1	—	1

Total assets	$103	$1	$—	$104

Liabilities at Fair Value
Derivative contracts
Electricity	$—	$2	$—	$2

Total liabilities	$—	$2	$—	$2

	December 31, 2012
(in millions)	Level 1	Level 2	Netting(1)	Total
Assets at Fair Value
Money market funds(2)	$75	$—	$—	$75
Derivative contracts
Electricity	—	2	—	2

Total assets	$75	$2	$—	$77

Liabilities at Fair Value
Derivative contracts
Electricity	$—	$3	$—	$3

Total liabilities	$—	$3	$—	$3

(1)
Represents the impact of netting across the levels of the fair value hierarchy. Netting among positions classified within the same level is included in that level.

(2)
Money market funds are included in cash and cash equivalents on Midwest Generation's consolidated balance sheets.

        Midwest Generation does not have any Level 3 assets and liabilities. There were no transfers between levels during the nine months ended September 30, 2013 and 2012.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only)

Debt

        Debt with recourse to EME totaled $3.7 billion and is classified as part of liabilities subject to compromise (LSTC) as of September 30, 2013 and December 31, 2012. Nonrecourse debt, as summarized below, is debt whereby lenders rely on specific project assets to repay such obligations. The following table summarizes long-term debt (rates and terms as of September 30, 2013), excluding LSTC:

(in millions)	Current Rate(1)	Effective Interest Rate(2)	Maturity Date	September 30, 2013	December 31, 2012
Walnut Creek Energy Term Loan	2.50% LIBOR+2.25%	5.46%	May 2023	$425	$330
WCEP Holdings, LLC Term Loan	4.32% LIBOR+4.00%	7.63%	May 2023	53	52
Big Sky Wind, LLC Vendor financing loan	3.94% LIBOR+3.50%	3.94%	October 2014	228	222
High Lonesome Mesa, LLC Bonds	6.85% Fixed	6.85%	November 2017	66	69
American Bituminous Power Partners, L.P.(3) Bonds	0.08% Floating	0.08%	October 2017	46	46
Viento Funding II, Inc. Term Loan	3.18% LIBOR+2.75%	5.62%	July 2023	202	191
Tapestry Wind, LLC Term Loan	2.75% LIBOR+2.50%	4.51%	December 2021	204	210
Cedro Hill Wind, LLC Term Loan	3.25% LIBOR+3.00%	6.89%	December 2025	119	125
Laredo Ridge Term Loan	3.00% LIBOR+2.75%	5.90%	March 2026	70	71
Crofton Bluffs Wind, LLC Term Loan(4)	3.12% LIBOR+2.88%	3.60%	December 2027	26	27
Broken Bow Wind, LLC Term Loan(4)	3.12% LIBOR+2.88%	3.64%	December 2027	51	52
Others	Various	Various	Various	33	43

Total debt				$1,523	$1,438
Less: Short-term debt				—	382

Total long-term debt				1,523	1,056
Less: Current maturities of long-term debt				90	307

Long-term debt, net of current portion				$1,433	$749

(1)
London Interbank Offered Rate (LIBOR).

(2)
The effective rate at which interest expense is reflected in the financial statements after the consideration of the current rate of debt and any amounts subject to interest rate swaps. For further discussion, see Note 6—Derivative Instruments and Hedging Activities—Interest Rate Risk Management.

(3)
Principal payments are due annually through October 1, 2017. Interest rates are reset weekly based on current bond yields for similar securities. On October 1, 2013, American Bituminous Power Partners, L.P. (Ambit) made the required annual principal payment to bondholders by drawing on its line of credit. Ambit was unable to fully reimburse the draw down which is a potential event of default. However, Ambit and various counterparties, including the line of credit issuer, executed an agreement effective October 1, 2013 to waive any event of default.

(4)
The interest rate swaps for this obligation will expire in December 2013 and forward starting rate swaps will become effective. For additional information, see Note 6—Derivative Instruments and Hedging Activities.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only) (Continued)

Chapter 11 Cases

        The filing of the Chapter 11 Cases constitutes an event of default under various financing documents. In addition to the instruments discussed below, the Chapter 11 Cases could also potentially give rise to counterparty rights and remedies under other documents.

Senior Notes

        The filing of the Chapter 11 Cases constitutes an event of default under EME's senior notes and, as a result, the principal and interest due under these debt instruments are immediately due and payable. The creditors are stayed from taking any action as a result of the default under Section 362 of the Bankruptcy Code and the obligations related to the senior notes are recorded as part of LSTC. For additional information, see Note 15—Restructuring Activities.

Viento II Financing

        In July 2013, EME completed, through its subsidiary, Viento Funding II, Inc., an amendment of its Viento II Financing, a nonrecourse financing of its interests in the Wildorado, San Juan Mesa and Elkhorn Ridge wind projects. The amendment increased the financing amount to $238 million, which included a $202 million 10-year partially amortizing term loan, a $27 million 7-year letter of credit facility, and a $9 million 7-year working capital facility. Interest under the term loan accrues at LIBOR plus 2.75% initially with the rate increasing 0.25% on every fourth anniversary. EME reaffirmed the pledge of its interest in Viento Funding II, Inc. in connection with the amendment but is not a borrower or a guarantor. The amendment cured any possible event of default, and therefore the Viento Funding II debt was classified as a long-term liability on the consolidated balance sheets.

        Viento Funding II terminated $78 million amortizing notional amount 3.415% interest rate swap agreements and entered into several tranches of new interest rate swap agreements to hedge the majority of exposure to fluctuations in interest rates. As a result of the termination, EME wrote off $4 million of unamortized deferred financing costs as a loss on early extinguishment of debt in the consolidated statements of operations. For additional information, see Note 6—Derivative Instruments and Hedging-Interest Rate Risk Management.

High Lonesome Financing

        The filing of the Chapter 11 Cases constitutes an event of default under the documents governing the issuance of the Series 2010A and 2010B Bonds (the Bonds). In July 2013, the applicable bondholders granted a permanent waiver of default, subject to EME assuming the state production tax credit agreement in the Chapter 11 Cases. Pursuant to assumption and rejection procedures previously approved by the Bankruptcy Court, EME assumed the agreement effective as of July 15, 2013. As of September 30, 2013, there were $41 million and $25 million outstanding under the Series 2010A and Series 2010B Bonds, respectively, and $7 million of outstanding letters of credit.

Credit Facilities and Letters of Credit

        At September 30, 2013, letters of credit under EME's and its subsidiaries' credit facilities aggregated $169 million and were scheduled to expire as follows: $2 million in 2013, $57 million in

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only) (Continued)

2014, $17 million in 2017, $9 million in 2018, $27 million in 2020, $18 million in 2021, $13 million in 2022 and $26 million in 2023.

        Standby letters of credit include $22 million issued in connection with the power purchase agreement with Southern California Edison Company (SCE), an affiliate of EME, under the Walnut Creek credit facility. At September 30, 2013, EME had $22 million of cash collateral supporting its standby letters of credit, including cash collateral under Edison Mission Wind's $75 million letter of credit facility which was completed in April 2013 and expires on April 30, 2016. Letter of credit facilities for Mountain Wind Power, LLC and Mountain Wind Power II, LLC of $10 million and $16 million, respectively, were both completed in September 2013 and expire in September 2020. In October 2013, the letter of credit facility agreement between EME and DNB Bank was terminated. There was no outstanding balance under this agreement on September 30, 2013. Certain letters of credit are subject to automatic annual renewal provisions.

Big Sky Turbine Financing

        In October 2009, EME's subsidiary, Big Sky Wind, LLC (Big Sky), entered into turbine financing arrangements with the turbine manufacturer Suzlon Wind Energy Corporation (Suzlon) for wind turbine purchase obligations related to the 240 MW Big Sky wind project. The loan associated with the financing arrangements has a five-year final maturity. However, the satisfaction of certain criteria, including project performance and absence of serial defects, may trigger earlier repayment. In September 2012, Suzlon sued Big Sky in New York federal court seeking a declaratory judgment that the early repayment provisions had been satisfied and that Big Sky should be required to repay the loan in full in February 2013. Big Sky answered Suzlon's complaint, denied the allegations and counterclaimed. The counterclaim alleged that certain serial defects existing in the turbine equipment supplied by Suzlon precluded application of the early repayment provisions. The litigation is pending in New York federal court. The Big Sky loan is secured by a leasehold mortgage on the project's real property assets, a pledge of all other collateral of the Big Sky wind project, as well as a cash reserve account into which one-third of distributable cash flow, if any, of the Big Sky wind project is to be deposited on a monthly basis. The loan is also secured by pledges of Big Sky's direct and indirect ownership interests in the project, but is nonrecourse to EME. For further details regarding consolidated assets pledged as security for debt obligations, see Note 3—Variable Interest Entities.

        As of September 30, 2013, $228 million was outstanding under the vendor financing loan at an effective interest rate of 3.94%. EME has been in discussions with Suzlon regarding a potential sale of EME's interest in the Big Sky wind project in exchange for forgiveness of debt and other consideration. These discussions are ongoing and EME has not made any decisions with respect to a potential sale. As a result, Big Sky's long-lived assets, consisting of property, plant and equipment and deferred revenue, were evaluated for impairment under the Held for Use model of Accounting Standards Codification 360 Property, Plant, and Equipment (ASC 360). The probability weighted future undiscounted cash flows associated with this asset group exceeded its carrying value at September 30, 2013 and consequently no impairment has been recognized. If EME and Suzlon do agree upon a sale transaction under terms similar to those currently under discussion, EME would record a material loss. If EME and Suzlon do not agree upon a sale transaction, Big Sky will need to arrange alternative financing, if available, to repay the loan at maturity or reach agreement with the lender to extend the

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5. Debt and Credit Agreements (EME only) (Continued)

maturity date of the loan. EME does not intend to make an investment in the project and is under no obligation to do so. If a restructuring of the loan or a sale effort is unsuccessful, Suzlon may foreclose on the project resulting in a write-off of the entire investment in the project. At September 30, 2013, EME's investment in the Big Sky wind project consisted of assets of $451 million and liabilities of $369 million.

Walnut Creek

        Walnut Creek, a 479 MW gas-fired peaker plant, achieved commercial operation during the second quarter 2013, and accordingly, EME completed, through two wholly owned subsidiaries, Walnut Creek Energy and WCEP Holdings, LLC, the conversion of its nonrecourse financings from construction loans to 10-year amortizing term loans. Walnut Creek started earning revenues under its long-term purchase power agreement in June 2013.

Note 6. Derivative Instruments and Hedging Activities (EME, Midwest Generation)

        EME and Midwest Generation use derivative instruments to reduce their exposure to market risks that arise from price fluctuations of electricity, capacity, fuel, emission allowances, transmission rights, and interest rates. The derivative financial instruments vary in duration, ranging from a few days to several years, depending upon the instrument. To the extent that EME and Midwest Generation do not use derivative instruments to hedge these market risks, the unhedged portions will be subject to the risks and benefits of spot market price movements.

        Risk management positions may be designated as cash flow hedges or economic hedges, which are derivatives that are not designated as cash flow hedges. Economic hedges are accounted for at fair value on EME's and Midwest Generation's consolidated balance sheets as derivative assets or liabilities with offsetting changes recorded on the consolidated statements of operations. For derivative instruments that qualify for hedge accounting treatment, the fair value is recognized on EME's and Midwest Generation's consolidated balance sheets as derivative assets or liabilities with offsetting changes in fair value, to the extent effective, recognized in AOCI until reclassified into earnings when the related forecasted transaction occurs. The portion of a cash flow hedge that does not offset the change in the fair value of the transaction being hedged, which is commonly referred to as the ineffective portion, is immediately recognized in earnings. The results of derivative activities are recorded in cash flows from operating activities on the consolidated statements of cash flows.

        Derivative instruments that are utilized by EME for trading purposes are measured at fair value and included on the consolidated balance sheets as derivative assets or liabilities, with offsetting changes recognized in operating revenues on the consolidated statements of operations.

        Where EME's and Midwest Generation's derivative instruments are subject to a master netting agreement or contain collateral deposit requirements and the criteria of authoritative guidance are met, EME presents its derivative assets and liabilities on a net basis on its consolidated balance sheets. EME's and Midwest Generation's master netting agreements allow for the right of offset for contracts with physical settlement. They do not allow for cross commodity settlement unless all positions are liquidated.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME, Midwest Generation) (Continued)

        Since EME's and Midwest Generation's credit ratings are below investment grade, EME and its subsidiaries have provided collateral in the form of cash and letters of credit for the benefit of derivative counterparties and brokers. The amount of margin and collateral deposits generally varies based on changes in fair value of the related positions. Future changes in power prices could expose EME and Midwest Generation to additional collateral postings.

        EME's and Midwest Generation's approach to trading and risk management depends, in part, on the ability to use clearing brokers to enter into market transactions. As a result of their financial position, EME and Midwest Generation have limited access to enter into such transactions and have been subject to increased initial collateral and margin requirements. There is no assurance that EME and Midwest Generation will continue to be able to utilize clearing brokers. If EME and Midwest Generation become unable to utilize clearing brokers, they may seek to execute bilateral transactions with third parties which could be unavailable on commercially reasonable terms or at all.

Notional Volumes of Derivative Instruments

        The following table summarizes notional volumes of derivatives used for hedging and trading activities:

				September 30, 2013
				Cash Flow Hedges			Economic Hedges				Trading Activities
Commodity	Instrument	Classification	Unit of Measure	Midwest Generation	Other EME Subsidiaries	EME	Midwest Generation	Other EME Subsidiaries	EME		Other EME Subsidiaries
Electricity	Forwards/ Futures	Sales, net	GWh(1)	908	—	908	—	13	13	(2)	—
Electricity	Forwards/ Futures	Purchases, net	GWh	—	—	—	—	—	—		734
Electricity	Congestion	Purchases, net	GWh	—	—	—	—	112	112	(4)	266,795	(4)
Natural gas	Forwards/ Futures	Sales, net	bcf(1)	—	—	—	—	—	—		13.4
Fuel oil	Forwards/Futures	Sales, net	barrels	—	—	—	—	—	—		40,000
Weather	Forwards/ Futures	Purchases, net	CDD(1)	—	—	—	—	—	—		15,000

				December 31, 2012
				Cash Flow Hedges			Economic Hedges				Trading Activities
Commodity	Instrument	Classification	Unit of Measure	Midwest Generation	Other EME Subsidiaries	EME	Midwest Generation	Other EME Subsidiaries	EME		Other EME Subsidiaries
Electricity	Forwards/Futures	Sales, net	GWh	3,615	—	3,615	1	47	48	(2)	—
Electricity	Forwards/Futures	Purchases, net	GWh	—	—	—	—	—	—		492
Electricity	Capacity	Purchases, net	GW-Day(1)	—	—	—	—	—	—		60	(3)
Electricity	Congestion	Purchases, net	GWh	—	—	—	—	263	263	(4)	268,529	(4)
Natural gas	Forwards/Futures	Sales, net	bcf(1)	—	—	—	—	—	—		9.9

(1)
gigawatt-hours (GWh); gigawatts-day (GW-Day); billion cubic feet (bcf); cooling degree day (CDD).

(2)
These positions adjust financial and physical positions, or day-ahead and real-time positions to reduce costs or increase gross margin. The net sales positions of these categories are primarily related to hedge transactions that are not designated as cash flow hedges.

(3)
Hedge transactions for capacity result from bilateral trades. Capacity sold in the PJM Interconnection, LLC Reliability Pricing Model (PJM RPM) auction is not accounted for as a derivative.

(4)
Congestion contracts include financial transmission rights, transmission congestion contracts, or congestion revenue rights. These positions are similar to a swap, where the buyer is entitled to receive a stream of revenues (or charges) based on the hourly day-ahead price differences between two locations.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME, Midwest Generation) (Continued)

EME

Interest Rate Risk Management

        EME mitigates the risk of interest rate fluctuations for a number of its project financings by arranging for fixed rate financing or variable rate financing with interest rate swaps, interest rate options, or other hedging mechanisms.

        Through July 2013, as a result of the Chapter 11 Cases and the short-term forbearance agreements that had been executed with the lenders and the EME subsidiary borrowers, EME could no longer conclude it was probable that the future interest payments associated with the Viento II Financing would occur. Accordingly, the cash flow hedges associated with these interest rate swaps were prospectively discontinued. Unrealized gains of $1 million and $6 million during the three and nine months ended September 30, 2013, respectively, were recorded in interest expense on the consolidated statements of operations from changes in the fair value of interest rate swaps. In conjunction with the amendment of the Viento II Financing in July 2013, EME entered into new interest rate swaps and re-designated the existing interest rate swaps as cash flow hedges. Interest rate swap termination fees of $6 million were recorded as reduction to derivative liabilities on the consolidated balance sheets. For additional information, see Note 5—Debt and Credit Agreements.

        The following table summarizes EME's interest rate swaps:

				Notional Value (in millions)
	Effective Date	Expiration Date	Fixed Swap Rate Paid	September 30, 2013	December 31, 2012
Project Financing
Viento Funding II	June 2009	June 2016	3.18%	$55	$65
Viento Funding II	March 2011	December 2020	3.42%	30	108
Viento Funding II	July 2013	July 2023	3.03%	96	—
Cedro Hill	December 2010	December 2025	4.29%	107	112
Laredo Ridge	March 2011	March 2026	3.46%	63	64
Tapestry	December 2011	December 2021	2.21%	184	189
Broken Bow	December 2012	December 2013	0.83%	46	47
Crofton Bluffs	December 2012	December 2013	0.78%	24	24
Walnut Creek Energy(1)	November 2011	May 2013	0.81%	—	181
Walnut Creek Energy(1)	June 2013	May 2023	3.54%	383	—
WCEP Holdings(1)	July 2011	May 2013	0.79%	—	26
WCEP Holdings(1)	June 2013	May 2023	4.00%	48	—
Forward Starting Swaps
Broken Bow	December 2013	December 2027	2.96%	45	45
Crofton Bluffs	December 2013	December 2027	2.75%	23	23
Tapestry	December 2021	December 2029	3.57%	60	60
Viento Funding II	July 2023	June 2028	4.99%	65	—

(1)
During the second quarter of 2013, the existing interest rate swaps for the Walnut Creek Project expired and, in conjunction with the conversion to term loans, the forward starting swaps became effective.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME, Midwest Generation) (Continued)

Summary of Derivative Instruments

        The following table summarizes EME's derivative instruments, including amounts offset by collateral and under master netting agreements:

	September 30, 2013
	Short Term			Long Term
(in millions)	Gross	Netting and Collateral	Subtotal	Gross	Netting and Collateral	Subtotal	Net
Assets
Electricity contracts	$96	$(61)	$35	$36	$(17)	$19	$54
Natural gas contracts	30	(30)	—	4	(4)	—	—
Coal contracts	1	(1)	—	—	—	—	—

Total derivatives subject to a master netting agreement	127	(92)	35	40	(21)	19	54
Total derivatives not subject to a master netting agreement(1)	—	—	—	2	—	2	2

Total assets	$127	$(92)	$35	$42	$(21)	$21	$56

Liabilities
Electricity contracts	$60	$(60)	$—	$17	$(17)	$—	$—
Natural gas contracts	26	(26)	—	5	(5)	—	—
Coal contracts	1	(1)	—	—	—	—	—

Total derivatives subject to a master netting agreement	$87	$(87)	$—	$22	$(22)	$—	$—
Total derivatives not subject to a master netting agreement(1)	—	—	—	69	—	69	69

Total liabilities	$87	$(87)	$—	$91	$(22)	$69	$69

(1)
EME's interest rate swaps are not subject to master netting agreements and do not require EME to post collateral.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME, Midwest Generation) (Continued)

	December 31, 2012
	Short Term			Long Term
(in millions)	Gross	Netting and Collateral	Subtotal	Gross	Netting and Collateral	Subtotal	Net
Assets
Electricity contracts	$120	$(67)	$53	$52	$(15)	$37	$90
Natural gas contracts	33	(33)	—	1	(1)	—	—
Coal contracts	2	(2)	—	—	—	—	—

Total assets	$155	$(102)	$53	$53	$(16)	$37	$90

Liabilities
Electricity contracts	$71	$(71)	$—	$15	$(15)	$—	$—
Natural gas contracts	36	(36)	—	1	(1)	—	—
Coal contracts	2	(2)	—	—	—	—	—

Total derivatives subject to a master netting agreement	$109	$(109)	$—	$16	$(16)	$—	$—
Total derivatives not subject to a master netting agreement(1)	—	—	—	118	—	118	118

Total liabilities	$109	$(109)	$—	$134	$(16)	$118	$118

(1)
EME's interest rate swaps are not subject to master netting agreements and do not require EME to post collateral.

        EME's subsidiaries have posted $85 million and $61 million cash margin in the aggregate with various counterparties at September 30, 2013 and December 31, 2012, respectively, to support hedging and trading activities. The cash margin posted is required by counterparties as an initial collateral deposit and cannot be offset against the fair value of open contracts except in the event of default. EME's exposure is composed of $42 million and $44 million of net accounts receivable at September 30, 2013 and December 31, 2012, respectively. For positions subject to a master netting agreement, EME is in a net asset position, and in the event of default, cash collateral would be returned to EME. EME did not have any collateral received from counterparties as of September 30, 2013 and December 31, 2012.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME, Midwest Generation) (Continued)

Income Statement Impact of Derivative Instruments

        The following table provides the cash flow hedge activity as part of EME's AOCI:

	Nine Months Ended September 30,
	2013		2012
(in millions)	Commodity Contracts	Interest Rate Contracts	Commodity Contracts	Interest Rate Contracts
Beginning of period derivative gains (losses)	$(1)	$(118)	$35	$(90)
Effective portion of changes in fair value	(2)	38	3	(35)
Reclassification to operating revenues	3	—	(31)	—
Reclassification to interest expense	—	4	—	—

End of period derivative gains (losses)(1)	$—	$(76)	$7	$(125)

(1)
Unrealized derivative gains (losses) are before income taxes. Amounts recorded in AOCI include commodity and interest rate contracts. For additional information, see Note 11—Accumulated Other Comprehensive Loss.

        EME recorded net gains (losses) of none and $(2) million during the third quarter of 2013 and 2012, respectively, and $(1) million and none during the nine months ended September 30, 2013 and 2012, respectively, in operating revenues on the consolidated statements of operations representing the amount of cash flow hedge ineffectiveness. EME also reclassified $4 million of unrealized losses in AOCI to interest expense on the consolidated statements of operations in the nine months ended September 30, 2013 due to the discontinuation of the Viento II interest rate swaps.

        The effect of realized and unrealized gains from derivative instruments used for economic hedging and trading purposes on the consolidated statements of operations is presented below:

		Three Months Ended September 30,		Nine Months Ended September 30,
	Income Statement Location
(in millions)		2013	2012	2013	2012
Economic hedges	Operating revenues	$(4)	$8	$(6)	$25
	Fuel	—	3	—	2
Trading activities	Operating revenues	24	22	66	72

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME, Midwest Generation) (Continued)

Midwest Generation

Summary of Derivative Instruments

        The following table summarizes Midwest Generation's commodity short-term derivative instruments for non-trading purposes, including amounts offset by collateral and under master netting agreements:

	September 30, 2013			December 31, 2012
(in millions)	Gross	Netting and Collateral	Net	Gross	Netting and Collateral	Net
Assets
Electricity contracts	$5	$(4)	$1	$12	$(10)	$2
Liabilities
Electricity contracts	$6	$(4)	$2	$13	$(10)	$3

        Midwest Generation does not have any long-term derivative assets and liabilities at September 30, 2013 and December 31, 2012.

Income Statement Impact of Derivative Instruments

        The following table provides the cash flow hedge activity as part of Midwest Generation's AOCI:

	Nine Months Ended September 30,
(in millions)	2013	2012
Beginning of period derivative gains (losses)	$(2)	$34
Effective portion of changes in fair value	(2)	5
Reclassification to operating revenues	4	(32)

End of period derivative gains (losses)(1)	$—	$7

(1)
Unrealized derivative gains (losses) are before income taxes. Amounts recorded in AOCI include commodity contracts. For additional information, see Note 11—Accumulated Other Comprehensive Loss.

        Midwest Generation recorded net gains (losses) of none and $(2) million during the third quarter of 2013 and 2012, respectively, and $(1) million and none during the nine months ended September 30, 2013 and 2012, respectively, in operating revenues on the consolidated statements of operations representing the amount of cash flow hedge ineffectiveness.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6. Derivative Instruments and Hedging Activities (EME, Midwest Generation) (Continued)

        The effect of realized and unrealized gains from derivative instruments used for non-trading purposes on the consolidated statements of operations is presented below:

		Three Months Ended September 30,		Nine Months Ended September 30,
	Income Statement Location
(in millions)		2013	2012	2013	2012
Economic hedges	Operating revenues	$(4)	$8	$(6)	$24
	Fuel	—	3	—	2

Note 7. Income Taxes (EME, Midwest Generation)

EME

Effective Tax Rate

        The table below provides a reconciliation of income tax benefit computed at the federal statutory income tax rate to the income tax provision (benefit):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2013	2012	2013	2012
Loss from continuing operations before income taxes	$(444)	$(133)	$(655)	$(423)

Benefit for income taxes at federal statutory rate of 35%	$(155)	$(47)	$(229)	$(148)
Increase (decrease) in income tax from
State tax—net of federal benefit	(19)	14	(34)	(4)
Change in valuation allowance	193	—	298	—
Production tax credits, net	(15)	(12)	(57)	(48)
Taxes on income allocated to noncontrolling interests	(1)	(1)	(7)	(5)
Other	—	(1)	4	1

Total provision (benefit) for income taxes from continuing operations	$3	$(47)	$(25)	$(204)

Effective tax rate	*	35%	4%	48%

*
Not meaningful.

        Estimated state income tax benefits allocated from EIX for the three and nine months ended September 30, 2013 and 2012 were $(1) million and none, respectively, and $2 million and $7 million, respectively. The benefit for state taxes was lower in 2012 due to an adjustment in state apportionment factors.

        EME's right to receive payments under the tax-allocation agreements and the timing and amount of those payments are dependent on the inclusion of EME in the consolidated income tax returns of EIX and other factors, including the amount of consolidated taxable income and net operating loss carryforwards of EIX, and other tax items of EME and other subsidiaries of EIX. In November 2012, EIX modified the tax-allocation agreements to provide for termination of EME's participation on

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation) (Continued)

December 31, 2013. Termination does not relieve any party of any obligations with respect to any tax year beginning prior to the year of termination. During the third quarter of 2013, EIX filed its federal consolidated tax return for the year 2012. In connection with EIX's finalization of the tax return, EME recorded a non-cash contribution from EIX of $32 million related to tax benefits which EME had previously believed would be used in EIX consolidated tax return on a statutory basis but would not be paid under the tax-allocation agreements. In addition, during the first nine months of 2013, EME received a net tax-allocation payment from EIX of approximately $7 million of which $6 million was treated as an equity contribution as it was a partial payment for tax benefits previously recorded as non-cash distributions. In total, EME recorded contributions from EIX related to the tax-allocation agreements of $38 million during 2013.

        Without objectively verifiable evidence supporting the taxable income forecast of the EIX consolidated tax group during 2013, EME is not currently able to determine whether it is more likely than not that future tax-sharing payments will occur. EME's deferred tax asset valuation allowance increased to $742 million at September 30, 2013 from $444 million at December 31, 2012 partially due to $167 million related to an asset impairment charge on the Will County Station recorded during the third quarter of 2013. For additional information, see Note 13—Impairment of Long-Lived Assets.

Tax Dispute

        The Internal Revenue Service examination phase of tax years 2003 through 2006, which included a proposed adjustment related to EME, was completed in the fourth quarter of 2010. The proposed adjustment increases the taxable gain on the 2004 sale of EME's international assets, which if sustained, would result in a federal tax payment of approximately $205 million, including approximately $57 million of interest and $42 million in penalties through September 30, 2013. EME disagrees with the proposed adjustment and filed a protest with the Internal Revenue Service in the first quarter of 2011. The appeals process to date has not resulted in a change in the proposed adjustment by the Internal Revenue Service. EME continues to seek resolution through the appeals process and has requested technical advice from the Internal Revenue Service National Office.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 7. Income Taxes (EME, Midwest Generation) (Continued)

Midwest Generation

Effective Tax Rate

        The table below provides a reconciliation of income tax benefit computed at the federal statutory income tax rate to the income tax benefit:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2013	2012	2013	2012
Loss before income taxes	$(472)	$(19)	$(619)	$(102)

Benefit for income taxes at federal statutory rate of 35%	$(166)	$(7)	$(217)	$(36)
Increase (decrease) in income tax from
State tax, net of federal benefit	(20)	(1)	(28)	(5)
Change in valuation allowance	183	—	243	—
Other	2	1	2	2

Total benefit for income taxes	$(1)	$(7)	$—	$(39)

Effective tax rate	*	37%	*	38%

*
Not meaningful.

        As a result of the recently recognized losses and the indications of expected future losses, Midwest Generation increased its deferred tax valuation allowance to $776 million at September 30, 2013 from $533 million at December 31, 2012. At December 31, 2012, $106 million of tax benefits that would have been collected by Midwest Generation in a hypothetical tax return prepared on a separate return basis but was not collectible under Midwest Generation's tax-allocation agreement were accounted for as non-cash distributions to Midwest Generation's parent. Midwest Generation's tax-allocation agreement only permits the use of net operating losses to offset future taxable income and does not include the right to receive payments.

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted)

Pension Plans and Postretirement Benefits Other than Pensions

Pension Plans

        During the nine months ended September 30, 2013, EME and Midwest Generation made contributions of $8 million and $4 million, respectively, and during the remainder of 2013, expect to make additional contributions of $3 million and $3 million, respectively.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

        The following were components of pension expense:

	Three Months Ended September 30,
	2013			2012
(in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Service cost	$3	$1	$4	$3	$1	$4
Interest cost	2	1	3	2	1	3
Expected return on plan assets	(3)	(1)	(4)	(2)	(1)	(3)
Net amortization	1	—	1	1	1	2

Total expense	$3	$1	$4	$4	$2	$6

(1)
Excludes Homer City.

	Nine Months Ended September 30,
	2013			2012
(in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Service cost	$9	$2	$11	$10	$2	$12
Interest cost	6	3	9	6	3	9
Expected return on plan assets	(8)	(2)	(10)	(7)	(2)	(9)
Net amortization	2	2	4	2	3	5

Total expense	$9	$5	$14	$11	$6	$17

(1)
Excludes Homer City.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 8. Compensation and Benefit Plans (EME and Midwest Generation, except as noted) (Continued)

Postretirement Benefits Other Than Pensions

        The following were components of postretirement benefits expense:

	Three Months Ended September 30,
	2013			2012
(in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Service cost	$0.4	$0.2	$0.6	$0.3	$0.4	$0.7
Interest cost	0.6	0.4	1.0	0.7	0.4	1.1
Net amortization	0.4	(0.2)	0.2	0.5	(0.2)	0.3

Total expense	$1.4	$0.4	$1.8	$1.5	$0.6	$2.1

(1)
Excludes Homer City.

	Nine Months Ended September 30,
	2013			2012
(in millions)	Midwest Generation	Other EME Subsidiaries(1)	EME	Midwest Generation	Other EME Subsidiaries(1)	EME
Service cost	$1.0	$0.8	$1.8	$1.1	$0.8	$1.9
Interest cost	1.8	1.2	3.0	2.1	1.2	3.3
Net amortization	1.2	(0.4)	0.8	1.3	(0.3)	1.0

Total expense	$4.0	$1.6	$5.6	$4.5	$1.7	$6.2

(1)
Excludes Homer City.

        Effective May 1, 2013, Homer City terminated further access and company subsidy of postretirement medical, dental, vision and life insurance coverage. For further discussion, see Note 14—Discontinued Operations.

Transfer of Certain Postretirement Benefits to EIX (EME only)

        During 2012, EME transferred the executive deferred compensation and executive postretirement benefit liabilities related to active employees to EIX. EME agreed to fund changes to the projected benefit obligation of the executive postretirement benefits and the employer portion of the executive deferred compensation plan through EME's emergence from bankruptcy. During the nine months ended September 30, 2013, EME funded $3 million in connection with this agreement.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted)

Lease Commitments

Powerton and Joliet Sale Leaseback

        Covenants in the Powerton and Joliet Sale Leaseback documents include restrictions on the ability of EME and Midwest Generation to, among other things, incur debt, create liens on their property, merge or consolidate, sell assets, make investments, engage in transactions with affiliates, make distributions, make capital expenditures, enter into agreements restricting their ability to make distributions, engage in other lines of business, enter into swap agreements, or engage in transactions for any speculative purpose.

        The filing of the Chapter 11 Cases constitutes an event of default under the Powerton and Joliet Sale Leaseback and under instruments governing the Senior Lease Obligation Bonds issued to finance these leases. Prior to the filing of the Chapter 11 Cases, EME and Midwest Generation had entered into a forbearance agreement with the owner-lessors, the owner-lessors' equity owners, and the Certificate Holders. Under the terms of the forbearance agreement, Midwest Generation did not make the scheduled lease payment of $76 million on January 2, 2013, but on February 15, 2013, did pay the ratable portion of the rent due under the leases attributable to the period between December 17, 2012 and January 2, 2013 of $7 million. This forbearance agreement has expired. In June 2013, EME and Midwest Generation agreed, among other things, to make monthly rental payments of $3.75 million beginning in July 2013, in lieu of the scheduled $76 million lease payment due on July 2, 2013. In addition, the Bankruptcy Court approved the extension of the statutory deadline by which the Debtor Entities must assume or reject the Powerton and Joliet leases until December 31, 2013. Upon completion of the NRG Sale, Midwest Generation would assume the Powerton and Joliet leases. EME would retain all liabilities with respect to the payment of the cure amount as set forth in the Asset Purchase Agreement (the Powerton and Joliet Cure Amount). The cure amount would have been approximately $150 million at September 30, 2013. For additional information, see Note 15—Restructuring Activities—NRG Sale.

        Each lease sets forth a termination value payable upon certain circumstances, which generally declines over time. A default under the terms of the Powerton and Joliet leases could result in foreclosure and a loss by Midwest Generation of its lease interest in the plant. In addition, under certain circumstances, a default would trigger obligations under EME's guarantee of such leases. These events could have an adverse effect on EME's and Midwest Generation's results of operations and financial position.

Operating Lease Commitments

        At September 30, 2013, Midwest Generation had future minimum operating lease payments totaling approximately $4 million, which consists of $1 million for the remainder of 2013, $1 million for 2014, $1 million for 2015, and $1 million for 2016. Future minimum operating lease commitments decreased from December 31, 2012 primarily due to amended contracts and the rejection of executory contracts in connection with the Chapter 11 Cases.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

Other Commitments

Fuel Supply Contracts

        At September 30, 2013, Midwest Generation had commitments to purchase coal from third-party suppliers at fixed prices, subject to adjustment clauses. These commitments under existing agreements are estimated to aggregate $336 million, which consists of: $186 million for the remainder of 2013 and $150 million for 2014. Midwest Generation has the right to reject these fuel supply contracts in connection with the Chapter 11 Cases.

Capital Commitments

        At September 30, 2013, Midwest Generation had firm commitments to spend approximately $8 million during the remainder of 2013 and $1 million for 2014 for capital expenditures.

Other Contractual Obligations

        At September 30, 2013, Midwest Generation had contractual commitments for the purchase of materials used in the operation of environmental controls equipment. These commitments are estimated to aggregate $19 million, which consists of $4 million for the remainder of 2013 and $15 million for 2014.

        At September 30, 2013, EME's other subsidiaries had contractual commitments primarily related to turbine operations and maintenance agreements. These commitments are estimated to aggregate $88 million, which consists of $5 million for the remainder of 2013, $31 million for 2014, $27 million for 2015, $17 million for 2016, $7 million for 2017, and $1 million thereafter.

Guarantees and Indemnities

        EME and certain of its subsidiaries have various financial and performance guarantees and indemnity agreements which are issued in the normal course of business. The contracts discussed below include performance guarantees.

Environmental Indemnities Related to the Midwest Generation Plants

        In connection with the acquisition of the Midwest Generation plants, EME and Midwest Generation agreed to indemnify Commonwealth Edison Company (Commonwealth Edison) with respect to specified environmental liabilities before and after December 15, 1999, the date of sale. The indemnification obligations are reduced by any insurance proceeds and tax benefits related to such indemnified claims and are subject to a requirement that Commonwealth Edison takes all reasonable steps to mitigate losses related to any such indemnification claim. Also, in connection with the Powerton and Joliet Sale Leaseback, EME agreed to indemnify the owner-lessors for specified environmental liabilities. These indemnities are not limited in term or amount. Due to the nature of the obligations under these indemnities, a maximum potential liability cannot be determined. Commonwealth Edison has advised EME that Commonwealth Edison believes it is entitled to indemnification for all liabilities, costs, and expenses that it may be required to bear as a result of the litigation discussed below under "—Contingencies—Midwest Generation New Source Review and

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

Other Litigation," and one of the Powerton-Joliet owner-lessors has made a similar request for indemnification. Except as discussed below, EME and Midwest Generation have not recorded a liability related to these environmental indemnities.

        Midwest Generation entered into a supplemental agreement with Commonwealth Edison and Exelon Generation Company LLC on February 20, 2003 to resolve a dispute regarding interpretation of Midwest Generation's reimbursement obligation for asbestos claims under the environmental indemnities set forth in the Asset Sale Agreement. Under this supplemental agreement, Midwest Generation agreed to reimburse Commonwealth Edison and Exelon Generation for 50% of specific asbestos claims pending as of February 2003 and related expenses less recovery of insurance costs and agreed to a sharing arrangement for liabilities and expenses associated with future asbestos-related claims as specified in the agreement. The obligations under this agreement are not subject to a maximum liability. The supplemental agreement had an initial five-year term with an automatic renewal provision for subsequent one-year terms (subject to the right of either party to terminate); pursuant to the automatic renewal provision, the supplemental agreement has been extended until February 2014. There were approximately 276 cases for which Midwest Generation was potentially liable that had not been settled and dismissed at September 30, 2013. Midwest Generation had $53 million recorded in LSTC at September 30, 2013 related to this contractual indemnity. For discussion of LSTC, see Note 15—Restructuring Activities.

Indemnities Related to the Homer City Plant (EME only)

        In connection with the 1999 acquisition of the Homer City plant from New York State Electric & Gas Corporation (NYSEG) and Pennsylvania Electric Company (Penelec) (the sellers), Homer City agreed to indemnify the sellers with respect to specified environmental liabilities before and after the date of sale. EME guaranteed this indemnity obligation of Homer City. In connection with Homer City's divestiture of assets to an affiliate of General Electric Capital Corporation (GECC) on December 14, 2012, EME re-affirmed its guaranty to NYSEG and Penelec. Also in connection with the recent asset transfer to the GECC affiliate, all operative documents with respect to Homer City's sale leaseback (including all EME indemnities in favor of the former owner-lessors) were terminated. In connection with the transfer, the GECC affiliate did not assume (and Homer City retained) liabilities for monetary fines and penalties for violations of environmental laws or environmental permits prior to the closing date. EME has not recorded a liability related to this indemnity. For discussion of the New Source Review lawsuit filed against Homer City, see "—Contingencies—Homer City New Source Review and Other Litigation."

Indemnities Provided under Asset Sale and Sale Leaseback Agreements

        The asset sale agreements for the sale of EME's international assets contain indemnities from EME to the purchasers, including indemnification for taxes imposed with respect to operations of the assets prior to the sale and for pre-closing environmental liabilities. Not all indemnities under the asset sale agreements have specific expiration dates. At September 30, 2013, EME had $20 million recorded in LSTC related to these matters. For discussion of LSTC, see Note 15—Restructuring Activities.

        In connection with the Powerton and Joliet Sale Leaseback and, previously, a sale leaseback transaction related to the Collins Station in Illinois, EME, Midwest Generation, and another wholly

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

owned subsidiary of EME entered into tax indemnity agreements. Under certain of these tax indemnity agreements, Midwest Generation, as the lessee in the Powerton and Joliet Sale Leaseback, agreed to indemnify the respective owner-lessors for specified adverse tax consequences that could result from certain situations set forth in each tax indemnity agreement, including specified defaults under the respective leases. Although the Collins Station lease terminated in April 2004, Midwest Generation's indemnities in favor of its former lease equity investors are still in effect. EME provided similar indemnities in the Powerton and Joliet Sale Leaseback. The potential indemnity obligations under these tax indemnity agreements could be significant. Due to the nature of these potential obligations, EME and Midwest Generation cannot determine a range of estimated obligations which would be triggered by a valid claim from the owner-lessors. EME and Midwest Generation have not recorded a liability for these matters.

Other Indemnities

        EME and Midwest Generation provide other indemnifications through contracts entered into in the normal course of business. These include, among other things, indemnities for specified environmental liabilities and for income taxes with respect to assets sold. EME's and Midwest Generation's obligations under these agreements may or may not be limited in terms of time and/or amount, and in some instances, EME and Midwest Generation may have recourse against third parties. EME and Midwest Generation cannot determine a range of estimates and have not recorded a liability related to these indemnities.

Contingencies

        In addition to the matters disclosed in these notes, EME and Midwest Generation are involved in other legal, tax, and regulatory proceedings before various courts and governmental agencies regarding matters arising in the ordinary course of business. EME and Midwest Generation believe the outcome of these other proceedings, individually and in the aggregate, will not materially affect their results of operations or liquidity.

Midwest Generation New Source Review and Other Litigation

        In August 2009, the United States Environmental Protection Agency (US EPA) and the State of Illinois filed a complaint in the United States District Court for the Northern District of Illinois alleging that Midwest Generation or Commonwealth Edison performed repair or replacement projects at six Illinois coal-fired electric generating stations in violation of the Prevention of Significant Deterioration (PSD) requirements and of the New Source Performance Standards of the Clean Air Act (CAA), including alleged requirements to obtain a construction permit and to install controls sufficient to meet best available control technology (BACT) emission rates. The US EPA also alleged that Midwest Generation and Commonwealth Edison violated certain operating permit requirements under Title V of the CAA. Finally, the US EPA alleged violations of certain opacity and particulate matter standards at the Midwest Generation plants. In addition to seeking penalties ranging from $25,000 to $37,500 per violation per day, the complaint called for an injunction ordering Midwest Generation to install controls sufficient to meet BACT emission rates at all units subject to the complaint and other remedies. The remedies sought by the plaintiffs in the lawsuit could go well beyond the requirements of

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

the Combined Pollutant Standard (CPS). Several Chicago-based environmental action groups intervened in the case.

        Nine of the ten PSD claims raised in the complaint have been dismissed, along with claims related to alleged violations of Title V of the CAA, to the extent based on the dismissed PSD claims, and all claims asserted against Commonwealth Edison and EME. The dismissals were affirmed by the Seventh Circuit Court of Appeals in July 2013. The court denied a motion to dismiss a claim by the Chicago-based environmental action groups for civil penalties in the remaining PSD claim but noted that the plaintiffs will be required to convince the court that the statute of limitations should be equitably tolled. The court did not address other counts in the complaint that allege violations of opacity and particulate matter limitations under the Illinois State Implementation Plan and Title V of the CAA. In February 2012, certain of the environmental action groups that had intervened in the case entered into an agreement with Midwest Generation to dismiss without prejudice all of their opacity claims as to all defendants. The agreed upon motion to dismiss was approved by the court on March 26, 2012.

        In January 2012, two complaints were filed against Midwest Generation in Illinois state court by residents living near the Crawford and Fisk Stations on behalf of themselves and all others similarly situated, each asserting claims of nuisance, negligence, trespass, and strict liability. The plaintiffs seek to have their suits certified as a class action and request injunctive relief, as well as compensatory and punitive damages. The complaints are similar to two complaints previously filed in the United States District Court for the Northern District of Illinois, which were dismissed in October 2011 for lack of federal jurisdiction. Midwest Generation's motions to dismiss the cases were denied in August 2012, following which the plaintiffs filed amended complaints alleging substantially similar claims and requesting similar relief. Midwest Generation has filed motions to dismiss the amended complaints, and these complaints are stayed as a result of the Chapter 11 Cases.

        In October 2012, Midwest Generation and the Illinois Environmental Protection Agency entered into Compliance Commitment Agreements outlining specified environmental remediation measures and groundwater monitoring activities to be undertaken at its Powerton, Joliet, Crawford, Will County, and Waukegan generating stations. Midwest Generation has submitted certification to the Illinois Environmental Protection Agency that all compliance measures have been successfully completed. Also in October 2012, several environmental groups filed a complaint before the Illinois Pollution Control Board against Midwest Generation, alleging violations of the Illinois groundwater standards through the operation of coal ash disposal ponds at its Powerton, Joliet, Waukegan, and Will County generating stations. The complaint requests the imposition of civil penalties, injunctive relief, and remediation. The matter is currently stayed as a result of the Chapter 11 Cases, although that stay was lifted in part in April 2013 so that the proceedings could continue for the sole purpose of adjudicating Midwest Generation's motion to dismiss the complaint. On October 3, 2013, the Pollution Control Board denied Midwest Generation's motion to dismiss the complaint.

        In December 2012, the Sierra Club filed a complaint before the Illinois Pollution Control Board against Midwest Generation, alleging violations of sulfur dioxide (SO2) emissions standards at its Powerton, Joliet, Waukegan, and Will County generating stations. The complaint is based on alleged violations of the US EPA National Ambient Air Quality Standards (NAAQS) regulations for 1-hour SO2, which have not yet been incorporated into any specific state implementation plan in Illinois. The complaint requests the imposition of civil penalties, injunctive relief, and the imposition of further

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

reductions on SO2 emissions to offset past emissions. The complaint is currently stayed as a result of the Chapter 11 Cases. On October 16, 2013, the Bankruptcy Court heard argument on the Sierra Club's motion to lift the automatic stay. The court took the matter under advisement.

        Adverse decisions in these cases could involve penalties, remedial actions, and damages that could have a material impact on the financial condition and results of operations of Midwest Generation and EME. EME cannot predict the outcome of these matters or estimate the impact on the Midwest Generation plants, or EME's and Midwest Generation's results of operations, financial position, or cash flows. EME and Midwest Generation have not recorded a liability for these matters.

Homer City New Source Review and Other Litigation (EME only)

        In January 2011, the US EPA filed a complaint in the United States District Court for the Western District of Pennsylvania against Homer City, the sale leaseback owner participants of the Homer City plant, and two prior owners of the Homer City plant. The complaint alleged violations of the PSD and Title V provisions of the CAA as a result of projects in the 1990s performed by prior owners without PSD permits and the subsequent failure to incorporate emissions limitations that meet BACT into the station's Title V operating permit. In addition to seeking penalties ranging from $32,500 to $37,500 per violation per day, the complaint called for an injunction ordering Homer City to install controls sufficient to meet BACT emission rates at all units subject to the complaint and for other remedies. The PADEP, the State of New York, and the State of New Jersey intervened in the lawsuit. In October 2011, all of the claims in the US EPA's lawsuit were dismissed with prejudice. The dismissal was affirmed by the United States Court of Appeals for the Third Circuit in August 2013.

        Adverse decisions in this case could involve penalties, remedial actions, and damages. EME cannot predict the outcome of these matters or estimate the impact on its results of operations, financial position, or cash flows. EME has not recorded a liability for these matters.

Environmental Remediation

        Legislative and regulatory activities by federal, state, and local authorities in the United States relating to energy and the environment impose numerous restrictions and requirements with respect to the operation of EME's existing facilities, including the Midwest Generation plants, and affect the timing, cost, location, design, construction, and operation of new facilities by EME's subsidiaries, as well as the cost of mitigating the environmental impacts of past operations.

        With respect to potential liabilities arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) or similar laws for the investigation and remediation of contaminated property, EME and Midwest Generation accrue a liability to the extent the costs are probable and can be reasonably estimated. Midwest Generation had accrued a probable amount of approximately $8 million at September 30, 2013 for estimated environmental investigation and remediation costs for two stations at the Midwest Generation plants. This estimate is based upon the number of sites, the scope of work, and the estimated costs for investigation and/or remediation where such expenditures could be reasonably estimated. EME and Midwest Generation also have identified sites for which a reasonable estimate cannot be made. Future estimated costs may vary based on changes in regulations or requirements of federal, state or local governmental agencies, changes in

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9. Commitments and Contingencies (EME and Midwest Generation, except as noted) (Continued)

technology, and actual costs of disposal. In addition, future remediation costs will be affected by the nature and extent of contamination discovered at the sites that require remediation. Given the prior history of the operations at its facilities, EME and Midwest Generation cannot be certain that the existence or extent of all contamination at its sites has been fully identified.

Chevron Adversary Proceeding (EME only)

        In December 2012, Chevron Kern River Company and Chevron Sycamore Cogeneration Company filed a complaint against Southern Sierra Energy Company and Western Sierra Energy in the Chapter 11 Cases. The plaintiffs and defendants are partners in the Kern River and Sycamore projects. The complaint alleged that the filing of the Chapter 11 Cases constituted a default under the partnership agreements related to those projects, entitling the defendants to expel the plaintiffs from the partnerships and pay for their interests at a price based on the net book value of the partnerships, and sought a declaratory judgment, injunctive relief, and relief from the automatic stay in support of those alleged remedies. In January 2013, the Bankruptcy Court denied the plaintiffs' request for relief from the automatic stay and a preliminary injunction. The plaintiffs filed a notice of appeal, and the defendants moved to stay proceedings until the plaintiffs' appeal was decided. In September 2013, the U.S. District Court issued an order denying the plaintiffs' request for leave to appeal the denial of the preliminary injunction, and permitting their appeal from denial of the motion for relief from the automatic stay.

Note 10. Environmental Developments (EME, Midwest Generation)

Midwest Generation Environmental Compliance Plans and Costs

        On April 4, 2013, Midwest Generation was granted a variance, subject to various conditions, by the Illinois Pollution Control Board from the CPS system-wide annual SO2 emission rate in 2015 and 2016 and an extension of the Waukegan Unit 8 unit specific retrofit requirements from December 31, 2014 until May 31, 2015. Among the conditions of the variance, the Illinois Pollution Control Board accelerated the unit specific retrofit requirements of Powerton Unit 6 to December 31, 2014 and required the retrofitting of Waukegan Unit 7 by December 31, 2014. Midwest Generation has accepted the variance. As a result of the variance, it is more likely that Midwest Generation will install environmental controls at Waukegan Unit 7, which had been impaired from an accounting perspective during the fourth quarter of 2011. If Midwest Generation ultimately decides to install environmental controls at Waukegan Unit 7, less of Midwest Generation's available liquidity will be available to install environmental controls at other units. The likelihood of installation of environmental controls at each station is a key judgment used in developing probability weighted undiscounted cash flows for the purposes of impairment testing under ASC 360. For information on the impairment charge relating to the Will County Station, see Note 13—Impairment of Long-Lived Assets. Decreases in the expected likelihood of installing environmental controls or other decreases in expected future cash flows at Midwest Generation's remaining plants could result in additional impairment charges.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10. Environmental Developments (EME, Midwest Generation) (Continued)

        The following table summarizes Midwest Generation's carrying value for the Midwest Generation plants:

(in millions)	September 30, 2013
Joliet Station(1)	$674
Powerton Station	802
Fleet assets	66

Property, Plant and Equipment, net	$1,542

(1)
The Joliet Station is composed of Units 6, 7, and 8.

Greenhouse Gas Regulation

        In September 2013, the US EPA issued proposed regulations governing greenhouse gas (GHG) emissions from new electric generating stations. The US EPA intends to issue proposed GHG emission standards for reconstructed and existing electric generating stations in June 2014 and to promulgate such standards in June 2015. States would be required to submit their implementation plans responding to such guidelines to the US EPA one year after the regulations are promulgated.

Greenhouse Gas Litigation

        In April 2013, the United States Court of Appeals for the Fifth Circuit dismissed, as to EME and three wholly owned EME subsidiaries, the plaintiffs' appeal of the Mississippi federal district court's dismissal of a lawsuit filed in March 2012 against a large number of defendants (including EME and the three subsidiaries). The plaintiffs had alleged that defendants' activities resulted in emissions of substantial quantities of GHG that have contributed to climate change and sea level rise, which in turn were alleged to have increased the destructive force of Hurricane Katrina.

        In May 2013, the United States Supreme Court declined to review the dismissal by the United States Court of Appeals for the Ninth Circuit of a case brought against EME's parent company, EIX, and other defendants, by the Alaskan Native Village of Kivalina.

Cross-State Air Pollution Rule

        The U.S. Supreme Court has agreed to review the United States Court of Appeals for the District of Columbia Circuit's August 2012 decision, which vacated the US EPA's Cross-State Air Pollution Rule and directed the US EPA to continue administering the Clean Air Interstate Rule pending the promulgation of a valid replacement.

Water Quality

        Regulations under the Clean Water Act that would affect cooling water intake structures at generating facilities, previously expected to be finalized by June 2013, are now expected in November 2013.

        In June 2013, the US EPA proposed changes to the Steam Electric Guideline Regulation which sets discharge limits for various operations which discharge to waters of the United States. EME is reviewing the proposed rule and intends to provide comments. The rule is scheduled for issuance by May 2014.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11. Accumulated Other Comprehensive Loss (EME, Midwest Generation)

EME

        EME's AOCI, net of tax and including discontinued operations, consisted of:

(in millions)	Unrealized Gains and Losses on Cash Flow Hedges	Unrecognized Loss and Prior Service Adjustments, Net(1)	Valuation Allowance on Deferred Tax Asset	AOCI
Balance at December 31, 2012	$(76)	$(56)	$(6)	$(138)
OCI before reclassifications	23	(2)	—	21
Amount reclassified from AOCI	5	3	—	8

Balance at September 30, 2013(2)	$(48)	$(55)	$(6)	$(109)

(1)
For further detail, see Note 8—Compensation and Benefit Plans.

(2)
EME and Midwest Generation both expect to reclassify unrealized losses on cash flow hedges into earnings in the next 12 months. For further explanation, see "—Unrealized Losses on Cash Flow Hedges."

        The after-tax amounts recorded in AOCI at September 30, 2013 and December 31, 2012 for commodity contracts were losses of none and $1 million, respectively, and for interest rate contracts were losses of $48 million and $75 million, respectively. EME's significant items reclassified out of AOCI and the effect on the statement of operations consisted of:

(in millions)	Three Months Ended September 30,	Nine Months Ended September 30,	Affected Line Item in the Statement of Operations
Unrealized gains and losses on cash flow hedges
Electricity commodity hedges	$(5)	$(4)	Operating revenues
Interest rate contracts	(6)	(4)	Interest expense
Tax benefit	4	3	Benefit for income taxes

Total, net	$(7)	$(5)	Net loss

Amortization of retirement benefit items
Unamortized prior service cost on terminated plan	$—	$(2)	Plant operations and administrative and general(1)
Actuarial losses	(2)	(3)	Plant operations and administrative and general(1)
Tax benefit	1	2	Benefit for income taxes

Total, net	$(1)	$(3)	Net loss

(1)
For the three and nine months ended September 30, 2013, $1 million and $3 million were reclassified from AOCI to plant operations, respectively, and $1 million and $2 million from AOCI to administrative and general expenses, respectively.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 11. Accumulated Other Comprehensive Loss (EME, Midwest Generation) (Continued)

Midwest Generation

        Midwest Generation's AOCI, net of tax, consisted of:

(in millions)	Unrealized Gains and Losses on Cash Flow Hedges	Unrecognized Loss and Prior Service Adjustments, Net(1)	Valuation Allowance on Deferred Tax Asset	AOCI
Balance at December 31, 2012	$(1)	$(37)	$(12)	$(50)
OCI before reclassifications	(1)	—	—	(1)
Amount reclassified from AOCI	2	2	—	4

Balance at September 30, 2013	$—	$(35)	$(12)	$(47)

(1)
For further detail, see Note 8—Compensation and Benefit Plans.

        Midwest Generation's significant items reclassified out of AOCI and the effect on the statement of operations consisted of:

(in millions)	Three Months Ended September 30,	Nine Months Ended September 30,	Affected Line Item in the Statement of Operations
Unrealized gains and losses on cash flow hedges
Electricity commodity hedges	$(5)	$(4)	Operating revenues
Tax benefit	2	2	Benefit for income taxes

Total, net	$(3)	$(2)	Net loss

Amortization of retirement benefit items
Prior services costs	$—	$(1)	Plant operations
Actuarial losses	(1)	(2)	Plant operations
Tax benefit	—	1	Benefit for income taxes

Total, net	$(1)	$(2)	Net loss

Unrealized Losses on Cash Flow Hedges (EME, Midwest Generation)

        At September 30, 2013, unrealized losses on cash flow hedges, net of tax, consisted of futures and forward electricity contracts that qualify for hedge accounting. These losses arise because current forecasts of future electricity prices are higher than the contract prices. Unrealized losses on cash flow hedges that are expected to be reclassified into earnings during the next 12 months are immaterial as volumes have declined and the maximum period over which commodity cash flow hedges are designated is December 31, 2013. Management expects that reclassification of net unrealized losses will decrease energy revenues recognized at market prices.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12. Supplemental Cash Flows Information (EME, Midwest Generation)

EME

        Supplemental cash flows information for EME, including discontinued operations, consisted of the following:

	Nine Months Ended September 30,
(in millions)	2013	2012
Cash paid (received)
Interest (net of amount capitalized)(1)	$38	$156
Income taxes	(12)	168
Cash payments under plant operating leases	18	199
Non-cash contribution from EIX(2)	32	—
Non-cash activities from vendor financing	$7	$8

(1)
Interest paid by EME for September 30, 2013 and 2012 was $45 million and $178 million, respectively. Interest capitalized by EME for September 30, 2013 and 2012 was $7 million and $22 million, respectively.

(2)
During 2013, the non-cash contribution from EIX relates to the tax-allocation agreements. For further information, see Note 7—Income Taxes—EME—Effective Tax Rate.

        EME's accrued capital expenditures at September 30, 2013 and 2012 were $3 million and $17 million, respectively. Accrued capital expenditures will be included as an investing activity in the consolidated statements of cash flows in the period paid.

Midwest Generation

        Supplemental cash flows information for Midwest Generation consisted of the following:

	Nine Months Ended September 30,
(in millions)	2013	2012
Cash paid
Interest	$13	$36

        Midwest Generation's accrued capital expenditures at both September 30, 2013 and 2012 were $3 million and $2 million, respectively. Accrued capital expenditures will be included as an investing activity on the consolidated statements of cash flows in the period paid.

Note 13. Impairment of Long-Lived Assets (EME, Midwest Generation)

        In connection with the preparation of its financial statements in the third quarter of 2013, Midwest Generation concluded, based on continued low realized energy and capacity prices, high fuel costs and

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13. Impairment of Long-Lived Assets (EME, Midwest Generation) (Continued)

low generation and further analysis of its capital allocation strategy, that indicators of potential impairment existed for its Will County Station and an impairment evaluation was performed.

        The long-lived asset group that was subject to the impairment evaluation was determined to include the property, plant and equipment of the station. Management updated the probability weighted future undiscounted cash flows expected to be received at the Will County Station and concluded that such amounts did not recover its carrying amount. Forecasted commodity prices and plant dispatch levels are the most significant input into the cash flow estimates. However, as part of these alternative cash flow scenarios, management considered a shortened estimated useful life of the station if environmental improvements were not made.

        To measure the amount of the impairment loss, management used the market approach which considers sales of similar facilities and numerous recent decisions by other power generators to shut down similar coal plants rather than install additional equipment corroborated by the income approach which considers discounted cash flows. This resulted in an impairment charge related to the Will County Station of $464 million. The estimated fair value of zero for the Will County Station was determined using both observable inputs and unobservable inputs, which are Level 3 inputs as defined by accounting guidance for fair value measurements. These inputs included a range of zero to $169 per kilowatt hour of recent transactions for scrubbed coal plants in similar markets.

Note 14. Discontinued Operations (EME only)

        In September 2012, Homer City, a wholly owned indirect subsidiary of EME, and Homer City Generation, L.P., an affiliate of GECC, entered into the Homer City Master Transaction Agreement (MTA) for the divestiture by Homer City of substantially all of its remaining assets and certain specified liabilities. Accordingly, in the third quarter of 2012, Homer City met the definition of a discontinued operation and was classified separately on EME's consolidated financial statements. In December 2012, the transaction closed and Homer City Generation, L.P. assumed control of Homer City. On May 2, 2013, the Homer City Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. For further discussion, see Note 15—Restructuring Activities and Note 16—Condensed Combined Debtors' Financial Information.

        Effective May 1, 2013, Homer City withdrew from the benefit plan that provided postretirement medical, dental, vision, and life insurance coverage to certain Homer City retirees, effectively terminating access and company subsidy for these programs. Employees who were eligible for the plan continued to receive coverage for these benefits up to June 30, 2013. As a result of the withdrawal from the plan, EME recorded a pre-tax gain of approximately $30 million in income (loss) from operations of discontinued subsidiaries on the consolidated statements of operations.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 14. Discontinued Operations (EME only) (Continued)

        Summarized results of discontinued operations are:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2013	2012	2013	2012
Total operating revenues	$—	$121	$—	$303
Total operating expenses	—	(138)	29	(385)
Asset impairments and other charges	—	(113)	—	(134)
Other income (expense)	(1)	5	—	7

Income (loss) before income taxes	(1)	(125)	29	(209)
Provision (benefit) for income taxes	—	(49)	13	(80)

Income (loss) from operations of discontinued subsidiaries	$(1)	$(76)	$16	$(129)

        The assets and liabilities associated with the discontinued operations are segregated on the consolidated balance sheets are:

(in millions)	September 30, 2013	December 31, 2012
Cash and cash equivalents	$—	$2
Other current assets	—	7
Carrying value adjustment	—	(9)

Assets of discontinued operations	$—	$—

Note 15. Restructuring Activities (EME, Midwest Generation)

LSTC

        EME's LSTC are summarized below:

(in millions)	September 30, 2013	December 31, 2012
Senior notes, net	$3,700	$3,700
Accounts payable and accrued liabilities	52	32
Interest payable	154	154
Other	73	73

Total liabilities subject to compromise	$3,979	$3,959

        In connection with the filing of the Chapter 11 Cases, EME classified both its $3.7 billion unsecured senior notes and $154 million of accrued interest related to the unsecured senior notes as LSTC and ceased accruing interest expense. The accrued interest reclassified to LSTC primarily relates to $97 million and $38 million of interest payments that were due on November 15 and December 17,

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15. Restructuring Activities (EME, Midwest Generation) (Continued)

2012, respectively, that EME did not make. Unpaid contractual interest for the three and nine months ended September 30, 2013 was $70 million and $211 million, respectively.

        Midwest Generation's LSTC are summarized below:

(in millions)	September 30, 2013	December 31, 2012
Lease financing	$434	$434
Accounts payable and accrued liabilities	42	29
Interest payable	13	13
Other	53	53

Total liabilities subject to compromise	$542	$529

        In connection with the filing of the Chapter 11 Cases, Midwest Generation classified $13 million of accrued interest due on the Powerton and Joliet Sale Leaseback as LSTC but did not cease accruing interest expense. Upon closing of the NRG Sale, approximately $32 million of LSTC will be transferred from Midwest Generation to EME. For further discussion, see Note 9—Commitments and Contingencies—Lease Commitments.

Claims

        The Bankruptcy Court established June 17, 2013 and October 29, 2013 as the bar date for filing proofs of claim against the Initial Debtors and Homer City Debtors estates, respectively.

        As of the date of this filing, EME and Midwest Generation have received 1,996 and 333 proofs of claim, respectively. New and amended claims may be filed in the future, including claims amended to assign value to claims originally filed with no value. EME and Midwest Generation are in the process of reconciling such claims to the amounts listed in LSTC. LSTC have been recorded based on the expected probable claim, which is subject to judgment and could change as new information develops during the reconciliation process. Differences in liability amounts estimated and claims filed by creditors have been and will continue to be investigated and resolved, including the filing of objections with the Bankruptcy Court as appropriate. Through this process, EME and Midwest Generation may identify that additional liabilities need to be recorded as LSTC and the Bankruptcy Court may determine that liabilities currently estimated as part of LSTC are without merit. The claims resolution process may take considerable time to complete. The resolution of such claims could result in material adjustments to EME or Midwest Generation's financial statements. Determination of how liabilities will ultimately be treated cannot be made until the Bankruptcy Court approves a plan of reorganization. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

Reorganization Items

        Reorganization items represent the direct and incremental costs of bankruptcy, such as professional fees, LSTC claim adjustments, and losses related to terminated contracts that are probable and can be estimated. Professional fees primarily relate to legal and other consultants working directly on the bankruptcy filing.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15. Restructuring Activities (EME, Midwest Generation) (Continued)

        EME's and Midwest Generation's significant items in reorganization charges consisted of:

	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
(in millions)	Midwest Generation	Other EME Subsidiaries	EME	Midwest Generation	Other EME Subsidiaries	EME
Provision for allowable claims	$—	$—	$—	$19	$—	$19
Professional fees	5	19	24	20	60	80

Reorganization items, net	$5	$19	$24	$39	$60	$99

        EME incurred professional fees included in reorganization items, net of $7 million and $9 million for the three and nine months ended September 30, 2012, respectively.

Cost Reduction Activities

        EME eliminated approximately 150 positions in its regional and corporate offices and generating stations in April 2013, including 120 positions at Midwest Generation. EME recorded charges of approximately $7 million, and Midwest Generation recorded its share of these charges, a total of $5 million, in administrative and general expense on their respective consolidated statements of operations in the second quarter of 2013.

NRG Sale

        On October 18, 2013, EME, Midwest Generation, and certain other Debtor Entities entered into a Plan Sponsor Agreement (the PSA) with NRG Energy, Inc. (NRG), NRG Holdings Inc., the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases, the counterparties to the Powerton and Joliet Sale Leaseback and certain of EME's noteholders that are signatories to the PSA, that provides for the parties to support and pursue confirmation by the Bankruptcy Court of a chapter 11 plan (the Plan), that will implement a reorganization of the Debtor Entities through a sale of substantially all of the assets of EME to NRG pursuant to an Asset Purchase Agreement (the Acquisition Agreement). The PSA contains representations, warranties and covenants of the parties to support and pursue confirmation of the Plan.

        The Acquisition Agreement between EME, NRG and NRG Energy Holdings Inc. (the Purchaser), a wholly owned subsidiary of NRG, provides for the sale of substantially all of EME's assets, including the outstanding equity interests in certain of EME's direct subsidiaries (and thereby such subsidiaries' assets and liabilities), EME's cash and cash equivalents and EME's interest in substantially all of the other assets used in the operation of EME's and its subsidiaries' businesses (the Acquired Assets) to the Purchaser upon Bankruptcy Court confirmation and consummation of the Plan. Upon closing, the Purchaser will assume substantially all of the liabilities related to the Acquired Assets, including, among other things, (i) all liabilities of EME under the Powerton and Joliet leases, other than the Powerton and Joliet Cure Amount; (ii) all trade and vendor accounts payable and accrued liabilities arising from the operation of the Debtor Entities' businesses prior to the date of the closing of the transaction; and (iii) all cure amounts and other liabilities of the Debtor Entities other than the Homer City Debtors and certain agreed-upon excluded liabilities.

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15. Restructuring Activities (EME, Midwest Generation) (Continued)

        In particular, with respect to the Powerton and Joliet leases, at the closing of the transaction, NRG would (i) replace the existing EME guarantees with NRG guarantees; (ii) replace EME as a party to the tax indemnity agreements relating to the Powerton and Joliet leases; and (iii) covenant to make a capital investment in the Powerton and Joliet Stations, provided that NRG will not be obligated to make capital investments in excess of $350 million.

        In consideration of the foregoing, at the closing of the transaction, EME would retain all liabilities with respect to the payment of the Powerton and Joliet Cure Amount and would be responsible for bearing the costs of such cure payment for all amounts due under the lease before January 2, 2014. In addition, the intercompany note issued by EME for the benefit of Midwest Generation, would be canceled, Midwest Generation would assume the Powerton and Joliet leases and the other operative documents related thereto, as modified by mutual agreement of the parties, and all monetary defaults under each lease would be cured at closing.

        The Acquired Assets do not include, among other things, (i) the Homer City Debtors, (ii) potential litigation claims of EME against its parent, EIX or (iii) various tax attributes of EME, including tax losses, tax loss carryforwards, tax credits and tax refunds. Pursuant to the Acquisition Agreement, the total purchase price to be paid by the Purchaser for the Acquired Assets is $2.635 billion, subject to certain adjustments provided in the Acquisition Agreement, as well as the assumption of certain indebtedness of EME's subsidiaries and other liabilities. The Acquisition Agreement provides for $350 million of the total purchase price to be paid in the form of 12,671,977 newly issued shares of NRG's common stock to be registered with the Securities and Exchange Commission on a Form S-1 Registration Statement (the Registration Statement) and the remainder to be paid in cash.

        The Plan generally provides for each of EME's unsecured creditors to receive a pro rata portion of the NRG stock and cash consideration to be paid by the Purchaser to EME under the Acquisition Agreement (less certain distributions to be paid to other creditors of EME).

        The Acquisition Agreement contains various closing conditions including, among other things, (i) the confirmation of a Plan of Reorganization and the entry of a Confirmation Order by the Bankruptcy Court; (ii) receipt of applicable government approvals, including FERC approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (iii) the declaration of effectiveness of the Registration Statement for, and the approval for listing on the New York Stock Exchange of, the common stock to be issued as a portion of the purchase price. The Acquisition Agreement contains certain representations and warranties made by EME, NRG and the Purchaser. There are also various pre-closing and post-closing covenants binding on the parties.

        Under the Acquisition Agreement, EME is permitted to solicit other competing acquisition proposals through December 6, 2013 and EME has agreed not to solicit or encourage competing acquisition proposals after this date.

        The Acquisition Agreement provides specific termination rights to each party, which include a right to terminate if certain milestone dates are not met, for material breaches of the Acquisition Agreement not cured within a specified period or if EME enters into or seeks approval of a superior proposal. EME may terminate the deal to enter into a superior proposal at any time prior to entry of a Confirmation Order. Under specified circumstances, NRG will be entitled to receive a cash fee of

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15. Restructuring Activities (EME, Midwest Generation) (Continued)

$65 million, and expense reimbursement of all reasonable and documented out-of-pocket expenses, if the Acquisition Agreement is terminated.

Note 16. Condensed Combined Debtors' Financial Information (EME only)

        The financial statements below represent the condensed combined financial statements of the Debtor Entities. Subsidiaries of EME that are not Debtor Entities are accounted for as non-consolidated subsidiaries in these financial statements. Therefore, their net income is included as "Equity in income of non-Debtor Entities, net of tax" in the Debtor Entities' Statement of Operations and their net assets are included as "Investment in non-debtor entities" in the Debtor Entities' Statement of Financial Position.

        Intercompany transactions among the Debtor Entities have been eliminated in the condensed combined financial statements of the Debtor Entities contained here.

Debtor Entities' Condensed Combined Statement of Operations

(in millions)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Operating revenues	$234	$620
Operating expenses	(719)	(1,256)
Other income	26	45
Reorganization items, net	(24)	(99)
Provision for income taxes	(4)	(110)
Income from Operations of Discontinued Subsidiaries, net of tax	—	19

Net loss attributable to Debtor Entities	$(487)	$(781)
Equity in income of non-Debtor Entities, net of tax	32	146

Net loss	$(455)	$(635)

Debtor Entities' Condensed Combined Statement of Comprehensive Loss

(in millions)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Net loss	$(455)	$(635)
Other comprehensive loss, net of tax	—	29

Comprehensive Loss	$(455)	$(606)

EDISON MISSION ENERGY AND SUBSIDIARIES

MIDWEST GENERATION, LLC AND SUBSIDIARIES

COMBINED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16. Condensed Combined Debtors' Financial Information (EME only) (Continued)

Debtor Entities' Condensed Combined Statement of Financial Position

(in millions)	September 30, 2013	December 31, 2012
Total current assets	$836	$638
Investments in unconsolidated affiliates	171	152
Property, Plant and Equipment, less accumulated depreciation of $894 and $845 at respective dates	911	1,428
Investment in non-Debtor Entities	2,057	2,019
Total other assets	886	974

Total assets	$4,861	$5,211

(in millions)	September 30, 2013	December 31, 2012
Total current liabilities	$240	$94
Liabilities subject to compromise	3,979	3,959
Deferred taxes	123	131
Other long-term liabilities	259	295

Total liabilities	$4,601	$4,479
Total equity	260	732

Total liabilities and equity	$4,861	$5,211

Debtor Entities' Condensed Combined Statement of Cash Flows

(in millions)	Nine Months Ended September 30, 2013
Operating cash flows from continuing operations	$20
Operating cash flows from discontinued operations, net	(2)

Net cash provided by operating activities	18
Net cash provided by financing activities	218
Net cash provided by investing activities	14

Net increase in cash and cash equivalents from continuing operations	252
Cash and cash equivalents at beginning of period from continuing operations	425

Cash and cash equivalents at end of period from continuing operations	677

Net decrease in cash and cash equivalents from discontinued operations	(2)
Cash and cash equivalents at beginning of period from discontinued operations	2

Cash and cash equivalents at end of period from discontinued operations	—

Cash paid for reorganization items, net	$54

NRG Energy, Inc.

12,671,977 Shares of Common Stock

PRELIMINARY PROSPECTUS

December     , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except for the SEC registration fee and The New York Stock Exchange fee.

Item	Amount to be paid
SEC registration fee	$45,080
The New York Stock Exchange fee	24,077
Legal fees and expenses	300,000
Accounting fees and expenses	35,000
Transfer Agent fees and expenses	25,000
Miscellaneous expenses	150,000

Total	$579,157

Item 14.    Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

        Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

  NRG Energy, Inc. Amended and Restated Certificate of Incorporation and By-laws

        The Amended and Restated Certificate of Incorporation of the Registrant provides, to the fullest extent permitted by Delaware law and except as otherwise provided in its by-laws, no director of the Registrant shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty. Furthermore, the Second Amended and Restated By-laws of the Registrant provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant or a wholly owned subsidiary of the Registrant or, while a director or officer of the Registrant or a wholly owned subsidiary of the Registrant, is or was serving at the request of the Registrant or a wholly owned subsidiary of the Registrant as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan (an "indemnitee"), shall be indemnified and held harmless by the Registrant to the fullest extent authorized by Delaware Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, partner, member, manager, trustee, fiduciary or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. This right of indemnification includes the Registrant's obligation to provide an advance of expenses, although the indemnitee may be required to repay such an advance if there is a judicial determination that the indemnitee was not entitled to the indemnification.

        The Second Amended and Restated By-laws of the Registrant also permits the Registrant to purchase and maintain insurance on its own behalf and on behalf of any other person who is or was a director, officer, employee or agent of the Registrant or a subsidiary of the Registrant or was serving at request of the Registrant or a subsidiary of the Registrant.

Item 15.    Recent Sales of Unregistered Securities.

        Not applicable.

Item 16.    Exhibits and Financial Statement Schedules.

          (a)   Exhibits.    See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

          (b)   Financial Statement Schedules.    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  (i)
  include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)
  reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  2.
  For the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  5.
  For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  6.
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  7.
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  8.
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on December 24, 2013.

NRG Energy, Inc.
By:	/s/ BRIAN E. CURCI
	Name:	Brian E. Curci
	Title:	Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David W. Crane	President, Chief Executive Officer and Director (Principal Executive Officer)	December 24, 2013
* Kirkland B. Andrews	Chief Financial Officer (Principal Financial Officer)	December 24, 2013
* Ronald B. Stark	Chief Accounting Officer (Principal Accounting Officer)	December 24, 2013
* Howard E. Cosgrove	Chairman of the Board	December 24, 2013
* Edward R. Muller	Vice Chairman of the Board	December 24, 2013
* E. Spencer Abraham	Director	December 24, 2013
Kirbyjon H. Caldwell	Director
* Lawrence S. Coben	Director	December 24, 2013

Signature	Title	Date

* Terry G. Dallas	Director	December 24, 2013
* William E. Hantke	Director	December 24, 2013
* Paul W. Hobby	Director	December 24, 2013
* Gerald Luterman	Director	December 24, 2013
Kathleen A. McGinty	Director
* Anne C. Schaumburg	Director	December 24, 2013
* Evan J. Silverstein	Director	December 24, 2013
* Thomas H. Weidemeyer	Director	December 24, 2013
* Walter R. Young	Director	December 24, 2013

*
The undersigned by signing his name hereto, signs and executes this Amendment No. 2 to Registration Statement on Form S-1 pursuant to the Power of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on October 18, 2013.

By:	/s/ BRIAN E. CURCI Brian E. Curci Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description
2.1		Restructuring Support Agreement, dated October 2, 2013, by and among NRG Energy, Inc. and the undersigned noteholders thereto.

2.2		Summary Term Sheet, dated September 9, 2013, by and among NRG Energy, Inc. and the holders of senior unsecured notes of Edison Mission Energy that are signatories thereto (see Exhibit A to Exhibit 2.1 to this Registration Statement on Form S-1).

2.3	†	Plan Sponsor Agreement, dated October 18, 2013, by and among NRG Energy, Inc., NRG Energy Holdings Inc., Edison Mission Energy, certain of Edison Mission Energy's debtor subsidiaries, the Official Committee of Unsecured Creditors of Edison Mission Energy and its debtor subsidiaries, the PoJo Parties (as defined therein) and the proponent noteholders thereto.

2.4	†	Asset Purchase Agreement, dated October 18, 2013, by and among NRG Energy, Inc., Edison Mission Energy and NRG Energy Holdings Inc. (see Exhibit A to Exhibit 2.3 to this Registration Statement on Form S-1).

2.5		Debtors' Second Amended Joint Chapter 11 Plan of Reorganization.

3.1	(a)	Amended and Restated Certificate of Incorporation of NRG Energy, Inc. (incorporated herein by reference to NRG Energy, Inc.'s Quarterly Report on Form 10-Q filed on May 3, 2012).

3.1	(b)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NRG Energy, Inc. (incorporated by reference to NRG Energy, Inc.'s Current Report on Form 8-K filed on December 14, 2012).

3.2		Second Amended and Restated By-Laws of NRG Energy, Inc. (incorporated herein by reference to NRG Energy, Inc.'s Current Report on Form 8-K filed on December 14, 2012).

4.1		Specimen of Certificate representing common stock of NRG Energy, Inc. (incorporated herein by reference to NRG Energy, Inc.'s Quarterly Report on Form 10-Q filed on August 4, 2006).

5.1		Form of Opinion of David R. Hill, Executive Vice President and General Counsel of NRG Energy, Inc.

10.1		Note Agreement, dated August 20, 1993, between NRG Energy, Inc., Energy Center, Inc. and each of the purchasers named therein (incorporated herein by reference to NRG Energy, Inc.'s Registration Statement on Form S-1, as amended, Registration No. 333-33397).

10.2		Master Shelf and Revolving Credit Agreement, dated August 20, 1993, between NRG Energy, Inc., Energy Center, Inc., The Prudential Insurance Registrants of America and each Prudential Affiliate, which becomes party thereto (incorporated herein by reference to NRG Energy, Inc.'s Registration Statement on Form S-1, as amended, Registration No. 333-33397).

10.3		Form of NRG Energy Inc. Long-Term Incentive Plan Deferred Stock Unit Agreement for Officers and Key Management (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on March 30, 2005).

10.4		Form of NRG Energy, Inc. Long-Term Incentive Plan Deferred Stock Unit Agreement for Directors (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on March 30, 2005).

10.5		Form of NRG Energy, Inc. Long-Term Incentive Plan Non-Qualified Stock Option Agreement (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on November 9, 2004).

Exhibit Number	Description
10.6	Form of NRG Energy, Inc. Long-Term Incentive Plan Restricted Stock Unit Agreement (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on November 9, 2004).

10.7	Form of NRG Energy, Inc. Long Term Incentive Plan Performance Unit Agreement (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 23, 2010.)

10.8	Amended and Restated Annual Incentive Plan for Designated Corporate Officers (incorporated herein by reference to NRG Energy, Inc.'s 2009 proxy statement on Schedule 14A filed on June 16, 2009).

10.9	Railroad Car Full Service Master Leasing Agreement, dated as of February 18, 2005, between General Electric Railcar Services Corporation and NRG Power Marketing Inc. (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K for the quarter ended March 30, 2005).

10.10	Purchase Agreement (West Coast Power) dated as of December 27, 2005, by and among NRG Energy, Inc., NRG West Coast LLC (Buyer), DPC II Inc. (Seller) and Dynegy, Inc. (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on December 28, 2005).

10.11	Purchase Agreement (Rocky Road Power), dated as of December 27, 2005, by and among Termo Santander Holding, L.L.C. (Buyer), Dynegy, Inc., NRG Rocky Road LLC (Seller) and NRG Energy, Inc. (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on December 28, 2005).

10.12	Stock Purchase Agreement, dated as of August 10, 2005, by and between NRG Energy, Inc. and Credit Suisse First Boston Capital LLC (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on August 11, 2005).

10.13	Agreement with respect to the Stock Purchase Agreement, dated December 19, 2008, by and between NRG Energy, Inc. and Credit Suisse First Boston Capital LLC (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 12, 2009).

10.14	Investor Rights Agreement, dated as of February 2, 2006, by and among NRG Energy, Inc. and Certain Stockholders of NRG Energy, Inc. set forth therein (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on February 8, 2006).

10.15	Terms and Conditions of Sale, dated as of October 5, 2005, between Texas Genco II LP and Freight Car America, Inc., (including the Proposal Letter and Amendment thereto (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on March 7, 2006).

10.16	Amended and Restated Employment Agreement, dated December 4, 2008, between NRG Energy, Inc. and David Crane (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 12, 2009).

10.17	CEO Compensation Table (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on December 9, 2009).

10.18	Limited Liability Company Agreement of NRG Common Stock Finance I LLC (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on August 10, 2006).

10.19	Note Purchase Agreement, dated August 4, 2006, between NRG Common Stock Finance I LLC, Credit Suisse International and Credit Suisse Securities (USA) LLC (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on August 10, 2006).

Exhibit Number	Description

10.20	Amendment Agreement, dated February 27, 2008, to the Note Purchase Agreement by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on May 1, 2008).

10.21	Amendment Agreement, dated December 19, 2008, to the Note Purchase Agreement by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 12, 2009).

10.22	Amendment Agreement, dated December 19, 2008, to the Note Purchase Agreement by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 12, 2009).

10.23	Agreement with respect to Note Purchase Agreement, dated December 19, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 12, 2009).

10.24	Preferred Interest Purchase Agreement, dated August 4, 2006, between NRG Common Stock Finance I LLC, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC, as agent (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on August 10, 2006).

10.25	Preferred Interest Amendment Agreement, dated February 27, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on May 1, 2008).

10.26	Preferred Interest Amendment Agreement, dated December 19, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 12, 2009).

10.27	Preferred Interest Amendment Agreement, dated December 19, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 12, 2009).

10.28	Agreement with respect to Preferred Interest Purchase Agreement, dated December 19, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 12, 2009).

10.29	Second Amended and Restated Credit Agreement, dated June 8, 2007, by and among NRG Energy, Inc., the lenders party thereto, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Citicorp North America Inc. and Credit Suisse (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on June 13, 2007).

10.30	Amended and Restated Long-Term Incentive Plan (incorporated herein by reference to NRG Energy, Inc.'s 2009 proxy statement on Schedule 14A filed on June 16, 2009).

10.31	NRG Energy, Inc. Executive Change-in-Control and General Severance Agreement, dated December 9, 2008 (incorporated herein by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 12, 2009).

Exhibit Number	Description
10.32	Amended and Restated Contribution Agreement (NRG), dated March 25, 2008, by and among Texas Genco Holdings, Inc., NRG South Texas LP and NRG Nuclear Development Company LLC and Certain Subsidiaries Thereof (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on May 1, 2008).

10.33	Contribution Agreement (Toshiba), dated February 29, 2008, by and between Toshiba Corporation and NRG Nuclear Development Company LLC (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on May 1, 2008).

10.34	Multi-Unit Agreement, dated February 29, 2008, by and among Toshiba Corporation, NRG Nuclear Development Company LLC and NRG Energy, Inc (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on May 1, 2008).

10.35	Amended and Restated Operating Agreement of Nuclear Innovation North America LLC, dated May 1, 2008 (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on May 1, 2008).

10.36	Credit Agreement by and among Nuclear Innovation North America LLC, Nuclear Innovation North America Investments LLC, NINA Texas 3 LLC and NINA Texas 4 LLC, as Borrowers and Toshiba America Nuclear Energy Corporation, as Administrative Agent and as Collateral Agent (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on February 27, 2009).

10.37	LLC Membership Purchase Agreement between Reliant Energy, Inc. and NRG Retail LLC, dated as of February 28, 2009 (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on April 30, 2009).

10.38	Project Agreement, Settlement Agreement and Mutual Release, dated March 1, 2010, by and among by and among Nuclear Innovation North America LLC, the City of San Antonio acting by and through the City Public Service Board of San Antonio, a Texas municipal utility, NINA Texas 3 LLC and NINA Texas 4 LLC, and solely for purposes of certain sections of the Settlement Agreement, by NRG Energy, Inc and NRG South Texas LP (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on March 2, 2010).

10.39	STP 3 & 4 Owners Agreement, dated March 1, 2010, by and among Nuclear Innovation North America LLC, the City of San Antonio, NINA Texas 3 LLC and NINA Texas 4 LLC (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on March 2, 2010).

10.40	2009 Executive Change-in-Control and General Severance Plan (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on April 1, 2010).

10.41	Investment and Option Agreement by and among Nuclear Innovation North America LLC, Nuclear Innovation North America Investments Holdings LLC and TEPCO Nuclear Energy America LLC, dated as of May 10, 2010 (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on August 2, 2010).

10.42	Parent Company Agreement by and among NRG Energy, Inc., Nuclear Innovation North America LLC, TEPCO and TEPCO Nuclear Energy America LLC, dated as of May 10, 2010 (incorporated herein by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on August 2, 2010).

10.43	Third Amended and Restated Credit Agreement, dated as of June 30, 2010 (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on July 1, 2010).

10.44	Letter of Credit and Reimbursement Agreement, dated as of June 30, 2010 (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on July 1, 2010).

Exhibit Number	Description
10.45	Letter of Credit and Reimbursement Agreement, dated as of June 30, 2010 (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on July 1, 2010).

10.46	The NRG Energy, Inc. Amended and Restated Long Term Incentive Plan (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on August 3, 2010).

10.47	Amended and Restated Credit Agreement, dated July 1, 2011, by and among NRG Energy, Inc., the lenders party thereto, and the joint lead bookrunners and joint lead arrangers party thereto (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on July 5, 2011).

10.48	Form of Market Stock Unit Grant Agreement (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K/A filed on September 12, 2011).

10.49	Registration Rights Agreement, dated September 24, 2012, among NRG Energy, Inc., the guarantors named therein and Deutsche Bank Securities Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated and RBS Securities Inc., as initial purchasers (incorporated herein by reference to NRG Energy, Inc.'s current report on Form 8-K filed on September 24, 2012).

10.50	NRG 2010 Stock Plan for GenOn Employees (incorporated herein by reference to NRG Energy, Inc.'s annual report).

10.51	Revolving Credit Agreement among GenOn Energy, Inc., as Borrower, GenOn Americas, Inc., as Borrower, the several lenders from time to time parties hereto, and NRG Energy, Inc., as Administrative Agent, dated as of December 14, 2012 (incorporated by reference to NRG Energy, Inc.'s annual report on Form 10-K filed on February 27, 2013).

10.52	First Amendment Agreement, dated as of February 6, 2013, to the Amended and Restated Credit Agreement and the Second Amended and Restated Collateral Trust Agreement (incorporated by reference to NRG Energy, Inc.'s quarterly report on Form 10-Q filed on May 7, 2013).

10.53	Second Amendment Agreement, dated as of June 4, 2013, to the Amended and Restated Credit Agreement and the Second Amended and Restated Collateral Trust Agreement (incorporated herein by reference to Exhibit 10.1 to NRG Energy, Inc.'s current report on Form 8-K filed on June 10, 2013).

10.54	Second Amendment, dated as of June 4, 2013 (incorporated by reference to NRG Energy, Inc.'s current report on Form 8-K filed on June 4, 2013).

21.1	Subsidiaries of NRG Energy, Inc. (incorporated herein by reference to NRG Energy's Registration Statement on Form S-4 filed on March 22, 2013).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm for NRG Energy, Inc.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Edison Mission Energy.

23.3	Consent of David R. Hill, Executive Vice President and General Counsel of NRG Energy, Inc. (to be included in Exhibit 5.1).

23.4	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Midwest Generation, LLC.

Exhibit Number	Description
24.1	Power of Attorney (included on the signature page hereto).

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.